As filed with the Securities and Exchange Commission on October 10, 2011.
Registration No. 333-173927

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 5
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ETERNAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	1000	20-0237026
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2549 W. Main Street, Suite 202
Littleton, Colorado
(303) 798-5235
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley M. Colby
President and Chief Executive Officer
Eternal Energy Corp.
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
(303) 798-5235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randolf W. Katz
Baker & Hostetler LLP
600 Anton Boulevard, Suite 900
Costa Mesa, California 92626
(714) 754-6600

Approximate date of commencement of the proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective and the satisfaction or waiver of all other conditions to the merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐   Accelerated filer ☐   Non-accelerated filer ☐   Smaller reporting company ☑

(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  Eternal Energy Corp. may not distribute or issue the shares of its common stock being registered pursuant to this Registration Statement until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to distribute these securities and Eternal Energy Corp. is not soliciting offers to receive these securities in any state where such offer or distribution is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 11, 2011

PROSPECTUS

ETERNAL ENERGY CORP.
2549 W. Main Street, Suite 202
Littleton, Colorado 80120

Offer of
164,023,288 Shares of Common Stock

To the Stockholders of Eternal Energy Corp.:

We are offering 164,023,288 shares of our common stock, $0.001 par value per share, to the stockholders of American Eagle Energy Inc. (“American Eagle”) pursuant to an Agreement and Plan of Merger, dated as of April 8, 2011, and amended on September 28, 2011 (the “Merger Agreement”), among Eternal Energy Corp. (“Eternal”), Eternal’s wholly-owned subsidiary, Eternal Sub Corp. (“Merger Sub”), and American Eagle.  Pursuant to the Merger Agreement, Merger Sub will merge with and into American Eagle (the “Merger”), with American Eagle surviving the Merger as a wholly-owned subsidiary of Eternal.

Pursuant to the Merger Agreement, American Eagle’s stockholders will receive 164,023,288 shares of our common stock in the aggregate for all outstanding shares of common stock of American Eagle.  Our stockholders will continue to own their existing shares of our common stock following the closing of the Merger.  We anticipate that, immediately after the Merger closes, Eternal’s stockholders will hold shares of our common stock representing approximately 20% of the then-outstanding shares of our common stock and former stockholders of American Eagle will hold shares of our common stock representing approximately 80% of the then-outstanding shares of our common stock, in each case without taking into account any outstanding options to purchase shares of our common stock.  The Merger cannot be closed unless American Eagle’s stockholders approve the Merger Agreement by the affirmative approval of the holders of at least a majority of the outstanding shares of its common stock.

Our common stock is currently quoted on the OTC Bulletin Board and OTC Markets Group, Inc.’s OTCQB tier under the symbol “EERG.”  It is anticipated that, after the closing of the Merger, we will attempt to conclude the listing application process with the NYSE Amex for our common stock.  We initiated the application process on or around May 4, 2011.  No assurance can be given that we will be successful in our efforts to list our common stock for trading on the NYSE Amex.  Until such time as the listing application has been approved and our shares commence trading on the NYSE Amex, we expect that our common stock will continue to be quoted on the OTC Bulletin Board and OTC Markets Group, Inc.’s OTCQB tier.

Our board of directors has unanimously adopted and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. We are not asking you for your vote, either directly or by proxy or written consent. This document is a prospectus for the shares of our common stock that will be issued pursuant to the Merger Agreement.  It contains detailed information about the Merger, the Merger Agreement, American Eagle, and us.  We encourage you to review this document carefully and in its entirety, including the section titled “Risk Factors” beginning on page 8.

By Order of the Board of Directors,

/s/Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

Littleton, Colorado
[•], 2011

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of Eternal’s common stock to be issued pursuant to the Merger Agreement or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus is dated [•], 2011.

ADDITIONAL INFORMATION

This prospectus incorporates by reference important business and financial information about Eternal from documents that are not included in or delivered with this prospectus.  You can review Eternal’s documents incorporated by reference in this prospectus, other than certain exhibits to those documents, free of charge through the Securities and Exchange Commission website (http://www.sec.gov) or by requesting them in writing or by telephone from Eternal at the following address and telephone number:

Eternal Energy Corp.
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
Attention:  Bradley M. Colby
Telephone:  (303) 798-5235

See “Where You Can Find More Information; Incorporation by Reference” beginning on page 82.

ABOUT THIS DOCUMENT

This document, which forms part of a Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Eternal (File No. 333-173927), constitutes a prospectus of Eternal under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Eternal’s common stock to be issued to American Eagle’s stockholders upon the closing of the Merger pursuant to the Merger Agreement.

i

INFORMATION ABOUT THE COMPANIES	48
Eternal	48
American Eagle	61
MANAGEMENT OF ETERNAL FOLLOWING THE MERGER	73
Executive Officers and Directors	73
Independent Directors	75
Committees of Eternal’s Board of Directors	75
Compensation Committee Interlocks and Insider Participation	76
Code of Ethics	76
Certain Relationships and Related-Party Transactions	76
EXECUTIVE COMPENSATION	76
Employment Agreements	77
Stock Option Grants to Management	77
SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	78
MATERIAL CONTRACTS BETWEEN THE COMPANIES	80
Merger Agreement	80
Spyglass and Hardy Property	80
Synergy Resources LLC	80
Passport Energy Ltd.	81
Short-Term Loan	81
Office Space	81
EXPERTS	81
LEGAL MATTERS	81
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	82
INDEX TO FINANCIAL STATEMENTS OF ETERNAL	F-1
INDEX TO FINANCIAL STATEMENTS OF AMERICAN EAGLE	F-58
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	F-114
LIST OF ANNEXES
Annex A — Agreement and Plan of Merger	A-1
Annex B — Opinion of C. K. Cooper & Company, Inc.	B-1

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following are brief answers to certain questions that you may have regarding the Merger.  We urge you to read carefully the remainder of this prospectus because the information in this section may not provide all the information that might be important to you in understanding the Merger.  Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this prospectus.  Unless stated otherwise, all references in this prospectus to “Eternal,” “we,” “our,” or “us” are to Eternal Energy Corp., a Nevada corporation; all references to “American Eagle” are to American Eagle Energy Inc., a Nevada corporation; all references to “Merger Sub” are to Eternal Sub Corp., a Nevada corporation and a wholly-owned subsidiary of Eternal; and all references to the Merger Agreement are to the Agreement and Plan of Merger, dated as of April 8, 2011, by and among Eternal, Merger Sub and American Eagle, a copy of which is attached as Annex A to this prospectus and is incorporated by reference herein.

Q:	What will happen in the Merger?

A:
Pursuant to the Merger Agreement, Merger Sub will merge with and into American Eagle (the “Merger”), with American Eagle surviving the Merger as a wholly-owned subsidiary of Eternal.  The current stockholders of Eternal and the current stockholders of American Eagle will be stockholders of Eternal after the Merger.

Q:	What are Eternal’s reasons for the Merger?

A:
The board of directors of Eternal believes that the Merger will provide Eternal with a highly concentrated and complementary set of oil and natural gas assets in two attractive resource plays in the Williston Basin:  a Bakken/Three Forks play in Divide County, North Dakota, and a Bakken development in Saskatchewan, Canada.  The board of directors of Eternal believes that the Merger will also significantly increase Eternal’s estimated prospects by gaining access to mature geological concepts in Montana and North Dakota developed by American Eagle’s management.  To review the reasons for the Merger in greater detail, see “The Merger—Reasons for the Merger.”

Q:	What consideration will American Eagle’s stockholders be entitled to receive as a result of the Merger?

A:
American Eagle’s stockholders will be entitled to receive their proportionate share of 164,023,288 shares of Eternal’s common stock (the “Merger Consideration”) estimated to be issued, in the aggregate, for all outstanding shares of American Eagle’s common stock.  Eternal will not issue any fractional shares of its common stock to any holder of American Eagle’s common stock upon the closing of the Merger.  Fractional shares that would otherwise result from the Merger will be rounded up to the next full share.

Q:	What will happen in the Merger to options to purchase shares of American Eagle’s common stock?

A:
Each outstanding option to purchase shares of American Eagle’s common stock will be converted into an option to purchase shares of Eternal’s common stock, with the number of shares of Eternal’s common stock subject to each such converted option and the exercise price therefor being determined by using the same methodology and calculations used to determine the number of shares of Eternal’s common stock being issued in connection with the tender of outstanding shares of American Eagle’s common stock.

Q:	How will Eternal’s stockholders be affected by the Merger and the issuance of shares of Eternal’s common stock to stockholders of American Eagle?

A:
After the Merger, each Eternal stockholder will have the same number of shares of Eternal’s common stock that the stockholder held immediately prior to the Merger.  However, because Eternal will be issuing new shares of Eternal’s common stock to American Eagle’s stockholders upon the closing of the Merger, each share of Eternal’s common stock outstanding immediately prior to the Merger will represent a smaller percentage of the aggregate number of shares of Eternal’s common stock outstanding after the Merger.  As a result of the Merger, each Eternal shareholder will own shares in a larger company with more assets.

Q:	Is the closing of the Merger subject to any conditions?

A:
Yes.  Eternal and American Eagle are not required to close the Merger unless certain specified conditions are satisfied or waived.  These conditions include, among others, approval of the holders of at least a majority of the outstanding shares of American Eagle’s common stock of the Merger Agreement and the effectiveness of the Registration Statement on Form S-4, of which this prospectus is a part, relating to the additional shares of Eternal’s common stock to be issued upon the closing of the Merger pursuant to the Merger Agreement.  There can be no assurance that such conditions will be satisfied.  For a more complete summary of the conditions that must be satisfied or waived prior to the closing of the Merger, see “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 30.

Q:	Are there any risks associated with the Merger?

A:
Yes. There are risks associated with all business combinations, including the Merger.  You should carefully read the detailed description of the risks associated with the Merger and the operations of Eternal described under “Risk Factors” beginning on page 8.

Q:	When does Eternal expect to close the Merger?

A:
We are working with American Eagle to close the Merger as quickly as practicable.  We currently expect to close the Merger during the fourth quarter of 2011.  However, we cannot predict the exact timing of the closing of the Merger because it is subject to certain conditions both within and beyond our control.  See “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 30.

Q:	Where can I find more information about the companies?

A:
Both Eternal and American Eagle file periodic reports and other information with the SEC.  You may read and copy this information at the SEC’s public reference facility.  Please call the SEC at 1-800-SEC-0330 for information about this facility.  This information is also available through the SEC’s website at http://www.sec.gov.  You can obtain Eternal’s SEC filings at http://www.eternalenergy.com and you can obtain American Eagle’s SEC filings at http://www.americaneagleoil.com.  We do not intend for information contained on or accessible through these respective websites to be part of this prospectus, other than the documents that Eternal files with the SEC that are incorporated by reference into this prospectus.

In addition, you may obtain some of this information directly from the companies. For a more detailed description of the information available, see “Where You Can Find More Information; Incorporation by Reference” beginning on page 82.

Q:	Whom should I call if I have questions about the Merger?

A:	You should call Bradley Colby, our President and Chief Executive Officer, at (303) 798-5235.

SUMMARY

The following is a summary that highlights information contained in this prospectus.  This summary may not contain all of the information that is important to you.  For a more complete description of the Merger Agreement and the transactions contemplated by the Merger Agreement, we encourage you to read this entire prospectus, including the attached Annexes, carefully.  In addition, we encourage you to read the information incorporated by reference into this prospectus, which includes important business and financial information about Eternal that has been filed with the SEC.  You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information; Incorporation by Reference” on page 82.

The Companies (see page 48)

Eternal Energy Corp.
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
(303) 798-5235

Eternal was incorporated in Nevada on July 25, 2003 to engage in the acquisition, exploration, and development of natural resource properties.  On November 7, 2005, Eternal and a newly formed merger subsidiary wholly-owned by Eternal completed a merger transaction with Eternal as the surviving corporation (the “2005 Merger”).  In connection with the 2005 Merger, Eternal changed its name to “Eternal Energy Corp.” from its original name, “Golden Hope Resources Corp.”

Since the 2005 Merger, Eternal has been engaged in the exploration for petroleum and natural gas in the States of Nevada, Utah, Texas, Colorado and North Dakota, the North Sea, and the Pebble Beach Project through the acquisition of contractual rights for oil and gas property leases and the participation in the drilling of exploratory wells.

Eternal’s common stock is quoted on the OTC Bulletin Board and OTC Markets Group, Inc.’s OTCQB tier under the symbol “EERG.”

American Eagle Energy Inc.
27 North 27th Street, Suite 21G
Billings, Montana 59101
(406) 294-9765

American Eagle was incorporated in Nevada as “Yellow Hill Energy Inc.” on March 14, 2007 to engage in the acquisition, exploration, and development of natural resource properties.  American Eagle has a limited operating history with minimal revenues.

Since its formation, American Eagle has been engaged in the exploration for petroleum and natural gas in the States of North Dakota, Montana, and Texas and certain provinces of Saskatchewan, Canada through the acquisition of contractual rights for oil and gas property leases and the participation in the drilling of exploratory wells.

American Eagle’s common stock is quoted for trading on the OTC Bulletin Board and OTC Markets Group, Inc.’s OTCQB tier under the symbol “AMZG.”

The Merger (see page 15)

Eternal and American Eagle have agreed to combine their businesses pursuant to the Merger Agreement described in this prospectus.  Pursuant to the Merger Agreement, Merger Sub will merge with and into American Eagle, with American Eagle surviving the Merger as a wholly-owned subsidiary of Eternal.

The Merger Agreement is attached as Annex A to this prospectus and is incorporated by reference herein.  Eternal encourages you to read the Merger Agreement in its entirety because it is the legal document that governs the Merger.

The Merger Consideration (see page 27)

The Merger Agreement provides that, at the effective time of the Merger, each outstanding share of American Eagle’s common stock will be converted into the right to receive a proportionate share of 164,023,288 shares of Eternal’s common stock expected to be issued in the aggregate for all of the outstanding shares of American Eagle’s common stock.  Eternal will not issue any fractional shares of its common stock upon the closing of the Merger.  Instead, a holder of American Eagle’s common stock who otherwise would have the right to receive a fraction of a share of Eternal’s common stock will have the right to receive a full share of Eternal’s common stock in lieu thereof.  The number of shares of Eternal’s common stock to be issued upon the closing of the Merger for shares of American Eagle’s common stock is fixed.

Ownership of Eternal Following the Merger

Taking into account the issuance of approximately 164,023,288 shares of Eternal’s common stock to American Eagle’s stockholders upon the closing of the Merger, Eternal expects that approximately 205,029,110 shares of its common stock will be issued and outstanding following the closing of the Merger, with the shares of Eternal’s common stock to be issued to American Eagle’s stockholders in the Merger representing approximately 80% of the then-outstanding shares of Eternal’s common stock following the closing of the Merger (without taking into account any outstanding options to purchase shares of Eternal’s common stock).  Consequently, Eternal’s current stockholders, as a general matter, will have less influence over the management and policies of Eternal following the Merger than they currently exercise over the management and policies of Eternal.

Opinion of C. K. Cooper (see page 18)

Paul Rumler served as the sole member of the special committee of our board of directors that was formed specifically to review and evaluate the transactions that ultimately became the Merger (the “Special Committee”). The Special Committee engaged C. K. Cooper & Company, Inc. (“C. K. Cooper”) to render an opinion that the share ownership ratio of Eternal’s common stock (without giving effect to the exercise of any outstanding options to purchase equity securities of Eternal or American Eagle) as between the stockholders of Eternal and the stockholders of American Eagle, upon the issuance of the Merger Consideration upon the closing of the Merger, is fair, from a financial point of view, to Eternal (the “Fairness Opinion”), as of such date and based upon and subject to certain matters stated in the Fairness Opinion.

The full text of the Fairness Opinion, which sets forth assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the Fairness Opinion, is attached to this prospectus as Annex B, and you are encouraged to read the opinion in its entirety.  C. K. Cooper’s opinion was provided to the Special Committee in connection with the Special Committee’s evaluation of the consideration to be paid by Eternal upon the closing of the Merger.

Treatment of Stock Options in the Merger (see page 27)

The Merger Agreement provides that each option to purchase shares of American Eagle’s common stock that is outstanding immediately prior to the effective time of the Merger will, upon the closing of the Merger, be converted into an option to purchase shares of Eternal’s common stock on substantially identical terms and conditions, except that the number of shares of Eternal’s common stock subject to each such to-be-converted option and the exercise price therefor will be determined by using the same methodology and calculations used to determine the Merger Consideration payable to holders of shares of American Eagle’s common stock upon the closing of the Merger.

Directors and Executive Officers of Eternal Following the Merger (see page 73)

Following the Merger, Eternal expects to have a five-member board of directors, consisting of Eternal’s three existing directors, American Eagle’s existing sole director and an individual who previously served as a director for American Eagle.  Following the Merger, Eternal expects that Bradley M. Colby will remain the President, Chief Executive Officer, and Treasurer of Eternal, and Thomas Lantz, who currently serves as American Eagle’s Vice President of Operations, will become the Chief Operating Officer of Eternal.  In addition, Eternal expects to conclude its search process and hire a Chief Financial Officer either before or after the closing of the Merger.

Executive Offices of Eternal Following the Merger

The corporate headquarters of Eternal following the Merger will remain in Littleton, Colorado.

Interests of Certain Persons in the Merger (see page 25)

Eternal’s stockholders should be aware that Eternal’s directors and executive officers have interests in the Merger that may be different from, or in addition to, Eternal’s stockholders generally.  Eternal’s board of directors and the Special Committee were aware of these interests, and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger.  These interests and arrangements include rights to indemnification and directors’ and officers’ liability insurance and continued service on Eternal’s board of directors after the Merger by the three members of Eternal’s board of directors who were members of its board of directors as of the date of the Merger Agreement.  In addition, Eternal intends to retain as its President and Chief Executive Officer following the Merger the individual who held such office as of the date of the Merger Agreement, with such individual entering into new or amended employment arrangement with Eternal effective upon the closing of the Merger.

As of the date of this prospectus, there are 41,005,822 shares of Eternal’s common stock outstanding.  Directors and executive officers of Eternal beneficially own approximately 7,108,334 shares of Eternal’s common stock, which represents 15.90% of the issued and outstanding shares of Eternal’s common stock. See “Securities Ownership of Management and Certain Beneficial Owners” beginning on page 78.

NYSE Amex Listing; Deregistration of Shares of American Eagle’s Common Stock (see page 26)

Eternal anticipates that, after the closing of the Merger, it will attempt to conclude the listing application process with the NYSE Amex for Eternal’s common stock.  Eternal initiated the application process on or around May 4, 2011.  No assurance can be given that Eternal will be successful in its efforts to list its common stock for trading on the NYSE Amex.  Until such time as the listing application has been approved and shares of Eternal’s common stock commence trading on the NYSE Amex, Eternal expects that its common stock will continue to be quoted on the OTC Bulletin Board and OTC Markets Group, Inc.’s OTCQB tier.

After the closing of the Merger, the class of American Eagle’s common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Dissenters’ Rights (see page 27)

If an American Eagle stockholder, who is entitled to exercise dissenters’ rights properly exercises such rights under the applicable provisions of the Nevada Revised Statutes (“NRS”), such stockholder, instead of receiving shares of Eternal’s common stock upon the closing of the Merger, will be entitled to a payment in cash of the “fair value” of his or her shares of American Eagle’s common stock in accordance with the applicable provisions of the NRS.

Eternal’s stockholders have no dissenters’ rights in connection with the Merger.

Conditions to the Closing of the Merger (see page 30)

A number of conditions must be satisfied or waived, where legally permissible, before the Merger can be closed.  These conditions include, among others:

•	the affirmative approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of American Eagle’s common stock;

•	the effectiveness of the Registration Statement on Form S-4, of which this prospectus is a part, and the absence of a stop order or proceeding for such purpose pending before or threatened by the SEC;

•	the execution and delivery of each of the employment and consulting agreements described herein under “The Merger Agreement—Covenants—Employment and Consulting Agreements”;

•	the number of dissenting shares for which demands for payment of the fair value thereof have not been withdrawn will not exceed five percent of outstanding shares of American Eagle’s common stock;

•
the Fairness Opinion shall not have been amended, withdrawn, or rescinded and, if determined to be advisable by Eternal’s board of directors in its reasonable discretion, Eternal shall have received an updated fairness opinion dated the closing date of the Merger;

•	the completion of the conversion of the 8% secured convertible debenture issued by American Eagle, in the initial principal amount of $1 million, to shares of common stock of American Eagle; and

•
the completion of the private placement of 5,833,333 shares of American Eagle’s common stock pursuant to the terms of the irrevocable commitment received by American Eagle, which occurred in April 2011.

Eternal cannot give any assurance regarding when or if all of the remaining conditions to the Merger will be either satisfied or waived or that the Merger will close as intended.

No Solicitation (see page 38)

Under the Merger Agreement, neither Eternal nor American Eagle is permitted:

•	to solicit, initiate, or knowingly encourage, or facilitate the making of any inquiries regarding or submission of, any other acquisition proposal;

•
subject to certain exceptions, to disclose any non-public information or afford access to its properties, books, or records to, or participate or engage in discussions or negotiations with, any third party that has made or is considering making such an acquisition proposal; or

•
to accept an acquisition proposal or enter into any agreement, including any letter of intent (other than a confidentiality agreement in certain circumstances), that provides for or relates to an acquisition proposal or that would require or cause it to terminate the Merger Agreement or fail to close the Merger.

However, American Eagle, before receipt of the requisite approval of the Merger Agreement by the holders of at least a majority of its outstanding shares of common stock, or Eternal may engage in discussions or negotiations with a third party making an unsolicited, written acquisition proposal, provided that:

•
the board of directors of the party receiving the acquisition proposal has determined that such acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal and that the third party making such acquisition proposal has the financial and legal capacity to consummate such proposal; and

•	the party receiving such acquisition proposal has complied with the terms of the Merger Agreement relating to acquisition proposals.

Termination of the Merger Agreement (see page 41)

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger by mutual written consent of Eternal and American Eagle.  Either party, except as otherwise specified below, will also have the right to terminate the Merger Agreement upon the occurrence of any of the following:

•
the failure to close the Merger by December 31, 2011, provided that a party may not terminate upon occurrence of this event if such party’s failure to fulfill its obligations has caused or resulted in the Merger not occurring before such date;

•	the failure of American Eagle to obtain the affirmative approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of its common stock;

•	the existence of a law or regulation prohibiting the Merger, or the entry of a final and nonappealable government order which permanently restrains, enjoins, or prohibits consummation of the Merger;

•
a material breach of the other party’s representations, warranties, or covenants that gives rise to a failure of certain conditions to closing or would otherwise materially impair or delay or otherwise have a material adverse effect on the non-breaching party’s ability to consummate the transactions contemplated by the Merger Agreement (subject to a 30-day cure period, if the breach is capable of being cured);

•
a material breach or failure to perform by the other party of any of its covenants or agreements contained in the Merger Agreement as described under “The Merger Agreement—Covenants—No Solicitation of Alternative Transactions” or an adverse recommendation change has occurred with respect to the other party or the other party’s board of directors or any committee thereof has resolved to make an adverse recommendation change;

•
American Eagle will have the right to terminate the Merger Agreement if American Eagle receives an acquisition proposal that American Eagle’s board of directors determines in good faith is a superior proposal, provided that, prior to termination, American Eagle must provide Eternal with written notice of its intention to accept the superior proposal and a four-business-day period for Eternal to make a counterproposal that would result in the acquisition proposal no longer being a superior proposal and, simultaneously with termination, American Eagle must pay Eternal a $150,000 termination fee;

•
Eternal will have the right to terminate the Merger Agreement if Eternal receives an acquisition proposal that Eternal’s board of directors determines in good faith is a superior proposal, provided that, prior to termination, Eternal must provide American Eagle with written notice of its intention to accept the superior proposal and a four-business-day period for American Eagle to make a counterproposal that would result in the acquisition proposal no longer being a superior proposal and, simultaneously with termination, Eternal must pay American Eagle a $150,000 termination fee; or

•
American Eagle will have the right to terminate the Merger Agreement if all conditions to closing of the Merger have been satisfied or waived other than the condition relating to dissenting shares and American Eagle is prepared to close and Eternal fails to waive the condition relating to dissenting shares.

Accounting Treatment (see page 26)

Eternal will account for the Merger using the purchase method under U.S. generally accepted accounting principles (“GAAP”).

Payment of Dividends (see page 44)

Eternal does not currently pay cash dividends on its common stock.  Eternal’s present or future ability to pay dividends is governed by (1) the provisions of the NRS and (2) Eternal’s Articles of Incorporation and Bylaws.  The future payment of cash dividends, if any, on Eternal’s common stock is within the discretion of Eternal’s board of directors and will depend on Eternal’s earnings, capital requirements, financial condition, and other relevant factors.

Material Differences in the Rights of Stockholders (see page 44)

Eternal and America Eagle are both Nevada corporations.  Upon closing of the Merger, the rights of Eternal’s stockholders will continue to be governed by Nevada law and Eternal’s Articles of Incorporation and Bylaws.  Eternal’s Articles of Incorporation and Bylaws differ in some material respects from American Eagle’s Articles of Incorporation and Bylaws.

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus, including the matters addressed under “Cautionary Statement Concerning Forward-Looking Statements”, you should carefully consider the following risks relating to the Merger and to the business and operations of Eternal after the Merger.

Risks Relating to the Merger

We may not realize the benefits of integrating Eternal and American Eagle.

To be successful after the Merger, we will need to combine and integrate our operations and American Eagle’s operations into one company.  Integration will require substantial management attention and could detract attention from the day-to-day business of the combined company.  We could encounter difficulties in the integration process, such as the need to revisit assumptions about reserves, future production, revenues, capital expenditures, and operating costs, including synergies, the loss of key employees or commercial relationships or the need to address unanticipated liabilities.  If we cannot integrate our businesses and American Eagle’s businesses successfully, we may fail to realize the expected benefits of the Merger.

The issuance of shares of Eternal’s common stock to American Eagle’s stockholders upon the closing of the Merger will substantially dilute the percentage ownership of our current stockholders.

If the Merger is closed, it is anticipated that we will issue to American Eagle’s stockholders approximately 164,023,288 shares of our common stock, which we expect will represent approximately 80% of our then-outstanding common stock immediately following the closing of the Merger.  The issuance of our common stock to American Eagle’s stockholders will cause a significant reduction in the relative percentage interest of our current stockholders in our earnings, if any, voting power, and market capitalization.

Business uncertainties and contractual restrictions while the Merger is pending may have an adverse effect on us.

Uncertainty about the effect of the Merger on our employees, suppliers, partners, regulators, and customers may have an adverse effect on our business.  These uncertainties may impair our ability to attract, retain, and motivate key personnel until the Merger has been closed and could cause suppliers, customers, and others that we deal with to defer purchases or other decisions or seek to change our existing business relationships.  In addition, the Merger Agreement restricts our ability to make certain acquisitions and take other specified actions without American Eagle’s approval.  These restrictions could prevent us from pursuing attractive business opportunities that may arise prior to the closing of the Merger.

Failure to close the Merger or delays in closing the Merger could negatively affect our stock price and future business and operation.

If the Merger is not closed for any reason, we may be subject to a number of risks, including the following:

•	we will not realize the benefits expected from the Merger, including a potentially enhanced financial and competitive position;

•
the current market price of our common stock may reflect a market assumption that the Merger will occur and a failure to close the Merger could result in a negative perception by the stock market of and a resulting decline in the market price of our common stock;

•	certain costs relating to the Merger, including certain legal and accounting fees and expenses, must be paid even if the Merger is not closed;

•
there may be substantial disruption to our business and distraction of our management and employees from day-to-day operations because matters related to the Merger (including integration planning) may require substantial commitments of time and resources, which could otherwise have been devoted to other opportunities that could have been beneficial to us; and

•
delays in closing the Merger could exacerbate uncertainties concerning the effect of the Merger, which may have an adverse effect on our business following the Merger and could defer or detract from the realization of the benefits expected to result from the Merger.

Re-sales of a substantial number of shares of Eternal’s common stock in the public market after the Merger could materially adversely affect the market price of Eternal’s common stock.

If the Merger is closed, it is anticipated that we will issue to American Eagle’s stockholders approximately 164,023,288 shares of our common stock, which will have no restrictions on resale.  The re-sale of a substantial number of shares of our common stock may result in substantial fluctuations in the price of our common stock.  In addition, the re-sale of a substantial number of shares of our common stock within a short period of time could cause our stock price to fall.  The sale of those shares could also impair our ability to raise capital through sales of additional shares of our common stock.

American Eagle has a limited history operating in the oil and gas industry.  As a result, it is difficult to evaluate American Eagle’s business and prospects.

American Eagle has been in operation for less than three years.  Thus, American Eagle has a significantly limited operating and financial history available to help us and our board of directors evaluate American Eagle’s past performance.  Moreover, American Eagle’s limited historical financial results may not accurately predict the future performance of its business, notwithstanding C. K. Cooper rendering its opinion to the Special Committee to the effect that the share ownership ratio of Eternal’s common stock (without giving effect to the exercise of any outstanding options to purchase equity securities of Eternal or American Eagle) as between the stockholders of Eternal and the stockholders of American Eagle, upon the issuance of the Merger Consideration upon the closing of the Merger, is fair, from a financial point of view, to Eternal.

Risks Relating to the Business and Operations of Eternal Following the Merger

There is no assurance that we will operate profitably or will generate positive cash flow in the future.

If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations.  In particular, additional capital may be required in the event that:

•	drilling and completion costs for further wells increase beyond our expectations; or

•	we encounter greater costs associated with general and administrative expenses or offering costs.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plan.

We will depend almost exclusively on outside capital to pay for the continued exploration and development of our properties.  Such outside capital may include the sale of additional stock and/or commercial borrowing.  Capital may not continue to be available if necessary to meet these continuing exploration and development costs or, if capital is available, it may not be on terms acceptable to us.  The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders.  Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations.  Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new projects and continue our current operations.  If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

If we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

Our success is significantly dependent on a successful acquisition, drilling, completion, and production program.  We may be unable to locate recoverable reserves or operate on a profitable basis.  If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in us.

Trading of our stock may be restricted by the SEC’s “Penny Stock” regulations, which may limit a stockholder’s ability to buy and sell our stock.

The SEC has adopted regulations that generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers or “accredited investors.”  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with his or her spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules may discourage investor interest in, and limit the marketability of, our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trading in our common shares on the OTC Bulletin Board and OTC Markets Group, Inc.’s OTCQB tier has been volatile, making it more difficult for our stockholders to sell their shares or liquidate their investments with predictability.

Our common shares are currently quoted on the OTC Bulletin Board and OTC Markets Group, Inc.’s OTCQB tier.  The trading price of our common shares has been subject to wide fluctuations.  Trading prices of our common shares may fluctuate in response to a number of factors, many of which will be beyond our control.  The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation.  There can be no assurance that trading prices and price earnings ratios previously experienced by our common shares will be matched or maintained.  These broad market and industry factors may adversely affect the market price of our common shares, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted.  Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of our exploration and development operations.  We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas.  All of our material properties, except one, are in the exploration stage only and are without known reserves of oil and gas.  Accordingly, we have neither generated any material revenues nor realized a profit from our operations to date and there is little likelihood that we will generate any material revenues or realize any profits in the short term.  Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any material revenues, we expect that we will need to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

As substantially all of our properties are in the exploration stage, there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors.  Few properties that are explored are ultimately developed into producing oil and/or gas wells. Substantially all of our properties are in the exploration stage only and are without proven reserves of oil and gas.  We may not establish commercial discoveries on any of our properties that do not have any proved developed or undeveloped reserves.  For information about our proved reserves, please see Note 14 to our consolidated financial statements as of and for the years ended December 31, 2010 and 2009 included in this prospectus.  For information about American Eagle’s proved reserves, please see Note 13 to its financial statements as of and for the eight-month period ended December 31, 2010 and as of and for the years ended April 30, 2010 and 2009 included in this prospectus.

The potential profitability of oil and gas ventures depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments.  Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events will likely materially affect our financial performance.

Adverse weather conditions can also hinder drilling and completion operations.  A productive well may become uneconomic in the event water or other deleterious substances are encountered that impair or prevent the production of oil and/or gas from the well.  In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances.  The marketability of oil and gas that may be acquired or discovered will be affected by numerous factors beyond our control.  These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production, and environmental protection.  These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The oil and gas industry is intensely competitive.  We compete with numerous individuals and companies, including many major oil and gas companies that have substantially greater technical, financial, and operational resources and staffs.  Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations, and necessary drilling and completion equipment and services, as well as for access to funds.  We cannot predict if the necessary funds can be raised or that any projected work will be completed.  Our budget anticipates our acquisition of additional acreage.  This acreage may not become available or if it is available for leasing, we may not be successful in acquiring the leases.  There are other competitors that have operations in areas of potential interest to us and the presence of these competitors could adversely affect our ability to acquire additional leases.

The marketability of natural resources will be affected by numerous factors beyond our control, which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources that may be acquired or discovered by us will be affected by numerous factors beyond our control.  These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, land tenure, land use and governmental regulations including regulations concerning the importing and exporting of oil and gas, and environmental protection regulations.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on us.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment.  Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.  Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received.  Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities.  Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us.  Additionally, we may be subject to liability for pollution or other environmental damages that we may elect not to insure against due to prohibitive premium costs and other reasons.  To date we have not been required to spend any material amount on compliance with environmental regulations.  However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state, and local laws and regulations relating to environmental quality and pollution control.  Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation.  Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date.  Specifically, we are subject to legislation regarding emissions into the environment, water discharges, and storage and disposition of hazardous wastes.  In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities.  However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance.  Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.  We are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities, which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk.  Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved.  We may become subject to liability for pollution or hazards against which we cannot adequately insure or for which we may elect not to insure.  Incurring any such liability may have a material adverse effect on our financial position and operations. For information about risks associated specifically with hydraulic fracturing, please see “Information About the Companies – Eternal – Hydraulic Fracturing” on page 51 of this prospectus.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies, or current administrative practices of any government body, organization, or regulatory agency in the United States or any other jurisdiction, may be changed, applied, or interpreted in a manner that will fundamentally alter the ability of our company to carry on our business.  The actions, policies, or regulations, or changes thereto, of any government body, regulatory agency, or special interest groups, may have a detrimental effect on us.  Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

Climate change legislation or regulations restricting emissions of “greenhouse gases” could result in increased operating costs and reduced demand for the oil and natural gas that we produce.

On December 15, 2009, the U.S. Environmental Protection Agency, or EPA, published its findings that emissions of carbon dioxide, or CO2, methane, and other greenhouse gases, or GHGs, present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to the warming of the earth’s atmosphere and other climate changes.  These findings allow the EPA to adopt and implement regulations that would restrict emissions of GHGs under existing provisions of the Federal Clean Air Act.  The EPA has adopted two sets of regulations under the existing Clean Air Act that would require a reduction in emissions of GHGs from motor vehicles and could trigger permit review for GHG emissions from certain stationary sources.  In addition, in April 2010, the EPA proposed to expand its existing GHG reporting rule to include onshore oil and natural gas production, processing, transmission, storage, and distribution facilities.  If the proposed rule is finalized as proposed, reporting of GHG emissions from such facilities would be required on an annual basis, with reporting beginning in 2012 for emissions occurring in 2011.

In addition, both houses of Congress have actively considered legislation to reduce emissions of GHGs, and almost one-half of the states have already taken legal measures to reduce emissions of GHGs, primarily through the planned development of GHG emission inventories and/or regional GHG cap and trade programs.  Most of these cap and trade programs work by requiring either major sources of emissions or major producers of fuels to acquire and surrender emission allowances, with the number of allowances available for purchase reduced each year until the overall GHG emission reduction goal is achieved.  The adoptions of any legislation or regulations that requires reporting of GHGs or otherwise limits emissions of GHGs from our equipment and operations could require us to incur costs to monitor and report on GHG emissions or reduce emissions of GHGs associated with our operations, and such requirement also could adversely affect demand for the oil and natural gas that we produce.

Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs, additional operating restrictions or delays, and inability to book future reserves.

Hydraulic fracturing is a process used by oil and natural gas exploration and production operators in the completion or re-working of certain oil and natural gas wells, whereby water, sand, and chemicals are injected under pressure into subsurface formations to stimulate natural gas and, to a lesser extent, oil production.  We engaged third parties to provide hydraulic fracturing or other well stimulation services to us in connection with the well for which we are the operator and we expect to do so in the future for other wells.  Hydraulic fracturing is typically regulated by state oil and natural gas agencies and has not been subject to Federal regulation.  However, due to concerns that hydraulic fracturing may adversely affect drinking water supplies, the EPA has commenced a study of the potential adverse effects that hydraulic fracturing may have on water quality and public health, and a committee of the U.S. House of Representatives has commenced its own investigation into hydraulic fracturing practices.  Additionally, legislation has been introduced in Congress to amend the Federal Safe Drinking Water Act to subject hydraulic fracturing processes to regulation under that Act and to require the disclosure of chemicals used by the oil and natural gas industry in the hydraulic fracturing process.  If enacted, such a provision could require hydraulic fracturing activities to meet permitting and financial assurance requirements, adhere to certain construction specifications, fulfill monitoring, reporting, and recordkeeping requirements, and meet plugging and abandonment requirements.

In unrelated oil spill legislation being considered by the U.S. Senate in the aftermath of the April 2010 Macondo well release in the Gulf of Mexico, Senate Majority Leader Harry Reid has added a requirement that natural gas drillers disclose the chemicals that are pumped into the ground as part of the hydraulic fracturing process.  Disclosure of chemicals used in the fracturing process could make it easier for third parties opposing hydraulic fracturing to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater.  Certain states and other agencies have adopted or are considering similar disclosure legislation, moratoria, or enforcement initiatives relating to hydraulic fracturing.  Adoption of legislation or of any implementing regulations placing restrictions on, or imposing reporting and disclosure obligations regarding, hydraulic fracturing activities could impose operational delays, increased operating costs and additional regulatory burdens on our exploration and production activities, which could make it more difficult to perform hydraulic fracturing, resulting in reduced amounts of oil and natural gas being produced and booked as reserves in the future, as well as increase our costs of compliance and doing business.

Our Bylaws contain provisions indemnifying our officers and directors against all costs, charges, and expenses incurred by them.

Our Bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, (i) actually and reasonably incurred and (ii) in a civil, criminal, or administrative action or proceeding to which such person is made a party by reason of such person being or having been one of our directors or officers.

Investors’ interests in us will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors’ interests in us will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold.  If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other stockholders.  Further, any such issuance may result in a change in our management and directors.

We have never paid cash dividends and do not intend to do so.

We have never declared or paid cash dividends on our common stock.  We currently plan to retain any earnings to finance the growth of our business rather than pay cash dividends.  Payments of any cash dividends in the future will depend on our financial condition, results of operations, and capital requirements, as well as other factors deemed relevant by our board of directors.

Our Bylaws do not contain anti-takeover provisions, which could result in a change of our management and directors if there is a take-over of us.

We do not currently have a stockholder rights plan or any anti-takeover provisions in our Bylaws.  Without any anti-takeover provisions, there is no deterrent for a take-over of us, which may result in a change in our management and directors.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference into this prospectus, contains certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, and any statements regarding the potential benefits of the Merger, or Eternal’s or American Eagle’s future financial condition, results of operations and business, are also forward-looking statements.  Without limiting the generality of the preceding sentence, certain statements contained in the sections “The Merger—Background of the Merger” and “The Merger—Reasons for the Merger” constitute forward-looking statements.

These forward-looking statements appear in a number of places and include statements with respect to, among other things:

•	estimates of oil and gas reserves;

•	estimates of future natural gas and liquids production, including estimates of any increases in oil and gas production;

•	the amount, nature, and timing of capital expenditures, including future development costs, and availability of capital resources to fund capital expenditures;

•	the various risks and other factors considered by the board of directors of Eternal as described under “The Merger—Reasons for the Merger;”

•	the amount and timing of any synergies expected to result from the Merger;

•	outlook on oil and gas prices;

•	the impact of political and regulatory developments;

•	future and pro forma financial condition or results of operations and future revenues and expenses; and

•	business strategy and other plans and objectives for future operations.

These forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond Eternal’s control, incident to the exploration for and development, production, and sale of oil and gas.  These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described herein under “Risk Factors.”

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way.  The accuracy of any reserve estimates depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reservoir engineers.  In addition, the results of drilling, testing, and production activities may justify revisions of estimates that were made previously.  If significant, such revisions would change the schedule of any further production and development drilling.  Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

•	the ability to close the Merger;

•	difficulties and delays in achieving synergies and cost savings; and

•	potential difficulties in meeting conditions set forth in the Merger Agreement.

Should one or more of the risks or uncertainties described above or elsewhere herein under “Risk Factors” occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement.  This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eternal or persons acting on our behalf may issue.

Except as otherwise required by applicable law, Eternal disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.  See also “Where You Can Find More Information; Incorporation by Reference.”

THE MERGER

The following is a description of the material aspects of the Merger.  While Eternal believes that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to Eternal’s stockholders.  Eternal encourages its stockholders to read this entire prospectus carefully, including the Merger Agreement attached to this prospectus as Annex A and incorporated by reference herein, for a more complete understanding of the Merger.

General

Each of Eternal’s and American Eagle’s board of directors has approved the Merger Agreement and the transactions contemplated by the Merger Agreement.  In the Merger, Merger Sub will merge with and into American Eagle, with American Eagle surviving the Merger as a wholly-owned subsidiary of Eternal.  American Eagle’s stockholders will receive the Merger Consideration.

Background of the Merger

The terms of the Merger Agreement are the result of arms-length negotiations between the representatives of Eternal and American Eagle.  The following is a brief discussion of the background of these negotiations.

The executive officers of Eternal and American Eagle are well known to each other.  Mr. Colby, Eternal’s chief executive officer since November 2005, has been active in the purchase and sale of producing properties for much of his career.  Mr. Findley, American Eagle’s president since December 2009, is a world-renown geologist engaged in exploration for oil and gas, who has been credited with the discovery of Elm Coulee Field, which has been ranked as the 23rd largest oil field in terms of liquid proved reserves in the United States and is also the analogy for the Bakken Play in Montana, North Dakota, and Canada.  Mr. Lantz, American Eagle’s Vice President of Operations since July 2010, led the initial development of the Elm Coulee oil field, while he was employed by Halliburton Energy Services.  In 2007, Mr. Colby served as a director of Ryland Oil Corporation (“Ryland”), a company engaged in Bakken exploitation in Saskatchewan and North Dakota; Mr. Findley served as Ryland’s Chairman of the Board; and Mr. Lantz served as VP of Operations for a wholly-owned subsidiary of Ryland.

In April 2010, Eternal closed a series of asset purchase and sale and royalty purchase transactions with Ryland, one of the results of which was Eternal’s acquisition of the Hardy Property.

In June 2010, Eternal and American Eagle entered into an agreement, pursuant to which Eternal sold 50% of its working interest in the Hardy Property to American Eagle and acquired from American Eagle a 50% working interest in the Spyglass Prospect.

In July 2010, Mr. Lantz became a full-time employee of American Eagle, which then sublet space from Eternal for his office.

Commencing in Autumn 2010, management of the companies, led by Messrs. Colby and Findley, began to discuss the possibility of more closely aligning the companies and management through some type of a possible business combination transaction.  The subject matter of the discussions ranged from Eternal acquiring American Eagle to American Eagle acquiring Eternal to one or both companies acquiring certain or all of the assets of the other.  In that series of discussions, among other topics, the parties considered the relative liquid assets of each company and the capital needs of a combined company, as well as the ability of the companies, individually or collectively, to obtain such funds.  The topics of discussion also included the various prospects that either company could bring to a combined enterprise.

In December 2010, Eternal commenced discussions with a variety of investment banks for the purpose of establishing a relationship and the possibility of obtaining a “fairness opinion” if Eternal were to enter into a transaction.

In December 2010, members of management of both companies met with a representative of the NYSE for the purpose of determining whether a combined company might meet the quantitative and qualitative listing standards for the NYSE Amex.

In January 2011, management and the boards of directors of both companies concluded that a transaction of the type represented by the Merger Agreement could be in the best interest of the companies and their respective stockholders.  Eternal prepared a draft letter of intent that was reviewed by its board and the management and board of directors of American Eagle.

In February 2011, Eternal formalized the Special Committee.

In February 2011, the Special Committee, contemporaneously with its formation, engaged separate legal counsel to advise it in respect of the discharge of its duties in connection with its review and evaluation of the Merger.

In February 2011, the Special Committee recommended to the full board of directors that Eternal enter into the letter of intent and, after discussion, the full board of directors unanimously approved the then-current letter of intent and directed management to execute and deliver it to American Eagle.

In February 2011, the letter of intent for the Merger was executed by both companies and announced.

In March 2011, the Special Committee engaged C. K. Cooper for the preparation of a fairness opinion.

In March 2011, the companies commenced substantive preparation of the Merger Agreement.

On April 8, 2011, C. K. Cooper delivered its presentation to Eternal’s board of directors and the Special Committee, wherein C. K. Cooper concluded that the share ownership ratio of Eternal’s common stock (without giving effect to the exercise of any outstanding options to purchase equity securities of Eternal or American Eagle) as between the stockholders of Eternal and the stockholders of American Eagle, upon the issuance of the Merger Consideration upon the closing of the Merger, was fair to Eternal.

On April 8, 2011, following the C. K. Cooper presentation, the Special Committee recommended to the full board of directors that Eternal enter into the Merger Agreement and, after discussion, the full board of directors unanimously approved the Merger Agreement and the transactions contemplated thereby, including the issuance of shares of Eternal’s common stock upon the closing of the Merger and directed management to execute and deliver the Merger Agreement to American Eagle.

On April 8, 2011, American Eagle’s sole director adopted resolutions approving the Merger Agreement and the transactions contemplated thereby, directing management to execute and deliver the Merger Agreement to Eternal and submit the Merger Agreement for approval by American Eagle’s stockholders, and recommending to American Eagle’s stockholders that they approve the Merger Agreement.

On April 8, 2011, Eternal, Merger Sub, and American Eagle executed the Merger Agreement and exchanged executed signature pages thereto.

On April 11, 2011, C. K. Cooper delivered its signed Fairness Opinion that was identical to its verbal opinion presented on April 8, 2011.

On April 12, 2011, the companies jointly announced the Merger Agreement.

On September 28, 2011, Eternal, Merger Sub, and American Eagle executed an amendment to the Merger Agreement to extend the termination date from September 30, 2011 to December 31, 2011.

Reasons for the Merger

In evaluating the Merger, Eternal’s board of directors consulted with the Special Committee, as well as with Eternal’s management and legal and financial advisors and, in deciding to approve the Merger Agreement and the issuance of shares of Eternal’s common stock in the Merger pursuant to the Merger Agreement, considered several factors, including:

•	that the location and predominant nature of American Eagle’s oil and gas properties are consistent with Eternal’s strategy to focus its efforts on oil and gas properties in similar areas;

•	that all of American Eagle’s prospects are located in the northern Rocky Mountain regions, primarily in the Williston and Alberta Basins;

•
that the combined company would have critical mass in two attractive resource plays in the Williston Basin:  a Bakken/Three Forks play in Divide County, North Dakota, and a Bakken development in Saskatchewan, Canada;

•
that the locations of American Eagle’s properties in North Dakota and Saskatchewan are close to Eternal’s own properties and will provide synergies in field operations and the processing and marketing of oil and gas;

•	that Eternal’s existing knowledge and experience with respect to similar reservoirs should be applicable to American Eagle’s assets;

•	the complementary nature of the two companies’ respective asset bases, which is expected to permit the combined company to compete more effectively with other exploration and production companies;

•	that the Merger would significantly increase Eternal’s estimated prospects by gaining access to mature geological concepts in Montana and North Dakota developed by American Eagle’s management;

•	the combined company would have a significant presence in the Alberta Bakken play in Northwest Montana, which Eternal does not currently have;

•
that the combined company should have greater oil and gas exploitation and production strengths, greater liquidity in the market for its securities and should be able to pursue future strategic opportunities that might not otherwise be possible to Eternal on its own;

•
the opinion of C. K. Cooper, dated April 11, 2011, to the Special Committee to the effect that the share ownership ratio of Eternal’s common stock (without giving effect to the exercise of any outstanding options to purchase equity securities of Eternal or American Eagle) as between the stockholders of Eternal and the stockholders of American Eagle, upon the issuance of the Merger Consideration upon the closing of the Merger, is fair, from a financial point of view, to Eternal, as more fully described below under the caption “— Opinion of C. K. Cooper”;

•	the pro forma financial condition, prospects, and opportunities of the combined company;

•	the terms of the Merger Agreement and the structure of the Merger, including the conditions to each party’s obligation to close;

•	that the Merger Agreement requires American Eagle to pay a termination fee of $150,000 if the Merger Agreement is terminated in accordance with certain provisions of the Merger Agreement;

•	the ability of Eternal and American Eagle to close the Merger; and

•	the structure of the Merger is expected to constitute a reorganization under section 368(a) of the Internal Revenue Code.

Each of these factors favored the conclusion of Eternal’s board of directors and the Special Committee that the Merger is advisable and in the best interests of Eternal and its stockholders.  Eternal’s board of directors and the Special Committee relied upon the Eternal and American Eagle management teams to provide accurate and complete financial information, projections, and assumptions as the starting point for the analysis.

Eternal’s board of directors and the Special Committee considered a number of additional factors concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.  These factors included:

•
information concerning the financial condition, results of operations, prospects, and businesses of Eternal and American Eagle, including the respective companies’ reserves, production volumes, cash flows from operations, recent performance of common stock, and the ratio of Eternal’s common stock price to American Eagle’s common stock price over various periods, as well as current industry, economic, and market conditions;

•	the net asset value per share of the common stock of both Eternal and American Eagle; and

•	the results of Eternal’s business, legal, and financial due diligence of American Eagle.

Eternal’s board of directors and the Special Committee also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.  These factors included:

•	that the percentage ownership of Eternal’s current stockholders will be reduced to approximately 20% of the then-outstanding shares of capital stock of Eternal as a result of the Merger;

•
that there are significant risks inherent in combining and integrating two companies, including that the companies may not be successfully integrated and that successful integration of the companies will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company;

•
the effects on net asset value, cash flows from operations, and other financial measures under various modeling assumptions and the uncertainties in timing with respect to some anticipated benefits of the Merger;

•
that the Merger Agreement imposes limitations on Eternal’s ability to solicit offers for the acquisition of Eternal, as well as the possibility that Eternal could be required to pay to American Eagle a termination fee of $150,000 in certain circumstances;

•
that the capital requirements necessary to achieve the expected growth of the combined company’s business will be significant, and there can be no assurance that the combined company will be able to fund all of its capital requirements from operating cash flows;

•	that the Merger might not be closed as a result of a failure to satisfy the conditions contained in the Merger Agreement; and

•	other matters described under the caption “Risk Factors.”

This discussion of the information and factors considered by Eternal’s board of directors and the Special Committee in reaching their respective conclusions includes all of the material factors considered by Eternal’s board of directors and the Special Committee but is not intended to be exhaustive.  In view of the wide variety of factors considered by Eternal’s board of directors and the Special Committee in evaluating the Merger Agreement and the transactions contemplated by it, including the Merger, and the complexity of these matters, neither Eternal’s board of directors nor the Special Committee found it practicable to, and did not attempt to, quantify, rank, or otherwise assign relative weight to those factors.  In addition, different members of Eternal’s board of directors may have given different weight to different factors.

It should be noted that this explanation of the reasoning of Eternal’s board of directors and the Special Committee and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

Opinion of C. K. Cooper

The Special Committee retained C. K. Cooper to deliver an opinion as to the fairness to Eternal of the share ownership ratio of Eternal’s common stock (without giving effect to the exercise of any outstanding options to purchase equity securities of Eternal or American Eagle) as between the stockholders of Eternal and the stockholders of American Eagle, upon the issuance of the Merger Consideration upon the closing of the Merger.  At a meeting of the Special Committee on April 8, 2011, C. K. Cooper issued its oral opinion to the Special Committee, later confirmed in a written opinion dated the same date, that, based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as C. K. Cooper considered relevant, the share ownership ratio of Eternal’s common stock (without giving effect to the exercise of any outstanding options to purchase equity securities of Eternal or American Eagle) as between the stockholders of Eternal and the stockholders of American Eagle, upon the issuance of the Merger Consideration upon the closing of the Merger, is fair to Eternal as of the date of the opinion.

The full text of the C. K. Cooper written opinion dated April 11, 2011, confirming its oral opinion issued to the Special Committee on April 8, 2011, sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by C. K. Cooper in rendering its opinion, is attached to this prospectus as Annex B and is incorporated in its entirety herein by reference.  You are urged to, and should, carefully read the C. K. Cooper opinion in its entirety and this summary is qualified by reference to the written opinion.  The C. K. Cooper opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the share ownership ratio of Eternal’s common stock (without giving effect to the exercise of any outstanding options to purchase equity securities of Eternal or American Eagle) as between the stockholders of Eternal and the stockholders of American Eagle, upon the issuance of the Merger Consideration upon the closing of the Merger.  C. K. Cooper’s opinion was directed solely to the Special Committee in connection with its consideration of the Merger and does not address Eternal’s underlying business decision to proceed with or effect the Merger or the structure of the Merger, or the relative merits of the Merger compared to any alternative business strategy or transaction in which Eternal might otherwise engage.  The C. K. Cooper opinion was approved for issuance by the C. K. Cooper Opinion Committee.

In connection with rendering the opinion described above and performing its financial analyses, C. K. Cooper, among other things:

•	Reviewed and analyzed the financial terms of the unsigned execution draft of the Merger Agreement, dated April 8, 2011;

•	Reviewed and analyzed certain publicly available business and financial information relating to Eternal and American Eagle that C. K. Cooper deemed relevant;

•
Reviewed and analyzed certain non-public internal financial information and other operating data and planning materials relating to the business and financial prospects of Eternal and American Eagle, including estimates and financial projections prepared by the management of both Eternal and American Eagle and provided to C. K. Cooper by Eternal and American Eagle for the purpose of its analysis;

•
Reviewed the current and historical share price(s) and trading history(ies) of Eternal and American Eagle and the trading histories of certain other publicly traded companies that C. K. Cooper deemed relevant;

•	Reviewed the financial terms, to the extent publicly available, of certain other transactions involving companies that C. K. Cooper deemed relevant; and

•	Performed such other financial studies, analyses, and investigations and analyzed such other factors that C. K. Cooper deemed relevant.

In addition, C. K. Cooper held multiple conversations with various members of senior management and boards of directors of Eternal and of American Eagle regarding the Merger and recent developments in the business operations of Eternal and American Eagle, respectively.

The following is a summary of the material financial analyses performed by C. K. Cooper in connection with the preparation of its Fairness Opinion.  The preparation of analyses and a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.  Therefore, this summary does not purport to be a complete description of the analyses performed by C. K. Cooper.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to understand fully the financial analyses presented by C. K. Cooper.  The tables alone do not constitute a complete summary of the financial analyses.  The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by C. K. Cooper or the Special Committee.  Except as otherwise noted, the following quantitative information, to the extent that it is based upon market data, is based upon market data as it existed on or before February 22, 2011, and is not necessarily indicative of current market conditions.

For purposes of its analyses, C. K. Cooper took into account the value of the shares of Eternal’s common stock being issued to the stockholders of American Eagle of $32,804,658 based upon the closing price of Eternal’s common stock on February 22, 2011.  The Merger includes the assumption of American Eagle’s outstanding indebtedness and existing cash balances, which resulted in a reduction of $2,900,000 of the value of the Eternal stock to be issued.  Based upon these terms, the Transaction Enterprise Value equates to approximately $29,904,658.  In addition, C. K. Cooper calculated an acquisition price per share of $0.77 by dividing the Transaction Enterprise Value by the number of shares of American Eagle’s common stock issued and outstanding.

Financial Analyses

PV-10 Analysis

C. K. Cooper performed an illustrative PV-10 analysis to estimate what the present value of future cash flows could be in American Eagle’s undeveloped acreage.  C. K. Cooper used estimates provided by management of American Eagle to determine, for an average well in each project, the drilling and completion costs, projected barrels of oil equivalent to be ultimately recovered, projected initial rates of production, related lease operating expenses, taxes, and an estimated production decline curve.  From this data, an estimated present value at a ten percent discount (“PV-10”) for an average well was calculated for each field.  Through further discussions with management of both Eternal and American Eagle, C. K. Cooper estimated the number of potential drilling locations for each project and then determined a probability of success.  In determining the success factor, C. K. Cooper focused primarily on the number of potential drilling locations, which would increase the probability of economic success versus a project with limited numbers of potential drilling locations.  The probability of success ranged from 25% to 80% depending upon the project.

C. K. Cooper calculated the PV-10 for each project by taking the PV-10 for an average well and multiplying it by the estimated number of drilling locations, multiplied by the success factor as a percentage, and then discounting this outcome by the estimated number of years to complete the drilling program, discounted at 10% per year.

Based on the assumptions and estimates used in its analysis, C. K. Cooper arrived at an estimated implied enterprise value for American Eagle of $131 million.

Public Market Premium Analysis

C. K. Cooper reviewed publicly available information for selected completed or pending acquisition transactions or offers to acquire closed, announced or pending since January 1, 2006, wherein the target was a publicly traded U.S. company, to determine the equity premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction.  C. K. Cooper reviewed publicly available information, including, but not limited to, SEC filings, databases, and industry reports for these selected transactions to arrive at premiums paid for the target implied values of Eternal to a group of companies, which, in C. K. Cooper’s judgment, were generally comparable to Eternal, based upon the criteria set forth below.  In each specific transaction, C. K. Cooper determined the premium being paid by the acquirer as a percentage of the closing market trading price of the target’s common stock, relative to the:  (1) closing price on the day prior to the announcement, (2) closing price on the day 30 days prior to the announcement, and (3) closing price on the day 60 days prior to the announcement.  The resulting premiums were then compared to the discounts paid to the holders of American Eagle’s common stock under the terms of the Merger relative to closing market data for American Eagle’s common stock on February 22, 2011.

C. K. Cooper selected acquisition transactions by applying the following criteria:

•	Transactions that were completed or announced after January 1, 2006;

•	Transactions that represented the acquisition of a controlling stake in the target company;

•	Target companies that were publicly traded U.S. corporations;

•	Target companies in the oil and gas industry;

•	Target companies that had what would be considered developmental acreage or unconventional hydrocarbon exposure; and

•	Transactions for which sufficient valuation and financial data were disclosed.

C. K. Cooper analyzed the following seven comparable public company acquisition transactions:

•	Magnum Hunter Resources Corporation acquisition of NuLoch Resources, Inc.

•	Magnum Hunter Resources Corporation acquisition of NGAS Resources, Inc.

•	Hess Corporation acquisition of American Oil & Gas Inc.

•	Douglas Miller’s offer to acquire EXCO Resources, Inc.

•	SandRidge Energy, Inc. acquisition of Arena Resources, Inc.

•	Apollo Capital Management, LLC acquisition of Parallel Petroleum Corporation

•	Samson Investment Company acquisition of PYR Energy Corporation

The following table sets forth the high, low, mean and median premiums for transaction value of per share offer price for the comparable public company acquisition transactions relative to the:  (1) closing price on the day prior to the announcement, (2) closing price on the day 30 days prior to the announcement, and (3) closing price on the day 60 days prior to the announcement, all as compared to the Merger:

High	38%	66%	68%
Low	8%	-6%	-2%
Mean	24.3%	26.1%	26.7%
Median	20.0%	29.2%	22.6%

American Eagle*	-59%	-29%	-27%

* Closing Price as of February 22, 2011

				$2.36
				$91

The average of the mean premiums of 24.3%, 26.1%, and 26.7% was multiplied by the market capitalization of American Eagle, as of February 22, 2011, to determine the inferred market value of American Eagle of $91 million.

Net Asset Value/Contribution Analysis

C. K. Cooper performed an illustrative net asset value analysis of both Eternal and American Eagle calculated as the present value of future cash flows that both Eternal and American Eagle could be expected to generate from their estimate of future production, as well as cash flow associated with their producing assets and undeveloped inventory effective December 31, 2010, as provided by the management of both Eternal and American Eagle.  In addition, C. K. Cooper determined a range of values to ascertain what value, if any, could be attributed to the undeveloped leasehold, as well as the core leasehold, held by both Eternal and American Eagle.

C. K. Cooper estimated the net asset value by adding (i) the present value of the cash flows generated by these producing assets plus (ii) the value of the acreage, utilizing the various pricing scenarios based upon comparable issuers.  The resulting asset value was then adjusted by estimated net debt amount (total debt less cash) as of December 31, 2010, as provided by management of both Eternal and American Eagle, to calculate equity value as of December 31, 2010.

Given the relative stage of development of each of Eternal and American Eagle, C. K. Cooper determined that the preponderance of value for each company rested in their respective undeveloped leaseholds.  In both instances, each company presented very little in the form of existing hydrocarbon production, proven reserves or other normal performance metrics associated with more developed oil and gas issuers.  Likewise, C. K. Cooper acknowledged that, with the continued advancement of unconventional hydrocarbon development, both the industry and the financial markets are placing a greater amount of value on undeveloped acreage.

C. K. Cooper performed a series of analyses to ascertain a range of value that the financial markets are providing for acreage, based upon a series of comparable issuers to Eternal and American Eagle.  C. K. Cooper narrowed its comparable universe based upon the geographic location of the various leaseholdings of the issuer and where 85 percent or more of its entire acreage, as reported in its most recent public filings was categorized as undeveloped.

C. K. Cooper applied three separate analyses to derive a value for undeveloped acreage as follows:

Case 1 – In this scenario, C. K. Cooper derived an inferred value per acre by taking the market capitalization of each issuer as of February 22, 2010, and dividing it by the total number of acres under lease as reported in its most recent public filing(s).

Case 2 – In this scenario, C. K. Cooper derived an inferred value per undeveloped acre by taking the market capitalization of each issuer as of February 22, 2010, subtracting the present value of its hydrocarbon reserves as reported in its most recent public filing(s) and then dividing the mean by the total number of undeveloped acres as reported in its most recent public filing(s).

Case 3 – In this scenario, C. K. Cooper derived an inferred value per core acre by taking the market capitalization of each issuer as of February 22, 2010, subtracting the present value of its hydrocarbon reserves as reported in its most recent public filing(s) and then dividing the mean by the total number of core acres, as determined by C. K. Cooper.

The estimated net asset value was calculated for both Eternal and American Eagle, utilizing each of these pricing cases for inferred values by multiplying the undeveloped acreage by both the mean and median price per acre in each case.  These values were then combined to represent the combined entity, with the portion of value contribution by each of Eternal and American Eagle being distilled to a percentage of such value or contribution percentage of the combined entity.

After conducting this analysis, a relative contribution analysis resulted in the following:

	Eternal	American Eagle
Case 1 Mean	23%	77%
Case 1 Median	27%	73%
Case 2 Mean	24%	76%
Case 2 Median	29%	71%
Case 3 Mean	22%	78%
Case 3 Median	22%	78%
High	29%	78%
Low	22%	71%
Mean	24%	76%
Median	23%	77%

Based on the assumptions and estimated used in its analysis, C. K. Cooper arrived at an estimated average enterprise value of American Eagle of $93 million and a mean ownership percentage of 76%.

Inferred Value for Leasehold Acreage

C. K. Cooper performed a series of analyses to ascertain a range of value the financial markets are providing for acreage, based upon a series of comparable issuers to Eternal and American Eagle.  C. K. Cooper narrowed its comparable universe based upon the geographic location of the various leaseholdings of the issuer and where 85 percent or more of its entire acreage, as reported in its most recent public filing(s) was categorized as undeveloped.

C. K. Cooper undertook three separate analyses to derive an inferred value of acreage.

Case 1 – In this scenario, C. K. Cooper derived an inferred value per acre by taking the market capitalization of each issuer as of February 22, 2010, and dividing it by the total number of acres under lease as reported in its most recent public filing(s).

Case 2 – In this scenario, C. K. Cooper derived an inferred value per undeveloped acre by taking the market capitalization of each issuer as of February 22, 2010, subtracting the present value of its hydrocarbon reserves as reported in its most recent public filing(s) and then dividing the mean by the total number of undeveloped acres as reported in its most recent public filing(s).

Case 3 – In this scenario, C. K. Cooper derived an inferred value per core acre by taking the market capitalization of each issuer as of February 22, 2010, subtracting the present value of its hydrocarbon reserves as reported in its most recent public filing(s) and then dividing the mean by the total number of core acres, as determined by C. K. Cooper.

Based upon this analyses, C. K. Cooper determined a range of value for undeveloped acres as follows:

Inferred Price Per Acre	1	2	3
High	9,913	9,478	11,448
Low	129	80	554
Mean	2,565	2,444	5,225
Median	669	560	4,950

	858	860	803

			$94

Case 1 = Total Acreage
Case 2 = Undeveloped Acreage
Case 3 = Core Acreage

The mean and median inferred acreage value in all three cases were multiplied by American Eagle’s acreage to estimate the inferred acreage value for American Eagle. These inferred values were then averaged to find an average inferred acreage value for American Eagle of $94 million.

Trading Metrics Analysis

C. K. Cooper compared the calculated acquisition price of $0.77 per share for American Eagle’s common stock to American Eagle’s own historical share price levels and moving averages.  In addition, C. K. Cooper compared the closing price of Eternal’s common stock on February 22, 2011, which was $0.20, to selected historical share price levels and moving averages.  The analysis compared these prices to the historical share prices of American Eagle’s common stock to determine the premiums and/or discounts that the calculated Merger Consideration price represented, as compared to prices at which stockholders may have elected to acquire shares of American Eagle’s common stock in the past.

This comparison indicated that the acquisition price of $0.77 per share for American Eagle’s common stock represented a:

•	59% discount to the 52-week high of $1.88 per share;

•	29% premium to the 52-week low of $0.60 per share;

•	45% discount to the 30-day average price of $1.41 per share; and

•	34% discount to the 90-day average price of $1.17 per share.

At the same time, the comparison indicated that the closing price of $0.20 per share for Eternal’s common stock represented a:

•	84% discount to the 52-week high of $1.25 per share;

•	1702% premium to the 52-week low of $0.01 per share;

•	12% premium to the 30-day average price of $0.18 per share; and

•	73% premium to the 90-day average price of $0.12 per share.

General

The summary set forth above does not contain a complete description of the analyses performed by C. K. Cooper, but does summarize the material analyses performed by C. K. Cooper in rendering its opinion.  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.  C. K. Cooper believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the C. K. Cooper opinion.  In arriving at its opinion, C. K. Cooper considered the results of all of its analyses and did not attribute any particular weight to any specific factor or analysis.  Instead, C. K. Cooper made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses.  The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis.  In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be C. K. Cooper’s view of the actual value of Eternal.

No company or transaction used in the above analyses as a comparison is directly comparable to Eternal, American Eagle or the Merger and the other transactions contemplated by the Merger Agreement.  Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which Eternal, American Eagle and the Merger were compared and other factors that could affect the public trading value or transaction value of the companies involved.

C. K. Cooper performed its analyses solely for purposes of providing its opinion to the Special Committee.  In performing its analyses, C. K. Cooper made numerous assumptions with respect to industry performance, general business and economic conditions and other matters.  Certain of the analyses performed by C. K. Cooper are based upon forecasts of future results furnished to C. K. Cooper by both Eternal’s and American Eagle’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results.  These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors.  C. K. Cooper does not assume responsibility if future results are materially different from forecasted results.

C. K. Cooper relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to C. K. Cooper or discussed with or reviewed by it.  C. K. Cooper further relied upon the assurances of the management of both Eternal and American Eagle that the financial information provided by such party has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to C. K. Cooper incomplete or misleading.  Without limiting the generality of the foregoing, for the purpose of its opinion, C. K. Cooper assumed that, with respect to financial forecasts, estimates and other forward-looking information reviewed by it, such information has been reasonably prepared based upon assumptions reflecting the best currently available estimates and judgments of the management of both Eternal and American Eagle as to the expected future results of operations and financial condition of Eternal and American Eagle, respectively.  C. K. Cooper expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.  C. K. Cooper relied, with the Special Committee’s consent, on advice of the outside counsel and the registered independent public accountants to Eternal, and on the assumptions of the management of Eternal, as to all accounting, legal, tax and financial reporting matters with respect to Eternal and the Merger Agreement.

In arriving at its opinion, C. K. Cooper assumed that the executed Merger Agreement was, in all material respects, identical to the last draft reviewed by it.  C. K. Cooper relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements fully and timely performed all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Merger Agreement without amendments thereto, (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder and (v) the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended.

In arriving at its opinion, C. K. Cooper did not conduct a physical inspection or make an independent evaluation or appraisal of assets of Eternal or American Eagle, nor was C. K. Cooper furnished with any such evaluation or appraisal.  C. K. Cooper’s opinion relates to Eternal as a going concern and, accordingly, it expressed no opinion on Eternal’s liquidation value.  In rendering its opinion, C. K. Cooper assumed that, in the course of obtaining any necessary regulatory and governmental approvals for the Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Merger.

C. K. Cooper’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion.  Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion.  C. K. Cooper did not express any opinion as to the price at which shares of Eternal’s common stock may trade following announcement of the Merger or at any future time.  C. K. Cooper did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

C. K. Cooper’s opinion addressed only the fairness, from a financial point of view and as of the date of the opinion, of the share ownership ratio of Eternal’s common stock (without giving effect to the exercise of any outstanding options to purchase equity securities of Eternal or American Eagle) as between the stockholders of Eternal and the stockholders of American Eagle, upon the issuance of the Merger Consideration upon the closing of the Merger, and did not address any other terms or agreement relating to the Merger or any other terms of the Merger Agreement.  C. K. Cooper was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the Merger or the merits of the Merger relative to any alternative transaction or business strategy that may be available to Eternal.  Except with respect to the inclusion of its opinion in Eternal’s Registration Statement relating to the Merger, of which this prospectus is a part thereof, and all amendments thereto, C. K. Cooper’s opinion may not be quoted or referred to, in whole or in part, in any Registration Statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, or used for any other purpose, without the prior written approval of C. K. Cooper.

C. K. Cooper was retained by the Special Committee to render its opinion on the basis of its experience with mergers and acquisitions in the oil and gas sector in general and on the basis of its experience with companies in the oil and gas sector.  C. K. Cooper is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

C. K. Cooper will receive a fee of $125,000 for providing its opinion.  The opinion fee was not contingent upon the consummation of the Merger or the conclusions reached in C. K. Cooper’s opinion.  Eternal has also agreed to indemnify C. K. Cooper against certain liabilities and reimburse C. K. Cooper for certain expenses in connection with its services.  In the ordinary course of its business, C. K. Cooper and its affiliates may actively trade securities of Eternal and American Eagle for its own account or the account of its or their customers and, accordingly, may at any time hold a long or short position in such securities.  C. K. Cooper may also, in the future, provide investment banking and financial advisory services to Eternal, American Eagle or entities that are, or may become, affiliated with Eternal or American Eagle, for which C. K. Cooper would expect to receive compensation.  C. K. Cooper has not in the past provided financial advisory services to Eternal or American Eagle.

C. K. Cooper was not requested to, and did not, (i) participate in negotiations with respect to the Merger Agreement, (ii) solicit any expressions of interest from any other parties with respect to any business combination with Eternal or any other alternative transaction or (iii) advise the Special Committee or any other party with respect to alternatives to the Merger.  In addition, C. K. Cooper was not requested to and did not provide advice regarding the structure, the Merger Consideration, or any other aspect of the Merger nor to provide services other than the delivery of its opinion.

Consistent with applicable legal and regulatory requirements, C. K. Cooper has adopted policies and procedures to establish and maintain the independence of C. K. Cooper’s research department and personnel.  As a result, C. K. Cooper’s research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to the Merger and other participants in the Merger that differ from the opinions of C. K. Cooper’s investment banking personnel.

Interests of the Directors and Executive Officers of Eternal in the Merger

Eternal stockholders should be aware that Eternal’s directors and executive officers have interests in the Merger that may be different from, or in addition to, Eternal’s stockholders generally.  Eternal’s board of directors and the Special Committee were aware of these interests, and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger.  These interests and arrangements include rights to indemnification and directors’ and officers’ liability insurance and continued service on Eternal’s board of directors after the Merger by the three members of Eternal’s board of directors, who were members of its board of directors as of the date of the Merger Agreement.  In addition, Eternal intends to retain as its President and Chief Executive Officer following the Merger the individual who held such office as of the date of the Merger Agreement, with such individual entering into a new employment arrangement with Eternal effective upon the closing of the Merger.

As of the date of this prospectus, there are 41,005,822 shares of Eternal’s common stock outstanding.  Directors and executive officers of Eternal beneficially own approximately 7,108,334 shares of Eternal’s common stock, which represents 15.90% of the issued and outstanding shares of Eternal’s common stock. See “Securities Ownership of Management and Certain Beneficial Owners” beginning on page 78.

Accounting Treatment

Eternal intends to account for the Merger under the purchase method for business combinations with Eternal being deemed to have acquired American Eagle.  This means that the assets and liabilities of American Eagle will be recorded, as of the closing of the Merger, at their fair values and added to those of Eternal.

NYSE Amex Listing of Eternal’s Common Stock

Eternal anticipates that, after the closing of the Merger, it will attempt to conclude the listing application process with the NYSE Amex for Eternal’s common stock.  Eternal initiated the application process on or around May 4, 2011.  No assurance can be given that Eternal will be successful in its efforts to list its common stock for trading on the NYSE Amex.  Until such time as the listing application has been approved and Eternal’s common stock commences trading on the NYSE Amex, Eternal expects that its common stock will continue to be quoted on the OTC Bulletin Board and OTC Markets Group, Inc.'s OTCQB tier.

Deregistration and Cessation of Quotation of American Eagle’s Common Stock

If the Merger is closed, American Eagle’s common stock will be deregistered under the Exchange Act and will cease to be quoted on the OTC Bulletin Board and OTC Markets Group, Inc.'s OTCQB tier.

Restrictions on Sales of Shares of Eternal’s Common Stock Received upon the Closing of the Merger

The shares of Eternal’s common stock to be issued upon the closing of the Merger will be registered under the Securities Act and will be freely transferable, except for shares of Eternal’s common stock issued to any person who is deemed to be an “affiliate” of Eternal after the effective time of the Merger.  American Eagle stockholders who become affiliates of Eternal as a result of the Merger may not sell any of the shares of Eternal’s common stock received by them in connection with the Merger except pursuant to an effective Registration Statement under the Securities Act covering the resale of those shares or any applicable exemption under Rule 144 or otherwise under the Securities Act.

THE MERGER AGREEMENT

The following summary describes selected material provisions of the Merger Agreement, which is attached as Annex A to this prospectus and is incorporated by reference herein.  This summary may not contain all of the information about the Merger Agreement that is important to you.  We encourage you to read the Merger Agreement carefully and in its entirety.

The representations and warranties described below and included in the Merger Agreement were made by each of Eternal and American Eagle to the other.  These representations and warranties were made as of specific dates and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally applicable under federal securities laws.  In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between Eternal and American Eagle, rather than to establish matters as facts.  The Merger Agreement is described in this prospectus and attached as Annex A hereto only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Eternal, American Eagle, or their respective businesses.  Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Eternal or American Eagle, and you should read the information provided elsewhere in this prospectus and in the documents incorporated by reference into this prospectus for information regarding Eternal and American Eagle and their respective businesses.  See “Where You Can Find More Information; Incorporation by Reference.”

Structure of the Merger

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time, Merger Sub, a wholly-owned subsidiary of Eternal, will merge with and into American Eagle, with American Eagle surviving the Merger as a wholly-owned subsidiary of Eternal.

Effective Time of the Merger

The closing of the Merger will occur no later than the second business day after all of the conditions to the closing of the Merger contained in the Merger Agreement have been satisfied or waived, or at such other time as Eternal and American Eagle may agree.  At the closing, the appropriate parties will file Articles of Merger with the Secretary of State of the State of Nevada relating to the Merger.  The Merger will become effective upon the filing of the Articles of Merger or at such other time as Eternal and American Eagle agree and specify in the Articles of Merger.

Merger Consideration

The Merger Agreement provides that at the effective time of the Merger each share of American Eagle’s common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive a proportionate share of the Merger Consideration.

The Merger Agreement provides that the parties intend that the shares of Eternal’s common stock constituting the Merger Consideration, in the aggregate, will represent approximately 80% of the then-outstanding shares of Eternal’s common stock after the closing of the Merger (without taking into account outstanding options to purchase shares of Eternal’s common stock).

Treatment of Stock Options upon the Closing of the Merger

The Merger Agreement provides that each option to purchase shares of American Eagle’s common stock that is outstanding immediately prior to the effective time of the Merger will, upon the closing of the Merger, be converted into an option to purchase shares of Eternal’s common stock on substantially identical terms and conditions, except that the number of shares of Eternal’s common stock subject to each such to-be-converted option and the exercise price therefor will be determined by using the same methodology and calculations used to determine the Merger Consideration.

Dissenters’ Rights

The Merger Agreement provides that, if dissenters’ rights are available under the  NRS in connection with the Merger, shares of American Eagle’s common stock issued and outstanding immediately prior to the effective time of the Merger that are held by any American Eagle stockholder, who is entitled to exercise dissenter’s rights and who properly exercises such rights with respect to such shares pursuant to, and who complies in all respects with, the applicable provisions of the NRS (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, but, instead at the effective time of the Merger, will become the right to payment of the fair value of such shares in accordance with the applicable provisions of the NRS.

Conversion of American Eagle Shares; Issuance of Eternal Shares

The conversion of shares of American Eagle’s common stock into the right to receive the Merger Consideration will occur automatically at the effective time of the Merger.  As soon as reasonably practicable after the effective time of the Merger, Eternal’s transfer agent, Interwest Stock Transfer Co., Inc. (the “Exchange Agent”), will accept certificates formerly representing shares of American Eagle’s common stock and will issue the Merger Consideration to be received upon the closing of the Merger pursuant to the Merger Agreement.

Tender and Receipt Procedures

Prior to the effective time of the Merger, Eternal will deposit with the Exchange Agent sufficient shares of Eternal’s common stock for the benefit of holders of shares of American Eagle’s common stock to be converted into the Merger Consideration.

Promptly after the effective time of the Merger, American Eagle will send a letter of transmittal to each person who was an American Eagle stockholder at the effective time of the Merger.  This letter of transmittal will contain instructions on how to surrender certificates formerly representing shares of American Eagle’s common stock for the Merger Consideration the holder is entitled to receive upon the closing of the Merger.

Upon surrender of the certificates or book-entry shares for cancellation, along with the executed letter of transmittal and other documents, an American Eagle stockholder will receive such holder’s proportionate share of the Merger Consideration, which will consist of an Eternal stock certificate or book-entry representing such holder’s proportionate share of the Merger Consideration.

Fractional Shares

Fractional shares of Eternal’s common stock will not be delivered pursuant to the Merger.  Instead, each holder of shares of American Eagle’s common stock who would otherwise be entitled to receive a fractional share of Eternal’s common stock pursuant to the Merger will be entitled to receive a whole share of Eternal’s common stock in lieu thereof.

Unclaimed Merger Consideration

Any portion of the Merger Consideration made available to the Exchange Agent that remains unclaimed by holders of shares of American Eagle’s common stock after 180 days following the effective time of the Merger will be returned to Eternal upon demand.  Thereafter, a holder of American Eagle’s common stock must look only to Eternal for payment of the Merger Consideration to which the holder is entitled under the terms of the Merger Agreement.  Any amounts remaining unclaimed by holders of shares of American Eagle’s common stock immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental authority will become the property of Eternal free and clear of any liens.

Lost Stock Certificates

If a certificate formerly representing shares of American Eagle’s common stock has been lost, stolen, or destroyed, the Exchange Agent will issue the Merger Consideration properly payable under the Merger Agreement upon receipt of an affidavit as to that loss, theft, or destruction, and, if required by Eternal, the posting of a bond as indemnity.

Withholding

Each of Eternal and the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration payable to any American Eagle stockholder the amounts it is required to deduct and withhold under the Internal Revenue Code or any state, local, or foreign tax law.  Withheld amounts will be treated for all purposes of the Merger as having been paid to the American Eagle stockholders from whom they were withheld.

Adjustments to Prevent Dilution

The Merger Consideration will be adjusted to provide holders of shares of American Eagle’s common stock the same economic effect contemplated by the Merger Agreement if, at any time between the signing of the Merger Agreement and the effective time of the Merger, there is any change in the outstanding shares of capital stock of Eternal or American Eagle by reason of any reclassification, recapitalization, stock split, or combination, exchange or readjustment, or stock dividend declared with a record date during such period.

Representations and Warranties

The Merger Agreement contains representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition, and structure, as well as other facts pertinent to the Merger.  Each of American Eagle, on the one hand, and Eternal and Merger Sub, on the other hand, has made representations and warranties to the other in the Merger Agreement with respect to some or all of the following subject matters:

•	corporate existence, good standing, and qualification to conduct business;

•	capitalization, including ownership of subsidiary capital stock and the absence of restrictions or encumbrances with respect to capital stock of any subsidiary;

•	corporate power and authorization to enter into and carry out the obligations under the Merger Agreement and the enforceability of the Merger Agreement;

•	absence of any conflict or violation of organizational documents, third party agreements, or law or regulation as a result of entering into and carrying out the obligations of the Merger Agreement;

•	governmental, third party, and regulatory approvals or consents required to close the Merger;

•	filings and reports with the SEC and financial information;

•	oil and gas wells;

•	absence of certain changes, events, or circumstances;

•	absence of undisclosed liabilities;

•	accuracy of the information supplied for inclusion in this prospectus or any proxy statement or information statement to be provided by American Eagle to its stockholders;

•	employees, consultants, and employee benefit plans;

•	litigation and compliance with laws;

•	intellectual property;

•	material contracts;

•	tax matters;

•	environmental matters;

•	oil and gas properties and other assets;

•	insurance;

•	transactions with affiliates;

•	derivative and hedging transactions;

•	disclosure controls and procedures;

•	investment company status;

•	adoption and approval of the Merger Agreement and the Merger by the boards of directors;

•	fees payable to brokers in connection with the Merger;

•	reorganization;

•	the inapplicability of any anti-takeover law; and

•	no other representations or warranties.

American Eagle has made additional representations and warranties to Eternal in the Merger Agreement with respect to the following matters:

•	accuracy of the information supplied to C. K. Cooper in connection with the Fairness Opinion;

•	the recommendation by American Eagle’s board of directors of approval of the Merger Agreement by American Eagle’s stockholders;

•	the required approval by American Eagle’s stockholders; and

•	the absence of any voting agreements.

Eternal has made additional representations and warranties to American Eagle in the Merger Agreement with respect to the receipt of the Fairness Opinion from C. K. Cooper.

Certain representations and warranties of Eternal and American Eagle are qualified as to materiality or as to “material adverse effect,” which when used with respect to Eternal and American Eagle means, as the case may be, the existence of a materially adverse change to the financial condition, business, assets, properties, or results of operations of such party and its subsidiaries, taken as a whole, no matter how caused or how arising, except for any materially adverse change that is caused by or arises from one or more of:

•
changes to economic, political, or business conditions affecting the domestic energy markets generally, except, in each case, to the extent any such changes or effects materially disproportionately affect such party;

•	the occurrence of natural disasters of any type, including, without limitation, earthquakes and tsunamis but not including hurricanes;

•	changes in market prices of oil or gas;

•
the announcement or pendency of the Merger Agreement and the transactions contemplated thereby, compliance with the terms thereof, or the disclosure of the fact that Eternal is the prospective owner of American Eagle;

•	the existence or occurrence of war, acts of war, terrorism, or similar hostilities; or

•	changes in laws of general applicability or interpretations thereof by courts or governmental entities.

Conditions to the Closing of the Merger

The closing of the Merger is subject to various conditions.  While it is anticipated that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived.

Conditions to Each Party’s Obligations

Each party’s obligation to close the Merger is subject to the satisfaction or waiver of the following conditions:

•	approval of the Merger Agreement by American Eagle’s stockholders;

•
absence of any statute, rule, order, decree, or regulation, and of any action taken by any court or other governmental entity, which temporarily, preliminarily, or permanently restrains, precludes, enjoins, or otherwise prohibits the consummation of the Merger or makes the consummation of the Merger illegal;

•	effectiveness of the S-4 Registration Statement, of which this prospectus is a part, and absence of any stop order or proceedings for such purpose pending before or threatened by the SEC; and

•	execution and delivery of each of the employment and consulting agreements described under “—Covenants—Employment and Consulting Agreements.”

Additional Conditions to American Eagle’s Obligations

The obligation of American Eagle to close the Merger is subject to the satisfaction or waiver of the following conditions:

•
Eternal’s and Merger Sub’s representations and warranties set forth in the Merger Agreement (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) shall be true and correct at and as of the closing date of the Merger, as if made at and as of the closing date of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a material adverse effect on Eternal; and American Eagle shall have received an officer’s certificate from Eternal to this effect;

•
the performance or compliance in all material respects by Eternal and Merger Sub of each of their respective obligations contained in the Merger Agreement; and American Eagle shall have received an officer’s certificate from Eternal to this effect; and

•
absence of any suit, action, or proceeding by any court or other governmental entity seeking to restrain, preclude, enjoin, or prohibit the Merger or any of the other transactions contemplated by the Merger Agreement.

Additional Conditions to Eternal’s and Merger Sub’s Obligations

The obligations of Eternal and Merger Sub to close the Merger are subject to the satisfaction or waiver of the following conditions:

•
American Eagle’s representations and warranties set forth in the Merger Agreement (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) shall be true and correct at and as of the closing date of the Merger, as if made at and as of the closing date of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a material adverse effect on American Eagle; and Eternal shall have received an officer’s certificate from American Eagle to this effect;

•
the performance or compliance in all material respects by American Eagle of each of its obligations contained in the Merger Agreement; and Eternal shall have received an officer’s certificate from American Eagle to this effect;

•
absence of any suit, action, or proceeding by any court or other governmental entity seeking to (1) restrain, preclude, enjoin, or prohibit the Merger or any of the other transactions contemplated by the Merger Agreement or (2) prohibit or limit in any material respect the ownership or operation by any of the parties to the Merger Agreement or any of their respective affiliates of a substantial portion of the business or assets of American Eagle and its subsidiary, taken as a whole, or to require any person to dispose of or hold separate any material portion of the business or assets of American Eagle and its subsidiary, taken as a whole, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement;

•	the number of Dissenting Shares will not exceed five percent of the outstanding shares of American Eagle’s common stock;

•
the Fairness Opinion shall not have been amended, withdrawn, or rescinded and, if determined to be advisable by Eternal’s board of directors in its reasonable discretion, the Special Committee shall have received an updated fairness opinion from C. K. Cooper dated the closing date of the Merger;

•
the completion of the conversion of the 8% debenture issued by American Eagle, in the initial principal amount of $1 million, to shares of American Eagle’s common stock pursuant to the terms of such debenture (the “Debenture Conversion”); and

•
the completion of the private placement sale and issuance of 5,833,333 shares of American Eagle’s common tock pursuant to the terms of the irrevocable commitment received by American Eagle (the “Private Placement”), which occurred in April 2011.

Conduct of Business Pending the Merger

Operations of American Eagle

American Eagle has agreed that it will, and will cause its subsidiary to, during the period from the date of the Merger Agreement until the effective time of the Merger or the date, if any, on which the Merger Agreement is terminated, except as disclosed in American Eagle’s disclosure letter, expressly contemplated or permitted by the Merger Agreement, required by applicable law, or agreed to in writing by Eternal (which consent will not be unreasonably withheld, delayed, denied, or conditioned):

•	conduct the business of American Eagle and its subsidiary only in the ordinary course substantially consistent with past practices;

•	use its reasonable best efforts to preserve intact its business organization and goodwill and the business organization and goodwill of its subsidiary; and

•
use its reasonable best efforts to keep available the services of the current officers, key employees, and consultants of American Eagle and its subsidiary and preserve and maintain existing relationships with customers, suppliers, officers, employees, consultants, and creditors.

American Eagle has also agreed that it will not, and will not permit its subsidiary to, during the period from the date of the Merger Agreement until the effective time of the Merger or the date, if any, on which the Merger Agreement is terminated, except as disclosed in American Eagle’s disclosure letter, expressly contemplated or permitted by the Merger Agreement, required by applicable law, or agreed to in writing by Eternal (which consent will not be unreasonably withheld, delayed, denied or conditioned):

•
enter into any new line of business, incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business substantially consistent with past practices;

•	amend its Articles of Incorporation or Bylaws or similar organizational documents;

•	declare, set aside or pay any dividend or other distribution, whether payable in cash, stock, or any other property or right, with respect to its capital stock or other equity interests;

•
adjust, split, combine or reclassify any capital stock or other equity interests or issue, grant, sell, transfer, pledge, dispose of, or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or of any other such securities of American Eagle or its subsidiary, other than issuances of shares of American Eagle’s common stock pursuant to (1) the Debenture Conversion or (2) the Private Placement;

•	redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or any other securities of the type described above;

•	grant any increase in the compensation (including base salary and target bonus) or benefits payable to any officer, employee, or consultant of American Eagle or its subsidiary;

•	except as required to comply with applicable law, adopt or enter into any employee benefit plan;

•	enter into any employment or consulting agreement or grant any severance or termination pay to any officer, director, or employee of American Eagle or its subsidiary;

•
change its methods of accounting in effect at December 31, 2010, except in accordance with changes in U.S. GAAP or applicable law as concurred with by American Eagle’s registered public accounting firm;

•
acquire any person or other business organization, division or business by merger, consolidation, purchase of an equity interest or portion of assets, or by any other manner, or (other than as disclosed in American Eagle’s disclosure letter) acquire any material assets;

•
sell, lease, exchange, transfer, or otherwise dispose of, or agree to sell, lease, exchange, transfer, or otherwise dispose of, any of its assets except for (1) the sale of hydrocarbons in the ordinary course of business or (2) any sale, lease, or disposition pursuant to agreements existing on the date of the Merger Agreement and entered into in the ordinary course of business or disclosed in American Eagle’s disclosure letter;

•	mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject any of its assets to any liens, subject to limited exceptions;

•
pay, discharge, or satisfy any material claims (including claims of stockholders), liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) where such payment, discharge, or satisfaction would require any material payment, except for the payment, discharge, or satisfaction of liabilities or obligations in accordance with the terms of agreements in effect on the date of the Merger Agreement or entered into after the date of the Merger Agreement in the ordinary course of business consistent with past practice and not in violation of the Merger Agreement, or compromise, settle, or grant any waiver or release relating to any litigation;

•
engage in any transaction (except pursuant to agreements in effect at the time of the Merger Agreement and disclosed in American Eagle’s disclosure letter), or enter into any agreement, arrangement, or understanding, directly or indirectly, with any of American Eagle’s affiliates;

•
change any material tax method of accounting, make or change any material tax election, authorize or undertake any indemnities for taxes, extend any period for assessment of any tax, file any request for ruling or determination, amend any material tax return, or settle or compromise any material tax liability, except where such action would not have a material adverse effect on American Eagle and its subsidiary taken as a whole;

•
take any action that would reasonably be expected to result in (1) any of the conditions to the Merger not being satisfied, (2) a material adverse effect on American Eagle or (3) materially impair or delay consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•
adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of American Eagle or its subsidiary (other than the Merger) or any agreement relating to an acquisition proposal (except certain confidentiality agreements);

•	incur or assume any indebtedness;

•	modify any material indebtedness or other liability to increase American Eagle’s (or its subsidiary’s) obligations with respect to such indebtedness;

•	assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

•	make any loans, advances, or capital contributions to, or investments in, any other person (other than to American Eagle’s subsidiary or from such subsidiary to American Eagle);

•	enter into any material commitment or transaction, except in the ordinary course of business consistent with past practice and as otherwise permitted under the Merger Agreement;

•
enter into any agreement, understanding, or commitment that materially limits the ability of American Eagle or its subsidiary, or would materially limit the ability of Eternal or any of its subsidiaries after the closing of the Merger, to compete in or conduct any line of business or compete with any person or in any geographic area or during any period of time;

•
enter into any material joint venture, partnership, or other similar arrangement or materially amend or modify in an adverse manner the terms of (or waive any material rights under) any existing material joint venture, partnership, or other similar arrangement;

•
terminate any material contract to which it is a party or waive or assign any of its rights or claims in a manner that is materially adverse to American Eagle or, except in the ordinary course of business consistent with past practice, modify or amend in any material respect any material contract;

•
make or assume any derivative transaction with a duration of more than 90 days or enter into any agreement to sell hydrocarbons other than in the ordinary course of business at market pricing and in no event with a duration of more than 90 days; or

•	enter into an agreement, contract, commitment, or arrangement to take any of the prohibited actions described above.

Operations of Eternal

Eternal has agreed that it will, and will cause its subsidiaries to, during the period from the date of the Merger Agreement until the effective time of the Merger or the date, if any, on which the Merger Agreement is terminated, except as disclosed in Eternal’s disclosure letter, expressly contemplated or permitted by the Merger Agreement, required by applicable law, or agreed to in writing by American Eagle (which consent will not be unreasonably withheld, delayed, denied, or conditioned):

•	conduct the business of Eternal and its subsidiaries only in the ordinary course substantially consistent with past practices;

•	use its reasonable best efforts to preserve intact its business organization and goodwill and the business organization and goodwill of its subsidiaries; and

•
use its reasonable best efforts to keep available the services of the current officers, key employees, and consultants of Eternal and its subsidiaries and preserve and maintain existing relationships with customers, suppliers, officers, employees, consultants, and creditors.

Eternal has also agreed that it will not, and will not permit its subsidiaries to, during the period from the date of the Merger Agreement until the effective time of the Merger or the date, if any, on which the Merger Agreement is terminated, except as disclosed in Eternal’s disclosure letter, expressly contemplated or permitted by the Merger Agreement, required by applicable law, or agreed to in writing by American Eagle (which consent will not be unreasonably withheld, delayed, denied or conditioned):

•
enter into any new line of business, incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business substantially consistent with past practices;

•	amend its Articles of Incorporation or Bylaws or similar organizational documents;

•	declare, set aside or pay any dividend or other distribution, whether payable in cash, stock, or any other property or right, with respect to its capital stock or other equity interests;

•
adjust, split, combine or reclassify any capital stock or other equity interests or issue, grant, sell, transfer, pledge, dispose of, or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or of any other such securities of Eternal or any of its subsidiaries;

•	redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or any other securities of the type described above;

•	grant any increase in the compensation (including base salary and target bonus) or benefits payable to any officer, employee, or consultant of Eternal or any of its subsidiaries;

•
except as required to comply with applicable law or any agreement in existence on the date of the Merger Agreement or as contemplated by the Merger Agreement, adopt, enter into, amend, or otherwise increase, or accelerate the payment or vesting of the amounts, benefits, or rights payable or accrued or to become payable or accrued under, any employee benefit plan;

•
except as contemplated by the Merger Agreement, enter into or amend any employment or consulting agreement or grant any severance or termination pay to any officer, director, or employee of Eternal or any of its subsidiaries;

•
change its methods of accounting in effect at December 31, 2010, except in accordance with changes in U.S. GAAP or applicable law as concurred with by American Eagle’s registered public accounting firm;

•
acquire any person or other business organization, division or business by merger, consolidation, purchase of an equity interest or portion of assets, or by any other manner, or (other than as disclosed in Eternal’s disclosure letter) acquire any material assets;

•
sell, lease, exchange, transfer, or otherwise dispose of, or agree to sell, lease, exchange, transfer, or otherwise dispose of, any of its assets except for (1) the sale of hydrocarbons in the ordinary course of business or (2) any sale, lease, or disposition pursuant to agreements existing on the date of the Merger Agreement and entered into in the ordinary course of business or disclosed in Eternal’s disclosure letter;

•	mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject any of its assets to any liens, subject to limited exceptions;

•
pay, discharge, or satisfy any material claims (including claims of stockholders), liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) where such payment, discharge, or satisfaction would require any material payment, except for the payment, discharge, or satisfaction of liabilities or obligations in accordance with the terms of agreements in effect on the date of the Merger Agreement or entered into after the date of the Merger Agreement in the ordinary course of business consistent with past practice and not in violation of the Merger Agreement, or compromise, settle, or grant any waiver or release relating to any litigation;

•
engage in any transaction (except pursuant to agreements in effect at the time of the Merger Agreement and disclosed in Eternal’s disclosure letter), or enter into any agreement, arrangement, or understanding, directly or indirectly, with any of Eternal’s affiliates;

•
change any material tax method of accounting, make or change any material tax election, authorize or undertake any indemnities for taxes, extend any period for assessment of any tax, file any request for ruling or determination, amend any material tax return, or settle or compromise any material tax liability, except where such action would not have a material adverse effect on Eternal and its subsidiaries taken as a whole;

•
take any action that would reasonably be expected to result in (1) any of the conditions to the Merger not being satisfied, (2) a material adverse effect on Eternal or (3) materially impair or delay consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•
adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of Eternal or any of its subsidiaries (other than the Merger) or any agreement relating to an acquisition proposal (except certain confidentiality agreements);

•	incur or assume any indebtedness;

•	modify any material indebtedness or other liability to increase Eternal’s (or any of its subsidiary’s) obligations with respect to such indebtedness;

•	assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

•	make any loans, advances, or capital contributions to, or investments in, any other person (other than to Eternal’s subsidiaries or from any such subsidiary to Eternal);

•	enter into any material commitment or transaction, except in the ordinary course of business consistent with past practice and as otherwise permitted under the Merger Agreement;

•
enter into any agreement, understanding, or commitment that materially limits the ability of Eternal or any of its subsidiaries, or would materially limit the ability of Eternal or any of its subsidiaries after the closing of the Merger, to compete in or conduct any line of business or compete with any person or in any geographic area or during any period of time;

•
enter into any material joint venture, partnership, or other similar arrangement or materially amend or modify in an adverse manner the terms of (or waive any material rights under) any existing material joint venture, partnership, or other similar arrangement;

•
terminate any material contract to which it is a party or waive or assign any of its rights or claims in a manner that is materially adverse to Eternal or, except in the ordinary course of business consistent with past practice, modify or amend in any material respect any material contract;

•
make or assume any derivative transaction with a duration of more than 90 days or enter into any agreement to sell hydrocarbons other than in the ordinary course of business at market pricing and in no event with a duration of more than 90 days; or

•	enter into an agreement, contract, commitment, or arrangement to take any of the prohibited actions described above.

Covenants

Access to Information and Properties

During the period prior to the effective time of the Merger, upon reasonable notice and subject to applicable laws relating to the exchange of information, Eternal and American Eagle and their respective subsidiaries will afford to the authorized representatives of the other party reasonable access, during normal business hours, to all of their properties, offices, contracts, books, commitments, records, data, and personnel.  During this period, each party will make available to the other parties all information concerning its business, properties, and personnel as the other parties may reasonably request.  No party or any of its subsidiaries will be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege, or contravene any law or binding agreement entered into prior to the date of the Merger Agreement.  Eternal and American Eagle will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.  Eternal and American Eagle will hold any information obtained under this provision confidential.

Further Action; Commercially Reasonable Efforts

Each of the parties to the Merger Agreement will use its commercially reasonable efforts to take all actions necessary, proper, or advisable to consummate the transactions contemplated by the Merger Agreement, including using commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings.

Each of the parties to the Merger Agreement will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and, subject to applicable laws and any applicable privilege relating to the exchange of information, provide the other parties with copies of all filings made by such party with any governmental entity (except for filings available publicly on the SEC’s EDGAR system) or any other information supplied by such party to a governmental entity in connection with the Merger Agreement and the transactions contemplated thereby; provided, that neither party is obligated to share any document submitted to a governmental entity that reflects the negotiations between the parties or the valuation of some or all of any party’s business.

Each of the parties to the Merger Agreement will use its respective commercially reasonable efforts and will cooperate with the other parties to resolve any objections that may be asserted with respect to the transactions contemplated by the Merger Agreement under the laws, rules, guidelines, or regulations of any governmental entity.

If at any time after the effective time of the Merger, any further action is necessary or desirable to carry out the purposes of the Merger Agreement, the proper officers and/or directors of Eternal will take all such necessary action.

All of the parties to the Merger Agreement will use commercially reasonable efforts to prevent the entry of, and to cause to be discharged or vacated, any order or injunction of a governmental entity precluding, restraining, enjoining, or prohibiting consummation of the Merger.

Neither Eternal nor Merger Sub will be required to accept, as a condition to obtaining any required approval or resolving any objection of any governmental entity, any requirement to divest or hold separate or in trust (or the imposition of any other condition or restriction with respect to) any assets or operations of Eternal or Merger Sub or any of their respective affiliates or any of the respective businesses of American Eagle or its subsidiary, including the assets of American Eagle.

Stockholder Statement; Registration Statement

American Eagle, with the cooperation of Eternal, will promptly commence preparation of a “proxy statement” or “information statement” that conforms to the NRS to be transmitted to its stockholders in connection with its obtaining affirmative approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of its common stock.  Each of the parties to the Merger Agreement will use its reasonable best efforts to furnish the information required by the SEC and its rules and regulations to be included in the Registration Statement of which this prospectus is a part.  Eternal will use its reasonable best efforts to have the Registration Statement on Form S-4 declared effective under the Securities Act as promptly as practicable after such filing.  American Eagle will, as promptly as practicable thereafter, transmit the “proxy statement” or “information statement” to its stockholders.

If, at any time prior to the effective time of the Merger, any event or circumstance relating to the parties to the Merger Agreement or any of their respective affiliates, or their respective officers or directors, should be discovered by Eternal or American Eagle that should be set forth in an amendment to Eternal’s Registration Statement on Form S-4 or a supplement to the information that American Eagle is to transmit to its stockholders in connection with its obtaining affirmative approval of the holders of a majority of its outstanding shares of common stock, Eternal or American Eagle will promptly inform the other party thereof in writing.  All documents that Eternal or American Eagle is responsible for filing with or furnishing to the SEC in connection with the transactions contemplated in the Merger Agreement will comply as to form in all material respects with applicable requirements of the Securities Act and the Exchange Act.  Eternal will notify American Eagle promptly of the time when the Registration Statement on Form S-4 has been declared effective, of the issuance of any stop order or suspension of the qualification of Eternal’s common stock to be issued upon the closing of the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Registration Statement or for additional information and will supply American Eagle with copies of (1) all correspondence between it or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Registration Statement or the Merger and (2) all orders of the SEC relating to the Registration Statement.  American Eagle will supply Eternal with copies of (1) American Eagle’s proxy statement or information statement prior to it being transmitted to American Eagle’s stockholders, (2) all correspondence between it or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Merger and (3) all material correspondence between it or any of its representatives, on the one hand, and any stockholder of American Eagle, on the other hand, with respect to the Merger.

American Eagle Board Recommendation; Merger Sub Stockholder Approval

Subject to certain exceptions, American Eagle, acting through its board of directors, will (1) recommend approval of the Merger Agreement and include in its proxy statement or information statement such recommendation and (2) use its reasonable best efforts to solicit and obtain such approval.  Notwithstanding any withdrawal, amendment, or modification of its recommendation or the commencement, public proposal, public disclosure, or communication to American Eagle of any acquisition proposal with respect to American Eagle or its subsidiary, or any other fact or circumstance (except for termination of the Merger Agreement), the Merger Agreement will be submitted to the stockholders of American Eagle for the purpose of approving  the Merger Agreement, with such disclosures as are required by applicable law.  Following any such withdrawal, amendment, or modification of its recommendation of the Merger Agreement, American Eagle may submit the Merger Agreement to its stockholders without a recommendation or with a negative recommendation (although the approval of the Merger Agreement by American Eagle’s board of directors may not be rescinded or amended), in which event American Eagle’s board of directors may communicate the basis for its lack of a recommendation or negative recommendation to its stockholders in the proxy or consent solicitation statement or an appropriate amendment or supplement thereto.

If American Eagle determines to hold a special meeting of its stockholders for the sole purpose of its obtaining affirmative approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of its common stock, then American Eagle, acting through its board of directors, will, in accordance with its Articles of Incorporation and Bylaws and with applicable law, promptly and duly call, give notice of, convene, and hold such special meeting as soon as practicable following the date upon which Eternal’s Registration Statement on Form S-4 becomes effective, and American Eagle will use its reasonable best efforts to hold such special meeting no later than 30 days after such date.

Eternal, in its capacity as the sole stockholder of Merger Sub, will promptly approve the Merger Agreement.

Notification of Certain Matters

Each of American Eagle, on the one hand, and Eternal and Merger Sub, on the other hand, will give prompt notice to the other of any fact, event, or circumstance known to such party that would be reasonably likely to result in a failure of a condition to the Merger Agreement.

Directors’ and Officers’ Indemnification and Insurance

The Merger Agreement provides that Eternal will indemnify, defend, and hold harmless the present and former officers and directors of American Eagle and its subsidiary in such capacities to the fullest extent permitted by law for losses, claims, and expenses occurring at or before the effective time of the Merger.

Eternal will also maintain tail directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as American Eagle’s current insurance carrier, with a claims period of six years from the effective time of the Merger, with respect to the directors and officers of American Eagle and its subsidiary who are currently covered by American Eagle’s existing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred before the effective time of the Merger, in an amount and scope and on terms and conditions no less favorable to such directors and officers than those in effect on the date of the Merger Agreement.  However, Eternal will not be obligated to make annual premium payments for this insurance to the extent that the premiums exceed 200% of the per annum rate of premium currently paid by American Eagle for such insurance on the date of the Merger Agreement.  In the event that the annual premium for such insurance exceeds such maximum amount, Eternal will purchase as much coverage per policy year as reasonably obtainable for such maximum amount.

Publicity

Neither Eternal nor American Eagle, nor any of their respective affiliates, will issue or cause the publication of any press release or other announcement with respect to the Merger, the Merger Agreement, or the other transactions contemplated by the Merger Agreement without the prior consultation of the other party, except as may be required by law or regulation of any regulatory authority if all reasonable best efforts have been made to consult with the other party.  In addition, the parties will, to the extent reasonably practicable, consult with each other regarding the form and content of any public disclosure of any material developments or matters involving the disclosing party reasonably in advance of such publication.

Employment and Consulting Agreements

Eternal and American Eagle will use their reasonable best efforts to cause each of (1) the amended employment agreement between Eternal and Bradley Colby, as the Chief Executive Officer and President of Eternal, (2) the employment agreement between Eternal and Thomas Lantz, as the Chief Operating Officer of Eternal and (3) the consulting agreement between Eternal and Richard Findley, as a consultant of Eternal, in each case to become effective as of, and conditioned upon, the closing of the Merger, to be executed by Eternal and such individuals as promptly as practicable after the date of the Merger Agreement.

Certain Tax Matters

The Merger Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).  Eternal and American Eagle have agreed that they will use their respective reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of section 368(a) of the Internal Revenue Code.

In connection with the Merger, Eternal will file all required information with its tax returns and maintain all records required for tax purposes.  Eternal and American Eagle will cooperate in the preparation, execution, and filing of all tax returns and related documents.

Section 16 Matters

Prior to the closing of the Merger, Eternal and American Eagle, and their respective boards of directors, will use their reasonable best efforts to take all actions to cause any acquisitions of shares of Eternal’s common stock resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated under the Exchange Act in accordance with the terms and conditions set forth in no-action letters issued by the SEC in similar transactions.

No Solicitation of Alternative Transactions

The Merger Agreement provides, subject to limited exceptions described below, that each of Eternal and American Eagle will not, and will cause its respective subsidiaries and representatives not to:

•
directly or indirectly initiate, solicit, or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries regarding or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal (as defined below);

•
participate or engage in any discussions or negotiations with, or disclose any non-public information relating to itself or any of its subsidiaries, or afford access to its or its subsidiaries’ properties, books, or records to any person that has made or that it knows or has reason to believe is contemplating making an acquisition proposal; or

•
accept an acquisition proposal or enter into any agreement, including any letter of intent (other than a confidentiality agreement in certain circumstances that contains specified terms), that (1) provides for, constitutes, or relates to any acquisition proposal or (2) requires or causes either Eternal or American Eagle to abandon, terminate, or fail to consummate the Merger or the other transactions contemplated by the Merger Agreement.

The Merger Agreement permits Eternal and American Eagle to take and disclose to their respective stockholders a position with respect to an acquisition proposal from a third party to the extent required under applicable federal securities laws or other applicable law.  If either Eternal or American Eagle receives a written acquisition proposal, or in the case of American Eagle at any time prior to its obtaining the required affirmative approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of its common stock, then that party and its respective board of directors may participate or engage in discussions or negotiations with, furnish non-public information to, and afford access to its properties, books, or records to, the third party making the acquisition proposal if:

•
the acquisition proposal was not initiated, solicited, knowingly encouraged, or facilitated by that party, its subsidiaries, or any of its officers, directors, investment bankers, attorneys, accountants, financial advisors, agents, or other representatives after the date of or in violation of the Merger Agreement;

•
the board of directors of the party that received the acquisition proposal determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to result in a superior proposal (as defined below);

•
the board of directors of the party that received the acquisition proposal determines in good faith, after consultation with its financial advisors and outside legal counsel, that the third party making such acquisition proposal has the financial and legal capacity to consummate such acquisition proposal; and

•
before the party receiving the acquisition proposal provides any information to the person making the acquisition proposal, such person enters into a confidentiality agreement on specified terms with the party that received the acquisition proposal.

Each of Eternal and American Eagle has also agreed to:

•
promptly advise the other party in writing of the receipt of any acquisition proposal or any request for information received from any person that has made or that it reasonably believes may be contemplating an acquisition proposal, or any inquiry, discussions, or negotiations with respect to any acquisition proposal, the material terms and conditions of any request, acquisition proposal, inquiry, discussions, or negotiations, and the identity of the person or group making any request or acquisition proposal or with whom any discussions or negotiations are taking place;

•
provide the other party any non-public information concerning it provided to any other person or group in connection with any acquisition proposal that was not previously provided to the other party and copies of any written materials received from that person or group; and

•	keep the other party fully informed of the status of any acquisition proposals (including the identity of the parties involved and price and any material changes to any terms and conditions).

American Eagle’s Ability to Make an Adverse Recommendation Change

At any time prior to American Eagle obtaining the required affirmative approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of its common stock, and subject to American Eagle’s compliance at all times with the non-solicitation provisions described above and such approval obligations, the board of directors of American Eagle may make an adverse recommendation change (defined below) if the board of directors of American Eagle:

•	provides written notice to Eternal (a “notice of change”) that:

o	advises Eternal that the board of directors of American Eagle is contemplating making an adverse recommendation change, and

o	specifies the material facts and information constituting the basis for such contemplated determination; and

•
determines in good faith, after consultation with its outside legal counsel, that the failure to make an adverse recommendation change would be reasonably expected to be inconsistent with its fiduciary duties to the stockholders of American Eagle;

provided, however, that:

•	the board of directors of American Eagle may not make such an adverse recommendation change until the fourth business day after receipt by Eternal of a notice of change, and

•
during the four-business-day period, American Eagle will, at the request of Eternal, negotiate in good faith with respect to any changes to the Merger Agreement that would allow the board of directors of American Eagle to not make the adverse recommendation change consistent with its fiduciary duties.

Eternal’s Ability to Make an Adverse Recommendation Change

Subject to Eternal’s compliance at all times with the non-solicitation provisions described above, the board of directors of Eternal may make an adverse recommendation change if the board of directors of Eternal:

•	provides written notice of change to American Eagle that:

o	advises American Eagle that the board of directors of Eternal is contemplating making an adverse recommendation change, and

o	specifies the material facts and information constituting the basis for such contemplated determination; and

•
determines in good faith, after consultation with its outside legal counsel, that the failure to make an adverse recommendation change would be reasonably expected to be inconsistent with its fiduciary duties to the stockholders of Eternal;

provided, however, that:

•	the board of directors of Eternal may not make such an adverse recommendation change until the fourth business day after receipt by American Eagle of a notice of change, and

•
during the four-business-day period, Eternal will, at the request of American Eagle, negotiate in good faith with respect to any changes to the Merger Agreement that would allow the board of directors of Eternal to not make the adverse recommendation change consistent with its fiduciary duties.

Acquisition Proposal.  For purposes of this prospectus, the term “acquisition proposal” means, with respect to Eternal or American Eagle, any proposal, whether or not in writing, for the:

•
direct or indirect acquisition or purchase of a business or assets that generates or constitutes 20% or more of the net revenues, net income, or the assets (based on book value or fair market value thereof) of such party and its subsidiaries, taken as a whole;

•
direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of such party or any of its subsidiaries whose business generates or constitutes 20% or more of the net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; or

•
merger, consolidation, restructuring, transfer of assets, or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program, or other similar transaction that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of such party or any of its subsidiaries whose business generates or constitutes 20% or more of the net revenues, net income, or assets (based on book value or fair market value thereof) of such party and its subsidiaries, taken as a whole, other than the transactions contemplated by the Merger Agreement.

Superior Proposal.  For purposes of this prospectus, the term “superior proposal” means, with respect to Eternal or American Eagle:

•
any bona fide written acquisition proposal that was not initiated, solicited, facilitated, or knowingly encouraged by such party or any of its subsidiaries or any of their respective representatives in violation of the Merger Agreement, made by a third party to acquire, directly or indirectly, 50% or more of the equity securities of such party or 50% or more of the assets of such party and its subsidiaries, taken as a whole, pursuant to a tender offer, exchange offer, merger, share exchange, asset purchase, or other business combination; and

•
the terms of such proposal, as determined by the majority of the board of directors of such party (after consultation with its financial advisors and outside legal counsel) in good faith by duly adopted resolution, (1) would result in a transaction that, if consummated, is more favorable to the stockholders of such party (in their capacity as stockholders) from a financial point of view, than the Merger, taking into account all the terms and conditions of such proposal and the Merger Agreement (including any changes to the terms of the Merger Agreement offered by the other party in response to such proposal or otherwise), and (2) is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal, and other aspects of such proposal;

provided, however, that no proposal will be deemed to be a superior proposal if any financing required to consummate the proposal is not committed (unless it is reasonable to conclude that the proposed acquirer has adequate financial resources to consummate the transaction).

Adverse Recommendation Change.  For purposes of this prospectus, the term “adverse recommendation change” means, with respect to Eternal or American Eagle, a direct or indirect action or public proposal made by its board of directors or a committee of its board of directors to:

•
withdraw (or amend or modify in a manner adverse to the other party) its approval, recommendation, or declaration of advisability of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; or

•	recommend, adopt, or approve any acquisition proposal.

Termination of the Merger Agreement

General

The Merger Agreement may be terminated by written notice at any time prior to the effective time of the Merger in any of the following ways:

•	by mutual written consent of Eternal and American Eagle;

•	by either Eternal or American Eagle if:

o
the Merger is not completed on or before December 31, 2011, unless the failure of the party seeking to terminate the Merger Agreement to fulfill any material obligation under the Merger Agreement has been the cause of, or resulted in the failure of the Merger to have been completed on or before this date,

o
any court or other governmental entity having jurisdiction over any party to the Merger Agreement has issued a statute, rule, order, decree, or regulation or taken any other action, in each case permanently restraining, enjoining, or otherwise prohibiting the consummation of the Merger or making the Merger illegal and such statute, rule, order, decree, regulation, or other action has become final and nonappealable, provided that the right to terminate the Merger Agreement pursuant to this provision may not be exercised by a party whose failure to fulfill any material obligations under the Merger Agreement has been the cause of or resulted in such action or who is then in material breach of its obligations described above under “—Covenants—Further Action; Commercially Reasonable Efforts,”

o	American Eagle does not obtain affirmative approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of its common stock, or

o
there has been a breach of or failure to perform in any material respect any of the representations, warranties, covenants, or agreements set forth in the Merger Agreement on the part of Eternal, on the one hand, or American Eagle, on the other hand, that would give rise to the failure of the condition to closing related to accuracy of the representations and warranties and performance of the covenants in the Merger Agreement, or would otherwise materially impair or delay or otherwise have a material adverse effect on the party’s ability to consummate the transactions contemplated by the Merger Agreement and that is incapable of being cured before December 31, 2011 or has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party;

•
by Eternal, if American Eagle has breached or failed to perform in any material respect any of its covenants or other agreements as described under “—Covenants — No Solicitation of Alternative Transactions,” or an adverse recommendation change has occurred with respect to American Eagle or American Eagle’s board of directors or any committee thereof has resolved to make an adverse recommendation change;

•
by American Eagle, if Eternal has breached or failed to perform in any material respect any of its covenants or other agreements as described under “—Covenants—No Solicitation of Alternative Transactions,” or an adverse recommendation change has occurred with respect to Eternal or Eternal’s board of directors or any committee thereof has resolved to make an adverse recommendation change;

•
by American Eagle, prior to obtaining the required affirmative approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of its common stock, if American Eagle receives a bona fide acquisition proposal not solicited in violation of the provisions described under “—Covenants—No Solicitation of Alternative Transactions,” that American Eagle’s board of directors determines in good faith is a superior proposal, provided that American Eagle will not exercise this right to terminate the Merger Agreement unless (1) American Eagle has provided a written notice to Eternal advising Eternal that American Eagle has received a superior proposal (it being understood that neither the delivery of such a notice nor any subsequent public announcement thereof in itself will entitle Eternal to terminate the Merger Agreement) that it intends to accept, together with a copy of the proposal documents, unless previously provided, and a summary of the terms and conditions of such proposal, (2) Eternal does not, within four business days following its receipt of such notice, make an offer that, as determined by American Eagle’s board of directors with respect to the holders of American Eagle’s common stock, in good faith after consultation with its respective outside legal counsel and financial advisors, results in the applicable acquisition proposal no longer being a superior proposal (provided that, during such four-business-day period, American Eagle will negotiate in good faith with Eternal, to the extent Eternal wishes to negotiate, to enable Eternal to make such offer) (it being understood and agreed that, prior to any such termination taking effect, any amendment to the price or any other material term of a superior proposal will require a new notice of superior proposal and a new four-business-day period) and (3) simultaneously with, and as a condition to, such termination, American Eagle will pay to Eternal a $150,000 termination fee;

•
by Eternal, if it receives a bona fide acquisition proposal not solicited in violation of the provisions described under “—Covenants—No Solicitation of Alternative Transactions,” that Eternal’s board of directors determines in good faith is a superior proposal, provided that Eternal will not exercise this right to terminate the Merger Agreement unless (1) Eternal has provided a written notice to American Eagle advising American Eagle that Eternal has received a superior proposal (it being understood that neither delivery of such notice nor any subsequent public announcement thereof in itself will entitle American Eagle to terminate the Merger Agreement) that it intends to accept, together with a copy of the proposal documents, unless previously provided, and a summary of the terms and conditions of such proposal, (2) American Eagle does not, within four business days following its receipt of such notice, make a counterproposal that, as determined by Eternal’s board of directors with respect to the holders of Eternal’s common stock, in good faith after consultation with its respective outside legal counsel and financial advisors, results in the acquisition proposal no longer being a superior proposal (provided that, during such four-business-day period, Eternal will negotiate in good faith with American Eagle, to the extent that American Eagle wishes to negotiate, to enable American Eagle to make such a counterproposal) (it being understood and agreed that, prior to any such termination taking effect, any amendment to the price or any other material term of a superior proposal will require a new notice and a new four-business-day period); and (3) simultaneously with, and as a condition to, such termination, Eternal will pay to American Eagle a $150,000 termination fee; and

•
by American Eagle if all conditions to Eternal’s and Merger Sub’s obligations under the Merger Agreement (other than the condition that the number of Dissenting Shares for which demands for fair value have not been withdrawn will not exceed five percent of the outstanding shares of American Eagle’s common stock) have been satisfied or, in the case of any opinions or certificates to be delivered on the closing date, could be satisfied, and Eternal has failed to waive the condition irrevocably relating to dissenting shares within five business days after receipt of a written notice from American Eagle certifying that all such conditions (other than the conditions relating to (1) no pending suit, action, or proceeding and (2) the Fairness Opinion having not been amended, withdrawn, or rescinded and, if applicable, the Fairness Opinion having been updated) have been satisfied (or are capable of satisfaction at closing) and that American Eagle is prepared to close.

Fees and Expenses

Except for the termination fees set forth in the Merger Agreement and as described above under “—General,” all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses.

Effect of Termination

In the event of the termination of the Merger Agreement as described above, written notice must be given by the terminating party to the other parties specifying the provision of the Merger Agreement pursuant to which such termination is made, and except as described in this section, the Merger Agreement will become null and void after the expiration of any applicable period following such notice.  In the event of the termination of the Merger Agreement, there will be no liability or obligations on the part of Eternal or Merger Sub, on the one hand, or American Eagle, on the other hand, except:

•	as described above under “—General” with respect to the payment of a termination fee under certain circumstances;

•	as described above under “—Fees and Expenses”;

•	with respect to the requirement to comply with the confidentiality provisions of the Merger Agreement; and

•	with respect to the non-solicitation restrictions and standstill obligation described below;

provided, however, that no party will be relieved from any liability with respect to any willful breach of any representation, warranty, covenant, or other obligation under the Merger Agreement.

Non-Solicitation Restrictions.  Eternal and American Eagle have agreed that, for a period of one year following the date of termination of the Merger Agreement, neither party will hire or solicit for hire or employment any officer or employee of, or consultant to, the other party or any of its subsidiaries or any person who at the time of proposed hire had been an officer or employee of the other party or any of its subsidiaries within the previous six months (excluding current oil and gas operating activities that the parties are conducting with one another or as may be reasonably anticipated in the ordinary course of business relating to such activities).

Standstill Obligations.  Eternal and American Eagle have agreed that, for a period of six months following the date of termination of the Merger Agreement, neither party, without the prior written consent of the other party’s board of directors, will:

•
acquire or agree, offer, seek, or propose to acquire, by purchase or otherwise, ownership of any voting securities or rights to acquire any voting securities of the other, or any of the assets or businesses of the other or any subsidiary or division thereof or any bank debt, claims, or other obligations of the other or any rights to acquire such ownership;

•
seek or propose to influence or control the management or policies of the other or to obtain representation on the other’s board of directors, or solicit any proxies of the other’s shareholders, or make any public announcement with respect to any of the foregoing;

•	make any public announcement with respect to, or submit a proposal for, or offer of any extraordinary transaction involving the other or its securities or assets; or

•
enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a “group” (as defined in the Exchange Act) in connection with any of the foregoing.

Notwithstanding the standstill restrictions above:

•	neither party’s board of directors shall withhold, delay, deny, or condition its consent if to do so would be inconsistent with its fiduciary duties;

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either party is permitted to commence a non-coercive tender offer for the other’s common stock at a price higher than that contemplated by any other then-existing merger agreement to which the other is a party;

•
either party may comment on any merger negotiation process or other matter relating to or involving the merger or takeover of the other party in order to correct material misstatements or omissions made by the other party or its advisors; and

•
either party may continue the current oil and gas operating activities conducted with the other party and as may be reasonably contemplated in the ordinary course of business relating to such activities.

DESCRIPTION OF ETERNAL’S CAPITAL STOCK

The following summary of the terms of the capital stock of Eternal before and after the Merger is not meant to be complete and is qualified by reference to Eternal’s Articles of Incorporation and all applicable provisions of the NRS.  Copies of Eternal’s Articles of Incorporation are incorporated by reference and will be sent to stockholders of Eternal upon request.  See “Where You Can Find More Information; Incorporation by Reference” on page 82 of this prospectus.

Authorized and Outstanding Capital Stock

The authorized capital stock of Eternal consists of 875,000,000 shares of common stock, with $0.001 par value per share. As of the date of this prospectus, 41,005,822 shares of Eternal’s common stock are issued and outstanding and 3,494,178 shares of Eternal’s common stock are held in its treasury.

Common Stock

Voting Rights.  Each holder of Eternal’s common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors, and does not have cumulative voting rights or preemptive rights.  Accordingly, holders of a majority of the shares of Eternal’s common stock entitled to vote in any election of directors of Eternal may elect all of the directors standing for election.

Dividend Rights.  The holders of Eternal’s common stock are entitled to receive dividends as declared by Eternal’s board of directors in its discretion out of funds legally available for the payment of dividends.

Conversion; Redemption.  Holders of Eternal’s common stock are not entitled to any conversion rights and such shares are not subject to any redemption provisions.

Preemptive Rights.  Under its Articles of Incorporation and applicable law, the holders of Eternal’s common stock have no preemptive right to subscribe for or purchase any shares or other securities of Eternal.

Transfer Agent and Registrar

Interwest Stock Transfer Co., Inc. is the transfer agent and registrar for Eternal’s common stock.

COMPARISON OF STOCKHOLDERS RIGHTS

As a result of the Merger, the stockholders of American Eagle (other than those who properly exercise and perfect, and do not withdraw or lose, dissenters’ rights under the applicable provisions of the NRS) will become stockholders of Eternal.  Each of Eternal and American Eagle is organized under the laws of the State of Nevada, so the rights of the American Eagle stockholders who become stockholders of Eternal will continue to be governed by the laws of the State of Nevada.  Such stockholders’ rights will also be governed by Eternal’s Articles of Incorporation and Bylaws.  The following is a summary comparison of the respective material differences between Eternal’s Articles of Incorporation and Bylaws and American Eagle’s Articles of Incorporation and Bylaws.  This section does not include a complete description of all differences among the rights of these holders, nor does it include a complete description of the specific rights of these holders.  In addition, the identification of some of the differences in the rights of these holders as material is not intended to indicate that other differences that are equally important do not exist.

Eternal		American Eagle
Authorized Capital
•	The total number of authorized shares of capital stock of Eternal is 875,000,000 shares of common stock, par value $0.001 per share.	•	The total number of authorized shares of capital stock of American Eagle is 100,000,000 shares of common stock, par value $0.001 per share .
Number of Directors
•	The board of directors of Eternal has three members. Following the closing of the Merger, the board of directors of Eternal will have five members.	•	The board of directors of American Eagle has one member.
Notice of Stockholder Meetings
•
Eternal’s Bylaws provide that written notice of a stockholders meeting specifying the place, the day, and the hour of such meeting, and the purpose or purposes for which the meeting is called, is to be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting.

•
American Eagle’s Bylaws provide that written notice of a stockholders meeting specifying the place, the day, and the hour of such meeting, and the purpose or purposes for which the meeting is called, is to be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 50 days before the meeting.

Stockholder Proxies
•	Eternal’s Bylaws provide that no proxy may be voted after 11 months from its date unless otherwise provided in the proxy.	•	American Eagle’s Articles of Incorporation and Bylaws do not have a provision regarding the validity of proxies.
Limitation of Personal Liability of Directors and Officers
•
Eternal’s Articles of Incorporation eliminate a director’s or officer’s personal liability to Eternal or its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law or (b) the payment of dividends in violation of the laws of the State of Nevada.

		•	American Eagle’s Articles of Incorporation and Bylaws do not limit or eliminate the personal liability of directors or officers.
Indemnification
•
Eternal’s Bylaws provide that Eternal shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee, or agent of Eternal against liability incurred in the proceeding, to the fullest extent permissible under the laws of the State of Nevada.

The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by Eternal as they are incurred and in advance of the final disposition of the action, suit, or proceeding, but only after receipt by Eternal of an undertaking by or on behalf of the officer or director, on terms set by the board of directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by Eternal.
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American Eagle’s Bylaws provide that American Eagle may indemnify any person who was or is a party or is  threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of American Eagle to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of American Eagle, or is or was serving at the request of American Eagle as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she  reasonably believed to be in or not opposed to the best interests of American Eagle, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.   The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of American Eagle, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Eternal	American Eagle

American Eagle may indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending, or completed action or suit by or in the right of American Eagle to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of American Eagle, or is or was serving at the request of American Eagle as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in  connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not  opposed to the best interests of American Eagle, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the  performance of his duty to American Eagle, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee, or agent of American Eagle has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the proceeding paragraphs, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Any other indemnification under the proceeding paragraphs shall be made by American Eagle upon a determination that indemnification of the officer, director, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct.  Such determination shall be made either (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to  such action, suit, or proceeding; (ii) by independent legal counsel on a written opinion; or (iii) by the stockholders by a majority vote.

Eternal		American Eagle
Interested Transactions

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Eternal’s Articles of Incorporation provide that any of its officers, directors, or stockholders shall not, in the absence of fraud, be prohibited from dealing with Eternal either as vendor, purchaser, or otherwise.  A pecuniary interest in any transaction by any such director, stockholder, or officer shall not disqualify him in any way from acting in his corporate capacity.  No director nor officer, nor any firm, association, or corporation of which he shall be a member, or in which he may be pecuniarily interested in any manner be disqualified from dealing with Eternal as a result of the association.  No director or officer, nor any foreign association or corporation with which he is connected as aforesaid, shall be liable to account to Eternal or its stockholders for any profit realized by him from or though any such transaction or contract, it being the express purpose and intent of Eternal’s Articles of Incorporation to permit Eternal to buy from, sell to, or otherwise deal with the partnerships, firms, or corporations of directors and officers of Eternal, or any one or more of them who may have pecuniary interest, and the contracts of Eternal, in the absence of fraud, shall not be void or voidable or affecting in any manner by reason of such position.  Furthermore, directors of Eternal may be counted for a quorum of the board of directors of Eternal at a meeting even though they may be pecuniarily interested in matters considered at a meeting; any action taken at such a meeting with reference to such matters by a majority of the disinterested directors shall not be void or voidable by Eternal in the absence of fraud.

	•	American Eagle’s Articles of Incorporation and Bylaws do not have a provision regarding interested transactions.
Bylaws Amendments
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Eternal’s Bylaws may be amended by the board of directors unless:  (i) the Articles of Incorporation or the NRS reserve this power exclusively to the stockholders, in whole or part; (ii) the stockholders, in adopting, amending, or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw; or (iii) the bylaw either establishes, amends, or deletes a “supermajority” stockholder quorum or voting requirement.

Eternal’s Bylaws also provide that Eternal’s stockholders may also amend or repeal Eternal’s Bylaws at any stockholder meeting.
•
American Eagle’s Bylaws may be amended by the board of directors or the stockholders, except that:  (i) no Bylaws  adopted or amended by the stockholders shall be altered or repealed by the board of directors and (ii) no Bylaws shall be adopted by the board of directors which shall require  more than a majority of the voting shares for a quorum at a meeting of stockholders, or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law; provided, however, that, if any bylaw regulating an impending  election of directors is adopted or amended or repealed by the board of  directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors, the bylaws so adopted or amended or repealed, together with a concise statement of the changes made.

INFORMATION ABOUT THE COMPANIES

Eternal

Corporate History

Eternal was incorporated in Nevada on July 25, 2003, to engage in the acquisition, exploration, and development of natural resource properties.  On November 7, 2005, we and a newly formed merger subsidiary wholly-owned by us completed a merger transaction with us as the surviving corporation (the “2005 Merger”).  In connection with the 2005 Merger, we changed our name to “Eternal Energy Corp.” from our original name, “Golden Hope Resources Corp.”

Business Overview

Since the 2005 Merger, we have been engaged in the exploration for petroleum and natural gas in the States of Nevada, Utah, Texas, Colorado and North Dakota, the North Sea, and the Pebble Beach Project through the acquisition of contractual rights for oil and gas property leases and the participation in the drilling of exploratory wells.

On November 7, 2005, as part of the 2005 Merger transaction, we acquired contractual rights and interests in a joint venture with Eden Energy Corp. for the acquisition of oil and gas leases and drilling wells to explore for oil and natural gas reserves on the Big Sand Spring Valley Prospect located in Nye County, Nevada (the “BSSV Project”).  As a result, we owned rights to acquire a 50% working interest in approximately 82,184 gross acres, which rights were scheduled to expire in 2015 and could have been extended upon production from the leases.  Effective April 17, 2006, we entered into a letter agreement with Eden Energy, with respect to our right to participate with Eden Energy in the exploration of oil and natural gas reserves located on approximately 77,000 gross and net acres of land in central eastern Nevada (the “Cherry Creek Project”).  Effective November 30, 2006, we entered into an agreement with Eden Energy relative to the BSSV Project and Cherry Creek Project.  The agreement provided for a release of our option in the Cherry Creek Project in exchange for an assignment of a 100% interest in the BSSV Project.  The BSSV Project consisted of approximately 102,000 Federal gross and net acres in Nevada.  The leases associated with this acreage expired in August 2009 without any exploratory wells having been drilled.

On November 29, 2005, we acquired rights to participate in the drilling of an exploratory well in a North Sea petroleum exploration project (the “Quad 14 Project”) with International Frontier Resources Corporation (“IFR”), an oil and gas exploration company based in Calgary, Alberta, Canada.  The Quad 14 Project contemplated drilling, testing, completing, and equipping an initial exploratory test well on a 255 square kilometer block located in Quad 14 in the North Sea.  The 255-kilometer acreage block is located 24 kilometers south of the 639 million barrel Claymore oil field, 20 kilometers south of the 132 million barrel Scapa oil field, and nine kilometers north of the 592 billion cubic foot Goldeneye natural gas field.  The agreement with IFR was amended effective May 19, 2006, to provide for Oilexco Incorporated as the operator, to decrease the percentage of the drilling costs we would fund from 15% to 12.50%, and to change our working interest in the Quad 14 Project from 10% to 9.1875%.  This well was commenced on or about March 27, 2007 and was plugged and abandoned on or about April 9, 2007 because no economically viable reserves were discovered.

On January 30, 2006, we acquired a 10% working interest in a second petroleum exploration project in the North Sea through which we entered into an agreement with IFR to participate in the drilling of an exploratory well in a 970 square kilometer acreage block located in Quad 41 and Quad 42 in the North Sea (the “Quad 41/42 Project”).  The initial well on the Quad 41/42 Project commenced on or about July 28, 2007, was drilled to a total depth of approximately 6,000 feet, and was plugged and abandoned on or about August 17, 2007 after the well encountered sub-economic gas reserves.  As a result of a significant increase in projected well costs, which was presented to us prior to the drilling of the Quad 41/42 exploratory well, we elected not to participate in the Quad 41 Project.  All funds initially advanced to IFR in connection with our proposed participation in the Quad 41/42 Project were returned to us in November 2009.

In the fourth quarter of 2006, we entered into a series of agreements that resulted in our acquisition of 15% of the capital stock of Pebble Petroleum, Inc. (“Pebble”), as well as the following rights and interests in the Pebble Beach Project:

•	a USD$250,000 spud fee for each of the first eight wells drilled by Pebble on the Pebble Beach Project;

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a five percent gross overriding royalty from each well drilled on certain acreage that Pebble holds rights to in western Canada (we are not required to make any capital outlay or pay other expenses); and

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a 10% interest in a joint venture with a subsidiary of Pebble; the joint venture will explore and develop certain prospects located in the northern United States (we pay 10% of all costs incurred) (collectively, “Interests”).

Through a series of subsequent capital transactions completed by Pebble, our equity investment in Pebble was diluted to five percent.  In May 2007, we sold our stock in Pebble to a company then known as Heartland Resources Inc., a petroleum and natural gas exploration company whose shares are listed on the TSX-Venture Exchange (“Heartland”).

In August 2007, Heartland changed its name to Ryland.  During the past several years, Pebble acquired approximately 355,009 gross and net acres in the Pebble Beach Project in western Canada in which we owned a five percent gross overriding royalty.  In addition, Ryland’s U.S. subsidiary acquired approximately 61,412 gross and 35,145 net acres in the Pebble Beach Project in the northern United States, in which we owned a 10% working interest.  Pebble drilled eight wells on the project, for which we were paid an aggregate of $2,000,000 in spud fees during 2008 and 2009.

Beginning in May 2007, we entered into a series of agreements to acquire a 75% working interest in the SW extension of the West Ranch Field (the “West Ranch Property”) in Jackson County, Texas.

In December 2007, initial work to implement the first phase of a field wide waterflood of the Glasscock formation was commenced.  The initial phase consisted of the use of four injector wells.  The first phase of work was expected to be completed by the end of January 2008; however, field work was delayed when it was determined that two of the four injector wells had previously been used to dispose of waste water and other drilling material resulting in wellbore damage.  In August 2009, certain leases included in the West Ranch Field expired and, as a result, the reserves associated with these leases contained in the Glasscock Reservoir were no longer available to us.  These leases were pivotal to the implementation of the waterflood program designed to stimulate production throughout the West Ranch Property.

In the fourth quarter of 2007, we entered into a series of agreements with a related party to acquire the right to pursue a down-hole gas/water separation (“DGWS”) opportunity, primarily in western Canada, at which time we formed a wholly-owned subsidiary in Canada, EERG Energy, ULC, in which to pursue this opportunity.  During 2008, we failed to drill the required number of wells stipulated by the DGWS agreements and, as a result, lost our exclusive right to utilize the DGWS technology.  In December 2008, the option to extend the technology licenses was mutually terminated by us and the related party.  EERG Energy, ULC is now used to house our investment in Canadian oil and gas leases.

During 2008, two exploratory wells were drilled in an area in Southeastern Saskatchewan in which we own gross overriding royalty interests.  In February 2009, we began receiving royalty payments relating to our gross overriding royalty interest.  Two additional exploratory wells were drilled in 2009, which also resulted in our receiving royalty payments based on our gross overriding royalty interest.

Effective April 1, 2010, we sold all of our gross overriding royalty interest in the Saskatchewan acreage to Ryland.  Total consideration received included $2.9 million in cash, 2,145,883 shares of Ryland’s common stock, which were valued at approximately $874,973 as of the date of sale, and an assignment of Ryland’s 100% working interest in approximately 4,480 net acres located in southeastern Saskatchewan, Canada (the “Hardy Property”), and related equipment, valued at $238,681.

Also effective April 1, 2010, we sold our ten percent working interest in approximately 700 net acres located in North Dakota to a subsidiary of Ryland, Rover Resources Inc., for $1 million in cash.

In June 2010, we sold our 75% working interest in the West Ranch Field for cash consideration totaling $262,500 and the assumption, by the purchaser, of all plugging, abandonment and environmental reclamation liabilities.

In the fourth quarter of 2010, we began our current drilling activity targeting the Bakken and Three Forks Formations in Divide County, North Dakota.  As of early-October 2011, we have elected to participate in the followings wells located in the area:

Well Name	Operator	Working Interest	Current Status
Aarestad 4-34	North Plains Energy, LLC	0.63%	Producing
Aarestad 1-16	North Plains Energy, LLC	2.51%	Waiting to spud
Bagley 4-30	SM Energy Company	2.27%	Producing
Blazer 2-11	Samson Resources Company	0.94%	Waiting to be fractured
CPEC Lancaster 2-1	Crescent Point Energy	6.24%	Waiting to be fractured
CPEC Ridgeway 25-36	Crescent Point Energy	1.88%	Drilling
Denali 13-21	Samson Resources Company	0.03%	Waiting to be fractured
Gerhardsen 1-10	Continental Resources Inc.	2.39%	Producing
Legaard 4-25	SM Energy Company	2.02%	Waiting to be fractured
Mustang 7-6	Samson Resources Company	0.31%	Waiting to be fractured
Nielsen 1-12	Continental Resources Inc.	0.44%	Producing
Reistad 1-1	Murex Petroleum Corporation	5.50%	Waiting to be completed
Riede 4-14	SM Energy Company	0.17%	Producing
Torgeson 1-15	SM Energy Company	3.60%	Producing
Wolter 1-28	SM Energy Company	1.30%	Producing
Wolter 13-9	SM Energy Company	2.98%	Producing
Yukon 12-1	Samson Resources Company	1.25%	Waiting to be fractured
Thomte 8-5	Samson Resources Company	1.59%	Waiting to be fractured

In May 2011, we entered into a Purchase and Sale Agreement with American Eagle and an unrelated third party for the sale by us and American Eagle of half of our respective 50% working interests in approximately 8,948 net acres located primarily in Divide County, North Dakota (the “Spyglass Prospect”).  The initial closing of the transactions occurred on May 26, 2011 and resulted in the sale of an undivided 50% interest in approximately 8,118 net acres for cash consideration of approximately $7.165 million, which was divided equally between us and American Eagle.  A second closing related to the transaction occurred on August 5, 2011 and resulted in the sale of an undivided 50% interest in approximately 760 additional net acres for approximately $642,000, which was divided equally between us and American Eagle.  The Purchase and Sale Agreement also provided for the sale by us of an undivided 50% interest in approximately 269 net acres located within the Pebble Beach Prospect (as defined under “– Properties” below on page 52) in Divide County, North Dakota for cash consideration totaling approximately $235,000.  The closing of this sale occurred on August 5, 2011.  Eternal will retain operatorship for the Spyglass Prospect.

Effective April 15, 2011, we and our working interest partner, American Eagle, entered into a farm-out agreement with Passport Energy Ltd. (“Passport”), whereby Passport agreed to fund 38.5% of the drilling, completion and equipping costs of up to two future wells located within the Hardy Property in exchange for a 25% working interest in each well.  The remaining working interest will be shared equally between us and American Eagle.

In May 2011, we and our working interest partners, American Eagle and Passport, successfully completed the drilling and completion of an offset well located within the Hardy Property (the “Hardy 4-16” well).  A 29-stage fracture stimulation of the Hardy 4-16 well was completed in July 2011.  We are currently evaluating the results of the fracture stimulation.

Competitors

The oil and gas industry is intensely competitive.  We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial, and operational resources and staffs.  Accordingly, there is a high degree of competition for desirable oil and gas leases and farmin and farmout agreements, suitable properties for drilling operations, and necessary drilling and completion equipment and services, as well as for access to funds.  There are other competitors that have operations in the various areas of Bakken and Three Forks reserves and the presence of these competitors could adversely affect our ability to acquire additional leases and farmin and farmout agreements.

Hydraulic Fracturing

We have drilled one well since July 2010.  That well, the Hardy 4-16 well, is a horizontal well that was completed using hydraulic fracturing as one step of the completion process designed to improve the productivity of the well.  We contracted with industry-standard third-party specialists for both the drilling and completion phases of the well.  To date, there have not been any environmental or safety incidents, citations, or suits related to the hydraulic fracturing operations used as part of the completion of the Hardy 4-16 well.

As part of the process of drilling exploratory or producing wells, we currently expect that substantially all of the horizontal wells that we may cause to be drilled will be completed using hydraulic fracturing techniques.  As of the date of this prospectus, we have not finalized plans for any specific wells to be drilled and fractured.  We expect, however, to use industry-standard, long-established third-party service providers for such endeavors.  If we initiate a well, we will determine in advance whether it will be hydraulically fractured and, if so, we will include in the planning and budgetary process all costs associated with the fracture treatment.  The costs of a well vary based on the depth to which it will be drilled, its horizontal length, and the completion technique to be used, which will include the added expenditure for the fracture treatment, as well as all related environmental and safety considerations.

Because we contract with industry-standard, long-established third-party service providers for all drilling, casing, and cementing services, we depend upon their industry expertise, safety processes, and best practices for conducting those operations.  Our management, and that of our advisors, has significant, long-term experience with the engineering required to determine where and how a well should be drilled and whether the well should be hydraulically fractured as part of the completion process.  Accordingly, we believe that we will be able to determine whether our third-party service providers are utilizing proper drilling and completion techniques.  Nevertheless, we will rely on them, in the case of fracturing services, to:

•	monitor the rate and pressure of the fracturing treatment in real time for any abrupt change in rate or pressure;

•	evaluate the environmental impact of additives to the hydraulic fracturing fluid;

•	minimize the use of water during the fracturing process; and

•	dispose of any produced water in a manner that avoids any impact on other resources and is in full compliance with all federal, state, and local governmental regulations.

We and our third-party service providers are insured as to various drilling and environmental risks.  Our well insurance policy limits are $5,000,000 in each individual instance with a deductible of $100,000.  Our environmental liability policy limit is $1,000,000 per individual instance with a deductible of $100,000.  Historically, we have not had any indemnification obligations in favor of those entities to whom we sell the oil that is produced from our wells and we do not expect to incur any such obligations in the future.  American Eagle and we, as co-working interest owners, have reciprocal indemnification obligations to each other.

We rely fully on our third-party service providers to establish and carry out procedures to cope with any negative environmental impact that could occur in the event of a spill or leak in connection with their hydraulic fracturing services. The third party service providers would be responsible for costs arising out of any surface spillage, mishandling of fluids, or leakage from their equipment, including chemical additives.

The specific chemical composition of the fluids utilized by the third-party service providers in hydraulic fracturing operations are expected to vary by project and by provider; however, we expect that the chemical composition of such fluids will meet industry standards and will be utilized in a manner that conforms to all relevant federal, state, and local rules and regulations.

In order to prevent the underground migration of fracture fluids, we, and we expect our third party service providers to, follow industry-standard practices in respect of casing, cementing, and testing to ensure good physical isolation of the fractured interval from other sections of the well.  Our well construction processes and procedures conform to all relevant federal, state, and local rules and regulations.  We believe that the large thickness of rock formations between the fractured interval and any potable water sources will minimize the risk of underground migration of fracture fluids.  We would generally be responsible for any costs resulting from underground migration of fracture fluids, and we are not fully insured against this risk.  The occurrence of a significant event resulting from the underground migration of fracture fluids or surface spillage, mishandling, or leakage of fracture fluids could have a materially adverse effect on our financial condition and results of operations.  To date, there have been no such incidents, nor have the members of our management team encountered such an incident in their long-term experience in this industry.

Government Regulations

Our oil and gas operations are subject to various United States federal, state, and local governmental regulations.  Matters subject to regulation include discharge permits for drilling operations, drilling, and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation.  From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.  The production, handling, storage, transportation, and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial, and local laws and regulations relating primarily to the protection of human health and the environment.  To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to the results of our operations.  The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.  For information about hydraulic fracturing regulatory matters, see “Risk Factors – Risks Relating to the Business and Operations of Eternal Following the Merger – Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs, additional operating restrictions or delays, and inability to book future reserves.”

Research and Development

Our business plan is primarily focused on acquiring prospective oil and gas leases and/or operating existing wells located in the United States and Canada.  We have expended zero funds on research and development in each of our last two fiscal years.  It is our intention to develop a future exploration and development plan.

Employees

As of the date of this prospectus, our only employees are Bradley M. Colby, our President, Chief Executive Officer, and Treasurer, a controller, and an office administrator, each of whom is a full-time employee.  Except as described above under “The Merger Agreement—Covenants—Employment and Consulting Agreements,” we do not expect any material changes in the number of employees over the next 12-month period.  We do and will continue to outsource contract employment as needed.  However, if we are successful in our initial and any subsequent drilling programs, we may retain additional employees.

Properties

We own a 50% working interest in the Hardy Property – approximately 4,280 net acres located in southeastern Saskatchewan, Canada.  The Hardy Property includes one existing, operating oil well that currently produces approximately 40 barrels of oil per day.

In May 2011, we and our working interest partners, American Eagle and Passport, successfully completed the drilling and completion of a second exploratory well within the Hardy Property – the Hardy 4-16 well.

We own a 10% working interest in approximately 25,066 net acres located primarily in Divide County, North Dakota (the “Pebble Beach Prospect”).  To date, we have agreed to participate in 18 exploratory wells located within  the Pebble Beach Prospect and Spyglass Prospect areas, at various levels of participation.  As of early-October 2011, eight wells are producing and the remaining 10 wells have been, or are in the process of being, drilled and/or completed.

We own an undivided 25% working interest in approximately 8,948 additional net acres located in the Spyglass Prospect primarily in Divide County, North Dakota.  American Eagle owns an undivided 25% working interest in such net acres and an unrelated third party owns the other undivided 50% working interest in such net acres.  No timetable has been developed for the exploration of this acreage.

We currently lease 3,207 square feet of office space in Littleton, Colorado, which we believe to be sufficient for the operation of our business for the foreseeable future.  Unless renewed, our lease will expire on December 31, 2011.

We do not own or lease any other properties.

Legal Proceedings

We are not currently a party to any material legal proceedings.

Market Price of Eternal’s Common Stock and Related Stockholder Matters

Our common stock, par value $0.001, has been dually quoted on the OTC Bulletin Board and OTC Markets Group, Inc.’s OTCQB tier under the symbol “EERG” since November 7, 2005; however, active trading in the market of our common stock did not commence until February 2, 2006.  The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by OTC Markets Group, Inc.  Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions, and may not necessarily represent actual transactions.

	Bid
	High	Low
Year ended December 31, 2011:
First Quarter	$0.39	$0.11
Second Quarter	0.41	0.30
Third Quarter	0.31	0.20
Year ended December 31, 2010:
First Quarter	$0.14	$0.04
Second Quarter	0.08	0.03
Third Quarter	0.08	0.05
Fourth Quarter	0.11	0.05
Year ended December 31, 2009:
First Quarter	$0.04	$0.02
Second Quarter	0.05	0.02
Third Quarter	0.04	0.01
Fourth Quarter	0.13	0.03

As of the date of this prospectus, there are approximately 21 holders of record of our common stock.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Industry Outlook

The petroleum industry is highly competitive and subject to significant volatility due to numerous market forces.  Crude oil and natural gas prices are affected by market fundamentals such as weather, inventory levels, competing fuel prices, overall demand, and the availability of supply.

Worldwide oil prices reached historical highs during the last half of 2008, before tumbling amid worldwide economic crisis.  Oil prices stabilized during 2009 and remained stable throughout 2010.  Since December 31, 2010, oil prices have increased rapidly, topping $100 per barrel in mid-March 2011 and then retreating to the mid-$80’s per barrel in mid-August.

Oil prices cannot be predicted with any certainty and have significantly affected profitability and returns for upstream producers.  Historically, crude oil prices have averaged approximately $77 per barrel over the past five years, per the New York Mercantile Exchange (“NYMEX”). However, during that time, oil prices have experienced wide fluctuations in prices, ranging from $37 per barrel to $145 per barrel, with the median price of $78 per barrel.  Oil prices averaged approximately $99 during the six-month period ended June 30, 2011.

While local supply/demand fundamentals are a decisive factor affecting domestic natural gas prices over the long term, day-to-day prices may be more volatile in the futures markets, such as on the NYMEX and other exchanges, making it difficult to forecast prices with any degree of confidence.

Results of Operations for the Fiscal Year Ended December 31, 2010 vs. 2009

We recognized net income of $2,884,491 for the year ended December 31, 2010, compared to a net loss of $4,922,417 for the year ended December 31, 2009.  A discussion of the key components of our statements of operations and material fluctuations for the years ended December 31, 2010 and 2009 is provided below.

Revenues associated with the sale of oil and gas totaled $207,788 for the year ended December 31, 2010, compared to $123,814 for the year ended December 31, 2009.  A discussion of the principle reasons for the increase is as follows:

•
In April 2009, we began receiving royalty payments associated with our five percent gross overriding royalty interests in certain properties located in Saskatchewan, Canada, as certain wells were completed and commenced production.  Revenues from our overriding royalty positions continued to grow throughout the remainder of 2009 as additional wells were drilled in the area.  As a result, we recognized $123,814 of royalty revenue related to these gross overriding royalty interests during the year ended December 31, 2009.

•
In April 2010, we sold our five percent gross overriding royalty interests in Saskatchewan, Canada to Ryland.  Prior to the sale of those royalty interests, we recognized $74,485 in royalty revenue during the first three months of 2010.

•
In connection with the sale of our five percent gross overriding royalty interests, we acquired a 100% working interest in the Hardy Property – approximately 4,480 net acres, also located in southeastern Saskatchewan, Canada.  At the time of the sale, the Hardy Property contained one existing oil well (the “Hardy 7-9 well”) that was shut-in due to mechanical issues.

•	In June 2010, we sold 50% of our interest in the Hardy Property to American Eagle in exchange for a 50% working interest in certain acreage located in Divide County, North Dakota.

•
In August 2010, we, along with American Eagle, our working interest partner, recompleted the Hardy 7-9 well and returned it to production.  We recognized revenues of $133,303 from the sale of oil produced by the Hardy 7-9 well for the period from September 1 through December 31, 2010.

In July 2009, we settled our litigation with Zavanna Canada Corporation on terms that were favorable to us.  Under the terms of the settlement agreement, we received $255,000 of settlement proceeds, which are presented as litigation settlement revenues on our 2009 statement of operations.  No such settlements occurred during the year ended December 31, 2010.

Lease operating costs associated with the Hardy 7-9 well totaled $141,481 from September 1 through December 31, 2010, which included $96,618 of trucking related to the disposal of salt water produced by the well.  In January 2011, we contracted with the owners of a salt water disposal well located in nearer to the Hardy 7-9 well.  As a result, we anticipate that our future monthly trucking expenses associated with the disposal of salt water produced by the Hardy 7-9 well will decrease significantly.

Lease operating costs related to our 75% working interest in the Southwest Extension of the West Ranch Field (the “West Ranch Property”) totaled $46,183 for the year ended December 31, 2009.  No such expenses were incurred during 2010, as the wells were shut in from June 2009 through June 2010, the date on which the West Ranch Property was sold.

In exchange for our five percent gross overriding royalty interest to Ryland, we received cash consideration of $2,900,000, shares of Ryland’s common stock then valued at $874,973 and a 100% working interest in the Hardy Property (and related equipment), valued at $238,681.  We recognized a gain on the transaction of $4,013,654.

Also in April 2010, we sold our 10% working interest in approximately 7,000 gross acres (700 net acres) located in Divide County, North Dakota (the “Pebble Beach Prospect”), to Rover Resources Inc., a wholly-owned subsidiary of Ryland.  Proceeds from the sale of the 700 acres totaled $1,000,000 in cash.  Pursuant to accounting rules, we allocated a portion of the proceeds to reduce our 10% working interest in the remaining Pebble Beach Prospect acreage (approximately 28,000 gross acres, or 2,800 net acres) and recognized a gain on the sale of $722,645.

In June 2010, we sold our 75% working interest in the West Ranch Property.  Cash proceeds from the sale totaled $262,500.  In addition, the purchaser agreed to assume all plugging and abandonment liabilities related to the West Ranch wells, which, at the time of the sale, totaled $247,434.  Because we had fully impaired our investment in the West Ranch Property in September 2009, and because, at the time of the sale, we had no other properties in the US cost center of our full-cost pool, subject to amortization, we recognized a full gain on the sale totaling $509,934.

Due to the lack of proximate third-party drilling activity, as well as the fact that we had no plans to drill any exploratory wells in the foreseeable future, we fully impaired our investment in our Canada Prospect in April 2010 and recognized impairment expense of $1,046.

As a result of these transactions, we recognized net aggregate gains from the sale of oil and gas properties of $5,245,187 for the year ended December 31, 2010.

In August 2009, certain leases included in the West Ranch Property expired and, as a result, the reserves associated with these leases contained in the Glasscock Reservoir were no longer available to us.  These leases were pivotal to the implementation of a waterflood program designed to stimulate production throughout the property.  Because there was no reasonable certainty that we would seek to extract the underlying reserves associated with the remaining West Ranch leases, and because the timing of any such recovery could not be reasonably predicted, accounting rules required that the economic value of these reserves could not be used to evaluate the recoverability of our investment in the West Ranch Property.  Accordingly, we recognized $2,677,365 of expense to fully impair our investment in the West Ranch Property during the year ended December 31, 2009.

Also in August 2009, the leases associated with our Big Sand Spring Valley Prospect (“BSSV Prospect”) expired, prior to the completion of any exploratory drilling activities.  As a result, we recognized $936,855 of expense, which fully impaired our investment in the BSSV Prospect during the year ended December 31, 2009.

General and administrative expenses increased from $778,065 for the year ended December 31, 2009 to $964,305 for the year ended December 31, 2010, primarily due to the following:

•
We incurred fees associated with landman services totaling $97,772 for the year ended December 31, 2010, compared to $47,614 for 2009.  Landman services generally relate to the assignment and filing of oil and gas leases and/or mineral rights contracts acquired or disposed of, as in the case of the acquisition of the Hardy Property and/or other oil and gas prospects.

•
Payroll expenses for the year ended December 31, 2010 totaled $614,343 compared to $466,042 for the year ended December 31, 2009.  Prior to October 2009, we provided shared CFO services to Roadrunner Oil & Gas, Inc. (“Roadrunner”), for which we were paid amounts ranging from $3,000 to $4,000 per month.  Fees received from Roadrunner reduced our gross salaries expense by $35,000 for the year ended December 31, 2009.  Because the shared CFO services arrangement terminated in October 2009, we recognized no such savings during 2010.  In November 2010, we terminated the employment of our Chief Financial Officer and Vice President of Engineering without cause and incurred severance costs totaling $107,000.  Finally, we paid bonuses totaling $31,000 to key members of our management team during the year ended December 31, 2010, compared to bonuses totaling $16,500 for the prior year.

•
Similarly, prior to the termination of the shared CFO services arrangement in October 2009, Roadrunner subsidized a portion of our monthly office rent.  Savings associated with the subsidy totaled $32,000 for the year ended December 31, 2009.  Because the shared CFO services arrangement terminated in October 2009, we recognized no such savings during 2010.

•
In August 2010, we began conducting oil and gas operations in Canada through our wholly-owned subsidiary, EERG Energy, ULC.  The majority of EERG Energy, ULC’s transactions are denominated in Canadian Dollars, which differ from our reporting currency of US Dollars.  As a result, we recognized foreign exchange losses totaling $24,104 for the year ended December 31, 2010.  Because we did not regularly conduct Canadian operations prior to the acquisition of the Hardy Property in April 2010, no foreign exchange losses were recognized during the year ended December 31, 2009.

We did not recognize any stock-based compensation expense during the year ended December 31, 2010, because we did not grant any stock options during that year.  In comparison, we recognized stock-based compensation expense of $485,177 during the year ended December 31, 2009 in connection with the October 2009 grant of six million stock options to certain company officers, directors, and members of management.  Because the stock options were fully vested on the date of grant, the full amount of the stock-based compensation was recognized immediately.

Professional fees increased from $346,709 for the year ended December 31, 2009 to $388,427 for the year ended December 31, 2010, primarily as a result of consulting fees totaling $52,550 associated with a proposed merger with Ryland in early 2010.  The merger was not completed.

As a result of the acquisition and recompletion of the Hardy 7-9 well during the current year, we recognized depletion expense of $104,350 for the year ended December 31, 2010.  Accordingly, depreciation, depletion, and amortization expense increased from $45,540 for the year ended December 31, 2009 to $153,284 for the year ended December 31, 2010.

Shortly after acquiring shares of Ryland’s common stock in connection with the sale of our gross overriding royalties to Ryland during April 2010, Ryland was acquired by Crescent Point Energy (“Crescent Point”), at which time our shares of Ryland common stock were converted into 25,107 shares of Crescent Point’s common stock.  In August 2010, we began receiving monthly dividend payments related to our holdings of those shares.  Dividends received during the year ended December 31, 2010 totaled $23,759.  No such dividends were received or recognized during 2009.

In 2008 and 2009, we purchased certain down-hole water / gas separation tools at an aggregate cost of $57,000.  Due to a variety of reasons, we did not maintain exclusivity with respect to certain licenses necessary to utilize the tools and, in December 2009, reclassified the tools as assets held for sale.  During September 2010, we determined that the marketability of these tools was less than anticipated and, as a result, we fully impaired our investment in the down-hole tools and recognized an impairment loss of $57,000.  No such impairment loss was incurred during the year ended December 31, 2009.

In June 2010, we remitted $892,112 in foreign taxes to the Canadian Revenue Agency in connection with our sale to Ryland of the Saskatchewan gross overriding royalty interests.  The payment of the Canadian taxes created a foreign tax credit, which will be available to reduce our US tax liability on future earnings, once our net operating loss carryforwards have expired or been fully utilized.

Results of Operations for the Three-Month Period Ended June 30, 2011 vs. 2010

We recognized net income of $2,912,909 for the three-month period ended June 30, 2011, compared to $4,044,779 for the three-month period ended June 30, 2010.  A discussion of the key components of our statements of operations and material fluctuations for the three-month periods ended June 30, 2011 and 2010 is provided below.

Revenues associated with the sale of oil and gas totaled $13,702 for the three-month period ended June 30, 2011, compared to $2,999 for the three-month period ended June 30, 2010.  A comparison of the 2011 and 2010 oil sales is as follows:

•
The 2011 sales relate to our 50% working interest in the Hardy 7-9 well, which was acquired in June 2010 and placed on production in September 2010.  The well operated during a portion of April 2011 before being shut in for mechanical and weather-related issues.  The well remained shut-in through June 30, 2011.  The well has since been returned to production.

•	The 2010 sales relate to revenues received from our 5% overriding royalty interests in certain properties located in Saskatchewan, Canada. We sold our overriding royalty interests to in June 2010.

In April 2010, we sold our gross overriding royalty interest in approximately 264,000 net acres within an area of mutual interest located in southeastern Saskatchewan to Ryland.  In addition to cash consideration totaling $2.9 million, we received 2,145,883 shares of Ryland’s common stock, which were valued at approximately $874,973 as of the date of sale, and an assignment of Ryland’s 100% working interest in the Hardy Property (approximately 4,480 net acres located in Saskatchewan, and related equipment).  At the time of the sale, the Hardy Property had an estimated fair market value of $238,681.  We recognized a gain in the amount of $4,735,253 during the three-month period ended June 30, 2010 related to the sale.

Also in April 2010, we sold our working interest in approximately 700 net acres located within the Pebble Beach Prospect to Rover Resources Inc. for cash consideration totaling $1 million.  Because the sale represented a significant reduction of the full-cost pool that is not subject to amortization, we reallocated the costs of the pool among the properties included within the pool based on relative fair market value at the time of the sale.  We recognized a $509,934 gain on the sale of the Pebble Beach acreage during the three-month period ended June 30, 2010.

In May 2011, we sold half of our working interest in our Spyglass Prospect to a third party.  Net proceeds from the sale totaled $3,777,793, of which $320,833 was receivable as of June 30, 2011.  The receivable was collected in August 2011.  Because our working interest in the Spyglass Prospect represented a significant portion of our full-cost pool that is not subject to amortization, we reallocated the aggregate cost of the full-cost pool, not subject to amortization, among the various properties included within the pool, based on their estimated relative fair market values at the time the sale occurred, and recognized a gain in the amount of $3,402,000.

Also in May 2011, we sold a portion of our working interest in the Pebble Beach Prospect for net cash consideration totaling $227,079.  The net cash consideration was recorded as a receivable as of June 30, 2011 and collected in August 2011.  Because the sale did not represent the disposal of a significant portion of non-amortizable full-cost pool at the time of the sale, the net proceeds received were recorded as a reduction of the full-cost pool, not subject to amortization.

           Lease operating expenses associated with the Hardy 7-9 well totaled $67,508 for the three-month period ended June 30, 2011.  We did not recognize any lease operating expenses during the three-month period ended June 30, 2010, as the well was acquired in April 2010 but had not yet been re-worked or returned to production during that time.

General and administrative expenses decreased from $218,150 for the three-month period ended June 30, 2010 to $205,653 for the three-month period ended June 30, 2011.  The net decrease is primarily due to the following:

•	Payroll and employee benefit related costs declined by $67,525, as a result of a staff reduction that occurred in November 2011.

•
We recognized foreign exchange losses totaling $21,637 relating to currency fluctuations between the US Dollar and the Canadian Dollar.  The majority of our transactions related to our Hardy Property are transacted in Canadian Dollars.  No such losses were incurred during the comparable period in 2010.

•
In May 2011, we paid fees totaling $17,595 to a certain director as compensation for serving on the Special Committee that was formed to review the proposed merger with American Eagle.  This is the only time that we have ever compensated any of our directors through a cash payment.

•
Insurance expense increased by $16,120 related to the operation of the Hardy 7-9 well.  We incurred no such cost during the three-month period ended June 30, 2010, as the well had not yet been returned to production

Professional fees increased from $84,021 for the three-month period ended June 30, 2010 to $232,425 for the three-month period ended June 30, 2011.  Professional fees increased due to the following reasons:

•
We incurred legal fees totaling $153,449 during the three-month period ended June 30, 2011, primarily related to our proposed merger with American Eagle.  Legal fees for the three-month period ended June 30, 2010 totaled $77,221.

•
We also incurred consulting fees totaling $19,282 during the second quarter of 2011, primarily related to business valuation services obtained in connection with our proposed merger with American Eagle.  We incurred no such costs during the comparable period in 2010.

•
Accounting fees for the three-month period ended June 30, 2011 increased by $52,894 from the same period in 2010 due to services received in connection with the proposed merger with American Eagle, and related SEC filings, as well as engaging a third-party individual to perform all accounting functions.  These functions were previously performed by our former Chief Financial Officer.

As a result of the acquisition and recompletion of the Hardy 7-9 well during the second half of 2010, we recognized depletion expense of $11,679 for the three-month period ended June 30, 2011.  No such depletion was recognized during the second quarter of 2010, as the Hardy 7-9 well had not yet been returned to production.  We recorded depreciation expense of $1,879 for the three-month period ended June 30, 2011 related to our office equipment, furniture, and leasehold improvements, compared to depreciation expense of $11,801 for the three-month period ended June 30, 2010.  Much of our office equipment and furniture became fully depreciated in December 2011, which explains the decrease in depreciation expense from 2010 to 2011.

Shortly after acquiring shares of Ryland’s common stock in connection with the sale of our gross overriding royalties to Ryland during April 2010, Ryland was acquired by Crescent Point, at which time our shares of Ryland common stock were converted into 25,107 shares of Crescent Point’s common stock.  In August 2010, we began receiving monthly dividend payments related to our holdings of those shares.  As a result, we recognized dividend income totaling $19,476 for the three-month period ended June 30, 2011.  No such dividend income was recognized for the comparable period in 2010.

Results of Operations for the Six-Month Period Ended June 30, 2011 vs. 2010

We recognized net income of $2,348,363 for the six-month period ended June 30, 2011, compared to $3,713,044 for the six-month period ended June 30, 2010.  A discussion of the key components of our statements of operations and material fluctuations for the six-month periods ended June 30, 2011 and 2010 is provided below.

Revenues associated with the sale of oil and gas totaled $52,805 for the six-month period ended June 30, 2011, compared to $74,485 for the six-month period ended June 30, 2010.  A comparison of the 2011 and 2010 oil sales is as follows:

•
The 2011 sales relate primarily to our 50% working interest in the Hardy 7-9 well, which was acquired in June 2010 and placed on production in September 2010.  In January 2011, the well encountered mechanical problems and was taken off of production due to a parted rod string.  The well was repaired and returned to production in March 2011.  The well was once again taken off of production in mid-April due to mechanical issues.  The well bore was repaired in May 2011, but the well remained shut-in through June 30, 2011 due to inclement weather conditions.

•	In January 2011, we began recognizing revenue associated with our small, working interest position in the Aarestad 4-34 well, which was completed in December 2010.

•
The 2010 sales relate to revenues received from our 5% overriding royalty interests in certain properties located in Saskatchewan, Canada.  We sold our overriding royalty interests to Ryland in June 2010.

In April 2010, we sold our gross overriding royalty interest in approximately 264,000 net acres within an area of mutual interest located in southeastern Saskatchewan to Ryland.  In addition to cash consideration totaling $2.9 million, we received 2,145,883 shares of Ryland’s common stock, which were valued at approximately $874,973 as of the date of sale, and an assignment of Ryland’s 100% working interest in the Hardy Property (approximately 4,480 net acres located in Saskatchewan and related equipment).  At the time of the sale, the Hardy Property had an estimated fair market value of $238,681.  We recognized a gain in the amount of $4,735,253 during the six-month period ended June 30, 2010 related to the sale.

Also in April 2010, we sold our working interest in approximately 700 net acres located within the Pebble Beach Prospect to Rover Resources Inc. for cash consideration totaling $1 million.  Because the sale represented a significant reduction of the full-cost pool that is not subject to amortization, we reallocated the costs of the pool among the properties included within the pool based on relative fair market value at the time of the sale.  We recognized a $509,934 gain on the sale of the Pebble Beach acreage during the six-month period ended June 30, 2010.

In May 2011, we sold half of our working interest in our Spyglass Prospect to a third party.  Net proceeds from the sale totaled $3,777,793, of which $320,833 was receivable as of June 30, 2011.  The receivable was collected in August 2011.  Because our working interest in the Spyglass Prospect represented a significant portion of our full-cost pool that is not subject to amortization, we reallocated the aggregate cost of the full-cost pool, not subject to amortization, among the various properties included within the pool, based on their estimated relative fair market values at the time the sale occurred, and recognized a gain in the amount of $3,402,000.

Also in May 2011, we sold a portion of our working interest in the Pebble Beach Prospect for net cash consideration totaling $227,079.  The net cash consideration was recorded as a receivable as of June 30, 2011 and collected in August 2011.  Because the sale did not represent the disposal of a significant portion of non-amortizable full-cost pool at the time of the sale, the net proceeds received were recorded as a reduction of the full-cost pool, not subject to amortization.

Lease operating expenses associated with the Hardy 7-9 well totaled $115,691for the six-month period ended June 30, 2011.  We did not recognize any lease operating expenses during the six-month period ended June 30, 2010 as the Hardy 7-9 well had not yet been re-worked and returned to production.

General and administrative expenses decreased from $452,402 for the six-month period ended June 30, 2010 to $344,906 for the six-month period ended June 30, 2011.  The net decrease is primarily due to the following:

•	Payroll and benefits related expenses decreased by $156,359, as a result of staff reductions that occurred in November 2010.

•
Land management fees for the six-month period ended June 30, 2011 declined by $23,910 from the same period in 2010, as a result of switching from a full-time resource to a shared we share with American Eagle.

•
We recognized foreign exchange losses totaling $28,584 relating to currency fluctuations between the US Dollar and the Canadian Dollar.  The majority of our transactions related to our Hardy Property are transacted in Canadian Dollars.  No such losses were incurred during the comparable period in 2010.

•
In May 2011, we paid fees totaling $17,595 to a certain director as compensation for serving on the Special Committee that was formed to review the proposed merger transaction with American Eagle.  This is the only time that we have ever compensated any of our directors through a cash payment.

•
Insurance expense increased by $16,120 related to the operation of the Hardy 7-9 well.  We incurred no such cost during the six-month period ended June 30, 2010 as the well had not yet been returned to production.

•	Travel related expenses increased by 10,403 from 2010 to 2011 in connection with our proposed merger with American Eagle and related activities.

Professional fees increased from $238,426 for the six-month period ended June 30, 2010 to $649,154 for the six-month period ended June 30, 2011.  Professional fees increased due to the following reasons:

•
We incurred legal fees totaling $390,266 during the six-month period ended June 30, 2011, primarily related to our proposed merger with American Eagle.  Legal fees for the six-month period ended June 30, 2010 totaled $153,875.  The 2010 fees related to a proposed merger with Ryland.  The merger with Ryland was never completed.

•
We also incurred consulting fees totaling $153,192 during the six-month period ended June 30, 2011, the majority of which related to business valuation services obtained in connection with our proposed merger with American Eagle.  Consulting fees for the six-month period ended June 30, 2010 totaled $52,550 and consisted of fees associated with the obtaining of a fairness opinion related to our contemplated merger with Ryland in March 2010.  The Ryland merger transaction was never completed.

•
Accounting fees for the six-month period ended June 30, 2011 totaled $105,696, compared to $32,000 for the six-month period ended June 30, 2010.  The increase is primarily due to additional auditing services obtained in connection with our proposed merger with American Eagle, and related SEC filings, as well as fees incurred as a result of outsourcing of all accounting related activities beginning in November 2010.

Depreciation, depletion, and amortization expense for the six-month period ended June 30, 2011 consisted almost entirely of depletion expense related to the Hardy 7-9 well, which was returned to production in September 2010.  No such depletion expense was recognized during the six-month period ended June 30, 2010.  Depreciation expense decreased from $23,580 for the six-month period ended June 30, 2010 to $4,406 for the same period in 2011, primarily due to the fact that the majority of our office equipment, furniture, and leasehold improvements became fully depreciated in December 2010.

We recognized dividend income totaling $34,532 related to our holdings of Crescent Point common stock, which were acquired in June 2010.  No such dividend income was recognized for the comparable period in 2010, as we had not yet acquired the Crescent Point stock.

We recognized Canadian income taxes totaling $892,112 in connection with the sale of certain gross overriding royalties to Ryland in June 2010.

Liquidity and Capital Resources

As of June 30, 2011, our assets totaled $10,316,919, which included, among other items, cash balances totaling $5,423,192, receivables totaling $614,021, amounts due from our working interest partner, American Eagle, totaling $667,333, and marketable securities valued at $1,288,625.  Our intention is to hold the marketable securities indefinitely and, accordingly, the marketable securities have been classified as noncurrent assets.  Notwithstanding this classification, our working capital as of June 30, 2011 was $3,517,602, compared to $2,527,606 as of December 31, 2010.

In March 2010, our board of directors authorized implementation of a stock repurchase program, pursuant to which we were authorized to repurchase up to $500,000 of our then-outstanding shares of common stock at prevailing market prices.  During the year ended December 31, 2010, we repurchased and retired 4,570,000 shares of our previously issued and outstanding common stock at an aggregate cost of $328,547 (average repurchase price of $0.07 per share).  We discontinued the share repurchase program effective November 1, 2010.

Historically, we have successfully raised additional operating capital through private equity funding sources and from the sale of various oil and gas prospects.  However, no assurances can be given that we will be able to obtain sufficient working capital through the sale of common stock and/or borrowing or that the development and implementation of our business plan will generate sufficient future revenues to sustain ongoing operations.

Litigation

On November 20, 2007, we were served with a complaint alleging, among other things, breach of contract, misappropriation of confidential and proprietary information and of trade secrets, and claims under the Colorado Uniform Trade Secrets Act.  In January 2008, we filed a countersuit claiming abuse of process, intentional interference with existing business and contractual relations, commercial disparagement, and conspiracy.  In July 2009, we settled the lawsuit on terms that were favorable to us, including the payment of $255,000 of litigation settlement proceeds.  As of December 31, 2009, all of the litigation settlement proceeds had been collected.

As of the date of this prospectus, we are not subject to any known or threatened litigation.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Preparation of Reserves Estimation and Related Internal Controls

The reserve estimation process involves reservoir engineers, geoscientists, planning engineers and financial analysts.  As part of this process, all reserves volumes are estimated by a forecast of production rates, operating costs and capital expenditures.  Price differentials between benchmark prices and prices realized and specifics of each operating agreement are then used to estimate the net reserves.  Production rate forecasts are derived by a number of methods, including estimates from decline curve analyses, material balance calculations that take into account the volume of substances replacing the volumes produced and associated reservoir pressure changes, or computer simulation of the reservoir performance.  Operating costs and capital costs are forecast based on past experience combined with expectations of future cost for the specific reservoirs.  In many cases, activity-based cost models for a reservoir are utilized to project operating costs as production rates and the number of wells for production and injection vary.

Note 14 to our consolidated financial statements as of and for the years ended December 31, 2010 and 2009 included in this prospectus contains information about our reserves, including tables that set forth our net interests in quantities of proved developed and undeveloped reserves of crude oil, condensate and natural gas and changes in such quantities from the prior period.

We retained an independent petroleum engineering consultant, MHA Petroleum Consultants LLC (“MHA”), to determine our annual estimate of oil and gas reserves as of December 31, 2010.  The MHA engineer who reviewed and calculated the value of our oil and gas reserves as of December 31, 2010 possesses over 30 years of petroleum engineering experience, serves as the President of MHA and as a petroleum consultant to MHA, holds a Bachelors of Science degree in geology with applied engineering from Northern Arizona University, and has received post-graduate education in petroleum engineering from Colorado School of Mines.

MHA estimated the oil and gas reserves associated with our Hardy Property using generally accepted industry standards, which include the review of technical data, methods and procedures used in estimating reserves volumes, the economic evaluations, and reserves classifications.  Specifically, reserves were estimated by MHA using a combination of performance methods, volumetric methods, and comparisons with analogous wells.  Reserves estimated by MHA using the performance method utilized extrapolations of historical production data.  Reserves were estimated by MHA using analogy and volumetrics in cases where historical production data were insufficient to establish a clear decline.  We believe that the methodologies used by MHA in preparing the relevant estimates comply with current SEC standards.

We also engaged a third-party engineer, Thomas Lantz, who currently serves as American Eagle’s Vice President of Operations, to review the production volume, pricing, production cost data, and methodologies used by MHA to estimate our proved reserves, as well as to review the conclusions of MHA regarding our estimated proved reserves.  Mr. Lantz possesses over 30 years of drilling and operational experience within the oil and gas industry, with specific expertise in reservoir and completion engineering.  In addition, Mr. Lantz holds a Bachelors of Science degree in chemical engineering from the University of Southern California and has received post-graduate education in mechanical engineering from Colorado State University.

The accuracy of reserve and economic evaluations is always subject to uncertainty.  The magnitude of this uncertainty is generally proportional to the quantity and quality of data available for analysis.  As a well matures and new information becomes available, revisions may be required which may either increase or decrease the previous reserve assignments.  Sometimes these revisions may result not only in a significant change to the reserves and value assigned to a property, but also may impact the total company reserve and economic status.

American Eagle

General

American Eagle was incorporated in the State of Nevada as Yellow Hill Energy Inc. on March 14, 2007 to engage in the acquisition, exploration, and development of natural resource properties.  American Eagle has a limited operating history with minimal revenues.

On December 14, 2009, Jay Jhaveri resigned as American Eagle’s President, Secretary, and Treasurer and as American Eagle’s sole director, and Richard Findley was appointed as American Eagle’s President, Secretary, Treasurer, and as American Eagle’s sole director.

On January 13, 2010, American Eagle issued an aggregate of 6,666,667 restricted shares of its common stock to four persons in a private transaction in connection with a change in American Eagle’s business operations following Mr. Findley’s joining American Eagle.  The shares were issued at par value, resulting in total proceeds received of $10,000.

On January 14, 2010, American Eagle issued an aggregate of 706,667 restricted shares of its common stock, at the price of $1.125 per share, to one non-U.S. person (as that term is defined in Regulation S of the Securities Act), relying on Regulation S and/or Section 4(2) of the Securities Act, pursuant to the closing of a private placement, for aggregate gross proceeds of $795,000.

On January 15, 2010, American Eagle entered into an Assignment Agreement with Murrayfield Limited, a United Kingdom company, regarding the acquisition of an interest in an oil and gas well in Mississippi (the “Oil Well Assignment”).  Lexaria Corp. and Murrayfield had entered into an Assignment Agreement, dated October 2, 2009, wherein Murrayfield had acquired from Lexaria certain interests regarding the PP F-12-4 well (the “Oil Well”) in the Belmont Lake Field in Wilkinson County, Mississippi.  Murrayfield assigned its interest in the well to American Eagle for $150,000, which consists of the costs paid by Murrayfield to Lexaria for the acquisition of its interest.  The Oil Well was not drilled as of June 16, 2010 due to local flooding conditions and, on that date, American Eagle entered into an Assignment Settlement Agreement with Lexaria to terminate the Oil Well Assignment.  In connection therewith, American Eagle has been refunded $150,000, less its share of expenses incurred in an attempt to drill the well, for a net amount of $144,063.

On January 21, 2010, American Eagle also entered into an Assignment Agreement with Murrayfield Limited regarding the acquisition of a working interest in an oil and gas lease in Willacy County, Texas, known as the Sauz Ranch Prospect (the “Leasehold Assignment”).  Miramar Petroleum Inc. and Murrayfield had entered into an Assignment of Oil and Gas Lease, dated August 28, 2009, pursuant to a Lease Purchase and Development Agreement, dated August 5, 2009, wherein Murrayfield acquired from Miramar certain interests regarding a leasehold interest in Willacy County, Texas.  Murrayfield assigned its interest in the lease to American Eagle for $137,500, which consists of the turnkey costs paid by Murrayfield to Miramar for the acquisition of its interest.

With the Leasehold Assignment, American Eagle acquired a 12.5% working interest in an oil and gas lease in Willacy County, Texas.  The lands covered by the lease consist of 908 acres out of the San Juan de Carrieitos, Willacy County, Texas, which covers an undivided 29/32nd of the mineral estate.  The area is also subject to another oil and gas lease owned by Exxon Mobil Corporation for the remaining 3/32nds.

During the months from February through December 2010, American Eagle acquired approximately 7,000  net acres located in the Spyglass Prospect in Divide County, North Dakota through the execution of approximately 250 oil and gas leases.  On June 18, 2010, American Eagle sold 50% of its working interest in the Spyglass Prospect to Eternal and acquired a 50% working interest in the Hardy Property – approximately 4,480 net acres located in southeastern Saskatchewan, Canada, and an existing, shut-in well bore from Eternal.  As of December 31, 2010, American Eagle’s Spyglass holdings consist of a 50% working interest in approximately 3,500 net acres.

In addition, American Eagle entered into an operating agreement with Eternal, whereby Eternal will be responsible for managing all future exploration and operational activities for both the Hardy Property and the Spyglass Prospect.

In December 2010, American Eagle acquired intellectual property related to certain exploratory opportunities and transactions in connection with the granting of options to purchase 2,141,842 shares of its common stock at an exercise price of $0.60 per share.

On January 24, 2011, American Eagle declared a 1-for-1.5 reverse stock split of its common stock.  The reverse split reduced the number of shares then issued and outstanding from 56,310,000 shares to 37,540,000 shares.  The retroactive effect of this reverse split has been applied to all American Eagle share data included in this prospectus.

On January 31, 2011, American Eagle entered into a Lease Acquisition Agreement between Americana Exploration LLC and Big Sky Operating LLC to acquire an undivided 66.67% working interest in approximately 47,392 net acres located in Toole County, Montana for cash consideration of $1,235,684.

In May 2011, American Eagle signed a joint participation agreement with FX Energy, Inc. and Big Sky Operating LLC to develop lands within the Glacier Project area.  The effective date of the agreement is February 1, 2011.  The joint participation agreement defines an area of mutual interest in parts of Glacier and Toole Counties, Montana, and governs joint efforts by the companies to develop approximately 75,000 acres currently controlled by them.  The pooling of leasehold positions and the equalization of the respective working interests in the project was completed during the period from the effective date of the agreement through May 5, 2011. In October 2011, American Eagle and its partners, FX Energy, Inc. and Big Sky Operating LLC, completed drilling and casing a horizontal sidetrack from the group’s previously drilled vertical test, the FX American Eagle Big Sky 14-29 well, in Toole County, Montana.  A multi-stage fracture of this horizontal section is expected to occur in November 2011.

In May 2011, American Eagle entered into a Purchase and Sale Agreement with Eternal and an unrelated third party for the sale by American Eagle and Eternal of half of their respective 50% working interests in the Spyglass Prospect located primarily in Divide County, North Dakota.  The initial closing of the transactions occurred on May 26, 2011 and resulted in the sale of an undivided 50% interest in approximately 8,118 net acres for cash consideration of approximately $7.165 million, which was divided equally between American Eagle and Eternal.  A second closing related to the transaction occurred on August 5, 2011 and resulted in the sale of an undivided 50% interest in approximately 760 additional net acres for approximately $642,000, which was divided equally between American Eagle and Eternal.  Eternal will retain operatorship for the Spyglass Prospect.

Effective April 15, 2011, American Eagle and its working interest partner, Eternal, entered into a farm-out agreement with Passport, whereby Passport agreed to fund 38.5% of the drilling, completion and equipping costs of up to two future wells located within the Hardy Property in exchange for a 25% working interest in each well.  The remaining working interest will be shared equally between American Eagle and Eternal.

During May 2011, American Eagle, along with its working interest partners, drilled and completed the Hardy 4-16 well.  American Eagle’s share of this cost is $472,973.  The well was fracture stimulated in July 2011.  American Eagle is currently evaluating the results of the fracture stimulation.

In June 2011, American Eagle began acquiring interests in oil and gas leases located in an area adjacent to the existing Spyglass Prospect.  American Eagle’s management refers to the adjacent acreage as the “West Spyglass Prospect.”  As of June 30, 2011, American Eagle owns a 100% working interest in approximately 7,467 gross acres (1,120 net acres) located within the West Spyglass Prospect.  The net acres are held by 21 leases, with expiration dates ranging from April 2014 to April 2016.

Competition

The oil and gas industry is intensely competitive.  American Eagle competes with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial, and operational resources and staffs.  Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations, and necessary drilling and completion equipment and services, as well as for access to funds.

Employees

As of the date of this prospectus, American Eagle has two employees.  American Eagle’s daily activities are currently managed by Richard Findley, who serves as its President, CEO and sole director, Thomas Lantz, its Vice President of Operations, and Richard Pershall, its Operations Manager.  Mr. Findley currently volunteers approximately 10 hours per week to American Eagle’s matters.  He devotes as much time as the board of directors determines is necessary to manage American Eagle’s affairs and is not currently directly compensated for his services.  Mr. Lantz is a full-time, salaried employee, who receives annual compensation of $144,000.  Mr. Pershall is a full-time, salaried employee.

Properties

American Eagle currently owns a 50% working interest in oil and gas leases located within the Hardy Property in southeastern Saskatchewan, Canada, which contain one existing, operating oil well, a second exploratory well, and related equipment.  American Eagle also owns an undivided 25% working interest in approximately 8,948 net acres located within the Spyglass Prospect in Divide County, North Dakota, an undivided 33% working interest in approximately 21,210 net acres located in Toole County, Montana, and a 100% working interest in approximately 1,120 net acres located within the West Spyglass Prospect.

American Eagle also owns a 12.5% working interest in an oil and gas property located in Willacy County, Texas.

American Eagle currently utilizes office space at 27 North 27th Street, Suite 21G, Billings, Montana 59101 and at 2549 W. Main Street, Suite 202, Littleton, Colorado 80120.

Legal Proceedings

American Eagle is not currently involved in any legal proceedings and it is not aware of any pending or potential legal actions.

Market Price of American Eagle’s Common Stock and Related Stockholder Matters

American Eagle’s common stock, par value $0.001, has been quoted on the OTC Bulletin Board and OTC Markets Group, Inc.’s OTCQB tier under the symbol “AMZG” since October 26, 2009, and prior to that, under the symbol “AMRE”; however, American Eagle’s common stock did not commence any meaningful trading until December 2009.  The following table sets forth the high and low bid prices for American Eagle’s common stock for the calendar quarters indicated, as reported by OTC Markets Group, Inc., adjusted for the 1-for-1.5 reverse stock split that was effective January 24, 2011.  Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions, and may not necessarily represent actual transactions.

	Bid
	High	Low
2011:
First Quarter	$2.41	$1.05
Second Quarter	2.40	1.35
Third Quarter	1.55	0.51
2010:
First Quarter	$1.50	$0.75
Second Quarter	1.20	0.75
Third Quarter	1.67	0.77
Fourth Quarter	1.28	0.60
2009:
First Quarter	$0.23	$0.08
Second Quarter	0.15	0.15
Third Quarter	0.15	0.08
Fourth Quarter	0.75	0.09

As of the date of this prospectus, American Eagle has approximately 37 stockholders of record.  American Eagle has never declared or paid any cash dividends on its common stock.  For the foreseeable future, American Eagle expects to retain any earnings to finance the operation and expansion of its business.

American Eagle has retained Holladay Stock Transfer, Inc., located at 2939 North 67th Place, Suite C, Scottsdale, Arizona, as its transfer agent.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Industry Overview

The petroleum industry is highly competitive and subject to significant volatility due to numerous market forces.  Crude oil and natural gas prices are affected by market fundamentals such as weather, inventory levels, competing fuel prices, overall demand, and the availability of supply.

Worldwide oil prices reached historical highs during the last half of 2008, before tumbling amid worldwide economic crisis.  Oil prices stabilized during 2009 and remained stable throughout 2010.  Since December 31, 2010, oil prices have increased rapidly, topping $100 per barrel in mid-March 2011 and then retreating to the mid-$80’s per barrel in mid-August.

Oil prices cannot be predicted with any certainty and have significantly affected profitability and returns for upstream producers.  Historically, crude oil prices have averaged approximately $77 per barrel over the past five years, per the NYMEX.  However, during that time, oil prices have experienced wide fluctuations in prices, ranging from $37 per barrel to $145 per barrel, with the median price of $78 per barrel.  Oil prices averaged approximately $99 during the six-month period ended June 30, 2011.

While local supply/demand fundamentals are a decisive factor affecting domestic natural gas prices over the long term, day-to-day prices may be more volatile in the futures markets, such as on the NYMEX and other exchanges, making it difficult to forecast prices with any degree of confidence.

Company Overview

The address of American Eagle’s principal executive office is 27 North 27th Street, Suite 21G, Billings, Montana 59101.  American Eagle’s telephone number is 406-294-9765.

American Eagle was incorporated in the State of Nevada under the name “Yellow Hill Energy Inc.” on March 14, 2007 and is engaged in the acquisition, exploration, and development of natural resource properties of merit.  On October 5, 2009, American Eagle filed documents with the Nevada Secretary of State to affect a change of its name from “Yellow Hill Energy Inc.” to “American Eagle Energy Inc.” by way of a merger with its wholly-owned subsidiary, American Eagle Energy Inc., which was formed solely to facilitate the name change.

On June 18, 2010, American Eagle formed a wholly-owned subsidiary named “AEE Canada Inc.” for the purpose of conducting operations and holding title to certain assets located within Canada.

American Eagle has not been involved in any bankruptcy, receivership, or similar proceedings, nor has it been a party to any material reclassifications, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of its business.

On October 9, 2008, Scott Lindsay resigned as American Eagle’s President, Chief Financial Officer, and Director and Sean Mitchell resigned as American Eagle’s Secretary, Treasurer, and Director.  As a result, on October 9, 2008, Jay Jhaveri was appointed to serve in these roles.  On December 14, 2009, Mr. Jhaveri resigned and was replaced by Richard Findley.  Mr. Findley currently serves as American Eagle’s President, Chief Financial Officer, Secretary, Treasurer, and Director.  In performing his duties, Mr. Findley currently devotes approximately 10 hours per week, for which he receives no direct monetary or stock-based compensation.

On June 7, 2010, American Eagle hired Thomas Lantz to serve as its Vice President of Operations.  On June 1, 2011, American Eagle hired Richard Pershall to serve as its Operations Manager.  Currently, Mr. Lantz and Mr. Pershall are American Eagle’s only paid employees.

Current Business

American Eagle is engaged in the exploration and production of oil and gas properties in the northern United States and south central Canada.

On October 14, 2009, American Eagle’s board of directors approved a forward split of its common stock on a one-old-for-two-new basis and, in connection with that forward split, its authorized capital increased from 75,000,000 shares with a par value of $0.001 to 150,000,000 shares with the same par value.  As a result, the number of American Eagle’s issued and outstanding shares of common stock increased from 30,000,000 shares to 60,000,000 shares.  The effective date of the forward split was October 26, 2009.

On January 13, 2010, American Eagle issued 10,000,000 shares of its common stock at par value to a group of four individuals in connection with a change in its business operations following Mr. Findley’s joining American Eagle.  Gross proceeds received from the issuance totaled $10,000.  The shares were contractually restricted from trading for periods ranging from six months to one year from the date of issuance and were subject to certain performance standards that have now been met.

On January 14, 2010, American Eagle issued 1,060,000 shares of its common stock at a price of $0.75 per share in a private transaction.  Gross proceeds from the issuance totaled $795,000.  The shares were contractually restricted from trading for one year from the date of issuance.

On January 15, 2010, American Eagle entered into an assignment agreement with Murrayfield Limited (“Murrayfield”), a United Kingdom company, pursuant to which American Eagle acquired a 15% working interest in an anticipated oil and gas well in Wilkinson County, Mississippi for $150,000 in cash.

On January 21, 2010, American Eagle entered into a second assignment agreement with Murrayfield, pursuant to which American Eagle acquired a 12.5% working interest in an oil and gas lease covering 908 net acres located in Willacy County, Texas for $137,500 in cash.

In February 2010, American Eagle began to acquire oil and gas leases in the Spyglass Prospect in Divide County, North Dakota, a region known for its Bakken and Three Forks zone oil production.  On June 18, 2010, American Eagle sold a 50% working interest in the Spyglass Prospect to Eternal and acquired a 50% working interest in the Hardy Property – approximately 4,480 acres located in southeastern Saskatchewan, Canada.  As of June 30, 2011, American Eagle owned working interests in oil and gas leases covering approximately 8,948 net acres within the Spyglass Prospect.

On April 15, 2010, American Eagle entered into a Securities Purchase Agreement, whereby it sold a one-year 8% Convertible Debenture with an initial principal amount of $1,000,000, convertible at $0.75 per share, and a two-year warrant for the purchase of 625,000 shares of American Eagle’s common stock, exercisable at $0.80 per share, to an otherwise unaffiliated third-party investor.

On January 12, 2011, American Eagle’s board of directors approved a reverse split of American Eagle’s common stock on a one new for one and one-half old basis and, in connection with that reverse split, American Eagle’s authorized capital decreased from 150,000,000 shares with a par value of $0.001 to 100,000,000 shares with the same par value.  As a result, the number of American Eagle’s issued and outstanding shares of common stock decreased from 56,310,000 shares to 37,540,000 shares.  The effective date of the reverse split was January 24, 2011.

On December 1, 2010, American Eagle received an irrevocable commitment for the purchase of $3.5 million of its common stock at a per-share price of $.60 (post-split), or 5,833,333 (post-split) shares.  In December 2010, pursuant to the terms of the Convertible Debenture and the warrant, the conversion price and the exercise price of those instruments were reduced to $.60 (post-split) per share, which resulted in American Eagle’s recording of an additional debt discount of $875,000.

On December 3, 2010, the warrant was exercised in full and American Eagle issued 833,333 (post-split) shares of its common stock.  On February 2, 2010, American Eagle received $666,666 of such committed funding and issued 1,111,111 shares of its common stock.  On March 2, 2010, American Eagle received an additional $2 million of such committed funding and issued 3,333,333 shares of its common stock. On March 31, 2011, American Eagle received $500,000 of such committed funding and issued 833,333 shares of its common stock.  The remaining $333,333 of the committed funding was collected in April 2011.

On February 24, 2011, the term of the Debenture was extended through April 15, 2012.

In December 2010, American Eagle changed its fiscal year end from April 30 to December 31.  Accordingly, the financial statements accompanying this narrative are for the eight-month period ended December 31, 2010, and the year ended April 30, 2010, and the three- and six-month periods ended June 30, 2011 and 2010.

During 2010, American Eagle began recognizing regular, recurring revenue from oil sales from properties in which it owns working interests. Accordingly, American Eagle is no longer considered a development stage company.

In January 2011, American Eagle acquired an undivided 66.67% working interest in approximately 47,392 net acres located in the Glacier Project in Glacier and Toole Counties, Montana for cash consideration of $1,195,624. Subsequently, American Eagle sold an undivided one-half of its working interest to FX Energy for $597,812, which represents 50% of the original purchase price.

In May 2011, American Eagle signed a joint participation agreement with FX Energy, Inc. and Big Sky Operating LLC to develop lands within the Glacier Project area.  The effective date of the agreement is February 1, 2011.  The joint participation agreement defines an area of mutual interest in parts of Glacier and Toole Counties, Montana, and governs joint efforts by the companies to develop approximately 75,000 acres currently controlled by them.  The pooling of leasehold positions and the equalization of the respective working interests in the project was completed during the period from the effective date of the agreement through May 5, 2011. In October 2011, American Eagle and its partners, FX Energy, Inc. and Big Sky Operating LLC, completed drilling and casing a horizontal sidetrack from the group’s previously drilled vertical test, the FX American Eagle Big Sky 14-29 well, in Toole County, Montana.  A multi-stage fracture of this horizontal section is expected to occur in November 2011.

In May 2011, American Eagle entered into a Purchase and Sale Agreement with Eternal and an unrelated third party for the sale by American Eagle and Eternal of half of their respective 50% working interests in the Spyglass Prospect located primarily in Divide County, North Dakota.  The initial closing of the transactions occurred on May 26, 2011 and resulted in the sale of an undivided 50% interest in approximately 8,118 net acres for cash consideration of approximately $7.165 million, which was divided equally between American Eagle and Eternal.  A second closing related to the transaction occurred on August 5, 2011 and resulted in the sale of an undivided 50% interest in approximately 760 additional net acres for approximately $642,000, which was divided equally between American Eagle and Eternal.  Eternal will retain operatorship for the Spyglass Prospect.

Effective April 15, 2011, American Eagle and its working interest partner, Eternal, entered into a farm-out agreement with Passport, whereby Passport agreed to fund 38.5% of the drilling, completion and equipping costs of up to two future wells located within the Hardy Property in exchange for a 25% working interest in each well.  The remaining working interest will be shared equally between American Eagle and Eternal.

During May 2011, American Eagle, along with its working interest partners, drilled and completed the Hardy 4-16 well.  American Eagle’s share of this cost is $472,973.  The well was fracture stimulated in July 2011.  American Eagle is currently evaluating the results of the fracture stimulation.

In June 2011, American Eagle began acquiring interests in oil and gas leases located in an area adjacent to the existing Spyglass Prospect – the West Spyglass Prospect.  As of June 30, 2011, American Eagle owns a 100% working interest in approximately 7,467 gross acres (1,120 net acres) located within the West Spyglass Prospect.  The net acres are held by 21 leases, with expiration dates ranging from April 2014 to April 2016.

Results of Operations for the Eight-Month Period Ended December 31, 2010 and the Year Ended April 30, 2010

American Eagle’s net losses for the eight-month period ended December 31, 2010 and the year ended April 30, 2010 were $806,625 and $162,185, respectively.  A discussion of the key components of the results of American Eagle’s operations is provided below.

In June 2010, American Eagle acquired a 50% working interest in the Hardy Property – approximately 4,480 net acres located in southeastern Saskatchewan, Canada.  The acquired acreage contained one existing oil well (the “Hardy 7-9 well”) that was shut in due to mechanical issues.  During August 2010, American Eagle, along with its working interest partner, Eternal, completed a workover and recompletion of the Hardy 7-9 well.  The well was returned to production in September 2010.  From September 1, 2010 through December 31, 2010, the Hardy 7-9 well produced oil volumes ranging from 40 to 58 barrels per day.  American Eagle’s portion of revenues from the sale of oil produced by the Hardy 7-9 well totaled $132,874 for the eight-month period ended December 31, 2010.  American Eagle did not own any working interests in any producing wells prior to June 2010.  Accordingly, American Eagle recognized no revenue from oil and gas sales for the year ended April 2010.

American Eagle began incurring lease operating expenses in September 2010, concurrent with the return of the Hardy 7-9 well to production.  Oil and gas operating expenses totaled $129,369 for the eight-month period ended December 31, 2010, which included of trucking costs of $95,492 and well operator costs of $13,726, in addition to equipment rental, fuel, water disposal, and miscellaneous other production costs.  Because American Eagle did not own any working interests in any producing wells prior to June 2010, American Eagle did not recognize any oil and gas operating expense for the year ended April 30, 2010.

General and administrative expenses totaled $167,565 for the eight-month period ended December 31, 2010 compared to $25,196 for the year ended April 30, 2010.  The increase is primarily due to the following:

•
In June 2010, American Eagle hired Tom Lantz to serve as its Vice President of Operations.  Mr. Lantz, American Eagle’s first and only paid employee, receives an annual salary of $144,000.  Payroll related expenses for the eight-month period ended December 31, 2010 totaled $87,822, compared to $0 for the year ended April 30, 2010.  American Eagle currently offers no company paid employee benefits to Mr. Lantz.

•
In June 2010, American Eagle began utilizing a third-party landman to provide land management services related to the administration and filing of oil and gas leases located within the Hardy Property, as well as within other geographic areas that American Eagle has targeted for acquisition.  Land management expenses for the eight-month period ended December 31, 2010 totaled $35,116.  American Eagle incurred no land management expenses for the year ended April 30, 2010, as it had not yet began acquiring significant blocks of acreage and/or interests in oil and gas leases.

•
American Eagle incurred $23,572 in travel-related expenses during the eight-month period ended December 31, 2010, primarily related to business development activities, as well as strategic meetings with its working interest partners.  Travel-related expenses totaled only $665 for the year ended April 30, 2010, as American Eagle had not yet begun exploring strategic partnerships nor engaging in acquisition discussions targeting specific leasehold acreage.

•
During the period from May 2009 through December 2009, American Eagle rented office space in Hong Kong, which is where its then-President was located.  In June 2010, concurrent with the hiring of Tom Lantz, American Eagle began incurring rent expense for office space located in Littleton, Colorado.  The office space located in Littleton Colorado is smaller than that of American Eagle’s former Hong Kong office.  Accordingly, rent expense for the eight-month period ended December 31, 2010 totaled $5,219 compared to $12,927 for the year ended April 30, 2010.

Professional fees totaled $161,717 for the eight-month period ended December 31, 2010 compared to $59,919 for the year ended April 30, 2010.  The increase is primarily due to the following:

•
During the eight-month period ended December 31, 2010, American Eagle incurred $97,083 in legal fees related to general corporate matters, as well as discussions regarding potential transactions and/or public company filings.  Legal fees for the year ended April 30, 2010 totaled $46,566.

•
Accounting fees related to the audit of American Eagle’s annual financial statements and reviews of its quarterly financial statements totaled $30,225 for the eight-month period ended December 31, 2010, compared to $13,353 for the year-ended April 30, 2010.  The increase is primarily due to American Eagle’s current operations becoming more complex than its historical operations, a result of which is higher audit and review fees.

•
During the eight-month period ended December 31, 2010, American Eagle incurred engineering consulting and business valuation service fees related to potential acquisitions totaling $34,409.  No such costs were incurred during the year ended April 30, 2010.

In January 2010, American Eagle engaged Synergy Resources LLC (“Synergy”) to provide American Eagle with geological and engineering consulting services related to the research and pursuit of potential, prospective oil and gas properties.  American Eagle’s President, Richard Findley, and its Vice President of Operations, Tom Lantz, currently serve as members of Synergy’s senior management team.  Accordingly, American Eagle has presented the fees billed to it by Synergy as professional fees from a related party.  Professional fees from related parties totaled $90,219 for the eight-month period ended December 31, 2010 compared to $62,049 for the year ended April 30, 2010.  The amount of monthly consulting fees billed to American Eagle by Synergy decreased from $15,000 per month to $5,000 per month subsequent to Mr. Lantz’s hiring.

American Eagle began amortizing its investment in the Hardy Property in September 30, 2010, concurrent with the return of the Hardy 7-9 well to production.  Depletion expense, calculated using the units of production method, totaled $113,596 for the eight-month period ended December 31, 2010.  Because American Eagle did not own any working interests in any producing properties prior to June 2010, it did not record any depletion expense for the year ended April 30, 2010.

In January 2010, American Eagle acquired a 15% working interest in certain acreage located in a contemplated well located in Wilkinson County, Mississippi (the “Mississippi Prospect”) for cash consideration of $150,000.  In June 2010, American Eagle sold its interest in the Mississippi Prospect to the original owner.  Net proceeds from the sale totaled $144,063, which represents the original purchase price less preliminary drilling costs of $5,937.  American Eagle recognized impairment expense equal to the amount of the preliminary drilling costs.  American Eagle did not recognize any impairment expenses during the year ended April 30, 2010.

On April 15, 2010, American Eagle borrowed $1,000,000 through the sale of a one year, 8% Secured, Convertible Debenture (the “Debenture”).  Interest expense related to the Debenture totaled $3,333 for the period from issuance through April 30, 2010 and $53,606 for the eight-month period ended December 31, 2010.  Attached to the Debenture were warrants to purchase additional shares of American Eagle’s common stock at an initial exercise price of $0.80 per share.  A portion of the net proceeds from the issuance of the Debenture was allocated to the warrants and recorded as an increase to additional paid-in capital, resulting in a “debt discount” of $280,511 at the time that the Debentures were sold.  American Eagle is amortizing the debt discount over the original life of the Debenture.  In December 2010, the conversion price of the Debenture was reduced from $1.125 to $0.60 as a result of receiving an irrevocable commitment to purchase 5,833,333shares of American Eagle’s common stock.  Accordingly, American Eagle recorded an additional debt discount in the amount of $875,000.  American Eagle recognized accretion expense related to the debt discount of $11,688 for the period from April 15, 2010 through April 30, 2010, compared to $217,490 for the eight-month period ended December 31, 2010.

On December 30, 2010, American Eagle granted options to purchase an aggregate of 3,212,763 shares of its common stock to four individuals in connection with their contribution of certain intellectual property related to exploratory opportunities and transactions to us.  The intellectual property was assigned a value of $1,247,195, which equals the value of the options granted as calculated using the Black-Scholes model.

As of December 31, 2010, American Eagle recorded cumulative losses totaling $1,022,082 since inception.

Results of Operations for the Years Ended April 30, 2010 vs. April 30, 2009

American Eagle is an exploration stage company and has generated no revenues.  American Eagle’s net losses for the years ended April 30, 2010 and 2009 were $162,185 and $21,270, respectively.  The increase in American Eagle’s net loss from 2009 to 2010 is due to increases in general and administrative expenses as well as professional fees.

General and administrative expenses increased from $13,325 to $25,196 for the years ended April 30, 2009 and 2010, respectively.  The increase is primarily related to additional rent of $5,427 paid during fiscal 2010 for office space in Hong Kong, as well as office administration expenses of $5,000 incurred to support U.S. corporate activities.

Professional fees increased from $7,945 for the year ended April 30, 2009 to $121,968 for the year ended April 30, 2010.  During fiscal 2010, American Eagle incurred $62,049 of geological and engineering consulting fees related to the research and pursuit of potential, prospective oil and gas properties.  In addition, American Eagle incurred $13,353 in accounting fees related to the audit and review of its financial statements and $46,566 of legal fees in connection with its corporate name change, SEC filings, and various financing activities.

On April 15, 2010, American Eagle borrowed $1,000,000 through the sale of an 8% Secured, Convertible Debenture.  Interest expense related to the Debenture totaled $3,333 for the period from issuance through April 30, 2010.  Attached to the Debenture are 625,000 warrants to purchase shares of American Eagle’s stock at an initial exercise price of $0.80 per share.  A portion of the net proceeds from the issuance of the Debenture has been allocated to the warrants and recorded as an increase to additional paid in capital, resulting in a “debt discount” of $280,511.  The debt discount is being amortized over the life of the Debenture.  American Eagle recognized $11,688 of expense during the year ended April 30, 2010 related to the amortization of the discount on the Debenture.

American Eagle’s net loss from inception (March 14, 2007) through April 30, 2010 was $215,457, which consisted of general operating expenses and professional fees incurred in connection with the day-to-day operation of its business and the preparation and filing of its periodic reports.  In their report on our audited financial statements as of and for the years ended April 30, 2010 and 2009, American Eagle’s auditors expressed their doubt about American Eagle’s ability to continue as a going concern unless American Eagle is able to raise additional capital and ultimately to generate profitable operations.

Results of Operations for the Three-Month Period Ended June 30, 2011 vs. 2010

American Eagle recognized net income of $1,438,073 for the three-month period ended June 30, 2011 versus a net loss of $134,888 for the three-month period ended June 30, 2010.  A discussion of the key components of the results of American Eagle’s operations is provided below.

In June 2010, American Eagle acquired a 50% working interest in approximately 4,480 net acres located in within the Hardy Property.  The acquired acreage contained one existing oil well – the Hardy 7-9 well – that was shut in due to mechanical issues.  During August 2010, American Eagle, along with its working interest partner, Eternal, completed a workover and recompletion of the Hardy 7-9 well.  The well was returned to production in September 2010.  The well produced oil during the early part of April, before incurring further mechanical issues.  The Hardy 7-9 well was repaired in May 2011 but remained shut-in through June 30, 2010, primarily due to weather conditions.  American Eagle’s portion of revenues from the sale of oil produced by the Hardy 7-9 well totaled $10,437 for the three-month period ended June 30, 2011.  American Eagle did not own any working interests in any producing wells prior to June 2010.  Accordingly, American Eagle recognized no revenue from oil and gas sales for the three-month period ended June 30, 2010.

In May 2011, American Eagle sold half of its working interest in its Spyglass Prospect to a third party.  Net proceeds from the sale totaled $3,777,793, of which $320,833 was receivable as of June 30, 2011.  The receivable was collected in August 2011.  Because American Eagle’s working interest in the Spyglass Prospect represented a significant portion of its full cost pool that is not subject to amortization, American Eagle reallocated the aggregate cost of the full cost pool, not subject to amortization, among the various properties included within the pool, based on their estimated relative fair market values at the time the sale occurred, and recognized a gain in the amount of $2,085,627.

American Eagle began incurring lease operating expenses in September 2010, concurrent with the return of the Hardy 7-9 well to production.  Oil and gas operating expenses totaled $71,042 for the three-month period ended June 30, 2011, which included trucking costs of $26,391, repairs and maintenance costs of $19,961 and well operator costs of $7,394, in addition to equipment rental, fuel, water disposal and miscellaneous other production costs.  Because American Eagle did not own any working interests in any producing wells prior to June 2010, it did not recognize any oil and gas operating expense for the three-month period ended June 30, 2010.

General and administrative expenses totaled $167,722 for the three-month period ended June 30, 2011, compared to $34,708 for the three-month period ended June 30, 2010.  The increase is primarily due to the following:

•
In June 2010, American Eagle hired Tom Lantz to serve as its Vice President of Operations.  American Eagle hired Richard Pershall to serve as its Operations Manager in June 2011.  Payroll related expenses for the three-month period ended June 30, 2011 totaled $67,281, compared to $10,385 for the three-month period ended June 30, 2010.  American Eagle currently offers no company-paid employee benefits to its employees.

•
In June 2010, American Eagle began utilizing a third-party landman to provide land management services related to the administration and filing of oil and gas leases located within the Hardy Property, as well as within other geographic areas that American Eagle has targeted for acquisition.  Land management expenses for the three-month period ended June 30, 2011 totaled $43,453.  American Eagle incurred no land management expenses for the three-month period ended June 30, 2010, as it was just beginning to acquire significant interests in oil and gas leases at that time.

•
American Eagle subscribes to various well data services, for which it incurred fees totaling $24,492 for the three-month period ended June 30, 2011.  American Eagle incurred no such fees in the comparable period in 2010.

•
Other general and administrative costs incurred during the three-month period ended June 30, 2011 included travel costs totaling $15,599, investor relations costs of $8,170 related to press releases and other investor communications, and office rent expense of $3,551.  American Eagle currently utilizes office space located within the corporate offices of Eternal.

Professional fees, including those paid to related parties, totaled $186,360 for the three-month period ended June 30, 2011 compared to $65,888 for the three-month period ended June 30, 2010.  The increase is primarily due to the following:

•
American Eagle incurred legal fees totaling $130,280 during the three-month period ended June 30, 2011, primarily related to its proposed merger with Eternal as well as with certain oil and gas lease acquisitions and its participation agreement with FX Energy and Big Sky Operating.  Legal fees for the three-month period ended June 30, 2010 totaled $28,205 and related primarily to general corporate affairs.

•
In January 2011, American Eagle engaged a third-party individual to perform all of its accounting and financial reporting activities.  As a result, American Eagle incurred accounting totaling $19,099 during the three-month period ended June 30, 2011, compared to $2,405 for the three-month period ended June 30, 2010.

•
In January 2010, American Eagle engaged Synergy to provide American Eagle with geological and engineering consulting services related to the research and pursuit of potential, prospective oil and gas properties.  American Eagle’s President, Richard Findley, and its Vice President of Operations, Tom Lantz, currently serve as members of Synergy’s senior management team.  Accordingly, American Eagle has presented the fees billed to it by Synergy as professional fees from a related party.  Professional fees from related parties totaled $38,000 and $30,000 for the three-month periods ended June 30, 2011 and 2010, respectively.

American Eagle began amortizing its investment in the Hardy Property in September 30, 2010, concurrent with the return of the Hardy 7-9 well to production.  Depletion expense totaled $14,278 for the three-month period ended June 30, 2011.  Because American Eagle did not own any working interests in any producing properties prior to June 2010, it did not record any depletion expense for the three-month period ended June 30, 2010.

In January 2010, American Eagle purchased an interest in a contemplated well located in Wilkinson County, Mississippi – the Mississippi Prospect – for $150,000 in cash.  In June 2010, American Eagle resold its interest in the Mississippi Prospect to the original seller.  Net proceeds from the sale totaled $144,063, which represent the original purchase price of $150,000, less preliminary drilling costs incurred to date of $5,937.  American Eagle recognized impairment expense related to the Mississippi Prospect of $5,937 in the results of its operations for the three-month period ended June 30, 2010.

On April 15, 2010, American Eagle borrowed $1,000,000 through the sale of the Debenture.  On February 24, 2011, the term of the Debenture was extended through April 15, 2012.  Interest expense related to the Debenture totaled $20,000 for the three-month period ended June 30, 2011, versus $16,667 for the comparable period in 2010.

Attached to the Debenture were warrants to purchase additional shares of American Eagle’s stock.  A portion of the net proceeds from the issuance of the Debenture was allocated to the warrants and recorded as an increase to additional paid-in capital, resulting in a “debt discount” of $280,511 at the time that the Debenture was sold.  American Eagle is amortizing the debt discount over the original life of the Debenture.

In December 2010, the conversion price of the Debenture was reduced from $1.125 to $0.60 as a result of receiving an irrevocable commitment to purchase 5,833,333shares of American Eagle’s common stock.  Accordingly, American Eagle recorded an additional debt discount in the amount of $875,000.  American Eagle recognized aggregate accretion expense related to the debt discounts of $198,231 for the three-month period ended June 30, 2011, compared to $11,688 for the three-month period ended June 30, 2010.

Results of Operations for the Six-Month Period Ended June 30, 2011 vs. 2010

American Eagle recognized net income of $790,058 for the six-month period ended June 30, 2011 versus a net loss of $208,742 for the six-month period ended June 30, 2010.  A discussion of the key components of the results of American Eagle’s operations is provided below.

In June 2010, American Eagle acquired a 50% working interest in approximately 4,480 net acres located in southeastern Saskatchewan, Canada – the Hardy Property.  The acquired acreage contained one existing oil well – the Hardy 7-9 well – that was shut in due to mechanical issues.  During August 2010, American Eagle, along with our working interest partner, Eternal, completed a workover and recompletion of the Hardy 7-9 well.  The well was returned to production in September 2010.  From September 1, 2010 through December 31, 2010, the Hardy 7-9 well produced oil volumes ranging from 40 to 58 barrels per day.  In January 2011, the well was taken off of production due to a parted rod string.  Repairs were made to the well during January and February 2011, and the well was returned to production in March 2011.  In mid-April, 2011, the well was again taken off of production to perform repairs.  Once repaired, the well remained shut-in through June 30, 2011 due to inclement weather.  American Eagle’s portion of revenues from the sale of oil produced by the Hardy 7-9 well totaled $46,477 for the six-month period ended June 30, 2011.  American Eagle did not own any working interests in any producing wells prior to June 2010.  Accordingly, American Eagle recognized no revenue from oil and gas sales for the three-month period ended June 30, 2010.

In May 2011, American Eagle sold half of its working interest in the Spyglass Prospect to a third party.  Net proceeds from the sale totaled $3,777,793, of which $320,833 was receivable as of June 30, 2011.  The receivable was collected in August 2011.  Because American Eagle’s working interest in the Spyglass Prospect represented a significant portion of its full cost pool that is not subject to amortization, American Eagle reallocated the aggregate cost of the full cost pool, not subject to amortization, among the various properties included within the pool, based on their estimated relative fair market values at the time the sale occurred, and recognized a gain in the amount of $2,085,627.

American Eagle began incurring lease operating expenses in September 2010, concurrent with the return of the Hardy 7-9 well to production.  Oil and gas operating expenses totaled $117,676 for the six-month period ended June 30, 2011, which included trucking costs of $36,738, repairs and maintenance costs of $30,083 and well operator costs of $17,438, in addition to equipment rental, fuel, water disposal and miscellaneous other production costs.  Because American Eagle did not own any working interests in any producing wells prior to June 2010, it did not recognize any oil and gas operating expense for the six-month period ended June 30, 2010.

General and administrative expenses totaled $275,072 for the six-month period ended June 30, 2011, compared to $40,048 for the six-month period ended June 30, 2010.  The increase is primarily due to the following:

•
In June 2010, American Eagle hired Tom Lantz to serve as its Vice President of Operations.  American Eagle hired Richard Pershall to serve as its Operations Manager in June 2011.  Payroll related expenses for the six-month period ended June 30, 2011 totaled $108,350, compared to $10,385 for the six-month period ended June 30, 2010.

•
In June 2010, American Eagle began utilizing a third-party landman to provide land management services related to the administration and filing of oil and gas leases located within the Hardy Property, as well as within other geographic areas that American Eagle has targeted for acquisition. Land management expenses for the six-month period ended June 30, 2011 totaled $80,860. American Eagle incurred no land management expenses for the six-month period ended June 30, 2010, as it was just beginning to acquire significant interests in oil and gas leases at that time.

•
American Eagle subscribes to various well data services, for which it incurred fees totaling $28,849 for the six-month period ended June 30, 2011.  American Eagle incurred no such fees in the comparable period in 2010.

•
Other general and administrative costs incurred during the six-month period ended June 30, 2011 included travel costs totaling $25,257, investor relations costs of $11,615 related to press releases and other investor communications, filing fees of $6,672 and office rent expense of $6,215.

Professional fees, including those paid to related parties, totaled $450,376 for the six-month period ended June 30, 2011 compared to $134,402 for the six-month period ended June 30, 2010.  The increase is primarily due to the following:

•
American Eagle incurred legal fees totaling $293,083 during the six-month period ended June 30, 2011, primarily related to its proposed merger with Eternal as well as with certain oil and gas lease acquisitions and its participation agreement with FX Energy and Big Sky Operating. Legal fees for the six-month period ended June 30, 2010 totaled $49,470 and related primarily to general corporate affairs.

•
American Eagle incurred accounting fees totaling $73,295 during the six-month period ended June 30, 2011, primarily as a result of changing its fiscal year end from April 30 to December 31, which necessitated the filing of audited financial statements during the first quarter of 2011. Fees related to the audit of American Eagle’s December 31, 2010 financial statements totaled $28,250. In addition, American Eagle engaged a third-party individual to perform all of its accounting and financial reporting activities beginning in January 2011. Accounting fees for the six-month period ended June 30, 2010 related to reviews of American Eagle’s quarterly financial statements and totaled $4,655.

•
During the six-month period ended June 30, 2011, American Eagle incurred engineering consulting and business valuation service fees related to potential acquisitions totaling $15,998, compared to $5,278 for the comparable period in 2010.

•
In January 2010, American Eagle engaged Synergy to provide American Eagle with geological and engineering consulting services related to the research and pursuit of potential, prospective oil and gas properties. American Eagle’s President, Richard Findley, and its Vice President of Operations, Tom Lantz, currently serve as members of Synergy’s senior management team. Accordingly, American Eagle has presented the fees billed to it by Synergy as professional fees from a related party. Professional fees from related parties totaled $68,000 and $75,000 for the six-month periods ended June 30, 2011 and 2010, respectively.

American Eagle began amortizing its investment in the Hardy Property in September 30, 2010, concurrent with the return of the Hardy 7-9 well to production.  Depletion expense totaled $28,482 for the six-month period ended June 30, 2011.  Because American Eagle did not own any working interests in any producing properties prior to June 2010, it did not record any depletion expense for the three-month period ended June 30, 2010.

In January 2010, American Eagle purchased an interest in a contemplated well located in Wilkinson County, Mississippi – the Mississippi Prospect – for $150,000 in cash.  In June 2010, American Eagle resold its interest in the Mississippi Prospect to the original seller.  Net proceeds from the sale totaled $144,063, which represent the original purchase price of $150,000, less preliminary drilling costs incurred to date of $5,937.  American Eagle recognized impairment expense related to the Mississippi Prospect of $5,937 in the results of its operations for the six-month period ended June 30, 2010.

On April 15, 2010, American Eagle borrowed $1,000,000 through the sale of the Debenture.  In February 2011, American Eagle’s lender extended the maturity date of the Debenture to April 15, 2012.  Interest expense related to the Debenture totaled $40,000 for the six-month period ended June 30, 2011, versus $16,667 for the comparable period in 2010.

Attached to the Debenture were warrants to purchase additional shares of American Eagle’s stock.  A portion of the net proceeds from the issuance of the Debenture was allocated to the warrants and recorded as an increase to additional paid-in capital, resulting in a “debt discount” of $280,511 at the time that the Debenture was sold.  American Eagle is amortizing the debt discount over the original life of the Debenture.

In December 2010, the conversion price of the Debenture was reduced from $1.125 to $0.60 as a result of receiving an irrevocable commitment to purchase 5,833,333 shares of American Eagle’s common stock.  Accordingly, American Eagle recorded an additional debt discount in the amount of $875,000.  American Eagle recognized aggregate accretion expense related to the debt discounts of $429,733 for the six-month period ended June 30, 2011, compared to $11,688 for the six-month period ended June 30, 2010.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis.  At June 30, 2011, American Eagle’s liquid assets consisted of cash totaling $3,157,630, receivables from working interest partners totaling $1,127,387 and marketable securities valued at $127,426.  American Eagle’s intention is to hold the marketable securities indefinitely and, accordingly, the marketable securities have been classified as noncurrent assets.  Notwithstanding this classification, American Eagle’s working capital as of June 30, 2011 was $1,710,910, compared to $1,689,027 as of December 31, 2010.

In December 2010, all of the warrants granted in connection with the sale of the Debenture were exercised, resulting in cash proceeds received by American Eagle totaling $500,000.  As of the date of this prospectus, there are no other warrants outstanding that could be a source of future cash inflows to American Eagle.

Also in December 2010, American Eagle received an irrevocable commitment from a third party to acquire 5,833,333 shares of its common stock at a price of $0.60 per share.  As of April 21, 2011, American Eagle had received all cash payments relating to this purchase commitment, totaling $3,500,000.

It may be necessary for American Eagle to seek additional funding, either through the capital markets, some form of debt financing or through the sale of certain assets to fund its future operations.  American Eagle owns interests in oil and gas properties having an aggregate cost basis of $5,315,698 as of June 30, 2011, the partial or complete monetization of which could provide significant working capital for future operations.  American Eagle’s management team is currently evaluating the available funding options and developing an ongoing funding strategy for meeting its future working capital needs.

Litigation

As of the date of this prospectus, American Eagle is not subject to any known or threatened litigation.

Off-Balance Sheet Arrangements

American Eagle has no off-balance sheet arrangements.

Preparation of Reserves Estimation and Related Internal Controls

The reserve estimation process involves reservoir engineers, geoscientists, planning engineers and financial analysts.  As part of this process, all reserves volumes are estimated by a forecast of production rates, operating costs and capital expenditures.  Price differentials between benchmark prices and prices realized and specifics of each operating agreement are then used to estimate the net reserves.  Production rate forecasts are derived by a number of methods, including estimates from decline curve analyses, material balance calculations that take into account the volume of substances replacing the volumes produced and associated reservoir pressure changes, or computer simulation of the reservoir performance.  Operating costs and capital costs are forecast based on past experience combined with expectations of future cost for the specific reservoirs.  In many cases, activity-based cost models for a reservoir are utilized to project operating costs as production rates and the number of wells for production and injection vary.

Note 13 to American Eagle’s financial statements as of and for the eight-month period ended December 31, 2010 and the years ended April 30, 2010 and 2009 included in this prospectus contains information about American Eagle’s reserves, including tables that set forth its net interests in quantities of proved developed and undeveloped reserves of crude oil, condensate and natural gas and changes in such quantities from the prior period.

American Eagle retained an independent petroleum engineering consultant, MHA, to determine its annual estimate of oil and gas reserves as of December 31, 2010.  The MHA engineer who reviewed and calculated the value of American Eagle’s oil and gas reserves as of December 31, 2010 possesses over 30 years of petroleum engineering experience, serves as the President of MHA and as a petroleum consultant to MHA, holds a Bachelors of Science degree in geology with applied engineering from Northern Arizona University, and has received post-graduate education in petroleum engineering from Colorado School of Mines.

MHA estimated the oil and gas reserves associated with American Eagle’s Hardy Property using generally accepted industry standards, which include the review of technical data, methods and procedures used in estimating reserves volumes, the economic evaluations, and reserves classifications.  Specifically, reserves were estimated by MHA using a combination of performance methods, volumetric methods, and comparisons with analogous wells.  Reserves estimated by MHA using the performance method utilized extrapolations of historical production data.  Reserves were estimated by MHA using analogy and volumetrics in cases where historical production data were insufficient to establish a clear decline.  American Eagle believes that the methodologies used by MHA in preparing the relevant estimates comply with current SEC standards.

American Eagle’s current Vice President of Operations, Thomas Lantz, reviewed the production volume, pricing, production cost data and methodologies used by MHA to estimate American Eagle’s proved reserves, as well the conclusions of MHA regarding American Eagle’s estimated proved reserves.  Mr. Lantz possesses over 30 years of drilling and operational experience within the oil and gas industry, with specific expertise in reservoir and completion engineering.  In addition, Mr. Lantz holds a Bachelors of Science degree in chemical engineering from the University of Southern California and has received post-graduate education in mechanical engineering from Colorado State University.

The accuracy of reserve and economic evaluations is always subject to uncertainty.  The magnitude of this uncertainty is generally proportional to the quantity and quality of data available for analysis.  As a well matures and new information becomes available, revisions may be required which may either increase or decrease the previous reserve assignments.  Sometimes these revisions may result not only in a significant change to the reserves and value assigned to a property, but also may impact the total company reserve and economic status.

MANAGEMENT OF ETERNAL FOLLOWING THE MERGER

Executive Officers and Directors

Immediately following the closing of the Merger, Eternal’s board of directors will vote to increase the number of directors that constitute the board of directors from three to five.  In addition, Eternal’s board of directors will vote to elect Richard Findley and Sean Mitchell as directors of Eternal to fill the vacancies on the board of directors created by the increase in the number of directors.  The following table lists the names, ages (as of the date of this prospectus), and positions of the individuals who are expected to serve as executive officers and directors of Eternal upon the closing of the Merger:

Name	Age	Position(s)
Richard Findley	59	Director (Chairman of the Board)
Bradley M. Colby	54	President, Chief Executive Officer, Treasurer and Director
Thomas Lantz	59	Chief Operating Officer
John Anderson	47	Director
Sean Mitchell	44	Director
Paul E. Rumler	58	Director and Secretary

Richard (Dick) Findley.  Mr. Findley was appointed as American Eagle’s President, Secretary, and Treasurer, and as its sole director on December 14, 2009.  Mr. Findley is a geologist engaged in exploration for oil and gas.  His 35-year career began in February 1975 with Tenneco Oil Company, located in Denver, Colorado, and continued with Patrick Petroleum, located in Billings, Montana, in January 1978.  Mr. Findley formed Prospector Oil, Inc. in September 1983 to build an independent company working within the Williston Basin and Northern Rockies.  He served as Chairman of the Board for Ryland, a company engaged in Bakken exploitation in Saskatchewan and North Dakota, from June 2007 until November 2007 and he served as a board member for RPT Uranium Inc. from July 2008 until June 2009.

Mr. Findley has been credited with the discovery of Elm Coulee Field, which has been ranked as the 23rd largest oil field in terms of liquid proved reserves in the United States and is also the analogy for the Bakken Play in Montana, North Dakota, and Canada.  His story has been featured in the Wall Street Journal, and the Canadian National Post, as well as other international papers in Italy and the Netherlands.  He has also been the subject in oil and gas trade journals, including the American Oil and Gas Reporter, Petroleum Intelligence Weekly, and the AAPG Explorer magazine.

Mr. Findley holds a BS (1973) and an MS (1975) from Texas A&M University.  He was awarded a Tenneco Fellowship Grant from 1973 to 1975 and received a best paper award – Third Place, Gulf Coast Association of Geological Societies in 1973.  Mr. Findley also received the Michel T. Halbouty Fellowship in 1974.  In December 2006, Texas A&M awarded him the Michel Halbouty Medal for distinguished achievement in geosciences and earth resources exploration development and conservation following the discovery of Elm Coulee.  Mr. Findley has been a member of the American Association of Petroleum Geologists since 1974 and received its “Outstanding Explorer Award” in 2006 for his discovery of Elm Coulee Field.

Bradley M. Colby.  Mr. Colby was appointed as Eternal’s President, Chief Executive Officer, and Treasurer and as one of Eternal’s directors on November 4, 2005.  Since November 2010, Mr. Colby has also served as the Chief Financial and Accounting Officer of Eternal.  Eternal has commenced a search process for the individual who will serve as the Chief Financial and Accounting Officer of Eternal after the closing of the Merger.  For the four years prior to joining Eternal, Mr. Colby was a principal at Westport Petroleum, Inc., where he bought and sold producing properties for his own account.  Mr. Colby received a B.S. in Business-Minerals Land Management from the University of Colorado in 1979 and studied petroleum engineering at the Colorado School of Mines.

Thomas G. Lantz. Mr. Lantz was appointed as American Eagle’s Vice President of Operations in June 2010.  During his 30-year professional career and immediately prior to his affiliation with American Eagle, he served as VP of Operations for a wholly-owned subsidiary of Ryland.  From 1998 through 2006, Mr. Lantz was an Asset Manager for Halliburton Energy Services, during which time he led the efforts for several highly successful development programs for Halliburton’s clients, including the initial development of the Elm Coulee oil field.  In that capacity, he and his team designed the technology for combining fracture stimulation in horizontal well bores.  This advancement in technology was the key to unlocking the economic development of the Elm Coulee Field and use of this technology is being applied worldwide in other unconventional reservoirs in both gas and oil.  He also served as U.S. Operations Manager for Enerplus Resources (USA) Corporation after it acquired a major interest in the Elm Coulee Field from Lyco Oil Corporation.  His expertise is reservoir and completion engineering.  His recent work has been focused on development of unconventional resource plays in the Rockies, including the Bakken, Three Forks, Wasatch, and Mesaverde Formations.  He received a BS in Chemical Engineering from University of Southern California and engaged in graduate studies at Colorado State University in Mechanical Engineering.

John Anderson. Mr. Anderson was appointed as one of Eternal’s directors on November 4, 2005.  From December 1994 to the present, he has served as President of Axiom Consulting Partners, a personal consulting and investing company primarily involved in capital raising for private and public companies in North America, Europe, and Asia.  Mr. Anderson is the founder and General Partner of Aquastone Capital Partners LLC, a New York-based private gold and special situations fund and serves as the President of Purplefish Capital Ltd., which specializes in financial consulting with small-to mid-cap companies in the resource sector.  Mr. Anderson received a B.A. from University of Western Ontario.  He serves as a director or an executive officer of a number of publicly traded natural resources companies with operations around the world:

•	Blue Note Mining Inc. (TSX – Venture Exchange), a gold company in Quebec, Canada – director since August 2009.

•
Cadan Resources Corp. (TSX – Venture Exchange), a gold and copper producing company operating in the Philippines – director since February 2007, becoming the Chairman of the Board in January 2010 and its Executive Chairman in October 2010.

•	Dawson Gold Corporation (TSX – Venture Exchange), a mineral exploration company – director since March 2008.

•	Huakan International Mining, Inc. (TSX – Venture Exchange), a gold and exploration company in British Columbia, Canada and Washington State – director since June 2010.

•	Northern Freegold Resources Ltd. (TSX – Venture Exchange), a gold exploration and development company in Yukon, Canada – director since January 2010.

•	Passport Energy Ltd (Canadian National Stock Exchange), a Canadian natural resources company – director since September 2009.

•	Simba Gold Corp. (TSX – Venture Exchange), a company developing gold projects in Rwanda – director since January 2009 and serves as interim Chief Executive Officer.

•	Soho Resources Corp. (TSX – Venture Exchange), a mining company in Mexico – director since November 2010.

•	Sona Resource Corp. (TSX – Venture Exchange), a mine development company – director since June 2006.

•
Strategic Resources Ltd. (Other OTC), a Nevada company in the business of exploring, acquiring and developing advanced precious metals and base metal properties – President, Chief Executive Officer, Secretary and Treasurer and a director since May 2004.

•
Wescorp Energy, Inc. (OTC Bulletin Board), an oil and gas operations solution and engineering company – director between October 2001 and May 2009, Secretary and Treasurer from April 2003 to May 2009 and President and Chief Executive Officer between March 2003 and May 2004.

Sean Mitchell. Mr. Mitchell is an independent financial consultant, who has served as a director of Otis Gold Corp., a publicly-traded precious minerals exploration company, since June 2007.  Mr. Mitchell served as the Secretary and Director of American Eagle from 2007 until 2008.  Since graduating from the University of British Columbia in 1989 with a Bachelor of Commerce Degree (Finance Major), Mr. Mitchell has developed extensive experience in a diverse range of business developments, including commercial real estate salesman for Royal Lepage Commercial Inc. from January 1995 to December 1996.  Royal Lepage Commercial Inc. was a real estate brokerage firm with offices across Canada and a focus on commercial real estate sales and leasing.  From March 1997 to December 1999 he was an Associate with The Pacific Rim Group LTD., a merchant banking and financial advisory firm headquartered in Hong Kong.  From November 2001 to July 2003, he worked for Leone International Marketing Inc., a private fashion retailer.  From May 2002 to October 2006, Mr. Mitchell served as an officer of FII International Inc., a publicly-traded Nevada corporation that provides online fashion services.  From April 2006 to May 2008, Mr. Mitchell served as an officer and director of Mattmar Minerals, Inc., a publicly-traded Nevada mineral rights exploration company.

Paul E. Rumler.  Mr. Rumler was appointed as one of Eternal’s directors on July 26, 2007, and he became Eternal’s corporate Secretary on October 22, 2007.  Mr. Rumler also served as the sole member of Eternal’s Special Committee that reviewed and evaluated the transactions that ultimately became the Merger.  For more than the preceding five years, Mr. Rumler has been the principal shareholder and the managing shareholder at Rumler Tarbox Lyden Law Corporation, PC, in Denver, Colorado.  He is a business attorney, whose areas of practice include general corporate and business planning matters and mergers and acquisitions, primarily in the closely held market place.  Mr. Rumler is also a shareholder and a member of the board of directors of Stargate International, Inc., a manufacturer located in the Denver, Colorado, metropolitan area.

Eternal expects that, after the closing of the Merger, there will be no family relationships among any of Eternal’s directors, executive officers, or key employees.

Independent Directors

Eternal expects that, after the closing of the Merger, Messrs. Anderson, Mitchell, and Rumler will be determined by Eternal’s board of directors to be independent directors of Eternal.  The determination of independence of directors will be made using the definition of “independent director” contained in Amex Company Guide, Section 121A.

Committees of Eternal’s Board of Directors

Currently, Eternal does not have standing audit, nominating, or compensation committees of its board of directors, or committees performing similar functions, and therefore Eternal’s board of directors performs such functions.  Eternal’s common stock is not currently listed on any national exchange and Eternal is not required to maintain such committees by any self-regulatory agency.  Eternal does not believe it is necessary for its board of directors to appoint such committees because the volume of matters that currently and historically has come before its board of directors for consideration permits each director to give sufficient time and attention to such matters to be involved in all decision making.  Eternal does not currently have an audit committee financial expert.  Eternal does not believe it is necessary for its board of directors to designate an audit committee financial expert at this time due to its limited operating history and the limited volume of matters that come before its board of directors requiring such an expert.

If Eternal is successful in listing Eternal’s common stock on the NYSE Amex after the Merger, then its board of directors will establish an audit committee in order to comply with the NYSE Amex rules.  Eternal expects that Messrs. Anderson and Rumler will serve on the audit committee.  Eternal expects that Messrs. Anderson and Rumler will each qualify as an “independent director” within the meaning of Section 803A of the NYSE Amex LLC Company Guide and Rule 10A-3 under the Exchange Act.  The audit committee will be responsible for the selection and retention of Eternal’s independent auditors, review of the scope of the audit function of the independent auditors, and review of the audit reports rendered by the independent auditors.

Eternal expects that, if it is successful in listing its common stock on the NYSE Amex after the Merger, its board of directors will establish a compensation committee.  Eternal expects that Messrs. Anderson and Rumler will serve on the compensation committee.  The compensation committee will be responsible for reviewing and approving Eternal’s goals and objectives relevant to compensation, staying informed as to market levels of compensation, approving the compensation of Eternal’s President and Chief Executive Officer, and, based on evaluations submitted by management, recommending to Eternal’s board of directors compensation levels and systems for board members, officers, and other senior management employees other than the President and Chief Executive Officer that correspond to Eternal’s goals and objectives.

Eternal expects that, if it is successful in listing its common stock on the NYSE Amex after the Merger, its board of directors will establish a nominating committee.  Eternal expects that Messrs. Colby, Anderson and Mitchell will serve on the nominating committee.  The nominating committee will be responsible for recommending to Eternal’s board of directors individuals to be nominated as directors and committee members.  This will include evaluation of new candidates, as well as evaluation of then-current directors.  The nominating committee will consider nominees recommended by Eternal’s stockholders, pursuant to such stockholder recommendation procedures as will be adopted upon the establishment of the nominating committee.

Compensation Committee Interlocks and Insider Participation

Historically, Eternal’s board of directors performed the functions of a compensation committee. With the exception of Mr. Colby, none of the current members of Eternal’s board of directors are employees or officers of Eternal. Messrs. Anderson and Rumler are independent directors.  As described above, Eternal expects that, if it is successful in listing its common stock on the NYSE Amex after the closing of the Merger, its board of directors will establish a compensation committee comprised of Messrs. Anderson and Rumler.

Code of Ethics

Eternal adopted a code of ethics that applies to all of its executive officers and employees.  Copies of Eternal’s code of ethics are available free of charge.  Please contact Bradley M. Colby at (303) 798-5235 to request a copy of Eternal’s code of ethics.  Eternal believes its code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provides full, fair, accurate, timely, and understandable disclosure in public reports; complies with applicable laws; ensures prompt internal reporting of code violations; and provides accountability for adherence to the code.

Certain Relationships and Related-Party Transactions

During June 2010, Eternal purchased 500,000 shares of common stock of Covenant Resources Ltd. (“Covenant”), an entity for which John Anderson, a member of Eternal’s board of directors also serves as a director.  Attached to each share of common stock purchased was a warrant to purchase an additional share at a price of $0.05 per share.  The cash consideration paid by Eternal to acquire the shares totaled $24,733.  Covenant changed its name to Passport Energy Ltd. (“Passport”) in December 2010.  As of June 30, 2011, the fair-market value of Eternal’s investment in Passport was $127,426.  See also “Material Contracts Between the Companies—Passport Energy Ltd.” on page 81.

EXECUTIVE COMPENSATION

Eternal does not currently compensate its directors in cash for their service as members of Eternal’s board of directors.  However, Eternal does reimburse its directors for reasonable expenses in connection with attendance at board meetings.

The following table presents information concerning compensation paid to Eternal’s Chief Executive Officer and its other executive officers in 2008, 2009, and 2010.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bradley M. Colby, President, CEO and Treasurer	2010	174,000	26,100	None	None	None	None	None	200,100
	2009	174,000	10,000	None	92,300	None	None	None	276,300
	2008	174,000	None	None	32,250	None	None	None	206,250
Kirk Stingley, Chief Financial Officer1	2010	150,531	None	None	None	None	None	None	150,531
	2009	138,000	1,500	None	36,940	None	None	None	176,440
	2008	80,500	None	None	39,988	None	None	None	120,488

1      Mr. Stingley ceased being Eternal’s Chief Financial Officer as of November 1, 2010.

Employment Agreements

On November 1, 2009, Eternal renewed its employment agreement with Bradley M. Colby, Eternal’s President, Chief Executive Officer, and Treasurer, on terms substantially the same as his previous employment agreement.  The renewed employment agreement has a two-year term which expires on October 31, 2011.  In the event that Eternal terminates Mr. Colby’s employment without cause or for good reason, as defined in the employment agreement, then Mr. Colby will be entitled to a severance payment equal to two years of his salary.  Mr. Colby and his dependents are to receive the following benefits:  group health, vision, and dental insurance.

See also “The Merger Agreement—Covenants—Employment and Consulting Agreements” for a summary of the employment and consulting agreements that Eternal expects to enter into in connection with, and conditioned and effective upon, the closing of the Merger.

Stock Option Grants to Management

On October 30, 2009, Eternal granted options to purchase 6,000,000 shares of its common stock to its directors, officers, and other members of its management team, which included a grant of options to purchase 1,384,500 shares of Eternal’s common stock to an individual who is not a named executive officer.  The options, which vested immediately, have a five-year life and an exercise price of $0.05, which exceeded the closing price of Eternal’s common stock on the date of grant.  In the event that an option holder’s employment with Eternal ceases for reasons other than for cause (or good reason), the options will expire 90 days after the date of termination.

Eternal has not granted any stock options since October 30, 2009.

In December 2010, 2,308,000 options to purchase shares of Eternal’s common stock held by former members of Eternal’s management team were exercised via “net exercises.”  As a result, Eternal issued an aggregate of 1,025,822 shares of its common stock to the former employees.

As of the date of this prospectus, the following stock options were outstanding:

Outstanding Equity Awards as of the Date of this Prospectus

Name	Number of Securities Underlying Unexercised Options Exercisable**	Number of Securities Underlying Unexercised Options Unexercisable**	Option Exercise Price	Option Expiration Date
Bradley M. Colby	2,307,500	2,307,500	$0.05	10/30/2014
John Anderson	692,250	692,250	$0.05	10/30/2014
Paul E. Rumler	692,250	692,250	$0.05	10/30/2014

**	All options vested 100% and were exercisable immediately upon grant.

SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table presents certain information as to the beneficial ownership of Eternal’s common stock of (a) each of Eternal’s directors and officers, (b) all of Eternal’s directors and officers as a group, and (c) each person who is known to Eternal to be the beneficial owner of more than five percent of Eternal’s common stock, in each case as of the date of this prospectus (i) on an actual basis and (ii) on a pro forma basis after giving effect to the closing of the Merger and assuming that an aggregate of 164,023,288 shares of Eternal’s common stock are issued in connection with the tender of an aggregate of 41,985,271 shares of American Eagle’s common stock upon the closing of the Merger.  All persons listed have sole voting power and investment power with respect to their shares unless otherwise indicated and there are no family relationships among Eternal’s directors, officers, and five percent and greater stockholders, nor will there be any such family relationships upon the closing of the Merger, except as otherwise indicated by footnote.

Names	Shares of Common Stock Beneficially Owned Prior to the Merger (1)		Percent of Common Stock Beneficially Owned Prior to the Merger (2)	Shares of Common Stock Beneficially Owned After the Merger (3)		Percent of Common Stock Beneficially Owned After the Merger (4)
Directors and Officers:
Bradley M. Colby	5,557,500	(5)	12.83%	15,722,185	(6)	7.56%
John Anderson	692,250	(7)	1.66%	4,355,250	(8)	2.12%
Paul E. Rumler	858,584	(9)	2.06%	858,584	(9)	*
Richard Findley	-		-	12,858,675	(10)	6.19%
Thomas Lantz	438,533	(11)	1.07%	12,643,416	(12)	6.11%
Sean Mitchell	-		-	-		-
All directors and officers as a group (three persons prior to the Merger and six persons after the Merger)	7,108,334	(13)	15.90%	46,438,110	(14)	21.70%
Five Percent Beneficial Owners:
Steven Swanson	-		-	12,858,675	(15)	6.19%
Libra Advisors, LLC	5,738,100	(16)	13.99%	5,738,100	(16)	2.80%

*	Less than 1%

(1)
Prior to giving effect to the Merger.  The number of shares of Eternal’s common stock listed for each person are those “beneficially owned” as determined under the rules of the SEC and, therefore, include any shares of Eternal’s common stock as to which each such person has sole or shared voting or investment power and any shares of such common stock that each such person has the right to acquire within 60 days of the date of this prospectus through the exercise of any option.

(2)
The applicable percentage ownership listed for each person is based upon 41,005,822 shares of Eternal’s common stock outstanding as of the date of this prospectus without giving effect to the Merger and the issuance of any shares of Eternal’s common stock to American Eagle’s stockholders upon the closing of the Merger.  In computing the percentage ownership of each person, Eternal deemed outstanding shares of Eternal’s common stock subject to options or warrants held by such person that are currently exercisable or exercisable within 60 days of the date of this prospectus.  Eternal did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(3)
Pro forma after giving effect to the closing of the Merger and the issuance of an aggregate of 164,023,288 shares of Eternal’s common stock in connection with the tender of an aggregate of 41,985,271 shares of American Eagle’s common stock upon the closing the Merger (without taking into account the exercise of outstanding options to purchase shares of common stock of Eternal or American Eagle).  The number of shares of Eternal’s common stock listed for each person are those “beneficially owned” as determined under the rules of the SEC and, therefore, include any shares of Eternal’s common stock as to which each such person has sole or shared voting or investment power and any shares of such common stock that each such person has the right to acquire within 60 days through the exercise of any option, warrant or right.

(4)
The applicable percentage ownership listed for each person is based upon 205,029,110 shares of Eternal’s common stock outstanding as of the date of this prospectus on a pro forma basis after giving effect to the closing of the Merger and the issuance of an aggregate of 164,023,288 shares of Eternal’s common stock in connection with the tender of an aggregate of 41,985,271 shares of American Eagle’s common stock upon the closing of the Merger (without taking into account the exercise of outstanding options to purchase shares of common stock of Eternal or American Eagle).  In computing the percentage ownership of each person, Eternal deemed outstanding shares of Eternal’s common stock subject to options or warrants held by such person that are currently exercisable or exercisable within 60 days of the date of this prospectus.  Eternal did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(5)
Includes 2,500,000 shares owned by Mr. Colby and an aggregate of 750,000 shares owned by five members of his immediate family as to which he disclaims beneficial ownership of an aggregate of 600,000 shares owned of record by his spouse and three of their adult children.  Also includes 2,307,500 shares underlying options that are exercisable within 60 days of the date of this prospectus.  The business address for this person is 2549 W. Main Street, Suite 202, Littleton, Colorado 80120.

(6)
Includes 10,728,837 shares owned by Mr. Colby (8,228,837 of which are to be issued to Mr. Colby upon the closing of the Merger in connection with the tender of shares of American Eagle’s common stock currently owned by him) and an aggregate of 2,032,050 shares owned by five members of his immediate family (an aggregate of 1,282,050 of which are to be issued to such persons upon the closing of the Merger in connection with the tender of shares of American Eagle’s common stock owned by them) as to which he disclaims beneficial ownership of an aggregate of 1,625,640 shares owned of record by his spouse and three of their adult children. Also includes 2,961,298 shares underlying options that are exercisable within 60 days of the date of this prospectus (653,798 shares of which underlie options that are to be granted to Mr. Colby upon the closing of the Merger in exchange for options to acquire American Eagle’s common stock currently owned by him).

(7)
Includes 692,250 shares underlying options that are exercisable within 60 days of the date of this prospectus.  The business address for this person is Suite 916-925 West Georgia Street, Vancouver, British Columbia, V6C 3L2.

(8)
Includes 3,663,000 shares owned by Mr. Anderson (all of which are to be issued to Mr. Anderson upon the closing of the Merger in connection with the tender of shares of American Eagle’s common stock currently owned by him) and 692,250 shares underlying options that are exercisable within 60 days of the date of this prospectus.

(9)
Includes 166,334 shares owned by Mr. Rumler and 692,250 shares underlying options that are exercisable within 60 days of the date of this prospectus.  The business address for this person is 1777 South Harrison Street, Suite 1250, Denver, Colorado 80210.

(10)
Includes 10,243,487 shares held by Golden Vista Energy, LLC (“Golden Vista”) (all of which are to be issued to Golden Vista upon the closing of the Merger in connection with the tender of shares of American Eagle’s common stock currently held by it).  Mr. Findley is the sole member of Golden Vista and beneficially owns all of the shares held by Golden Vista.  Also includes 2,615,188 shares underlying options that are exercisable within 60 days of the date of this prospectus (all of which underlie options that are to be granted to Mr. Findley upon the closing of the Merger in exchange for options to acquire American Eagle’s common stock currently owned by him).  The business address for this person is 27 North 27th Street, Suite 21G, Billings, Montana 59101.

(11)
Includes 383,533 shares owned by Mr. Lantz and 55,000 shares owned by his adult son, as to which he disclaims beneficial ownership.  The business address for this person is 2549 W. Main Street, Suite 202, Littleton, Colorado 80120.

(12)
Includes 10,077,572 shares owned by Mr. Lantz (9,694,039 of which are to be issued to Mr. Lantz upon the closing of the Merger in connection with the tender of shares of American Eagle’s common stock currently owned by him) and 604,450 shares owned by his adult child (549,450 of which are to be issued to such adult son upon the closing of the Merger in connection with the tender of shares of American Eagle’s common stock currently owned by him) as to which he disclaims beneficial ownership.  Also includes 1,961,394 shares underlying options that are exercisable within 60 days of the date of this prospectus (all of which underlie options that are to be granted to Mr. Lantz upon the closing of the Merger in exchange for options to acquire American Eagle’s common stock currently owned by him).

(13)	Includes all shares and options referenced in notes 5, 7, and 9, above.

(14)	Includes all shares and options referenced in notes 6, 8, 9, 10, and 12, above.

(15)
Includes 4,389,144 shares owned by Mr. Swanson (all of which are to be issued to Mr. Swanson upon the closing of the Merger in connection with the tender of shares of American Eagle’s common stock currently owned by him), 4,389,143 shares owned by his spouse (all of which are to be issued to her upon the closing of the Merger in connection with the tender of shares of American Eagle’s common stock currently owned by her), and 732,600 shares each owned by their two adult children (all of which are to be issued to such persons upon the closing of the Merger in connection with the tender of shares of American Eagle’s common stock currently owned by them), as to which 5,854,342 shares Mr. Swanson disclaims beneficial ownership.  Also includes 2,615,188 shares underlying options that are exercisable within sixty (60) days of the date of this prospectus (all of which underlie options that are to be granted to Mr. Swanson upon the closing of the Merger in exchange for options to acquire American Eagle’s common stock currently owned by him).  The business address for this person is 5720 S. Benton Circle, Littleton, Colorado 80123.

(16)
Includes 5,738,100 shares beneficially owned by Libra Associates LLC in respect of which 5,106,909 are directly owned by Libra Fund, L.P., and may be deemed to be beneficially owned by (a) Libra Advisors LLC by virtue of its role as the investment manager of Libra Fund, L.P., (b) Libra Associates LLC by virtue of its role as the general partner of Libra Fund, L.P., and (c) Ranjan Tandon as the managing member of Libra Advisors LLC and Libra Associates LLC.  All of such persons have disclaimed beneficial ownership of such shares except to the extent of their pecuniary interest therein.  Also includes 631,191 shares held in the accounts of a private investment vehicle over which (a) Libra Advisors LLC, (b) Libra Associates LLC, and (c) Ranjan Tandon have investment discretion by virtue of their position as the investment manager and/or general partner, as applicable, of said entity.  The principal business address of each of Libra Advisors LLC, Libra Associates LLC, Libra Fund, L.P., and Ranjan Tandon is:  777 Third Avenue, 27th Floor, New York, New York, 10017.  The information set forth in this footnote is based on an Initial Statement of Beneficial Ownership of Securities (Form 3) filed with the SEC on September 6, 2011 and a Statement of Changes in Beneficial Ownership (Form 4) filed with the SEC on September 16, 2011.

MATERIAL CONTRACTS BETWEEN THE COMPANIES

Merger Agreement

On April 8, 2011, Eternal, Merger Sub, and American Eagle entered into the Merger Agreement. On September 28, 2011, Eternal, Merger Sub, and American Eagle executed an amendment to the Merger Agreement to extend the termination date from September 30, 2011 to December 31, 2011. For a description of the Merger Agreement see “The Merger Agreement” beginning on page 27.

Spyglass Prospect and Hardy Property

During the months from February through July 2010, American Eagle acquired approximately 6,850 net acres located within the Spyglass Prospect in Divide County, North Dakota through the execution of 171 oil and gas leases.  On June 18, 2010, American Eagle sold 50% of its working interest in the Spyglass Prospect to Eternal and acquired a 50% working interest in the Hardy Property – approximately 4,320 net acres located in southeastern Saskatchewan, Canada, and an existing, shut-in well bore from Eternal.  In addition, American Eagle entered into an operating agreement with Eternal, whereby Eternal is responsible for managing all future exploration and operational activities for both the Hardy Property and the Spyglass Prospect.  In May 2011, Eternal and American Eagle entered into a Purchase and Sale Agreement with an unrelated third party for the sale by Eternal and American Eagle of half of their respective 50% working interests in approximately 8,948 net acres located within the Spyglass Prospect.  The initial closing of the transactions occurred on May 26, 2011 and resulted in the sale of an undivided 50% interest in approximately 8,118 net acres for cash consideration of approximately $7.165 million, which was divided equally between Eternal and American Eagle.  A second closing related to the transaction occurred on August 5, 2011 and resulted in the sale of an undivided 50% interest in approximately 760 additional net acres for approximately $642,000, which was divided equally between Eternal and American Eagle.  The Purchase and Sale Agreement also provided for the sale by Eternal of an undivided 50% interest in approximately 269 net acres located within the Pebble Beach in Divide County, North Dakota for cash consideration totaling approximately $235,000.  The closing of this sale occurred on August 5, 2011.  Eternal will retain operatorship for the Spyglass Prospect.

Synergy Resources LLC

In January 2010, American Eagle engaged Synergy Resources LLC, a privately-held company (“Synergy”), to provide geological and engineering consulting services.  On December 14, 2010, American Eagle acquired from Synergy all of Synergy’s working interests and certain other contractual rights of Synergy, including farm-in rights and rights in and to certain oil and gas leases, as well as all intellectual property and records held by Synergy, in each case relating to the projects and prospects identified as the “Glacier Project,” the “Elm Coulee Project,” the “Saskatchewan Prospects,” and the “Benrude Prospect.”  The Glacier Project consists of three prospective areas in the emerging Alberta Bakken play located in Glacier and Toole Counties, Montana, which have been identified as the “Bakken Basin Facies,” “Bakken Northern Dome Facies,” and the “Southern Dome Facies.”  American Eagle has concluded negotiations to acquire working interests and other rights in approximately 60,000 net acres in these areas.  The Elm Coulee Project consists of a potential working interest in a Bakken oil-producing field located in Richland County, Montana.  The Saskatchewan Prospects consist of two Bakken exploration prospects and one Three Forks exploration prospect, all located in the Williston Basin in Southeast Saskatchewan, Canada.  The Benrude Prospect consists of approximately 760 acres in Roosevelt County, Montana, on which American Eagle currently expects to drill a development well that it believes to be low-risk.  Richard Findley, who is currently a director and executive officer of American Eagle and who is expected to serve as a director and consultant of Eternal upon the closing of the Merger, and Thomas Lantz, who is currently an executive officer of American Eagle and who is expected to serve as an executive officer of Eternal upon the closing of the Merger, are each a member of Synergy.  Bradley Colby, who currently serves as an executive officer and director of Eternal and who is expected to continue to serve in those capacities upon the closing of the Merger, has assisted Synergy and the members of Synergy in the negotiations and closings of certain transactions relevant to certain rights and interests in properties that have prospects of exploration.

Passport Energy Ltd.

In June 2010, American Eagle purchased 500,000 units of Passport Energy Ltd., formerly known as Covenant Resources Inc. (“Passport”), a Canadian resources company traded on the Canadian National Stock Exchange, at a purchase price of $0.05 per unit.  Each unit consisted of one share of common stock and a warrant to purchase an additional share of Passport’s common stock at a purchase price of $0.05 per share.  The warrants have a two-year life and expire on June 23, 2012.  Total consideration paid to acquire the common shares and warrants was US$24,635 (CDN$25,000).

On December 22, 2011, Passport, Eternal, and American Eagle signed a letter of intent (the “LOI”) allowing Passport to a promoted cost on two wells to earn a position in the Hardy Bakken Field in southeastern Saskatchewan, Canada.  Passport has agreed to pay 38.5% of the drilling, completion, and equipping costs associated with each well and fulfilling other obligations in order to earn 25.0% working interest in certain lands.  The remaining costs on these two wells will be shared equally by Eternal and American Eagle.  The final participation agreement was entered into effective April 15, 2011 and, subsequently in May 2011, the parties successfully drilled and completed the Hardy 4-16 well.

Messrs. Lantz and Anderson currently serve on the board of directors of Passport and Mr. Findley serves on the advisory board of Passport.

Short-Term Loan

In contemplation of the Merger, Eternal extended a short-term loan to American Eagle on February 28, 2011, in the amount of $1,195,678 for the purpose of its closing a lease acquisition transaction.  The funds were repaid to Eternal by American Eagle on March 4, 2011.

Office Space

Since July 2010, Mr. Lantz has worked out of Eternal’s office space located in Littleton, Colorado.

EXPERTS

The consolidated financial statements of Eternal and its subsidiaries as of December 31, 2010 and 2009 and for the years then ended are included in this prospectus in reliance upon the report of Kelly & Company, Eternal’s independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The financial statements of American Eagle as of December 31, 2010 and for the eight-month period then ended are included in this prospectus in reliance upon the report of Kelly & Company, American Eagle’s independent registered public accounting firm for the eight-month period ended December 31, 2010, given on the authority of such firm as experts in auditing and accounting, and the financial statements of American Eagle as of April 30, 2010 and 2009 and for the years then ended are included in this prospectus in reliance upon the report of Seale and Beers, CPA’s, American Eagle’s independent registered public accounting firm for the years ended April 30, 2010 and 2009, given on the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of Eternal’s common stock to be issued in connection with the Merger will be passed upon for Eternal by Baker & Hostetler LLP, Costa Mesa, California.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Eternal files annual, quarterly, and current reports and other information with the SEC.  Eternal’s SEC filings, including the Registration Statement on Form S-4 of which this prospectus forms a part, are available to the public over the Internet at the SEC’s website at www.sec.gov or Eternal’s website at www.eternalenergy.com.  You may also read and copy any reports, statements, or other information filed by Eternal at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  You should rely only on the information provided in this prospectus.  Eternal’s website has been provided for textual reference only.

Only one copy of this prospectus is being delivered to multiple Eternal stockholders sharing an address unless Eternal has received contrary instructions from one or more of the stockholders.  Upon written or oral request, Eternal will promptly deliver a separate copy of this prospectus to an Eternal stockholder at a shared address to which a single copy of this prospectus has been delivered.  Eternal stockholders at a shared address, who would like to receive a separate copy of this prospectus, or a separate copy of future Eternal prospectuses, proxy and information statements, and annual reports following completion of the Merger, should contact Eternal at the telephone number or mailing address provided above.  In the event that you are receiving multiple copies of annual reports, prospectuses, or proxy or information statements at an address to which you would like to receive a single copy, multiple Eternal stockholders sharing an address may also contact Eternal at the above listed telephone number or mailing address to receive a single copy of annual reports, prospectuses, and proxy and information statements in the future.

The Registration Statement, including the attached annexes, exhibits and schedules, contains additional relevant information about Eternal.  As allowed by SEC rules, this prospectus does not contain all the information Eternal’s stockholders can find in the Registration Statement or the exhibits to the Registration Statement.  The SEC allows Eternal to “incorporate by reference” information into this prospectus.  This means that Eternal can disclose important information to Eternal stockholders by referring them to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

This prospectus incorporates by reference the documents listed below that Eternal has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K).  They contain important information about Eternal and the financial condition of Eternal.

Eternal SEC Filings (File No. 000-50906)	Period and/or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2010

Quarterly Report on Form 10-Q	Quarter ended June 30, 2011

Quarterly Report on Form 10-Q	Quarter ended March 31, 2011

Description of Eternal’s capital stock contained in Eternal’s Registration Statement on Form 10-SB	Filed on August 18, 2004

In addition, Eternal incorporates by reference additional documents that it may file or furnish with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date the Merger is closed (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).  These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Eternal also incorporates by reference the Merger Agreement attached to this prospectus as Annex A.

Documents incorporated by reference are available to Eternal’s stockholders without charge upon written or oral request, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus.  Eternal’s stockholders can obtain any of these documents or a copy of Eternal’s filings with the SEC at no cost, by writing or telephoning Eternal at the following address or telephone number:

Eternal Energy Corp.
Attention:  Bradley M. Colby
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
(303) 798-5235

Eternal’s stockholders also may obtain these documents at the SEC’s website, http://www.sec.gov, and may obtain certain of these documents at Eternal’s website, www.eternalenergy.com.  Information contained on Eternal’s website is expressly not incorporated by reference into this prospectus.

Eternal is not incorporating the contents of the websites of the SEC or Eternal or any other person into this prospectus.  Eternal is providing only the information about how to obtain certain documents that are incorporated by reference into this prospectus at these websites for the convenience of Eternal’s stockholders.

Eternal has not authorized anyone to give any information or make any representation about the Merger or its company that is different from, or in addition to, that contained in this prospectus or in any of the materials that are incorporated into this prospectus.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to issue or sell, or solicitations of offers to receive or purchase, the securities offered by this prospectus is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.  The information contained in this prospectus is accurate only as of the date of this prospectus unless the information specifically indicates that another date applies.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Eternal Energy Corp.

We have audited the accompanying consolidated balance sheets of Eternal Energy Corp. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eternal Energy Corp. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

Kelly & Company
Costa Mesa, California
March 18, 2011

Eternal Energy Corp.
Consolidated Balance Sheet
As of December 31, 2010 and 2009

	2010	2009
Current assets:
Cash	$2,400,362	$1,508,754
Trade receivables	248,461	120,927
Receivable from American Eagle Energy Inc.	279,376	-
Prepaid expenses	30,106	46,384
Spud fees receivable	-	20,000
Total current assets	2,958,305	1,696,065
Equipment and leasehold improvements, net of accumulated
depreciation and amortization of $149,142 and $100,208,
respectively	20,693	49,809
Oil and gas properties – subject to amortization, net of
accumulated depletion of $104,350 and $0, respectively	340,321	-
Oil and gas properties – not subject to amortization	590,368	412,797
Marketable securities	1,117,716	-
Marketable securities of related party	197,453	-
Assets held for sale	-	57,000
Deposits	5,345	5,345
Total assets	$5,230,201	$2,221,016
Current liabilities:
Accounts payable and accrued liabilities	$430,699	$138,664
Accrued oil and gas interests	-	25,155
Short-term asset retirement obligation	-	65,258
Total current liabilities	430,699	229,077
Long-term asset retirement obligation, net of discount of $23,647 and $36,720, respectively	13,853	177,697
Total liabilities	444,552	406,774
Commitments and contingencies	-	-
Stockholders’ equity:
Common stock, $.001 par value, 875,000,000 shares
authorized, 44,500,000 issued, 41,005,822 and
44,550,000 shares outstanding	41,006	44,550
Additional paid-in capital	9,199,305	9,524,308
Unrealized gains (losses) on marketable securities	415,463	-
Accumulated deficit	(4,870,125)	(7,754,616)
Total stockholders’ equity	4,785,649	1,814,242
Total liabilities and stockholders’ equity	$5,230,201	$2,221,016

The accompanying notes are an integral part of the financial statements.

Eternal Energy Corp. Consolidated Statements of Operations For Each of the Two Years in the Period Ending December 31, 2010

	2010	2009
Oil and gas sales	$207,788	$123,814
Gain on the sale of oil and gas property – subject to
amortization, net of costs	509,934	-
Gain on the sale of oil and gas property – not subject to
amortization, net of costs	4,735,253	-
Litigation settlement	-	255,000_
Total revenue	5,452,975	378,814
Operating expenses:
Oil and gas operating expenses	141,481	46,183
Impairment of oil & gas properties	-	3,617,222
General and administrative expenses	964,305	778,065
Stock-based compensation	-	485,177
Professional fees	388,427	346,709
Depreciation, depletion and amortization	153,284	45,540
Total operating expenses	1,647,497	5.318.896
Total operating income (loss)	3,805,478	(4,940,082)
Interest income	9,615	17,665
Dividend income	23,759	-
Accretion of discount on asset retirement obligation	(4,480)	-
Impairment of assets held for sale	(57,769)	-
Income (loss) before taxes	3,776,603	(4,922,417)
Provision from income taxes	(892,112)	-
Net income (loss)	$2,884,491	$(4,922,417)
Net income (loss) per common share:
Basic	$0.07	$(0.11)
Diluted	$0.07	$(0.11)
Weighted average number of shares outstanding:
Basic	42,463,530	44,550,000
Diluted	43,803,700	44,550,000

The accompanying notes are an integral part of the financial statements.

Eternal Energy Corp .
Consolidated Statements of Stockholders’ Equity
For Each of the Two Years in the Period Ended December 31, 2010

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders
	Shares	Amount	Capital	Income	Deficit	Equity
Balance, December 31, 2008	44,550,000	$44,550	$9,039,131	$-	$(2,832,199)	6,251,482
Stock-based compensation	-	-	485,177	-	-	485,177
Net loss	-	-	-	-	(4,922,417)	(4,922,417)
Balance, December 31, 2009	44,550,000	$44,550	$9,524,308	$-	$(7,754,616)	1,814,242
Net exercise of stock options	1,025,822	1,026	(1,026)	-	-	-
Repurchase and retirement of
common stock	(4,570,000)	(4,570)	(323,977)	-	-	(328,547)
Unrealized gain on securities	-	-	-	415,463	-	415,463
Net income	-	-	-	-	2,884,491	2,884,491
Balance, December 31, 2010	41,005,822	$41,006	$9,199,305	$415,463	$(4,870,125)	$4,785,649

The accompanying notes are an integral part of the financial statements .

Eternal Energy Corp.
Consolidated Statements of Cash Flows
For Each of Two Years in the Period Ended December 31, 2010

	2010	2009
Cash flows provided by (used for) operating activities:
Net income (loss)	$2,884,491	$(4,922,417)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Non cash transactions:
Stock-based compensation	-	485,177
Depreciation, depletion and amortization	153,284	45,540
Accretion of discount on asset retirement obligations	4,480
Impairment of oil and gas properties		3,617,222
Impairment of assets held for sale	57,769	-
Gain on the sale of oil and gas properties, subject to amortization	(509,934)	-
Gain on the sale of oil and gas properties, not subject to amortization	(4,735,253)	-
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expense	16,278	(37,118)
Decrease in spud fees receivable	20,000	730,000
Increase in other receivables	(90,034)	(120,927)
Increase in receivable from American Eagle Energy Inc.	(279,376)
Increase (decrease) in accounts payable and accrued liabilities	292,035	(3,245)
Net cash used for operating activities	(2,186,260)	(205,768)
Cash flows provided by (used for) investing activities:
Refund of deposit	-	1,599,021
Proceeds from the sale of oil & gas properties, subject to amortization	225,000	-
Proceeds from the sale of oil and gas properties, not subject to amortization	3,900,000	-
Additions to oil and gas properties	(673,265)	(558,092)
Additions to equipment and leasehold improvements	(22,287)	(54,108)
Proceeds from sale of equipment	1,700
Purchase of marketable securities - related party	(24,733)	-
Net cash provided by investing activities	3,406,415	986,821
Cash flows provided by (used for) financing activities:
Repurchase and retirement of shares	(328,547)	-
Net cash provided by (used for) investing activities	(328,547)	986,821
Net increase (decrease) in cash	891,608	(781.053)
Cash - beginning of period	1,508,754	727,701
Cash - end of period	$2,400,362	$1,508,754

The accompanying notes are an integral part of the financial statements.

Eternal Energy Corp.
Consolidated Statements of Cash Flows
For Each of Two Years in the Period Ended December 31, 2010

Supplemental Disclosure of Cash Flow Information

	2010	2009
Cash paid during the year for:
Interest	$-	$-
Income taxes	892,112	-
Significant non-cash transactions:
Marketable securities acquired in connection with the sale of oil & gas properties	$874,973	$-
Unrealized gain on marketable securities	415,463	-
Accrual of oil & gas properties	-	25,251
Recording of asset retirement obligation	13,853	242,955
Cashless exercise of stock options	1,026	-

The accompanying notes are an integral part of the financial statements.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010

1.       Description of Business

Eternal Energy Corp. (the “Company”) was incorporated in the state of Nevada in March 2003. The Company engages in the acquisition, exploration, development and producing of oil and gas properties. At December 31, 2010, the Company had entered into participation agreements related to oil and gas exploration projects in the Pebble Beach and Spyglass Prospects, located in Divide County, North Dakota, and Sheridan County, Montana and the Hardy Property, located in southeastern Saskatchewan, Canada.  In addition, the Company owns certain overriding royalty interests in oil and gas leases located in San Juan County, Utah and San Miguel County, Colorado.

2.       Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned, Canadian subsidiary, EERG Energy ULC.  The subsidiary was created to house the Company’s Canadian oil and gas property holdings and to conduct business activities within Canada.  All material intercompany accounts, transactions and profits have been eliminated.

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

The Company has evaluated subsequent events through March 18, 2011, the date that the financial statements were issued and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Revenue Recognition

The Company records the sale of its interests in prospects when the terms of the transaction are final and the sales price is determinable. Spud fee revenue is recognized when drilling commences.  Working interest, royalty and net profit interests are recognized as revenue when oil and gas is sold.

Concentration of Credit Risk

At December 31, 2010, the Company had $1,877,551 on deposit that exceeded the United States (FDIC) federally insurance limit of $250,000 per bank.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010

Foreign Currency Adjustments

The Company’s functional currency is the US Dollar.  All transactions are translated using historical exchange rates. Gains and losses resulting from foreign currency transactions are also included in current results of operations.  The Company recognized exchange losses totaling $24,104 and $0 for the years ended December 31, 2010 and 2009, respectively.

Cash and Cash Equivalents

Cash equivalents consist of time deposits and liquid debt investments with original maturities of three months or less at the time of purchase.

Components of Other Comprehensive Income

Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that, under generally accepted accounting principles, are excluded from net income (loss). For the Company, such items consist solely of unrealized gains on marketable securities. The changes in other comprehensive income for the years ended December 31, 2010 and 2009 were $415,463 and $0, respectively.

Receivables

Receivables are stated at the amount the Company expects to collect. The Company considers the following factors when evaluating the collectability of specific receivable balances: credit-worthiness of the debtor, past transaction history with the debtor, current economic industry trends, and changes in debtor payment terms. If the financial condition of the Company’s debtors were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

The Company maintains an estimated allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Changes to the allowance for doubtful accounts made as a result of management’s determination regarding the ultimate collectability of such accounts are recognized as a charge to the Company’s earnings.  Specific receivable balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivable.

At December 31, 2010, the Company has determined that all receivable balances are fully collectible and, accordingly, no allowance for doubtful accounts has been recorded.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010

Marketable Securities

The Company determines the appropriate classification of its investments in equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Marketable equity securities not classified as held-to-maturity or as trading are classified as available-for-sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in stockholders’ equity.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are recorded at cost. Expenditures for major additions and improvements are capitalized and depreciated or amortized over the estimated useful lives of the related assets using the straight-line method for financial reporting purposes. The Company uses other depreciation or amortization methods (generally accelerated) for tax purposes, where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Equipment	3 years
Leasehold improvements	lesser of useful life or lease term

When equipment and improvements are retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the Company’s accounts and any resulting gain or loss is included in the results of operations for the respective period.

Expenditures for minor replacements, maintenance and repairs are charged to expense as incurred.

Oil and Gas Properties

The Company follows the full-cost method of accounting for its investments in oil and gas properties. Under the full-cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full-cost pool.  Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities.  Cost centers are established on a country-by-country basis.

Capitalized costs within the cost centers are amortized on the unit-of-production basis using proved oil and gas reserves.  The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
As of the end of each reporting period, the capitalized costs of each cost center are subject to a ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized.  The sum of net capitalized costs and estimated future development and abandonment costs for each cost center is depleted using the equivalent unit-of-production method, based on proved oil and gas reserves.  Excluded from amounts subject to depletion are costs associated with unevaluated properties or properties for which no proven reserves have been identified.

Asset Retirement Obligations

The Company records asset retirement obligations in the period in which the obligation is incurred and when a reasonable estimate of fair value can be determined. The initial recording of an asset retirement obligation results in an increase in the carrying amount of the related long-lived asset and the creation of a liability.  The portion of the asset retirement obligation expected to be realized during the next 12-month period is classified as a current liability, while the portion of the asset retirement obligation expected to be realized during subsequent periods is discounted and recorded at its net present value.  The discount factor used to determine the net present value of the Company’s asset retirement obligation is 10%, which is consistent with the discount factor that is applied to oil and gas reserves when performing the periodic ceiling tests.

Changes in the noncurrent portion of the asset retirement obligation due to the passage of time are measured by applying an interest method of allocation. The amount of change is recognized as an increase in the liability and an accretion expense in the statement of operations. Changes in either the current or noncurrent portion of the Company’s asset retirement obligation resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease to the carrying amount of the liability and the related long-lived asset.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
During the year ended December 31, 2009, the Company recorded asset retirement obligations for future costs to shut-in its West Ranch wells, totaling $279,675, with a present value of $242,955 at December 31, 2009.  The asset retirement obligation associated with the West Ranch Field was written off in June 2010 when the property was sold and included in the calculation of the gain recognized on the transaction.

During the year ended December 31, 2010, the Company recorded asset retirement obligations for future costs related to its Hardy Property totaling $37,500 with a present value of $13,852 at December 31, 2010.

Stock Repurchase Program

The Company implemented a stock repurchase program during 2010, for which it utilizes the cost method to account for shares reacquired under the program.  Under the cost method, common stock is reduced by the par value of the shares repurchased.  The difference between the total consideration given to reacquire the shares, including any broker commissions or other transaction costs, is recorded as a reduction of additional paid in capital.  The Company immediately retires all repurchased shares. The Company ceased its open market purchases of common stock on effective November 1, 2010.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2 or 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability. Hierarchy Level 3 inputs are inputs that are not observable in the market.

The fair value measurements of the Company’s financial instruments at December 31, 2010 were as follows:

	Level 1	Level 2	Level 3	Total
Cash & equivalents	$2,400,362	$-	$-	$2,400,362
Marketable securities - related party		197,453	-	197,453
Marketable securities	1,117,716	-	-	1,117,716
	$3,518,078	$197,453	-	$3,715,531

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
The Company uses level 2 inputs to determine the fair value of its marketable securities - related party, which consists of common stock and warrants in an entity which is traded on the Canadian National Stock Exchange.  The warrants are valued using the Black Scholes Option Pricing Model which includes a calculation of historical volatility of the stock.

Accounting for Stock-Based Compensation

The Company measures compensation cost for all stock-based awards at fair value on the date of grant and recognizes compensation expense in its statements of operations over the service period that the awards are expected to vest. The Company has elected to recognize compensation cost for all options with graded vesting on a straight-line basis over the vesting period of the entire option. The Company recognized stock-based compensation expense of $0 and $485,177 for the years ended December 31, 2010 and 2009, respectively.

Basic and Diluted Loss Per Share

Basic earnings (loss) per common share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is computed in the same way as basic earnings (loss) per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if all potential common shares had been issued and if the additional common shares were dilutive. Diluted loss per common share for the year ended December 31, 2009 is computed in the same way as basic loss per common share, as the inclusion of additional common shares that would be outstanding if all potential common shares had been issued would have been anti-dilutive.  See Note 10 for the calculation of basic and diluted weighted average common shares outstanding for the years ended December 31, 2010 and 2009.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax benefits and consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred income tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  U.S. deferred tax liabilities are not recognized on profits that are expected to be permanently reinvested in Canada and, thus, are not considered to be available for distribution to the parent company.  Net operating loss carry forwards and other deferred tax assets are reviewed annually for recoverability and, if necessary, are recorded net of a valuation allowance.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent obligations in the financial statements and accompanying notes. The Company’s most significant assumptions are the estimates used in the determination of the deferred income tax asset valuation allowance, the valuation of oil and gas reserves to which the Company owns rights, estimates related to the asset retirement obligation and the valuation of the warrants held by the Company as investments. The estimation process requires assumptions to be made about future events and conditions, and as such, is inherently subjective and uncertain. Actual results could differ materially from these estimates.

New Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-06, Improving Disclosures about Fair Value Measurements (“FASB 2010-06”), which amends ASC 820-10 and requires, among other things, new disclosures regarding the transfers in and out of hierarchy levels 1 and 2 as well as the gross presentation of changes in estimated measurements for level 3 measurements.  In addition, FASB 2010-06 provides clarifying direction with respect to disclosures regarding the various levels of disaggregation and about specific inputs and valuation techniques.  FASB 2010-06 is effective for interim and annual reporting periods beginning after December 31, 2009, except for the gross presentation of level 3 measurement activities, which is effective for fiscal years beginning after December 15, 2010.  The adoption of FASB 2010-06 has not had a material effect on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010-09, Amendments to Certain Recognition and Disclosure Requirements, which amended ASC 855 and which requires issuers of financial statements to evaluate subsequent events through the date on which the financial statements are issued.  FASB 2010-09 defines the term “SEC Filer” and eliminates the requirement that an SEC filer disclose the date through which subsequent events have been evaluated.  This change was made to alleviate potential conflicts between ASC 855-10 and the reporting requirements of the SEC.  FASB 2010-09 is effective immediately, but has not had a material effect on the Company’s financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-03, Oil and Gas Reserve Estimation and Disclosures (“FASB 2010-03”), which amended Extractive Activities – Oil and Gas (Topic 932).  Among other things, FASB 2010-03 expands the definition of oil and gas producing activities and requires companies to use a twelve-month average price, rather than a year-end price, when estimating whether reserve quantities are economical to produce.  In addition, FASB 2010-03 requires separate reserve disclosures for geographical areas that contain more than fifteen percent of an entity’s total reserves and provides guidance with respect to the applicability of reporting requirements for equity investments in oil and gas producing entities.  FASB 2010-03 is effective for annual reporting periods ending on or after December 31, 2009.  The adoption of FASB 2010-03 has not had a material effect on the Company’s financial statements.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
In April 2010, the FASB issued Accounting Standards Update 2010-14, Amendments to Paragraph 932-10-S99-1 (FASB 2010-14), which amended AASC 805 requires an acquiring company to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired entity at the acquisition date, measured at their fair values as of that date, with limited exceptions.  ASC 805 also requires the acquiring company in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired company, at the full amounts of their fair values.  ASC 805 makes various other amendments to authoritative literature intended to provide additional guidance or to confirm the guidance in that literature to that provided in this Statement.  ASC 805 is effective for the Company’s financial statements beginning January 1, 2009.  The adoption of ASC 805 has not had a material impact on the Company’s financial statements.

3.       Marketable Securities

Available-for-sale marketable securities at December 31, 2010 consist of the following:

		Gains in	Losses in
		Accumulated	Accumulated
	Estimated	Other	Other
	Fair	Comprehensive	Comprehensive
	Value	Income	Income
Noncurrent assets:
Common stock	$1,117,716	$242,743	$-
Common stock and warrants - related party	197,453	172,720	-
Total available-for-sale marketable securities	$1,315,169	$415,463	$-

The fair value of substantially all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market. Warrants to purchase common stock are calculated using the Black-Scholes Option Pricing Model, with the following assumptions;

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
Risk-free interest rate	0.21%
Expected volatility of common stock	223%
Dividend yield	$0.00
Expected life of options	1.4 years

A marketability discount was applied to the related party shares and warrants.  There were no sales of marketable securities for the years ended December 31, 2010 or 2009.

4.       Sale of Royalty and Property Interests

Effective April 1, 2010 the Company sold all of its gross overriding royalty interest in approximately 264,000 net acres within an area of mutual interest located in southeastern Saskatchewan to Ryland Oil Corporation (“Ryland”).  Total consideration received included $2.9 million in cash, 2,145,883 shares of Ryland’s common stock, which were valued at approximately $874,973 as of the date of sale, and an assignment of Ryland’s 100% working interest in approximately 4,480 net acres located in Saskatchewan, and related equipment, valued at $238,681.  The royalty interest was included in the Canadian cost center of the Company’s full-cost pool that is not subject to amortization, which, at the time of the sale, had a zero balance.  As a result, the Company recognized a gain of $4,013,654 on the sale of the gross overriding royalty interest.

Also effective April 1, 2010, to Company entered into a Purchase and Sale Agreement with Ryland’s wholly-owned subsidiary, Rover Resources Inc. (“Rover”), in which the Company agreed to sell its ten percent working interest in approximately 700 net acres located in North Dakota to Rover for $1 million cash.  The acreage sold was part of the Company’s Pebble Beach Prospect, which was included in the US cost center of the Company’s full-cost pool that is not subject to amortization.  After allocating a portion of the excess proceeds received to the remaining properties that were included in the full-cost pool, the Company recognized a gain on the sale in the amount of $722,645.

In June 2010, the Company sold its 75% working interest in the West Ranch Field for cash consideration totaling $262,500 and the assumption, by the purchaser, of all plugging, abandonment and environmental reclamation liabilities.  $37,500 is still receivable at December 31, 2010.  As discussed in Note 6, the Company had fully impaired its investment in the West Ranch Field in August 2009 as a result of the non-renewal of certain oil and gas leases.  At the time of the sale, the West Ranch Field was the only property included in the portion of the Company’s full-cost pool that is subject to amortization.  Accordingly, the full amount of the cash proceeds received from the sale, as well as the extinguishment of the $247,434 asset retirement obligations associated with the property, were recognized as a gain on the transaction.  The aggregate gain recognized as a result of the sale totaled $509,934.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010

5.        Equipment and Leasehold Improvements

The following is a summary of equipment and improvements, at cost, as of December 31, 2010 and 2009:

	2010	2009
Office equipment	$122,325	$102,507
Leasehold improvements	47,510	47,510
Total equipment and improvements	169,835	150,017
Less: accumulated depreciation and amortization	(149,142)	(100,208)
Equipment and improvements, net	20,693	49,809

Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was $48,934 and $45,540, respectively.

During 2008 and 2009, the Company purchased an aggregate of $57,000 of down-hole tools.  Because the Company no longer possesses exclusive rights to utilize the down-hole gas and water separation technology, the Company has no plans to utilize the tools in the foreseeable future.  In September 2010, the Company’s management ceased actively marketing the tools to other exploration and development companies.  Accordingly, the down-hole tools, which were classified as assets held for sale, are considered to be fully impaired as of December 31, 2010 and a non-operational impairment loss was recorded during the year then ended.

6.       Oil and Gas Properties

As of December 31, 2010 and 2009, the Company’s cost centers are as follows:

	2010		2009
	Amortizable	Non-Amortizable	Amortizable	Non-Amortizable
United States	$-	$590,368	$-	$411,751
Canada	340,321	-	-	1,046
Total	$340,321	$590,368	$-	$412,797

 Producing Properties

During the years ended December 31, 2010 and 2009, the Company held investments in two properties containing existing oil and gas wells, each of which was subject to amortization.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
West Ranch Property

Through various transactions that occurred during 2007, the Company acquired a 75% working interest in the South West Extension of the West Ranch Field (the “West Ranch Property”), located in Jackson County, Texas.  In August 2009, certain leases included in the West Ranch Property expired and, as a result, the reserves associated with these leases contained in the Glasscock Reservoir were no longer available to the Company.  These leases were pivotal to the implementation of a waterflood program designed to stimulate production throughout the West Ranch Property.  Because there was no reasonable certainty that the Company would seek to extract the underlying reserves associated with the remaining West Ranch leases, the economic value of these reserves could not be used to evaluate the recoverability of the Company’s investment in the West Ranch Property.  Accordingly, the Company fully impaired the portion of its full-cost pool that is subject to amortization in August 2009.

The net capitalized cost of the West Ranch Property as of December 31, 2010 and 2009 is summarized below:

	2010	2009
Acquisition costs	$-	$1,888,078
Development costs	-	846,954
	-	2,735,032
Cumulative depletion	-	(57,667)
Impairment	-	(2,677,365)
Balance at December 31, 2010 and 2009	$-	$-

Because the wells were shut-in, prior to their sale in June 2010, the Company recognized no depletion expense related to the West Ranch property for the years ended December 31, 2010 and 2009.

Hardy Property

As discussed in Note 4, the Company acquired a 100% working interest in approximately 4,480 net acres located Saskatchewan, Canada in connection with the sale of certain gross overriding royalty interest to Ryland.  The Hardy Property contained one existing well with equipment valued at approximately $238,681 at the time of the purchase.  The Hardy well had been shut in since early 2009 due to mechanical issues.  Shortly after the acquisition, the Company sold 50% of its working in the Hardy Property to American Eagle Energy Inc. (“AEE”) and received a 50% working interest in acreage located in Divide County, North Dakota (the “Spyglass Prospect”).  The transaction was treated as a like-kind exchange, with the 50% of the Company’s carrying value of the Hardy Property being allocated to the Spyglass Prospect.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
In August 2010, the Company, along with AEE, its working interest partner, recompleted the Hardy 7-9 well at an aggregate cost of $475,274.  The Company’s portion of the -recompletion cost was $237,637.  The Hardy 7-9 well was returned to production in September 2010 and, as of December 31, 2010, was producing an average of approximately 58 barrels of oil and 200 barrels of water day.

As discussed in Note 14, the Company obtained a reserve report related to the Hardy Property as of December 31, 2010.  The reserve report was used to determine the amount of depletion expense that the Company recognized, based on it actual units of production.  The Company recognized depletion expense of $104,350 and $0 related to the Hardy Property for the years ended December 31, 2010 and 2009, respectively.

Exploratory Prospects

The Company has entered into participation agreements in a number of exploratory oil and gas properties. Unproven exploratory prospects are excluded from its respective amortizable cost pool.  Each prospect’s costs are transferred into the amortization base on an ongoing (well-by-well or property-by-property) basis as the prospect is evaluated and proved reserves are established or impairment is determined. Four of the properties have been abandoned as of December 31, 2010. The Company has a working interest and/or overriding royalty interest in the wells on the remaining prospects, if they are successful. The Company paid certain amounts upon execution of the agreements and is obligated to share in the drilling costs of the exploratory wells. The Company had agreed to issue shares of its common stock which were to be issued based upon the discovery of proven reserves of a property that was abandoned in 2009. No shares were ever issued. The capitalized costs of the exploratory prospects are not subject to amortization because no proven reserves have been assigned to the prospects.  The nature of the capitalized costs of the unproven prospects is as follows:

			Aggregate
			Through
	2010	2009	2008	Total
United States
Acquisition costs	$386,687	$25,252	$1,950,802	$2,362,741
Exploration costs	69,285	-	136,918	206,203
Development costs	-	-	-	-
Disposals	-	-	-	-
Impairments and sales	(277,355)	(936,855)	(764,366)	(1,978,576)
United States total	$178,617	$(911,603)	$1,323,354	$590,368
Canada
Acquisition costs	$-	$-	1,443	$1,443
Exploration costs	-	-	-	-
Development costs	-	-	-	-
Impairments and sales	(1,046)	-	(397)	(1,443)
Canada total	$(1,046)	$-	$1,046	$-

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010

The North Sea
Acquisition costs	$-	$-	$197,988	$197,988
Exploration costs	-	3,003	1,509,202	1,512,205
Development costs	-	-	-	-
Impairments	-	(3,003)	(1,543,680)	(1,546,683)
Disposals	-	-	(163,510)	(163,510)
North Sea total	$-	$-	$-	$-
Total capitalized costs, not subject to amortization				$590,368

United States

Big Sand Spring Valley Prospect

In 2005, the Company acquired a 50% working interest in the Big Sand Spring Valley Prospect (the “BSSV Prospect”) and an option to acquire a 50% working interest in an additional prospect, for an initial payment of $667,000 and the obligation for a future payment of $2,000,000, which represented 50% of the estimated initial drilling costs in the BSSV Prospect. In 2006, the Company acquired the other 50% working interest in the BSSV Prospect in exchange for cash payments totaling $300,000 and the transfer of the Company’s option on the additional prospect.  Under the terms of the participation agreement, the Company is obligated to issue one million shares of its common stock for each ten million equivalent barrels of net proven oil reserves developed on the BSSV Prospect.

No exploratory wells were drilled in the BSSV Prospect prior to the expiration of the Company’s leases in August 2009.  Upon expiration of the leases, the cost basis of the BSSV Prospect was transferred into the amortizable pool.  As noted above, the entire full-cost pool, subject to amortization, was fully impaired as of December 31, 2009.

Pebble Beach Prospect

In 2006, the Company entered into a series of agreements that resulted in the acquisition of a ten percent working interest in a joint venture with Rover.  The joint venture was formed to explore and develop certain prospects principally located in Divide County, North Dakota.

As noted in Note 4, the Company sold its working interest in approximately 700 net acres located within the Pebble Beach prospect to Rover for cash consideration totaling $1 million.  Pursuant to full-cost accounting guidelines, the Company allocated a portion of the gross gain from the sale ($277,355) to the remaining properties included in the portion of the Company’s full-cost pool that is not subject to amortization, based on the relative fair market values of the properties included in the pool at the time of the sale.  The Company recognized a net gain of $722,645 on the sale.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
As of December 31, 2010, the Company still owns a 10% working interest in approximately 2,700 net acres located within the Pebble Beach Prospect.  The carrying value of the Company’s investment in the Pebble Beach Prospect as of December 31, 2010 was $129,861.

Management is currently in the process of developing its exploration strategy relative to the remaining acreage within the Pebble Beach Prospect.  Exploratory drilling on the Pebble Beach Prospect commenced during the fourth quarter of 2010.  As of December 31, 2010 the Company had elected to participate in the drilling of 14 exploratory wells and has subsequently elected to participate in 9 additional wells.  The Company’s interest in these wells would range from 0.0375% to 3.4225%.

This Pebble Beach prospect is evaluated for impairment annually.  There were no impairments evident at December 31, 2010.

Spyglass Prospect

In June 2010, the Company sold 50% of its working interest in the Hardy Property to AEE in exchange for a 50% working interest in approximately 6,239 net acres located within Divide County, North Dakota (the “Spyglass Prospect”).  The Company reclassified 50% of the then carrying value of its investment in the Hardy Prospect ($126,029) to the Spyglass Prospect at the time of the sale.  Because no proven reserves have been identified, the Spyglass Prospect has been assigned to the portion of the full-cost pool that is not subject to amortization.  Management is currently in the process of evaluating the results of nearby wells drilled by other companies in order to develop its exploration strategy relative to the Spyglass Prospect.

Steamroller Prospect

The Company currently owns various overriding royalty interests under approximately 20,172 net acres in Utah and Colorado, located within the Steamroller Prospect.  In addition, the Company is entitled to receive an overriding royalty interest on any additional leasehold interest acquired by its working interest partners in an area of mutual interest (“AMI”) between the parties.  The AMI covers approximately 3,571,200 gross acres.

Canada

In June 2008, the Company acquired a 5% overriding royalty position in additional prospects located in Saskatchewan, Canada.  The Company fully impaired its investment in the Canada Prospect in June 2010 citing a lack of proven reserves and no definitive exploration plans relative to the Canadian Prospect.  The impairment was netted against the aforementioned gains from the sale of oil and gas properties, not subject to amortization.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010

The North Sea

North Sea Quad 14 and Quad 41/42

In 2005 and 2006, the Company acquired working interests in the Quad 41/42 Prospect with the obligation to fund 15% of the drilling costs of an exploratory well. The Company placed $1.5 million on deposit to cover its share of the drilling costs. The exploratory well was completed in 2007.  No economically viable reserves were discovered.

The Company disputed its obligation to participate in the drilling of the Quad 41/42 exploratory well due to material increases in the projected drilling costs.  Accordingly, no amount held on deposit was released to the operator.  The entire amount of funds held on deposit, plus accrued interest ($1,604,101 in total), was returned to the Company during 2009.

The Company recorded impairments of The North Sea Cost Pool during the year ended December 31, 2010 and 2009 as follows:

	2010	2009
Quad 14	$-	$3,003
Quad 41/42		-
Totals	$-	$3,003

The following table summarizes the costs of Company’s aggregate exploratory activities for all unproven prospects for the years ended December 31, 2010 and 2009:

	2010	2009
Balance at the beginning of the period	$412,797	$1,324,400
Additions to exploratory costs	455,972	28,255
Impairments / gain allocations	(278,401)	(939,858)
Balance at the end of the period	$590,368	$412,797

7.       Asset Retirement Obligations

As of December 31, 2009, the Company had recorded an aggregate asset retirement obligation associated with its investment in the West Ranch Field in the amount in the amount of $242,955.  The asset retirement obligation represented estimated discounted future plugging and abandonment costs associated with each of the 30 wells located within the Southwest Extension of the West Ranch Field.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010

As discussed in Note 4, the Company sold its interest in the West Ranch Field in June 2010.  Pursuant to the terms of the sale agreement, the purchaser assumed all future plugging liabilities associated with the West Ranch wells.  Accordingly, the Company removed the asset retirement obligation associated with the West Ranch Field from its books and considered the extinguishment of this debt in calculating the gross gain realized on the sale.

As of December 31, 2010, the Company owns a 50% working interest in the Hardy Property, which contains one existing well.  As of December 31, 2010, the Company has recorded asset retirement obligations associated with the future plugging and abandonment of the Hardy well totaling $37,500, with a discounted value of $13,852.  The projected plugging date for the Hardy well is December 2020.

8.       Income Taxes

For the year ended December 31, 2009, the Company incurred a net operating loss and, accordingly, no provision for income taxes was recorded.  In addition, no benefit for income taxes was recorded due to the uncertainty of the realization of any tax assets.

The Company recognized net income of $2,884,491 for the year ended December 31, 2010.  However, as discussed below, the Company has sufficient net operating loss carryforwards (“NOL’s”) to offset any current year taxable income.  As a result, the Company has not recognized any US income tax expense for the current period.

As of December 31, 2010 the Company had cumulative net loss carryforwards of approximately $2,670,189 available to offset future US taxable earnings.  The NOL’s, if not utilized, will begin to expire in 2023.

In June 2010, the Company remitted $892,112 to the Canadian Revenue Agency in connection with the sale of certain gross overriding royalty interests.  A foreign tax credit related to the payment of the Canadian taxes is available to reduce future US tax liabilities, once the Company’s NOL’s have expired or been fully utilized.

As a result of its losses, the Company has not recorded any current or deferred income tax provision for the years ended December 31, 2010 and 2009.  Significant components of the Company’s deferred income tax assets and liabilities at December 31, 2010 and 2009 are as follows:

	2010	2009
Tax effect of available NOL’s	$907,864	$2,184,967
Estimated available foreign tax credits	892,112	-
Total deferred tax assets	1,799,976	2,184,967
Less: Valuation allowance	(1,799,976)	(2,184,967)
Net deferred income tax assets	-	-

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
Prior to recognizing income for the year ended December 31, 2010, the Company recognized net losses in each fiscal year since inception.  Based on the Company’s history of net losses, management believes that it is more likely than not that the net deferred tax assets will not be fully realizable.  Accordingly, the Company has recorded a full valuation allowance against its deferred tax assets as of December 31, 2010.

A reconciliation between the amount of income tax (benefit) expense for the year ended December 31, 2010 and 2009, determined by applying the applicable US statutory income tax rates, is as follows:

	2010	2009
US Net income (loss) before taxes	$2,884,491	$(4,922,417)
US Statutory tax rate	34%	34%
Estimated tax expense (benefit)	980,727	(1,673,622)
Provision for deferred taxes	(980,727)	1,673,622
Foreign taxes paid	892,112	-
Net income tax expense (benefit)	$892,112	$-

9.       Commitments and Contingencies

Drilling Obligations

The Company has the option to participate in the drilling of future exploratory wells related to its 10% working interest in the Pebble Beach prospect should any such wells be proposed by the other working interest owners.

Employment Agreements

Effective November 1, 2009, the Company renewed its two-year employment agreement with its President and Chief Executive Officer.  The financial terms of the renewed employment agreement are substantially the same as the previous employment agreements, which provide for annual compensation of $174,000.  The contract is scheduled to expire on October 31, 2011.

Departure of Employees

On November 1, 2010, the Company terminated the employment of its Chief Financial Officer and Vice President of Engineering without cause.  The former Chief Financial Officer received a severance package consisting of a one-time payment of $35,000.  The former Vice President of Engineering received a severance package consisting of six, monthly payments totaling $72,000.  Both individuals exercised their outstanding stock options by affecting a net exercise, as provided by their separation agreements.  As a result, the former Chief Financial Officer received 410,489 shares of the Company’s common stock in exchange for his 923,600 outstanding options, and the former Vice President of Engineering received 615,333 shares of the Company’s common stock in exchange for his 1,384,500 outstanding options.  The options had an exercise price of $0.05 per option.  The closing trading price of the Company’s common stock on the day that the net exercise occurred was $0.09 per share.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
Lease Obligation

Effective January 1, 2009, the Company entered into an agreement to lease its current office space.  The new lease has a term of 36 months and expires in December 31, 2011.

Future lease payments related to the Company’s office and equipment leases are as follows:

Amount
2011	$64,140
2012	-
2013	-
2014	-
2015	-
Total	$64,140

Gross office rent expense for the years ended December 31, 2010 and 2009 was $72,454 and $77,674, respectively.  In July 2010, the Company began subleasing a portion of its office space to AEE.  The Company received sublease payments from AEE totaling $5,219 for the year ended December 31, 2010.  The Company received sublease payments totaling $32,000 during the year ended December 31, 2009 from Roadrunner Oil & Gas Inc., its former sublease tenant.  Sublease payments received are treated as a reduction of gross rent expense.

10.       Earnings (Loss) Per Share

The following is a reconciliation of the number of shares used in the calculation of basic earnings (loss) per share and diluted earnings (loss) per share for the years ended December 31, 2010 and 2009:

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
	2010	2009
Net earnings (loss)	$2,884,491	$(4,922,417)

Weighted average number of common shares outstanding	42,463,530	44,550,000
Incremental shares from the assumed exercise of dilutive stock options	1,340,170	-
Diluted common shares outstanding	43,803,700	44,550,000
Net earnings (loss) per share - basic	$0.07	$(0.11)
Net earnings (loss) per share - diluted	$0.07	$(0.11)

In periods where the Company incurred a loss, the following securities were not included in the computation of diluted net loss per share as their effect would have been anti-dilutive:

	2010	2009
Stock Options	N/A	6,000,000

11.       Equity Transactions

Stock Repurchases

In March 2010, the Company’s Board of Directors authorized implementation of a stock repurchase program, pursuant to which the Company was authorized to repurchase up to $500,000 of its then-outstanding common shares at prevailing market prices.  During the year ended December 31, 2010, the Company repurchased and retired 4,570,000 shares of its previously issued and outstanding common stock at an aggregate cost of $328,547 (average repurchase price of $0.07 per share).  The Company discontinued the share repurchase program effective November 1, 2010.

Issuance and Cancellation of Restricted Stock

In September 2009, the Company announced that it had granted 6,500,000 restricted shares of common stock to its directors and officers in exchange for the return and cancellation of 5,393,800 unexercised options to purchase shares of common stock.  In October 2009, the Company’s board of directors rescinded the grant of the restricted common shares, effective on the original grant date.  Because the restricted stock certificates were never delivered to the intended recipients, management has determined that the title to the shares never transferred.  Accordingly, no stock-based compensation was recorded in connection with the issuance of the restricted shares.  The stock options remained cancelled.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010

Cancellation and Issuance of Stock Options

As noted above, the Company cancelled 5,393,000 stock options in September 2009.

In October 2009, the Company granted 6,000,000 options to purchase shares of the Company’s common stock to its directors and officers.  The stock options have a five-year life, vest immediately and have an exercise price of $0.05, which exceeded the volume weighted average closing price of the Company’s common stock for the five-day period preceding the grant.  The Company has accounted for the new stock option grant as a modification of the previously outstanding stock options and, accordingly, immediately recognized stock-based compensation expense of $145,190 associated with the new grant and the remaining $67,071 of unamortized stock-based compensation associated with the original stock options.

The assumptions used in the Black-Scholes option pricing model for the stock options granted in September 2009 were as follows:

Risk-free interest rate	2.37%
Expected volatility of common stock	101%
Dividend yield	$0.00
Expected life of options	5 years
Weighted average fair market value of options granted	$0.03

The Company did not grant any stock options during 2010.  Accordingly, the Company did not recognize any stock-based compensation expense for the year ended December 31, 2010.

During December 2010, 2,308,000 stock options were exercised by former members of the Company’s management.  The transactions were completed as net exercises, resulting in 1,025,822 shares of the Company’s stock being issued.  The stock-based compensation expense associated with these options was recognized previously in 2009 when the options were granted.

A summary of stock option activity for the years ended December 31, 2010 and 2009 is presented below:

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
			Weighted
		Weighted	Average
		Average	Remaining
		Exercise	Contract
	Options	Price	Term
Outstanding at December 31, 2008	5,543,800	$0.46	4.4 years
Options granted	6,000,000	$0.05	-
Options exercised	-	-	-
Options expired	-	-	-
Options forfeited	(5,543,800)	$0.46	-
Outstanding at December 31, 2009	6,000,000	$0.05	3.4 years
Options granted	-	$-	-
Options exercised	(2,308,000)	0.05	-
Options expired	-	-	-
Options forfeited	-	$-	-
Outstanding at December 31, 2010	3,692,000	$0.05	2.4 years
Exercisable at December 31, 2010	3,692,000	$0.05	2.4 years

The options outstanding as of December 31, 2010 have a per share intrinsic value of $0.05 and an aggregate intrinsic value of $184,600.

Shares Reserved for Future Issuance

As of December 31, 2010, the Company has reserved 3,692,000 shares for future issuance upon exercise of outstanding options.

12.       Related Party Transactions

In June 2010, the Company purchased 500,000 shares of common stock, with attached warrants, of Covenant Resources Ltd., an entity related by virtue of a common director.  The aggregate cost of stock and warrants was $24,733.  Each share of common stock purchased included a warrant that enables the Company to purchase an additional share of common stock at a price of $0.05 per share.  Covenant Resources changed its name to Passport Energy Ltd. (“Passport”) in December 2010.  As of December 31, 2010, the fair-market value of the Company’s investment in Passport was $197,453.

13.       Subsequent Events

On February 22, 2011, the Company announced that it had entered into a non-binding letter of intent with AEE to merge the two companies.  Pursuant to the terms of the letter of intent, the Company will form a wholly-owned subsidiary into which American Eagle will be merged, with the Company emerging as the surviving entity.  The ratio of stockholdings between the two companies at the time of closing is expected to be 80% for AEE’s legacy stockholders and 20% for Eternal Energy stockholders.

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
On February 28, 2011, the Company extended a short-term loan to AEE in the amount of $1,195,678 for the purpose of closing a lease acquisition transaction.  The funds were repaid by AEE on March 4, 2011.  The short-term loan bore interest at a rate of 0.51% per annum, the lowest allowable rate per IRS guidelines.

14.       Supplemental Oil and Gas Information (Unaudited)

The following tables set forth the Company’s net interests in quantities of proved developed and undeveloped reserves of crude oil, condensate and natural gas and changes in such quantities from the prior period. Crude oil reserves estimates include condensate.

The reserve estimation process involves reservoir engineers, geoscientists, planning engineers and financial analysts. As part of this process, all reserves volumes are estimated by a forecast of production rates, operating costs and capital expenditures. Price differentials between benchmark prices and prices realized and specifics of each operating agreement are then used to estimate the net reserves. Production rate forecasts are derived by a number of methods, including estimates from decline curve analyses, material balance calculations that take into account the volume of substances replacing the volumes produced and associated reservoir pressure changes, or computer simulation of the reservoir performance. Operating costs and capital costs are forecast based on past experience combined with expectations of future cost for the specific reservoirs. In many cases, activity-based cost models for a reservoir are utilized to project operating costs as production rates and the number of wells for production and injection vary.

The Company has retained an independent petroleum engineering consultant to determine its annual estimate of oil and gas reserves as of December 31, 2010.  The independent consultant estimated the oil and gas reserves associated with the Company’s Hardy Property using generally accepted industry standards, which include the review of technical data, methods and procedures used in estimating reserves volumes, the economic evaluations and reserves classifications.  The Company believes that the methodologies used by the independent consultant in preparing the relevant estimates comply with current Securities and Exchange Commission standards.

In addition, the Company engaged a third-party engineer to review the production volume, pricing and production cost data used by the petroleum engineering consultant to estimate the Company’s proved reserves.  The third-party engineer engaged by Eternal possesses over 30 years of drilling and operational experience within the oil and gas industry, with specific expertise in reservoir and completion engineering.  In addition, the third-party engineer holds a Bachelors of Science degree in chemical engineering from the University of Southern California and has received post-graduate education in mechanical engineering from Colorado State University.

The following table summarizes changes in the Company’s oil and gas reserves for the years ended December 31, 2010 and 2009:

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
		2010	2009
	Oil (bbls)	Gas (mcf)	Oil (bbls)	Gas (mcf)
Proved developed and undeveloped reserves
Beginning of year	-	-	658,379	363,719
Purchases of minerals in place	202,826	-	-	-
Production	(4,001)	-	-	-
Revisions of previous estimates	-	-	(658,379)	(363,719)
End of year	198,825	-	-	-

The Company’s share of proved developed and undeveloped reserves
Beginning of year	-	-	493,784	272,789
Purchases of minerals in place	70,425	-	-	-
Production	(1,710)	-	-	-
Revisions of previous estimates	-	-	(493,784)	(272,789)
End of year	68,715	-	-	-

Proved developed reserves
Beginning of year	-	-	170,371	304,591
End of year	46,477	-	-	-

The Company’s share of proved developed reserves
Beginning of year	-	-	127,778	228,443
End of year	19,869	-	-	-

Proved undeveloped reserves
Beginning of year	-	-	488,008	59,128
End of year	152,348	-	-	-

The Company’s share of proved undeveloped reserves
Beginning of year	-	-	366,006	44,346
End of year	48,847	-	-	-

Standardized Measure, Including Year-to-Year Changes Therein, of Discounted Future Net Cash Flows

For purposes of the following disclosures, estimates were made of quantities of proved reserves and the periods during which they are expected to be produced. Future cash flows were computed by applying year-end prices, except in those instances where future oil or natural gas sales are covered by physical contract terms providing for higher or lower prices, to the Company’s share of estimated annual future production from proved oil and gas reserves, net of royalties. Future development and production costs were computed by applying year-end costs to be incurred in producing and further developing the proved reserves. Future income tax expenses were computed by applying, generally, year-end statutory tax rates (adjusted for permanent differences, tax credits, allowances and foreign income repatriation considerations) to the estimated net future pre-tax cash flows. The discount was computed by application of a 10 % discount factor. The calculations assumed the continuation of existing economic, operating and contractual conditions at December 31, 2010.

Standardized Measure of Discounted Future Net Cash Flows

	At December 31,
	2010	2009
Future cash flows	$5,350,175	$-
Future costs
Production costs and other operating expenses	(1,215,802)	-
Development costs	(930,000)	-
Future income tax expense	-	-
Future net cash flows	3,204,373	-
Ten percent discount factor	(1,265,320)	-
Standardized measure	$1,939,053	$-

Eternal Energy Corp.

Notes to the Consolidated Financial Statements

As of December 31, 2010 and 2009
For Each of the Two Years in the Period Ended December 31, 2010
The following table summarizes the changes in the Company’s standardized measure of discounted future net cash flows for the years ended December 31, 2010 and 2009:

	2010	2009
Standardized measure of discounted future cash flows (the Company’s share)
Beginning of year	$-	$11,498,575
Net change in sales prices and future production costs	-	-
Change in estimated future development costs	-	-
Sales of oil and gas produced during the year	(133,303)	-
Net change due to purchases of minerals in place	2,072,356	-
Net change due to revisions in quantity estimates	-	(11,498,575)
Net change in income taxes	-	-
Accretion of discount	-	-
End of year	$1,939,053	$-

Actual sales prices

	2010		2009
Oil price per barrel		$77.86	$	N/A
Gas price per mcf	$	N/A	$	N/A

Assumed prices used to calculate future cash flows

	At December 31,
	2010		2009
Oil price per barrel		$76.87	$	N/A
Gas price per mcf	$	N/A	$	N/A

Actual production costs

	2010		2009
Oil operating costs per barrel		$82.74	$	N/A
Gas operating cost per mcf	$	N/A	$	N/A

Eternal Energy Corp.

Condensed Consolidated Balance Sheets

As of June 30, 2011 and December 31, 2010

	June 30,
	2011	December 31,
	(Unaudited)	2010
Current assets:
Cash	$5,423,192	$2,400,362
Trade receivables	614,021	248,461
Receivable from American Eagle Energy Inc.	667,333	279,376
Prepaid expenses	6,034	30,106

Total current assets	6,710,580	2,958,305

Equipment and leasehold improvements, net of accumulated depreciation and amortization of $153,547 and $149,142, respectively	16,598	20,693
Oil and gas properties – subject to amortization, net of accumulated depletion of $129,062 and $104,350, respectively	1,835,564	340,321
Oil and gas properties – not subject to amortization	460,207	590,368
Marketable securities	1,161,199	1,117,716
Marketable securities - related party	127,426	197,453

Deposits	5,345	5,345

Total assets	$10,316,919	$5,230,201

Current liabilities:
Accounts payable and accrued liabilities	$2,404,230	$430,699
Due to Passport Energy Ltd.	788,748	-

Total current liabilities	3,192,978	430,699

Long-term asset retirement obligation, net of discount of $44,090 and $23,647, respectively	16,473	13,853
Total liabilities	3,209,451	444,552

Commitments and contingencies (Note 8)	-	-

Stockholders’ equity:
Common stock, $.001 par value, 875,000,000 shares authorized, 41,005,822 shares outstanding	41,006	41,006
Additional paid-in capital	9,199,305	9,199,305
Accumulated unrealized gains on marketable securities	388,919	415,463
Accumulated deficit	(2,521,762)	(4,870,125)

Total stockholders’ equity	7.107.468	4,785,649

Total liabilities and stockholders’ equity	$10,316,919	$5,230,201

The accompanying notes are an integral part of the condensed consolidated financial statements.

Eternal Energy Corp.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three-Month Period		For the Six-Month Period
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Oil and gas revenues	$13,702	$2,999	$52,805	$74,485
Gain on sale of oil and gas properties — subject to amortization, net of costs	-	509,934	-	509,934
Gain on sale of oil and gas properties — not subject to amortization, net of costs	3,402,000	4,735,253	3,402,000	4,735,253

Total revenue	3,415,702	5,248,186	3,454,805	5,319,672

Operating expenses:
Oil and gas operating expenses	67,508	-	115,691	-
General and administrative	205,653	218,150	344,906	452,402
Professional fees	232,425	84,021	649,154	238,426
Depreciation, amortization and depletion expense	13,558	11,801	29,117	28,060

Total operating costs	519,144	313,972	1,138,868	718,888

Total operating income	2,896,558	4,934,214	2,315,937	4,600,784

Interest income	1,662	2,677	3,030	4,372
Dividend income	19,476	-	34,532	-
Accretion of discount on asset retirement obligation	(358)	-	(707)	-

Income before taxes	2,917,338	4,936,891	2,352,792	4,605,156

Provision for income taxes	(4,429)	(892,112)	(4,429)	(892,112)

Net income	$2,912,909	$4,044,779	$2,348,363	$3,713,044

Net income per common share:
Basic	$0.07	$0.09	$0.06	$0.08
Diluted	$0.07	$0.09	$0.05	$0.08
Weighted average number of shares outstanding -
Basic	41,005,822	43,532,612	41,005,822	44,043,152
Diluted	44,192,069	44,424,504	44,085,405	46,168,152

The accompanying notes are an integral part of the condensed consolidated financial statements.

Eternal Energy Corp.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	For the Three-Month Period		For the Six-Month Period
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net income	$2,912,909	$4,044,779	$2,348,363	$3,713,044

Other comprehensive income (losses), before tax:
Unrealized gains (losses) on securities	(100,737)	4,618	(26,544)	4,618
Total other comprehensive income (losses), before tax	(100,737)	4,618	(26,544)	4,618

Comprehensive income	$2,812,172	$4,049,397	$2,321,819	$3,717,662

The accompanying notes are an integral part of the condensed consolidated financial statements.

Eternal Energy Corp.

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Six-Month Periods Ended June 30, 2011 and 2010

	2011	2010
Cash flows provided by (used for) operating activities:
Net income	$2,348,363	$3,713,044
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Non-cash transactions:
Depreciation, depletion and amortization	29,117	28,060
Accretion of discount on asset retirement obligations	707	-
Gain on sale of oil and gas properties	(3,402,000)	(5,245,187)
Changes in operating assets and liabilities:
Decrease in prepaid expense	24,072	40,369
Decrease in spud fees receivable	-	20,000
Decrease in other receivables	182,352	77,366
Increase in amounts due from American Eagle Energy Inc.	(387,957)	-
Increase in accounts payable and accrued liabilities	1,973,531	(25,226)
Increase in drilling pre-payments collected	788,748	-
Net cash provided by (used for) operating activities	1,556,933	(1,391,574)

Cash flows provided by (used for) investing activities:
Additions to equipment and leasehold improvements	(1,010)	(1,538)
Proceeds from the sale of equipment	700	-
Additions to oil and gas properties	(1,990,753)	(35,682)
Proceeds from the sale of oil and gas properties	3,456,960	4,125,000
Purchase of equity investments	-	(24,733)
Net cash provided by investing activities	1,465,897	4,063,047

Cash flows provided by (used for) financing activities:
Repurchase and retirement of shares	-	(111,535)
Net cash used for investing activities	-	(111,535)

Net increase in cash	3,022,830	2,559,938
Cash - beginning of period	2,400,362	1,508,754

Cash - end of period	$5,423,192	$4,068,692

The accompanying notes are an integral part of the condensed consolidated financial statements.

Eternal Energy Corp.

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Six-Month Periods Ended June 30, 2011 and 2010

Supplemental Disclosure of Cash Flow Information

	2011	2010

Cash paid during the period for:
Interest	$-	$-
Income taxes	$4,429	$892,112

Supplemental Disclosure of Non-Cash Investing and Financing Activities

	2011	2010
Recording of asset retirement obligation, net of discount of $21,150	$1,913	$-
Unrealized gain (loss) on marketable securities	$(26,544)	$4,618

The accompanying notes are an integral part of the condensed consolidated financial statements.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

1.	Description of Business

Eternal Energy Corp. (the “Company”) was incorporated in the state of Nevada in March 2003.  The Company engages in the acquisition, exploration, development and producing of oil and gas properties.  At June 30, 2011, the Company had entered into participation agreements related to oil and gas exploration projects in the Pebble Beach and Spyglass Prospects, located in Divide County, North Dakota, and Sheridan County, Montana and the Hardy Property, located in southeastern Saskatchewan, Canada.  In addition, the Company owns certain overriding royalty interests in oil and gas leases located in San Juan County, Utah and San Miguel County, Colorado.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned, Canadian subsidiary, EERG Energy ULC.  The subsidiary was created to house the Company’s Canadian oil and gas property holdings and to conduct business activities within Canada.  All material intercompany accounts, transactions, and profits have been eliminated.

These condensed consolidated financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q and Article 8 of SEC Regulation S-X.  The principles for interim financial information do not require the inclusion of all the information and footnotes required by generally accepted accounting principles for complete financial statements.  Therefore, these financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  The condensed consolidated financial statements included herein are unaudited; however, in the opinion of management, they contain all normal recurring adjustments necessary for a fair statement of the condensed results for the interim periods.  Operating results for the three-month and six-month periods ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

Revenue Recognition

The Company records the sale of its interests in prospects when the terms of the transaction are final and the sales price is determinable.  Spud fee revenue is recognized when drilling commences.  Working interest, royalty and net profit interests are recognized as revenue when oil and gas is sold.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Concentration of Credit Risk

At June 30, 2011, the Company had $3,731,523 on deposit that exceeded the United States (FDIC) federally insurance limit of $250,000 per bank.

Foreign Currency Adjustments

The Company’s functional currency is the US Dollar.  All transactions are translated using historical exchange rates.  Gains and losses resulting from foreign currency transactions are also included in current results of operations.  The Company’s wholly-owned subsidiary, EERG Energy ULC, which holds title to the Company’s Canadian assets and operates the Hardy Property wells, routinely conducts transactions denominated in Canadian Dollars.  The Company recognized exchange losses totaling $21,637 and $28,584 for the three-month and six-month periods ended June 30, 2011.  There were no foreign currency adjustments for the three-month and six-month periods ended June 30, 2010.

Cash and Cash Equivalents

Cash equivalents consist of time deposits and liquid debt investments with original maturities of three months or less at the time of purchase.

Components of Other Comprehensive Income

Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that, under generally accepted accounting principles, are excluded from net income (loss).  For the Company, such items consist solely of unrealized gains (losses) on marketable securities.

Receivables

Receivables are stated at the amount the Company expects to collect.  The Company considers the following factors when evaluating the collectability of specific receivable balances: credit-worthiness of the debtor, past transaction history with the debtor, current economic industry trends, and changes in debtor payment terms.  If the financial condition of the Company’s debtors were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

The Company maintains an estimated allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  Changes to the allowance for doubtful accounts made as a result of management’s determination regarding the ultimate collectability of such accounts are recognized as a charge to the Company’s earnings.  Specific receivable balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivable.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

At June 30, 2011, the Company has determined that all receivable balances are fully collectible and, accordingly, no allowance for doubtful accounts has been recorded.

Marketable Securities

The Company determines the appropriate classification of its investments in equity securities at the time of purchase and reevaluates such determinations at each balance sheet date.  Marketable equity securities not classified as held-to-maturity or as trading are classified as available-for-sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in stockholders’ equity.

The fair value of substantially all securities is determined by quoted market prices.  The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market.  Warrants to purchase common stock are calculated using the Black-Scholes Option Pricing Model.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are recorded at cost.  Expenditures for major additions and improvements are capitalized and depreciated or amortized over the estimated useful lives of the related assets using the straight-line method for financial reporting purposes.  The Company uses other depreciation or amortization methods (generally accelerated) for tax purposes, where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Equipment	3 years
Leasehold improvements	lesser of useful life or lease term

When equipment and improvements are retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the Company’s accounts and any resulting gain or loss is included in the results of operations for the respective period.

Expenditures for minor replacements, maintenance, and repairs are charged to expense as incurred.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Oil and Gas Properties

The Company follows the full-cost method of accounting for its investments in oil and gas properties.  Under the full-cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full-cost pool.  Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities.  Cost centers are established on a country-by-country basis.

Capitalized costs within the cost centers are amortized on the unit-of-production basis using proved oil and gas reserves.  The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized  until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

As of the end of each reporting period, the capitalized costs of each cost center are subject to a ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less  iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized.  The sum of net capitalized costs and estimated future development and abandonment costs for each cost center is depleted using the equivalent unit-of-production method, based on proved oil and gas reserves.  Excluded from amounts subject to depletion are costs associated with unevaluated properties or properties for which no proven reserves have been identified.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Asset Retirement Obligations

The Company records asset retirement obligations in the period in which the obligation is incurred and when a reasonable estimate of fair value can be determined.  The initial recording of an asset retirement obligation results in an increase in the carrying amount of the related long-lived asset and the creation of a liability.  The portion of the asset retirement obligation expected to be realized during the next 12-month period is classified as a current liability, while the portion of the asset retirement obligation expected to be realized during subsequent periods is discounted and recorded at its net present value.  The discount factor used to determine the net present value of the Company’s asset retirement obligation is 10%, which is consistent with the discount factor that is applied to oil and gas reserves when performing the periodic ceiling tests.

Changes in the noncurrent portion of the asset retirement obligation due to the passage of time are measured by applying an interest method of allocation.  The amount of change is recognized as an increase in the liability and an accretion expense in the statement of operations.  Changes in either the current or noncurrent portion of the Company’s asset retirement obligation resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease to the carrying amount of the liability and the related long-lived asset.

The Company recognized expense totaling $358 and $707 during the three-month and six-month periods ended June 30, 2011, respectively, related to the accretion of the discount associated with its asset retirement obligations.  There were no asset retirement obligations present during the same periods in 2010.

Stock Repurchase Program

The Company implemented a stock repurchase program during 2010, for which it utilized the cost method to account for shares reacquired under the program.  Under the cost method, common stock was reduced by the par value of the shares repurchased.  The difference between the total consideration given to reacquire the shares, including any broker commissions or other transaction costs, was recorded as a reduction of additional paid in capital.  The Company immediately retired all repurchased shares.  The Company ceased its open market purchases of common stock effective November 1, 2010.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  Hierarchy Levels 1, 2 or 3 are terms for the priority of inputs to valuation techniques used to measure fair value.  Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities.  Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability.  Hierarchy Level 3 inputs are inputs that are not observable in the market.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

The fair value measurements of the Company’s financial instruments at June 30, 2011 and December 31, 2010 were as follows:

	Level 1	Level 2	Level 3	Total
June 30, 2011
Cash & equivalents	$5,423,191	$-	$-	$5,423,191
Marketable securities - related party	-	127,426	-	127,426
Marketable securities	1,161,199	-	-	1,161,199
	$6,584,390	$127,426	-	$6,711,816
December 31, 2010
Cash & equivalents	$2,400,362	$-	$-	$2,400,362
Marketable securities - related party	-	197,453	-	197,453
Marketable securities	1,117,716	-	-	1,117,716
	$3,518,078	$197,453	-	$3,715,531

The Company uses level 2 inputs to determine the fair value of its marketable securities - related party, which consists of common stock and warrants in an entity which is traded on the Canadian National Stock Exchange.  The warrants are valued using the Black-Scholes Option Pricing Model which includes a calculation of historical volatility of the stock.

Basic and Diluted Loss Per Share

Basic earnings (loss) per common share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted earnings (loss) per common share is computed in the same way as basic earnings (loss) per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if all potential common shares had been issued and if the additional common shares were dilutive.  See Note 9 for the calculation of basic and diluted weighted average common shares outstanding for the three-month and six-month periods ended June 30, 2011 and 2010.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax benefits and consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred income tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. U.S. deferred tax liabilities are not recognized on profits that are expected to be permanently reinvested in Canada and, thus, are not considered to be available for distribution to the parent company. Net operating loss carry forwards and other deferred tax assets are reviewed annually for recoverability and, if necessary, are recorded net of a valuation allowance.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and disclosure of contingent obligations in the financial statements and accompanying notes.  The Company’s most significant assumptions are the estimates used in the determination of the deferred income tax asset valuation allowance, the valuation of oil and gas reserves to which the Company owns rights, estimates related to the Company’s asset retirement obligations and the valuation of the warrants held by the Company as investments.  The estimation process requires assumptions to be made about future events and conditions, and as such, is inherently subjective and uncertain.  Actual results could differ materially from these estimates.

New Accounting Pronouncements

In December 2010, the FASB issued Accounting Standards Update 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations.  The objective of this Update is to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations.

The amendments in this Update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings.

The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis.  The Company has adopted FASB 2010-29 and incorporated the required pro forma disclosures in these financial statements.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

In May 2011, the FASB issued Accounting Standards Update 2011-04, Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.  Many of the amendments in this update change the wording used in the existing guidance to better align U.S. generally accepted accounting principles with International Financial Reporting Standards and to clarify the FASB’s intent on various aspects of the fair value guidance.  This update also requires increased disclosure of quantitative information about unobservable inputs used in a fair value measurement that is categorized within Level 3 of the fair value hierarchy.  This update is effective for financial periods beginning after December 15, 2011 and should be applied retrospectively.  Other than requiring additional disclosures, the adoption of this new guidance is not expected to have a significant impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued Accounting Standards Update 2011-05, Comprehensive Income (Topic 220).  This new guidance requires the components of net income and other comprehensive income to either be presented in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements.  This new guidance eliminates the current option to report other comprehensive income and its components in the statement of stockholders’ equity.  While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance.  The Company has adopted the new guidance in its financial statements as of and for the three-month and six-month periods ended June 30, 2011.

3.	Marketable Securities

Available-for-sale marketable securities at June 30, 2011 and December 31, 2010 consist of the following:

		Gains in	Losses in
		Accumulated	Accumulated
	Estimated	Other	Other
	Fair	Comprehensive	Comprehensive
	Value	Income	Income
June 30, 2011
Noncurrent assets:
Common stock	$1,161,199	$286,226	$-
Common stock and warrants - related party	127,426	102,693	-

Total available-for-sale marketable securities	$1,288,625	$388,919	$-

December 31, 2010:
Noncurrent assets:
Common stock	$1,117,716	$242,743	$-
Common stock and warrants - related party	197,453	172,720	-

Total available-for-sale marketable securities	$1,315,169	$415,463	$-

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

The fair value of substantially all securities is determined by quoted market prices.  The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market.  Warrants to purchase common stock were calculated using the Black-Scholes Option Pricing Model, with the following assumptions;

Risk-free interest rate	0.23%
Expected volatility of common stock	111%
Dividend yield	$0.00
Expected life of warrants	0.92 years

A marketability discount was applied to the related party shares and warrants.  There were no sales of marketable securities during the three-month or six-month periods ended June 30, 2011 and 2010.

4.	Sales of Royalty and Property Interests

Effective April 1, 2010 the Company sold its gross overriding royalty interest in approximately 264,000 net acres within an area of mutual interest located in southeastern Saskatchewan to Ryland Oil Corporation (“Ryland”).  In addition to cash consideration received of $2.9 million, the Company received 2,145,883 shares of Ryland’s common stock, which were valued at approximately $874,973 as of the date of sale, and an assignment of Ryland’s 100% working interest in approximately 4,480 net acres located in Saskatchewan, and related equipment (the “Hardy Property”).  At the time of the sale, the Hardy Property had an estimated fair market value of $238,681.

Also effective April 1, 2010, to Company entered into a Purchase and Sale Agreement with Ryland’s wholly-owned subsidiary, Rover Resources Inc. (“Rover”), in which the Company agreed to sell its ten percent working interest in approximately 700 net acres located in North Dakota to Rover for $1 million cash.  The acreage sold was part of the Company’s Pebble Beach Prospect, which was included in the US cost center of the Company’s full-cost pool that is not subject to amortization.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

In June 2010, the Company sold its 75% working interest in the West Ranch Field for cash consideration totaling $262,500 and the assumption, by the purchaser, of all plugging, abandonment and environmental reclamation liabilities.  As of June 30, 2011, cash proceeds from the sale totaling $37,500 are still outstanding.

On May 27, 2011, the Company sold a half of its 50% working interest in the Spyglass Prospect to a third party for cash consideration, net of finder’s fees, totaling $3,777,793.  As of June 30, 2011, $320,833 of the net proceeds was still receivable.  The receivable was subsequently collected in August 2011.  After assigning a portion of the sales proceeds to the full cost pool, not subject to amortization, based on relative fair market values of the remaining prospects, the Company recognized a gain on the sale of $3,402,000.

Also on May 27, 2011, the Company sold half of its 10% working interest in certain acreage included in the Pebble Beach Prospect to the same third-party for cash consideration, net of finder’s fees, totaling $227,079.  Because the sale of the Pebble Beach working interest does not represent a significant portion of the full cost pool that is subject to amortization, the net proceeds to be received were recorded as a reduction of the amortizable full cost pool.  The net proceeds from the sale were collected in August 2011.

5.	Equipment and Leasehold Improvements

The following is a summary of equipment and improvements, at cost, as of June 30, 2011 and December 31, 2010:

	June 30,	December 31,
	2011	2010
Office equipment	$122,636	$122,325
Leasehold improvements	47,509	47,510

Total equipment and improvements	170,145	169,835
Less: accumulated depreciation and amortization	(153,547)	(149,142)

Equipment and improvements, net	16,598	20,693

Depreciation and amortization expense for the three-month and six-month periods ended June 30, 2011 and 2010 was $1,879, $11,801, $4,405, and $28,060, respectively.

During 2008 and 2009, the Company purchased an aggregate of $57,000 of down-hole tools.  Because the Company no longer possesses exclusive rights to utilize the down-hole gas and water separation technology, the Company has no plans to utilize the tools in the foreseeable future.  In September 2010, the Company’s management ceased actively marketing the tools to other exploration and development companies.  Accordingly, the down-hole tools, which were classified as assets held for sale at December 31, 2009, are considered to be fully impaired as of December 31, 2010 and June 30, 2011.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

6.	Oil and Gas Properties

As of June 30, 2011 and December 31, 2010, net costs included in the Company’s full cost pool cost centers are as follows:

	June 30, 2011		December 31, 2010
	Amortizable	Non-Amortizable	Amortizable	Non-Amortizable
United States	$976,867	$460,207	$-	$590,368
Canada	858,697	-	340,321	-
Total	$1,835,564	$460,207	$340,321	$590,368

Producing Property

As discussed in Note 4, in April 2010, the Company acquired a 100% working interest in approximately 4,480 net acres located Saskatchewan, Canada in connection with the sale of certain gross overriding royalty interest to Ryland.  The Hardy Property contained one existing well with equipment valued at approximately $238,681 at the time of the purchase.  Shortly after the acquisition, the Company sold 50% of its working interest in the Hardy Property to American Eagle Energy Inc. (“AEE”) and received a 50% working interest in acreage located in Divide County, North Dakota (the “Spyglass Prospect”).  As a result, the Company reclassified 50% of the Company’s carrying value of the Hardy Property at the time of the sale to the newly acquired Spyglass Prospect.  As of June 30, 2011, the Company owns a 50% working interest in approximately 4,680 gross acres (4,280 net acres) held by 6 leases, each of which is scheduled to expire on April 1, 2014.

In August 2010, the Company, along with AEE, its working interest partner, performed a workover and recompletion of the Hardy 7-9 well at an aggregate cost of $475,274.  The Company’s portion of the recompletion cost was $237,637.  The Hardy 7-9 well was returned to production in September 2010.  The well was taken off of production in January 2011 due to mechanical and weather related issues and was returned to production in March 2011.  Inclement weather caused the well to be taken off production in May 2011.  The well was returned to production in July 2011.

Effective April 15, 2011, the Company entered into a participation agreement with Passport Energy Ltd (“Passport”), pursuant to which Passport agreed to participate in and fund 38.5% of the drilling costs of up to two new wells within the Hardy Property in exchange for a 25% working interest in the wells.  Eternal Energy and AEE will each fund 30.75% of the drilling cost of the two new wells and retain a 37.5% working interest in the new wells.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

In May 2011, the Company, along with its working interest partners, AEE and Passport,  successfully drilled and completed an offset well located within the Hardy Property (the “Hardy 4-16” well) at an approximate cost of $1,538,125.  The Company’s share of this cost is $472,973.  The well was fracture stimulated in July 2011.  The Company is currently evaluating the results of the fracture stimulation.

The net capitalized cost of the Hardy Property as of June 30, 2011 and December 31, 2010 is summarized below:

	June 30,	December 31,
	2011	2010
Acquisition costs	$133,774	$133,774
Development costs	853,985	310,897
	987,759	444,671
Cumulative depletion	(129,062)	(104,350)
Impairment	-	-
Net capitalized cost	$858,697	$340,321

Using the units-of-production method to calculate depletion expense associated with its producing properties, the Company recognized depletion expense totaling $11,679 and $24,712 for the three-month and six-month periods ended June 30, 2011.  The Company did not recognize any depletion expense during the comparable periods in 2010 because it had no producing wells at the time.

Exploratory Prospects

The Company has entered into participation agreements in a number of exploratory oil and gas properties.  Unproven exploratory prospects are excluded from their respective amortizable cost pools.  Each prospect’s costs is transferred into the amortization base on an ongoing (well-by-well or property-by-property) basis as the prospect is evaluated and proved reserves are established or impairment is determined.  Four of the properties have been abandoned as of June 30, 2011.  The Company has a working interest and/or overriding royalty interest in the wells on the remaining prospects, if they are successful.  The Company paid certain amounts upon execution of the agreements and is obligated to share in the drilling costs of the exploratory wells.  In addition, the Company has agreed to issue shares of its common stock based upon the proven reserves of certain properties.  The capitalized costs of the exploratory prospects are not subject to amortization because no proven reserves have been assigned to the prospects.  The nature of the capitalized costs of the unproven prospects is as follows:

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

			Aggregate
	June 30,		Through
	2011	2010	2009	Total
United States
Acquisition costs	$444,779	$386,687	$1,976,054	$2,807,520
Exploration costs	777,721	69,285	136,918	983,924
Development costs	-	-	-	-
Reclassifications to amortizable pool	(976,867)	-	-	(976,867)
Impairments and sales	(375,793)	(277,355)	(1,701,222)	(2,354,370)
United States total	$(130,160)	$178,617	$411,750	$460,207

Canada
Acquisition costs	$-	$-	$1,443	$1,443
Exploration costs	-	-	-	-
Development costs	-	-	-	-
Impairments and sales	-	(1,046)	(397)	(1,443)
Canada total	$-	$1,046	$1,046	$-

The North Sea
Acquisition costs	$-	$-	$197,988	$197,988
Exploration costs	-	-	1,512,205	1,512,205
Development costs	-	-	-	-
Impairments	-	-	(1,546,683)	(1,546,683)
Disposals	-	-	(163,510)	(163,510)
North Sea total	$-	$-	$-	$-

Total capitalized costs, not subject to amortization				$460,207

United States

Pebble Beach Prospect

In 2006, the Company entered into a series of agreements that resulted in the acquisition of a ten percent working interest in a joint venture with Rover.  The joint venture was formed to explore and develop certain prospects principally located in Divide County, North Dakota.

Exploratory drilling within the Pebble Beach Prospect commenced during the fourth quarter of 2010.  As of June 30, 2011, the Company had elected to participate in the drilling of 17 exploratory wells within the Pebble Beach Prospect.  The Company’s interest in these wells ranges from 0.04% to 4.69%.

A summary of the Company’s working interest in the Pebble Beach exploratory wells and the status of each well as of June 30, 2011 is as follows:

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Well Name	Operator	Working Interest	Current Status
Aarestad 4-34	North Plains Energy, LLC	0.63%	Producing
Aarestad 1-16	North Plains Energy, LLC	2.51%	Waiting to spud
Bagley 4-30	SM Energy Company	4.69%	Producing
Blazer 2-11	Samson Resources Company	0.94%	Waiting to be fractured
CPEC Lancaster 2-1	Crescent Point Energy	6.21%	Drilling
CPEC Ridgeway 25-36	Crescent Point Energy	1.88%	Waiting to spud
Denali 13-21	Samson Resources Company	0.04%	Waiting to be fractured
Gerhardsen 1-10	Continental Resources Inc.	1.91%	Producing
Legaard 4-25	SM Energy Company	5.23%	Drilling
Mustang 7-6	Samson Resources Company	0.31%	Waiting to be fractured
Nielsen 1-12	Continental Resources Inc.	0.38%	Completed. Shut in.
Reistad 1-1	Murex Petroleum Corporation	3.25%	Waiting to be completed
Riede 4-14	SM Energy Company	0.33%	Waiting to be fractured
Torgeson 1-15	SM Energy Company	2.81%	Waiting to be fractured
Wolter 1-28	SM Energy Company	1.30%	Producing
Wolter 13-9	SM Energy Company	7.03%	Drilling
Yukon 12-1	Samson Resources Company	1.25%	Waiting to be fractured

Exploratory costs associated with these wells totaled $847,005 as of June 30, 2011

Proven reserves were identified within the Pebble Beach Prospect during 2011 as a result of the successful drilling of the Aarestad 4-34 and Gerhardsen 1-10 wells.  Accordingly, the Company transferred the cumulative costs associated with the Pebble Beach Prospect from the non-amortizable full cost pool to the full cost pool that is subject to amortization.

As noted in Note 4, the Company sold its working interest in approximately 700 net acres located within the Pebble Beach prospect to Rover in April 2010 for cash consideration totaling $1 million.  Because the sale represented a significant reduction of the full cost pool that is not subject to amortization, the Company reallocated the costs of the pool among the properties included within the pool based on relative fair market value at the time of the sale.  The Company recognized a $509,934 gain on the sale of the Pebble Beach acreage during the three-month and six-month periods ended June 30, 2010.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

In May 2011, the Company sold a portion of its working interest in the Pebble Beach Acreage for net cash consideration totaling $227,079.  The net cash consideration was recorded as a receivable as of June 30, 2011 and collected in August 2011.  Because the sale did not represent the disposal of a significant portion of non-amortizable full cost pool at the time of the sale, the net proceeds received were recorded as a reduction of the full cost pool, not subject to amortization.

As of June 30, 2011, the Company owns a 10% working interest in approximately 144,293 gross acres (25,066 net acres) that is held by approximately 783 leases, with expiration dates ranging from July 2011 to October 2013, ratably.

The Pebble Beach Prospect is evaluated for impairment during each reporting period.  There were no impairments evident at June 30, 2011.

Spyglass Prospect

In June 2010, the Company sold half of its 100% working interest in the Hardy Property to AEE in exchange for a 50% working interest in approximately 6,239 net acres located within Divide County, North Dakota (the “Spyglass Prospect”).  The Company reclassified 50% of the then carrying value of its investment in the Hardy Prospect ($126,029) to the Spyglass Prospect at the time of the sale.  Between June 30, 2010 and May 27, 2011, the Company acquired a 50% working interest in an additional 2,486 net acres at an aggregate cost of $625,557.

On May 27, 2011, the Company and AEE each sold a 25% working interest in the Spyglass Prospect to a third party for cash consideration, net of finder’s fees, totaling $3,777,793, of which, $320,833 was outstanding as of June 30, 2011.  The remaining amount was collected in August 2011.

Because no proven reserves have been identified yet, the Spyglass Prospect has been assigned to the portion of the full-cost pool that is not subject to amortization.  Management is currently in the process of evaluating the results of nearby wells drilled by other companies in order to develop its exploration strategy relative to the Spyglass Prospect.  The Spyglass Prospect is evaluated for impairment during each reporting period.  There were no impairments evident at June 30, 2011.

As of June 30, 2011, the Company owns a 25% working interest in approximately 68,962 gross acres (8,948 net acres) which is held by approximately 783 leases, with expiration dates ranging from February 2013 to August 2016, ratably.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Steamroller Prospect

The Company owns various overriding royalty interests under approximately 20,172 net acres in Utah and Colorado, located within the Steamroller Prospect.  In addition, the Company is entitled to receive an overriding royalty interest on any additional leasehold interest acquired by its former working interest partners in an area of mutual interest (“AMI”) between the parties.  The AMI covers approximately 3,571,200 gross acres.

Canada

In June 2008, the Company acquired a 5% overriding royalty position in additional prospects located in Saskatchewan, Canada.  The Company fully impaired its investment in the Canada Prospect in June 2010 citing a lack of proven reserves and no definitive exploration plans relative to the Canadian Prospect.

The following table summarizes the costs of the Company’s aggregate exploratory activities for all unproven prospects for the six-month period ended June 30, 2011 and the year ended December 31, 2010:

	June 30,	December 31,
	2011	2010

Balance at the beginning of the period	$590,368	$412,797
Additions to exploratory costs	1,222,499	455,972
Impairments / gain allocations	(375,793)	(278,401)
Reclassifications to the amortizable pool	(976,867)	-

Balance at the end of the period	$460,207	$590,368

Well Summary

The following table summarizes the Company’s wells and drilling activity for the three-month periods ended June 30, 2011 and 2010:

	June 30, 2011		June 30, 2010
Exploratory wells:	U.S.	Canada	U.S.	Canada

Beginning of period	1	-	-	-
Purchased / acquired	-	-	-	-
Drilled	1	-	-	-
Abandoned	-	-	-	-
End of period	2	-	-	-

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

	June 30, 2011		June 30, 2010
Development wells:	U.S.	Canada	U.S.	Canada

Beginning of period	-	1	-	-
Purchased / acquired	-	-	-	1
Drilled	-	1	-	-
Abandoned	-	-	-	-
End of period	-	2	-	1

The following table summarizes the Company’s wells and drilling activity for the six-month periods ended June 30, 2011 and 2010:

	June 30, 2011		June 30, 2010
Exploratory wells:	U.S.	Canada	U.S.	Canada

Beginning of period	-	-	-	-
Purchased / acquired	-	-	-	-
Drilled	2	-	-	-
Abandoned	-	-	-	-
End of period	2	-	-	-

	June 30, 2011		June 30, 2010
Development wells:	U.S.	Canada	U.S.	Canada

Beginning of period	-	1	-	-
Purchased / acquired	-	-	-	1
Drilled	-	1	-	-
Abandoned	-	-	-	-
End of period	-	2	-	1

The Company did not drill any dry exploratory or developmental wells during the six-month periods ended June 30, 2011 and 2010.

7.	Asset Retirement Obligations

As discussed in Note 4, the Company sold its interest in the West Ranch Property in June 2010.  Pursuant to the terms of the sale agreement, the purchaser assumed all future plugging, abandonment and environmental reclamation liabilities associated with the West Ranch wells.  Accordingly, the Company removed the asset retirement obligation associated with the West Ranch Property from its books and considered the extinguishment of this debt in calculating the gross gain realized on the sale.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

The Company has recorded estimated asset retirement obligations for the future plugging and abandonment of wells within the Hardy Property.  As of December 31, 2010, the discounted value of the Hardy 7-9 asset retirement obligation was $13,853.  In June 2011, the Company recorded an asset retirement obligation for the Hardy 4-16 well in the amount of $1,913, which is net of an original discount of $21,150.  As of June 30, 2011, the Company has recorded aggregate asset retirement obligations totaling $16,473, net of discounts totaling $44,090.  The Company recognized accretion expense of $358 and $707 for the three-month and six-month periods ended June 30, 2011 associated with the Hardy Property asset retirement obligations.  No such amortization was recorded during 2010.  The projected plugging date for the Hardy 7-9 and Hardy 4-16 wells are December 2020 and June 2036, respectively.

8.	Commitments and Contingencies

Drilling Obligations

As of June 30, 2011, the Company owned a 50% working interest in the Hardy Property.  Accordingly, the Company may elect to participate in the drilling of exploratory wells on the property.  As discussed in Note 6, the Company and its working interest partner, AEE, entered into a farm-out agreement with Passport related to the drilling of up to two new wells on the Hardy Property.  The first of these wells, the Hardy 4-16 well, was drilled and completed in May 2011.  The Company may be obligated to participate in the drilling of a second new well within the Hardy Property if such well is proposed by either of its working interest partners and if the Company elects to participate in such well.

In addition, the Company has the option to participate in the drilling of future exploratory wells related to its 10% working interest in the Pebble Beach prospect should any such wells be proposed by the other working interest owners.  As discussed in Note 6, the Company has elected to participate in the drilling of 17 wells to be located within the Pebble Beach Prospect.  As such, the Company’s is currently obligated to fund its working interest portion of the drilling and future operations costs of these wells.  The Company’s working interests in the Pebble Beach wells ranges from 0.04% to 4.69%.  Additional wells could be proposed in the future, at which time the Company may or may not elect to participate in such additional wells.

Employment Agreement

The Company’s President and Chief Executive Officer is employed under a two-year employment contract, which provides for annual compensation of $174,000.  The employment contract is scheduled to expire on October 31, 2011.

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Lease Obligation

The Company currently leases office space pursuant to the terms of a three-year lease agreement, which expires on December 31, 2011.  Future lease payments related to the Company’s office and equipment leases as of June 30, 2011 are as follows:

Amount
2011 (remainder of the year)	$32,070
2012	-
2013	-
2014	-
2015	-

Total	$32,070

Gross office rent expense for the three-month month periods ended June 30, 2011 and 2010 totaled $19,418 and $17,541, respectively.  Gross office rent expense for the six-month periods ended June 30, 2011 and 2010 totaled $36,960 and $38,837, respectively.

In July 2010, the Company began subleasing a portion of its office space to AEE.  The Company received sublease payments from AEE totaling $3,551 and $6,215 for the three-month and six-month periods ended June 30, 2011, respectively.  Sublease payments received are treated as a reduction of gross rent expense.

9.	Earnings Per Share

The following is a reconciliation of the number of shares used in the calculation of basic earnings per share and diluted earnings per share for the three-month and six-month periods ended June 30, 2011 and 2010:

	For the Three-Month		For the Six-Month
	Period Ended June 30,		Period Ended June 30,
	2011	2010	2011	2010
Net income	$2,912,909	$4,044,779	$2,348,363	$3,713,044
Weighted-average number of common shares outstanding	41,005,822	43,532,612	41,005,822	44,043,152
Incremental shares from the assumed exercise of dilutive stock options	3,186,247	891,892	3,079,583	2,125,000
Diluted common shares outstanding	44,192,069	44,424,504	44,085,405	46,168,152
Basic earnings per share	$0.07	$0.09	$0.06	$0.08
Diluted earnings per share	$0.07	$0.09	$0.05	$0.08

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

10.	Equity Transactions

Stock Repurchases

In March 2010, the Company’s Board of Directors authorized implementation of a stock repurchase program, pursuant to which the Company was authorized to repurchase up to $500,000 of its then-outstanding common shares at prevailing market prices.  During the duration of the program, the Company repurchased and retired 4,570,000 shares of its previously issued and outstanding common stock at an aggregate cost of $328,547 (average repurchase price of $0.07 per share).  The Company discontinued the share repurchase program effective November 1, 2010.

Stock Options

During December 2010, 2,308,000 stock options were exercised by former members of the Company’s management.  The transactions were completed as net exercises, resulting in 1,025,822 shares of the Company’s stock being issued.

The Company did not grant any stock options during 2010 or during the six-month period ended June 30, 2011.  Accordingly, the Company did not recognize any stock-based compensation expense for the three-month and six-month periods ended June 30, 2011 or 2010.

A summary of stock option activity for the six-month period ended June 30, 2011 and the year ended December 31, 2010 is presented below:

Weighted
		Weighted	Average
		Average	Remaining
		Exercise	Contract
	Options	Price	Term

Outstanding at December 31, 2009	6,000,000	$0.05	3.4 years

Options granted	-	-	-
Options exercised	(2,308,000)	0.05	-
Options expired	-	-	-
Options forfeited	-	-	-

Outstanding at December 31, 2010	3,692,000	$0.05	2.4 years

Options granted	-	-	-
Options exercised	-	-	-
Options expired	-	-	-
Options forfeited	-	-	-

Outstanding at June 30, 2011	3,692,000	$0.05	2.0 years
Exercisable at June 30, 2011	3,692,000	$0.05	2.0 years

Eternal Energy Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

The options outstanding as of June 30, 2011 and December 31, 2010 have an intrinsic value of $0.27 and $0.05 per share and an aggregate intrinsic value of $996,840 and $184,600, respectively.

Shares Reserved for Future Issuance

As of June 30, 2011 and December 31, 2010, the Company has reserved 3,692,000 shares for future issuance upon exercise of outstanding options.

11.	Related Party Transactions

In June 2010, the Company purchased 500,000 shares of common stock, with attached warrants, of Covenant Resources Ltd., an entity related by virtue of a common director.  The aggregate cost of stock and warrants was $24,733.  Each share of common stock purchased included a warrant that enables the Company to purchase an additional share of common stock at a price of $0.05 per share.  Covenant Resources changed its name to Passport in December 2010.  As of June 30, 2011 and December 31, 2010, the fair market value of the Company’s investment in Passport was $127,426 and $197,453, respectively.

12.	Subsequent Events

In July 2011, the Company, along with its working interest partners, completed the fracture stimulation of the Hardy 4-16 well at an estimated aggregate cost of $725,000.  The Company’s share of these costs is approximately $223,000.  Management is currently evaluating the results of the fracture stimulation project.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of American Eagle Energy, Inc

We have audited the accompanying balance sheet of American Eagle Energy Inc. as of December 31, 2010 and the related statements of operations, stockholders’ equity and cash flows for the eight-month period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Eagle Energy Inc. as of December 31, 2010 and the results of its operations and its cash flows for the eight-month period then ended in conformity with U.S. generally accepted accounting principles.

Kelly & Company
Costa Mesa, California
March 22, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of directors
American Eagle Energy Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of American Eagle Energy Inc. (formerly Yellow Hill Energy Inc.), an exploration stage company, as of April 30, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows for the years ended April 30, 2010 and 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Eagle Energy Inc. (an exploration stage company) as of April 30, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not established an ongoing source of revenues sufficient to cover its operating costs, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Seale and Beers, CPA’s
Las Vegas, Nevada
August 10, 2010

American Eagle Energy Inc.

Balance Sheets

	December 31,	April 30,	April 30,
	2010	2010	2009
Current assets:
Cash	$79,768	$825,419	$7,157
Stock subscription receivable	2,666,667	-	-
Total current assets	2,746,435	825,419	7,157
Oil and gas properties — subject to amortization, net of accumulated amortization of $113,596, $0 and $0, respectively	965,848	-	-
Oil and gas properties — not subject to amortization	2,820,301	1,822,599	-
Marketable securities - related party	197,453	-	-
Total assets	$6,730,037	$2,648,018	$7,157
Current liabilities:
Accounts payable and accrued liabilities	$758,032	$912,481	$429
Amounts due to working interest partner Eternal Energy Corp	279,376	2,000	-
Due to related parties	20,000	72,306	-
Total current liabilities	1,057,408	986,787	429
Convertible debenture, net of discount of $926,333, $268,823 and $0, respectively	73,667	731,177	-
Asset retirement obligation, net of discount of $23,647, $0 and $0, respectively	13,853	-	-
Total liabilities	1,144,928	1,717,964	429
Commitments and contingencies (Note 7)
Stockholders' equity:
Common stock, $.001 par value, 150,000,000 shares authorized, 37,540,000, 36,706,667 and 40,000,000 shares issued and outstanding	37,540	36,707	40,000
Additional paid-in capital	7,230,166	1,108,804	20,000
Stock subscriptions receivable	(833,333)	-	-
Accumulated deficit	(1,022,082)	(215,457)	(53,272)
Accumulated other comprehensive income - unrealized gain on marketable securities	172,818	-	-
Total stockholders' equity	5,585,109	930,054	6,728
Total liabilities and stockholders' equity	$6,730,037	$2,648,018	$7,157

The accompanying notes are an integral part of the financial statements.

American Eagle Energy Inc.

Statements of Operations

	For the
	Eight-Month	For the	For the
	Period Ended	Year Ended	Year Ended
	December 31,	April 30,	April 30,
	2010	2010	2009
Oil and gas sales	$132,874	$-	$-
Oil and gas operating expenses	129,369	-	-
Gross profit	3,505	-	-
Administrative expenses:
General and administrative	167,565	25,196	13,325
Professional fees	161,717	59,919	7,945
Professional fees - related party	90,219	62,049	-
Depletion expense	113,596	-	-
Impairment of oil & gas property	5,937	-	-
Total administrative expenses	539,034	147,164	21,270
Total operating loss	(535,529)	(147,164)	(21,270)
Interest expense	(53,606)	(3,333)	-
Accretion of debenture discount	(217,490)	(11,688)	-
Net loss	$(806,625)	$(162,185)	$(21,270)
Net loss per common share:
Basic and diluted	$(0.02)	$0.00	$0.00
Weighted average number of shares outstanding:
Basic and diluted	36,764,727	38,388,201	40,000,000

The accompanying notes are an integral part of the financial statements.

American Eagle Energy Inc.

Statements of Stockholders' Equity

			Additional		Other		Total
	Common Stock		Paid-In	Subscription	Comprehensive	Accumulated	Stockholders
	Shares	Amount	Capital	Receivable	Income	Deficit	Equity
Balance, April 30, 2008	40,000,000	$40,000	$20,000	$-	$-	$(32,002)	$27,998
Net loss	-	-	-	-	-	(21,270)	(21,270)
Balance, April 30, 2009	40,000,000	$40,000	$20,000	$-	$-	$(53,272)	$6,728
Cancellation of stock	(10,666,667)	(10,667)	10,667	-	-	-	-
Private placement - $0.0015 per share	6,666,667	6,667	3,333	-	-	-	10,000
Private placement - $1.125 per share	706,667	707	794,293	-	-	-	795,000
Issuance of warrants with convertible
debenture	-	-	280,511	-	-	-	280,511
Net loss	-	-	-	-	-	(162,185)	(162,185)
Balance, April 30, 2010	36,706,667	$36,707	$1,108,804	-	$-	$(215,457)	$930,054
Stock subscribed - $0.60 per share	-	-	3,500,000	(833,333)	-	-	2,666,667
Exercise of warrants - $0.60 per share	833,333	833	499,167	-	-	-	500,000
Incremental intrinsic value discount resulting from the reduction of the debenture conversion price from $1.125 $to 0.60	-	-	875,000	-	-	-	875,000
Purchase of O&G rights with stock options	-	-	1,247,195	-	-	-	1,247,195
Change in fair value of AFS marketable
securities	-	-	-	-	172,818	-	172,818
Net loss	-	-	-	-	-	(806,625)	(806,625)
Balance, December 31, 2010	37,540,000	$37,540	$7,230,166	$(833,333)	$172,818	$(1,022,082)	$5,585,109

Common Stock and APIC have been restated to retroactively reflect the effect of the 1 for 1.5 reverse stock split that occurred on January 24, 2011.

The accompanying notes are an integral part of the financial statements .

American Eagle Energy Inc.

Statements of Cash Flows

	For the
	Eight-Month	For the	For the
	Period Ended	Year Ended	Year Ended
	December 31,	April 30,	April 30,
	2010	2010	2009
Cash flows used in operating
activities:
Net loss	$(806,625)	$(162,185)	$(21,270)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depletion	113,596	-	-
Accretion of discount on debenture	217,490	11,688	-
Impairment of oil and gas properties	5,937	-	-
Changes in operating assets and
liabilities:
Accounts payable and accrued
liabilities	(139,474)	26,392	29
Amounts due to
Eternal Energy Corp.	277,376	2,000	-
Amounts due to related parties	(67,281)	87,281	-
Net cash used in operating activities	(398,981)	(34,824)	(21,241)
Cash flows used in investing activities:
Acquisition of oil and gas properties -
subject to amortization	(298,971)	-	-
Acquisition of oil and gas properties -
not subject to amortization	(667,127)	(951,914)	-
Proceeds from sale of oil and gas
properties - not subject to amortization	144,063	-	-
Investment in marketable securities	(24,635)	-	-
Net cash used in investing activities	(846,670)	(951,914)	-
Cash flows provided by financing activities:
Sale of common stock	-	805,000	-
Issuance of a convertible debenture	-	1,000,000	-
Proceeds from warrant exercise	500,000	-	-
Net cash provided by financing activities	500,000	1,805,000	-
Net increase (decrease) in cash	(745,651)	818,262	(21,241)
Cash - beginning of period	825,419	7,157	28,398
Cash - end of period	$79,768	$825,419	$7,157

The accompanying notes are an integral part of the financial statements.

American Eagle Energy Inc.

Statements of Cash Flows

Supplemental Disclosure of Cash Flow Information

	For the
	Eight-Month	For the	For the
	Period Ended	Year Ended	Year Ended
	December 31,	April 30,	April 30,
	2010	2010	2009
Cash paid during the period for:
Interest	$16,940	$-	$-
Income taxes	$-	$-	$-

Non-Cash Investing and Financing Activities

Value of warrants issued along with
convertible debenture accounted for as a
discount on the debenture	$-	$280,511	$-
Unrealized gain on marketable securities	$172,818	$-	$-
Transfer of amount from full cost pool not
subject to amortization to full cost pool
subject to amortization resulting from
exchange of 50% of the Spyglass Prospect
for 50% of the Hardy Prospect	$766,620	$-	$-
Cancellation of common shares	$-	$(10,667)	$-
Issuance of stock options for oil and gas
concepts	$1,247,195	$-	$-
Stock subscription commitment	$3,500,000	$-	$-
Accrual of asset retirement obligation	$13,853	$-	$-
Incremental intrinsic value of debt discount resulting
from the reduction of the debenture
conversion price from $1.125 to $0.60	$875,000	$-	$-

The accompanying notes are an integral part of the financial statements.

American Eagle Energy Inc.

Notes to the Financial Statements

1.       Description of Business

American Eagle Energy, Inc. (the "Company") was incorporated in the state of Nevada in March 2007 under the name Yellow Hill Energy, Inc.  On October 5, 2009, Yellow Hill Energy, Inc. merged with its wholly owned subsidiary, American Eagle Energy Inc., which was formed for the sole purpose of changing the name.  On October 14, 2009, the Company’s board of directors authorized a forward split of the Company’s common stock at a ratio of 2:1.  On January 12, 2011, the Company's board of directors authorized a reverse split of the Company's common stock at a ratio of 1:1.5.  All share amounts presented herein reflect the retroactive effects of these stock splits.

The Company was initially formed to serve as a vehicle for pursuing and acquiring existing businesses and, as a result, operated as a “shell” company from the date of inception through September 2009.  In October 2009, the Company shifted its focus from business acquisition activities to engaging in the acquisition, exploration and development of oil and gas properties.  As of December 31, 2010, the Company had acquired working interests in oil and gas prospects located in North Dakota, Texas and southeastern Saskatchewan, Canada.

The Company began recognizing revenue from oil sales in September 2010.  Because the Company has begun recognizing recurring revenues from operations, it is no longer considered to be a development stage entity.  This is the first reporting period during which the Company is considered an operating company and is no longer in the development stage.

In January 2011, the Company changed its fiscal year end from April 30 to December 31.  Accordingly, the financial statements to which these notes are attached include the Company’s balance sheet as of December 31, 2010 and its results of operations and cash flows for the eight-month period from May 1, 2010 through December 31, 2010, as well as financial statements as of and for the years ended April 30, 2010 and 2009.  Readers should consider the fact that the reporting periods being presented are different in length and, accordingly, the results of operations and cash flows for all periods presented are not necessarily comparable.

2.       Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States .The Company has evaluated subsequent events through March 22, 2011, the date that the financial statements were issued and included in the Company’s Annual Report on Form 10 K for the year ended December 31, 2010.

American Eagle Energy Inc.

Notes to the Financial Statements

Revenue Recognition

The Company records the sale of its interests in prospects as a reduction to the cost pool when the terms of the transaction are final and the sales price is determinable.  Working interest, royalty and net profit interests are recognized as revenue when oil and gas is sold and persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectibility is reasonably assured.

Concentration of Credit Risk

At December 31, 2010, the Company did not have any funds on deposit that exceeded the United States (FDIC) federal insurance limit of $250,000 per bank.  The Company believes that, when funds on deposit exceed the insurance limit, this credit risk is mitigated by the financial strength of the financial institutions with which the Company has placed its funds on deposit.

Components of Other Comprehensive Income

Comprehensive income consists of net income and other gains and losses affecting shareholders’ equity that, under generally accepted accounting principles are excluded from net income. For the Company, such items consist solely of unrealized gains and losses on marketable equity investments. The changes in other comprehensive income for the eight-month period ended December 31, 2010 are $172,818.  There were no components of other comprehensive income prior to April 30, 2010.

Cash and Cash Equivalents

Cash equivalents consist of time deposits and liquid debt investments with original maturities of three months or less at the time of purchase. The Company does not have any cash equivalents at December 31, 2010.

Marketable Securities

The Company determines the appropriate classification of its investments in equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Marketable equity securities not classified as held to maturity or as trading are classified as available for sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in stockholders’ equity.

The fair value of substantially all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market. Warrants to purchase common stock are calculated using the Black-Scholes Option Pricing Model.

American Eagle Energy Inc.

Notes to the Financial Statements

Oil and Gas Properties

The Company follows the full cost method of accounting for its investments in oil and gas properties. Under the full cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full cost pool.  Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities.  Cost centers are established on a country by country basis.

Capitalized costs within the cost centers are amortized on the unit of production basis using proved oil and gas reserves.  The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties.  Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

As of the end of each reporting period, the capitalized costs of each cost center are subject to a ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized.  The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production method, based on proved oil and gas reserves.  Excluded from amounts subject to depletion are costs associated with unevaluated properties.

American Eagle Energy Inc.

Notes to the Financial Statements

Long-Lived Assets

The carrying values of intangible assets and other long lived assets are reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment.  The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2 or 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability. Hierarchy Level 3 inputs are inputs that are not observable in the market. The fair value measurements of the Company’s financial instruments at December 31, 2010 were as follows:

	Level 1	Level 2	Level 3	Total
Recurring:
Cash	$79,768	$-	$-	$79,768
Marketable securities - related
party	-	197,453	-	197,453
	$79,768	$197,453	$-	$277,221
Non-Recurring:
Stock options granted in
exchange for intellectual
property	$-	$1,247,195	$-	$1,247,195
	$-	$1,247,195	$-	$1,247,195

The Company uses level 2 inputs to determine the fair value of its marketable securities - related party, which consists of common stock and warrants in an entity which is traded on the Canadian National Stock Exchange.  The warrants are valued using the Black Scholes Option Pricing Model which includes a calculation of historical volatility of the stock.  Level 2 inputs were also used to determine the fair value of the Company's stock options which were granted to related parties for intangible oil and gas intellectual property.  Recent market transactions were used to determine the market price of the stock and a comparable company was used to calculate volatility.

American Eagle Energy Inc.

Notes to the Financial Statements

Convertible Debt

The Company has allocated a portion of the proceeds received from the issuance of convertible debentures to additional paid in capital to recognize the value of the common stock warrants issued in connection with the convertible debentures.  The amount charged to additional paid in capital has been offset by a charge to debt discount.  Debt discounts are amortized using the straight line method over the life of the corresponding debt instrument.

Basic and Diluted Loss Per Common Share

Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed in the same way as basic earnings per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if all potential common shares had been issued and if the additional common shares were dilutive. However, diluted loss per common share for the eight month period ended December 31, 2010 and for the years ended April 30, 2010 and 2009 is computed in the same way as basic loss per common share as the inclusion of additional common shares that would be outstanding if all potential common shares had been issued would be anti dilutive.  See Note 8 for the calculation of basic and diluted weighted average common shares outstanding for the eight month period ended December 31, 2010 for the years ended April 30, 2010 and 2009.

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax benefits and consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred income tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  Net operating loss carry forwards and other deferred tax assets are reviewed annually for recoverability, and if necessary, are recorded net of a valuation allowance.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and disclosure of contingent obligations in the financial statements and accompanying notes. The Company’s most significant assumptions are the estimates used in the determination of the deferred income tax asset valuation allowance, the valuation of oil and gas reserves to which the Company owns rights, estimates related to the asset retirement obligation, the valuation of the warrants held by the Company as investments and the estimates used to determine the Black Scholes fair value of the stock options issued as consideration for oil & gas intangible assets.  The estimation process requires assumptions to be made about future events and conditions, and as such, is inherently subjective and uncertain. Actual results could differ materially from these estimates.

American Eagle Energy Inc.

Notes to the Financial Statements

New Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010 06, Improving Disclosures about Fair Value Measurements (“FASB 2010 06”), which amends ASC 820 10 and requires, among other things, new disclosures regarding the transfers in and out of hierarchy levels 1 and 2 as well as the gross presentation of changes in estimated measurements for level 3 measurements.  In addition, FASB 2010 06 provides clarifying direction with respect to disclosures regarding the various levels of disaggregation and about specific inputs and valuation techniques.  FASB 2010 06 is effective for interim and annual reporting periods beginning after April 30, 2010, except for the gross presentation of level 3 measurement activities, which is effective for fiscal years beginning after December 15, 2010.  The adoption of FASB 2010 06 is not expected to have a material effect on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010 09, Amendments to Certain Recognition and Disclosure Requirements, which amended ASC 855 and which requires issuers of financial statements to evaluate subsequent events through the date on which the financial statements are issued.  FASB 2010 09 was effective immediately, but has not had a material effect on the Company’s financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010 03, Oil and Gas Reserve Estimation and Disclosures (“FASB 2010 03”), which amended Extractive Activities – Oil and Gas (Topic 932).  The pronouncement expands the definition of oil and gas producing activities and requires companies to use a twelve month average price, rather than a year end price, when estimating whether reserve quantities are economical to produce.    Additionally, it requires separate reserve disclosures for geographical areas containing more than fifteen percent of an entity's total reserves and provides guidance with respect to the applicability of reporting requirements for equity investments in oil and gas producing entities.  FASB 2010 03 will become effective for the Company's annual reporting as of April 30, 2011.  The adoption of FASB 2010 03 is not expected to have a material effect on the Company’s financial statements.

3.       Marketable Securities

As of December 31, 2010, the Company held the following marketable securities that were classified as available for sale:

American Eagle Energy Inc.

Notes to the Financial Statements

		Gains in
		Accumulated
	Fair	Other
	Value	Comprehensive
	Measurement	Income
Noncurrent assets:
Common stock and warrants - related party	$197,453	$172,818
Total available-for-sale marketable securities	$197,453	$172,818

In June 2010, the Company purchased 500,000 units of Passport Energy Inc. (formerly Covenant Resources Inc.) (“Passport”), a Canadian resources company traded on the Canadian National Stock Exchange, at a purchase price of $0.05 per unit.  Each unit consisted of one share of common stock and a warrant to purchase an additional share of Passport’s common stock at a purchase price of $0.05 per share.  The warrants have a two year life and expire on June 23, 2012.  Total consideration paid to acquire the common shares and warrants was $24,635 (CDN$25,000).  The Company was restricted from selling the Passport shares or exercising the associated warrants until October 2010.  Management considers the investment in Passport as “available for sale” but has no intention of liquidating the investments during the upcoming twelve month period.  Accordingly, the marketable securities have been classified as non current assets.  The Passport warrants to purchase common stock are calculated using the Black-Scholes Option Pricing Model, with the following assumptions;

Risk free interest rate	0.21%
Expected volatility of common stock	223%
Dividend yield	$0.00
Expected life of options	1.4 years

A marketability discount was applied to the Passport shares and warrants.

At Passport's December 2010 Annual General Meeting, Passport increased its number of directors to eight, one of whom is the Company's President and another of whom is the Company’s Vice President of Operations.  As a result, the investment in Passport is classified as a related party asset.  Passport's name change occurred in December 2010.

There were no sales of marketable securities during the eight month period ended December 31, 2010.

American Eagle Energy Inc.

Notes to the Financial Statements

4.       Oil and Gas Properties

As of December 31, 2010, all of the Company's investments in oil and gas properties are divided into two cost pools; one pool that is subject to amortization because drilling activities have commenced and proven reserves have been identified, and one pool that is not subject to amortization because no proven reserves have been assigned to the properties.  The two cost pools are further split into cost centers based on the geographical location of the properties included in the pools.

The Company did not have any oil and gas properties at April 30, 2009.  As of December 31, 2010 and April 30, 2010, the Company’s cost centers are as follows:

	December 31, 2010		April 30, 2010
	Amortizable	Non-Amortizable	Amortizable	Non-Amortizable
United States	$-	$2,820,301	$-	$1,822,599
Canada	965,848	-	-	-
Total	$965,848	$2,820,301	$-	$1,822,599

The Company has entered into participation agreements in a number exploratory oil and gas properties. Unproven exploratory prospects are excluded from its respective amortizable cost pool until such a time when proven reserves are identified.  Each prospect’s costs are transferred into the amortization base on an ongoing (well by well or property by property) basis as the prospect is evaluated and proved reserves are established or impairment is determined.

Musta Prospect

During December 2009 and January 2010, the Company incurred $10,995 of brokerage costs related to potential lease acquisitions, in Divide County, North Dakota (the “Musta Prospect”).  As of December 31, 2010, the Company has yet to enter into any oil and gas leases within the Musta Prospect.  The Company’s management is currently evaluating the Company’s opportunities within this prospective area.

Mississippi and Texas Prospects

In January 2010, the Company entered into two assignment agreements with Murrayfield Limited, a United Kingdom company, pursuant to which the Company paid $150,000 in cash to acquire a 15% working interest in a contemplated well located in Wilkinson County, Mississippi (the “Mississippi Prospect”) and $137,500 in cash to acquire a 12.5% working interest in an oil and gas lease located in Willacy County, Texas (the “Texas Prospect”).  In June 2010, the Company resold its interest in the Mississippi Prospect to the original seller.  Net proceeds from the sale totaled $144,063, which represent the original purchase price of $150,000, less preliminary drilling costs incurred to date of $5,937.

American Eagle Energy Inc.

Notes to the Financial Statements

To date, no drilling activities have occurred within the Mississippi Prospect.  The Company’s management is currently evaluating this prospect.  No formal determination of the ultimate viability of this prospect is expected during the next twelve months.  Management has reviewed the carrying value of this property and determined that no impairment exists as of December 31, 2010.

Sidney North Prospect

During the eight-month period ended December 31, 2010, the Company acquired oil and gas leases on approximately 178 net acres located in Richland County, Montana (the “Sidney North Prospect”) at an aggregate cost of $215,068.  The Company’s management is currently evaluating this prospect.  No formal determination of the ultimate viability of this prospect is expected during the next twelve months.  Management has reviewed the carrying value of this property and determined that no impairment exists as of December 31, 2010.

Spyglass Prospect

During the period from February 1, 2010 through June 18, 2010, the Company acquired oil and gas leases covering approximately 6,239 net acres located in Divide County, North Dakota (the “Spyglass Prospect”).   On June 18, 2010, the Company sold 50% of its interest in these oil and gas leases to Eternal Energy Corp. (“Eternal Energy”) and received, in exchange, a 50% working interest in approximately 4,480 acres located in southeastern Saskatchewan, Canada (the “Hardy Property”).  The Company treated the transaction as a like-kind exchange and assigned 50% of the Company's carrying value of the Spyglass Prospect being allocated to the Hardy Property.  During the period from June 19, 2010 through December 31, 2010, the Company, along with its working interest partner, Eternal Energy, continued to acquire additional oil and gas leases within the Spyglass Prospect.  As of December 31, 2010, the Company owns a 50% working interest in approximately 3,500 net acres located within the Spyglass Prospect.  The aggregate cost of this acreage, less the amount that was reclassified to the Hardy Property, was $1,160,385.

Because no proven reserves have been identified, the Spyglass Prospect has been assigned to the full cost pool that is not subject to amortization.  Management is currently in the process of developing its exploration strategy relative to the Spyglass Prospect.  The Company is evaluating the results of nearby wells drilled by other companies in order to make a determination on the future of the Spyglass Prospect.

On December 30, 2010, the Company granted options to purchase 2,141,842 shares of its common stock to four individuals in connection with their contribution of certain intellectual property related to exploratory opportunities and transactions to the Company.  The intellectual property was assigned a value of $1,247,195, which equals the value of the options granted as calculated using the Black-Scholes model.

American Eagle Energy Inc.

Notes to the Financial Statements

Hardy Property

As noted above, on June 18, 2010, the Company sold 50% of its working interest in the Spyglass Prospect to Eternal in exchange for a 50% working interest in approximately 4,480 net acres located in Southeastern Saskatchewan (the “Hardy Property”), which included related equipment valued at approximately $238,681.  At the time, the Hardy Property contained one existing oil well (the Hardy 7-9 well) that, at acquisition, was shut in due to mechanical issues.  As a result, the Company reclassified $766,620 (half of the carrying value of its Spyglass Prospect at that time) to the newly acquired Hardy Property, which is part of the full cost pool that is subject to amortization.  The Company and Eternal Energy have agreed that Eternal Energy will oversee all future exploration and operational activities associated with their shared acreage.  The Company is obligated to pay 50% of the cost of any exploration or development costs incurred for wells in which it elects to participate.

During August and September 2010, Eternal Energy performed a workover and recompletion of the Hardy 7-9 well.  The well was returned to production in September 2010.  The Company’s share of the oil and gas sales generated by the Hardy 7-9 well during the eight-months ended December 2010 totaled $132,874.

As of December 31, 2010, the Hardy Property represents the only property that is included in the portion of the Company’s full cost pool that is subject to amortization.  The Company began depleting the capitalized costs include in the amortizable pool once production began related to the Hardy 7-9 well.  Depletion expense for the eight-month period ended December 31, 2010 totaled $113,596.  The Company did not recognize any depletion expense during the years ended April 30, 2010 or 2009 because it did not own any oil and gas properties containing proven reserves.

5.       Convertible Debenture

On April 15, 2010, the Company entered into a Securities Purchase Agreement, pursuant to which the Company sold a $1 million Secured, Convertible Debenture to a third party investor.  The Debenture bears interest at a rate of 8% per annum.  Interest expense related to the Debenture totaled $53,606 and $3,334 for the eight-month period ended December 31, 2010 and the year ended April 30, 2010, respectively.  Accrued interest payable as of December 31, 2010 and April 30, 2010 totaled $40,000 and $3,333, respectively.  The Debenture’s original maturity date was April 15, 2011.  On February 24, 2011, the lender extended the maturity date to April 15, 2012.  Accordingly, the Convertible Debenture is presented as a non-current liability on the Company’s balance sheets.  Interest was payable on a quarterly basis, either in cash or through the issuance of additional shares of the Company’s common stock at an initial conversion price of $1.125 per share, or a combination thereof.  The Debenture is secured by substantially all of the Company’s existing assets.

American Eagle Energy Inc.

Notes to the Financial Statements

At any time, or from time to time, the holder of the Debenture may elect to convert all or a portion of the Debenture into shares of the Company’s common stock at an initial conversion price of $1.125 per share. The initial conversion price was subject to reduction in the event that the Company subsequently sells, or grants any option to purchase, shares of the Company’s common stock at an effective price that is less than the initial conversion price. The initial conversion price is also subject to reduction in the event that the Company pays dividends, declares a stock split or engages into a merger transaction.

Because the initial trading value of the Company’s stock on the date the Debentures were issued was less than the initial conversion price, the Debentures were not deemed to contain a beneficial conversion feature. At the time the Debentures were initially sold.

The Debenture may not be converted if, immediately after, the conversion would result in the holder of the Debenture possessing a beneficial ownership interest in excess of 4.99% of the Company’s then outstanding common shares.  Upon providing 60 days prior written notice, the holder of the Debenture may increase or decrease such ownership limit, but in no instance can the ownership limit exceed 9.99% of the Company’s outstanding shares.

Attached to the convertible debentures were 416,667 warrants to purchase shares of the Company’s common stock at an initial exercise price of $1.20 per share (Note 9).  The initial exercise price was reduced from $1.20 per share to $0.60 per share as a result of the aforementioned private placement commitment, which also increased the number of exercisable warrants from 416,667 to 833,333.

American Eagle Energy Inc.

Notes to the Financial Statements

A portion of the net proceeds from the issuance of the Debenture was allocated to the warrants and recorded as an increase to additional paid in capital. Accordingly, the Company recorded an initial debt discount in the amount of $280,511.  The debt discount is being accreted using the straight line method over the life of the Debenture.  The Company recognized accretion expense associated with the debt discount of $187,008 and $11,688 for the eight month period ended December 31, 2010 and the year ended April 30, 2010, respectively.  The amount of the unamortized debt discount was $81,815 and $268,823 as of December 31, 2010 and April 30, 2010, respectively.

In December 2010, the Company received an irrevocable commitment to purchase 5,833,333 shares of its common stock at a price of $0.60 per share (see Note 9).  Also in December 2010, the Company granted 2,141,842 options to purchase shares of the Company’s common stock to certain consultants and members of the Company’s management, in exchange for the contribution of certain exploratory concepts.  The terms of the option agreements stipulate an exercise price of $0.60 per share.  At that time, the initial conversion price associated with the debenture was reduced.  The adjusted conversion price of the Debenture is $0.60 per share as of December 31, 2010.

These two events triggered the reduction of the initial conversion price of the debentures from $1.125 per share to $0.60 per share. As a result, it was determined that the debentures included a beneficial conversion feature as of December 31, 2010 and, accordingly, the company recorded an additional debt discount related to the debentures in the amount of $875,000. The company recognized amortization expense of $30,482 during the eight-month period ended December 31, 2010 related to the additional debt discount.

Because the adjusted conversion price is less than the trading value of the Company’s stock as of year end, the amount by which the Debenture’s “if converted value” exceeded its principal amount was $444,444 as of December 31, 2010.

As of December 31, 2010, the Company has reserved 1,666,667 shares of its common stock in the event that the Debenture is converted.

6.       Income Taxes

For the eight-month period ended December 31, 2010 and the years ended April 30, 2010 and 2009, the Company incurred net operating losses and, accordingly, no provision for income taxes was recorded.  In addition, no benefit for income taxes was recorded due to the uncertainty of the realization of any tax assets.

As of December 31, 2010 the Company had estimated cumulative net loss carryforwards of approximately $792,090 available to offset future US taxable earnings.  The NOL’s, if not utilized, will begin to expire in 2027.

As a result of its losses, the Company has not recorded any current or deferred income tax provision for the eight-month period ended December 31, 2010 or the year ended April 30, 2010.  Significant components of the Company’s deferred income tax assets and liabilities at December 31, 2010, April 30, 2010 and April 30, 2009 are as follows:

	December 31,	April 30,	April 30,
	2010	2010	2009
Tax effect of available
NOL’s	$243,875	$69,279	$18,112
Less: Valuation allowance	(243,875)	(69,279)	(18,112)
Net deferred income tax assets	$-	$-	$-

Based on the Company’s history of net losses, management believes that it is more likely than not that the net deferred tax assets will not be fully realizable.  Accordingly, the Company has recorded a full valuation allowance against its deferred tax assets as of December 31, 2010 and April 30, 2010 and 2009.

A reconciliation between the amount of income tax (benefit) expense for the eight-month period ended December 31, 2010 and the years ended April 30, 2010 and 2009, determined by applying the applicable US statutory income tax rates, is as follows:

American Eagle Energy Inc.

Notes to the Financial Statements

	For the
	Eight-Month	For the	For the
	Period Ended	Year Ended	Year Ended
	December 31,	April 30,	April 30,
	2010	2010	2009
U.S. net (loss) before taxes	$(806,625)	$(162,185)	$(21,270)
U.S. statutory tax rate	34%	34%	34%
Estimated tax (benefit)	(274,253)	(55,143)	(7,232)
Provision for deferred taxes	274,253	55,143	7,232
Net income tax expense (benefit)	$-	$-	$-

7.       Commitments and Contingencies

Drilling Commitments

As discussed in Note 4, the Company owns a 50% working interest in the Hardy Property.  Accordingly, the Company may elect to participate in the drilling of exploratory wells on the property.  As of December 31, 2010, plans are in place to commence drilling of an offset well (the Hardy 4-16 well) in relative proximity to the existing Hardy 7-9 well.  The current estimate of drilling and completion costs of the Hardy 4-16 well is $3,100,000, of which the Company, through its participation election, is obligated to pay $1,550,000.

Stock Issuances

As discussed in Note 9, the Company is obligated to issue 5,833,333 shares of its common stock upon the receipt of certain stock subscription payments.   In February and March 2010, respectively, the Company collected $666,667 and $2,000,000 of stock subscriptions that were outstanding as of December 31, 2010, accordingly, issued 4,444,444 shares.

8.       Loss Per Share

The following is a reconciliation of the number of shares used in the calculation of basic loss per share and diluted loss per share for the eight-month period ended December 31, 2010 and the years ended April 30, 2010 and 2009:

American Eagle Energy Inc.

Notes to the Financial Statements

	For the
	Eight-Month	For the	For the
	Period Ended	Year Ended	Year Ended
	December 31,	April 30,	April 30,
	2010	2010	2009
Net loss	$(806,625)	$(162,185)	$(21,270)
Weighted-average number of common
shares outstanding - basic and diluted	36,764,727	38,388,201	40,000,000
Net loss per share: basic and diluted	$(0.02)	$0.00	$0.00

The following securities were not included in the computation of diluted net loss per share as their effect would have been anti-dilutive:

	December 31,	April 30,	April 30,
	2010	2010	2009
Convertible debentures	1,666,667	888,889	-
Warrants	-	416,667	-

9.       Equity Transactions

Stock Splits

On October 14, 2009, the Company’s board of directors approved a forward split of the Company’s common stock on a 1 old share for 2 new shares basis.  As a result, the Company’s authorized common shares increased from 75,000,000 to 150,000,000.  Par value remained unchanged.

On January 12, 2011, the Company’s board of directors approved a reverse split of the Company’s common stock on a 1 nes share for 1.5 old share basis.  As a result, the Company’s authorized common shares decreased from 150,000,000 to 100,000,000.  Par value remained unchanged.

Cancellation of Shares

In December 2009, 10,666,667 common shares held by two of the Company’s original founders’ were returned to the Company and cancelled.

Private Placements

In January 2010, the Company issued an aggregate of 6,666,667 restricted shares of its common stock at a price of $0.0015 to four individuals in a private transaction.  Two of the individuals are our sole officers at December 31, 2010.  Proceeds received from the sale of the stock totaled $10,000.

American Eagle Energy Inc.

Notes to the Financial Statements

Also in January 2010, the Company issued 706,667 restricted shares of the Company’s common stock at a price of $1.125 per share in a private transaction.  Proceeds received from the sale of the stock totaled $795,000.

On December 14, 2010, the Company received an irrevocable commitment from a third party to purchase 5,833,333 shares of the Company’s common stock at a price of $0.60 per share, resulting in aggregate funds to be received of $3,500,000.  As discussed in Note 11, the Company collected $2,666,667 of subscriptions receivable during February and March 2011, prior to the issuance of these financial statements.  As a result, the Company has presented stock subscriptions receivable of $2,666,667 as a current asset and stock subscriptions receivable of $833,333 as a contra-component of stockholder’s equity on its December 31, 2010 balance sheet.

Issuance of Warrants

In connection with the sale of the Convertible Debenture (Note 5), the Company granted to the purchaser of the Debenture warrants to purchase up to 416,667 shares of the Company’s common stock at an initial exercise price of $1.20 per share.  The warrants were scheduled to expire on April 15, 2012.

The initial exercise price of the warrants was subject to reduction in the event that the Company subsequently sold, or granted any option to purchase, shares of the Company’s common stock at an effective price that is less than the initial conversion price. The initial conversion price was also subject to a reduction in the event that the Company should issue dividends, declare a stock split or engage in a merger transaction.

As discussed in Note 5, the number of warrants outstanding was increased from 416,667 to 833,333 in December 2010 as a result of the reduction of the initial exercise price of $1.20 per share to an adjusted exercise price of $0.60 per share.  On December 15, 2010, the holder of the warrants fully exercised the warrants and received 833,333 shares of the Company’s common stock.  The Company received gross proceeds of $500,000 from the exercise of the warrants.

A summary of warrant activity for the years ended April 30, 2010 and 2009 and the eight month period ended December 31, 2010 is presented below:

American Eagle Energy Inc.

Notes to the Financial Statements

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contract	Intrinsic
	Warrants	Price	Term	Value
Outstanding at April 30, 2008 and
2009	-	-	-	-
Issued	416,667	$1.20	2 years	-
Exercised	-	-	-	-
Outstanding at April 30, 2010	416,667	$1.20	2 years	$-
Increase due to reduction in
exercise price	416,666	$0.60	4 months	-
Exercised	(833,333)	$0.60	-	-
Outstanding at December 31, 2010	-	$-	-	$-

The assumptions used in the Black-Scholes option pricing model for the warrants granted during the year ended April 30, 2010 were as follows:

Risk-free interest rate	1.04%
Expected volatility of common stock	250%
Dividend yield	$0.00
Expected life of warrants	2 years
Weighted average fair market value of warrants granted	$0.62

Issuance of Stock Options

On December 30, 2010, the Company granted options to purchase 2,141,842 shares of its common stock to four individuals in connection with their contribution of certain intellectual property related to exploratory opportunities and transactions to the Company.  The options have a five-year life, vested immediately and have an exercise price of $0.60 per share.  The options expire on December 30, 2015.  The intellectual property was assigned a value of $1,247,195, which equals the value of the options granted as calculated using the Black-Scholes model.

A summary of stock option activity for the years ended April 30, 2010 and 2009 and the eight month period ended December 31, 2010 is presented below:

American Eagle Energy Inc.

Notes to the Financial Statements

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Stock	Exercise	Contract	Intrinsic
	Options	Price	Term	Value
Outstanding at April 30, 2008 and
2009	-	-	-	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Cancelled	-	-	-	-
Outstanding at April 30, 2010	-	-	-	-
Granted	2,141,842	$0.60	5.0 years	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Cancelled	-	-	-	-
Outstanding and Exercisable at
December 31, 2010	2,141,842	$0.60	5.0 years	$1,028,084

The assumptions used in the Black Scholes option pricing model for the options granted during the eight-month period ended December 31, 2010 were as follows:

Market value of the Company's Common Stock	$0.60
Risk free interest rate	2.06%
Expected volatility of common stock	193%
Dividend yield	$0.00
Expected life of warrants	5 years

Shares Reserved for Future Issuance

As of December 31, 2010, the Company has reserved 3,808,509 shares of its common stock in the event that the Debenture is converted prior to maturity and the outstanding options are exercised prior to their expiration.

10.       Related Party Transactions

For the period from May 1, 2009 through December 14, 2009, the Company rented office space from an entity owned by a related party who, at that time, was a Director and officer of the Company.  Rents paid to the former officer and Director totaled $12,927 for the year ended April 30, 2010

In August 2009, the Company obtained a $14,975 unsecured loan from the same former officer and Director of the Company.  The loan bears no interest rate and has no specific term for repayment.  The loan amount is outstanding as of December 31, 2010, but is no longer classified as due from a related party as the individual is no longer an officer or Director of the Company.

American Eagle Energy Inc.

Notes to the Financial Statements

In January 2010, the Company engaged Synergy Resources LLC (“Synergy”) to provide geological and engineering consulting services. The Company’s President and sole Director is also a member of Synergy’s management team.  Geological and engineering consulting service fees provided by Synergy for the eight month period ended December 31, 2010 and for the year ended April 30, 2010 totaled $85,000 and $60,000, respectively.

As discussed in Note 9, in January 2010, the Company issued an aggregate of 6,666,667 restricted shares of its common stock at a price of $0.0015 to four individuals in a private transaction.  Of the 6,666,667 shares issued, 4,222,222 shares were purchased by two of the individuals who are our sole officers at December 31, 2010.  The proceeds received from the sale of the stock totaled $10,000. Proceeds from the two related parties totaled $6,333.

As discussed in Note 3, at Passport Energy's December 2010 Annual General Meeting, Passport increased their number of directors to eight, one of whom is the Company's Vice President of Operations.  As a result, the investment in Passport is classified as a related party asset.

11.       Subsequent Events

On January 12, 2011, the Company declared a 1 for 1.5 reverse stock split on all issued and outstanding shares of the Company’s stock.  The reverse split reduced the number of shares then issued and outstanding from 56,310,000 to 37,540,000.

On January 31, 2011, the Company entered into a Lease Acquisition Agreement between Americana Exploration LLC and Big Sky Operating LLC to acquire an undivided 66.67% working interest in approximately 47,392 net acres located in Toole County Montana for cash consideration of $1,235,684.

On February 2, 2011, the Company received stock subscription payments totaling $666,667 and issued 1,111,111 shares of its common stock to the subscribers.

On February 22, 2011, the Company announced that it had entered into a non-binding letter of intent with Eternal Energy to merge the two companies.  Pursuant to the terms of the letter of intent, Eternal Energy will form a wholly-owned subsidiary into which the Company will be merged, with Eternal Energy emerging as the surviving entity.  The ratio of stockholdings between the two companies at the time of closing is expected to be 80% for American Eagle’s legacy stockholders and 20% for Eternal Energy’s stockholders.

American Eagle Energy Inc.

Notes to the Financial Statements

The closing of the possible merger is subject to, among other items, (i) the successful completion of standard due diligence by the parties, (ii) the negotiation, execution, and delivery of a definitive merger agreement, (iii) Eternal Energy’s obtaining an acceptable opinion of an investment banking firm to the effect that the possible merger is fair to it and to its stockholders, (iv) the registration of the common stock currently contemplated to be issued by Eternal Energy to our stockholders, and (v) the approval of the transaction by the boards of directors of both companies and by the our stockholders.

On February 28, 2011, the Company executed a short-term loan agreement and borrowed $1,195,678 from Eternal Energy.  The borrowed funds were repaid to Eternal Energy on March 4, 2011 with funds received from the stock subscription payment received on March 3, 2011.  The short-term loan bore interest at a rate of 0.51% per annum.

On March 3, 2011, the Company received a stock subscription payment in the amount of $2,000,000 and issued 3,333,333 shares of its common stock to the subscriber.

12.       Unaudited Comparative Summarized Financial Information

Summarized financial information for the calendar years ended December 31, 2010 and 2009 are presented below:

	2010	2009
Revenues	$132,874	$-
Gross profit	$3,505	$-
Income taxes	$-	$-
Net loss	$(945,924)	$(31,343)
Loss per share, basic and diluted	$(0.03)	$(0.00)
Weighted averages shares outstanding, basic and diluted	36,480,312	39,501,831

             This information is being presented for comparative purposes only.

13.       Supplemental Oil & Gas Information (Unaudited)

The following tables set forth the Company’s net interests in quantities of proved developed and undeveloped reserves of crude oil, condensate and natural gas and changes in such quantities from the prior period. Crude oil reserves estimates include condensate.

American Eagle Energy Inc.

Notes to the Financial Statements

The reserve estimation process involves reservoir engineers, geoscientists, planning engineers and financial analysts. As part of this process, all reserves volumes are estimated by a forecast of production rates, operating costs and capital expenditures. Price differentials between benchmark prices and prices realized and specifics of each operating agreement are then used to estimate the net reserves. Production rate forecasts are derived by a number of methods, including estimates from decline curve analyses, material balance calculations that take into account the volume of substances replacing the volumes produced and associated reservoir pressure changes, or computer simulation of the reservoir performance. Operating costs and capital costs are forecast based on past experience combined with expectations of future cost for the specific reservoirs. In many cases, activity based cost models for a reservoir are utilized to project operating costs as production rates and the number of wells for production and injection vary.

The Company has retained an independent petroleum engineering consultant to determine its annual estimate of oil and gas reserves as of December 31, 2010.  The independent consultant estimated the oil and gas reserves associated with the Company’s Hardy Property using generally accepted industry standards, which include the review of technical data, methods and procedures used in estimating reserves volumes, the economic evaluations and reserves classifications.  The Company believes that the methodologies used by the independent consultant in preparing the relevant estimates comply with current Securities and Exchange Commission (SEC) standards.

The Company’s Vice President of Operations reviewed the production volume, pricing and production cost data used by the petroleum engineering consultant to estimate the Company’s proved reserves.  The Company’s Vice President of Operations possesses over 30 years of drilling and operational experience within the oil and gas industry, with specific expertise in reservoir and completion engineering.  In addition, the Vice President of Operations holds a Bachelors of Science degree in chemical engineering from the University of Southern California and has received post-graduate education in mechanical engineering from Colorado State University.

The following table summarizes changes in the Company’s oil and gas reserves for the eight month period ended December 31, 2010 and the year ended April 30, 2010:

	At December 31, 2010		At April 30, 2010
	Oil (bbls)	Gas (mcf)	Oil (bbls)	Gas (mcf)

Proved developed and undeveloped reserves
Beginning of year	-	-	-	-
Purchases of minerals in place	202,826	-	-	-
Production	(4,001)	-	-	-
Revisions of previous estimates	-	-	-	-
End of year	198,825	-	-	-

The Company’s share of proved developed and undeveloped reserves
Beginning of year	-	-	-	-
Purchases of minerals in place	70,425	-	-	-
Production	(1,710)	-	-	-
Revisions of previous estimates	-	-	-	-
End of year	68,715	-	-	-

American Eagle Energy Inc.

Notes to the Financial Statements

	At December 31, 2010		At April 30, 2010
	Oil (bbls)	Gas (mcf)	Oil (bbls)	Gas (mcf)
Proved developed reserves
Beginning of year	-	-	-	-
End of year	46,778	-	-	-

The Company’s share of proved developed reserves
Beginning of year	-	-	-	-
End of year	19,869	-	-	-

Proved undeveloped reserves
Beginning of year	-	-	-	-
End of year	152,348		-	-

The Company’s share of proved undeveloped reserves
Beginning of year	-	-	-	-
End of year	48,847	-	-	-

Standardized Measure, Including Year to Year Changes Therein, of Discounted Future Net Cash Flows

For purposes of the following disclosures, estimates were made of quantities of proved reserves and the periods during which they are expected to be produced. Future cash flows were computed by applying year end prices, except in those instances where future oil or natural gas sales are covered by physical contract terms providing for higher or lower prices, to the Company’s share of estimated annual future production from proved oil and gas reserves, net of royalties. Future development and production costs were computed by applying year end costs to be incurred in producing and further developing the proved reserves. Future income tax expenses were computed by applying, generally, year end statutory tax rates (adjusted for permanent differences, tax credits, allowances and foreign income repatriation considerations) to the estimated net future pre tax cash flows. The discount was computed by application of a 10 % discount factor. The calculations assumed the continuation of existing economic, operating and contractual conditions at December 31, 2010.

Standardized Measure of Discounted Future Net Cash Flows

	December 31,	April 30,
	2010	2010
Future cash flows	$5,350,175	$-
Future costs
Production costs and other operating
expenses	(1,215,802)	-
Development costs	(930,000)	-
Future income tax expense	-	-
Future net cash flows	3,204,373	-
Ten percent discount factor	(1,265,320)	-
Standardized measure	$1,939,053	$-

The following table summarizes the changes in the Company’s standardized measure of discounted future net cash flows for the eight-month period ended December 31, 2010 and the year ended April 30, 2010:

	December 31,	April 30,
	2010	2010
Standardized measure of discounted future cash flows (the Company's share)
Beginning of year	$-	$-
Net change in sales prices and future production costs	-	-
Change in estimated future development costs	-	-
Sales of oil and gas produced during the year	(133,303)	-
Net change due to purchases of minerals in place	2,072,356	-
Net change due to revisions in quantity estimates	-	-
Net change in income taxes	-	-
Accretion of discount	-	-
End of year	$1,939,053	$-

Actual sales prices

	December 31, 2010		April 30, 2010
Oil price per barrel		$77.86	$	N/A
Gas price per mcf	$	N/A	$	N/A

Assumed prices used to calculate future cash flows

	December 31,	April 30,
	2010	2010
Oil price per barrel	$76.87	$	N/A
Gas price per mcf	$ N/A	$	N/A

Actual production costs

	December 31,	April 30,
	2010	2010
Oil operating costs per barrel	$75.65	$	N/A
Gas operating cost per mcf	$ N/A	$	N/A

American Eagle Energy Inc.

Condensed Consolidated Balance Sheets

As of June 30, 2011 and December 31, 2010

	June 30,
	2011	December 31,
	(Unaudited)	2010
Current assets:
Cash	$3,157,630	$79,768
Stock subscription receivable	-	2,666,667
Receivables from working interest partners	1,127,387	-
Prepaid expenses	12,864	-
Total current assets	4,297,881	2,746,435

Oil and gas properties – subject to amortization, net of accumulated depletion of $142,079 and $113,596, respectively	1,977,937	965,848
Oil and gas properties – not subject to amortization	3,337,761	2,820,301

Marketable securities - related party	127,426	197,453

Total assets	$9,741,005	$6,730,037

Current liabilities:
Accounts payable and accrued liabilities	$1,402,239	$758,032
Amounts due to Eternal Energy Corp.	667,333	279,376
Due to related parties	14,000	20,000
Convertible debenture, net of discount of $496,601	503,399	-
Total current liabilities	2,586,971	1,057,408
Convertible debenture, net of discount of $926,333	-	73,667
Long-term asset retirement obligation, net of discount of $44,090 and $23,647, respectively	16,473	13,853
Total liabilities	2,603,444	1,144,928
Commitments and contingencies	-	-

Stockholders’ equity:
Common stock, $.001 par value, 150,000,000 shares authorized, 43,374,158 and 37,540,000 shares outstanding	43,374	37,540
Additional paid-in capital	7,224,331	7,230,166
Stock subscriptions receivable	-	(833,333)
Accumulated unrealized gains on marketable securities	101,880	172,818
Accumulated deficit	(232,024)	(1,022,082)
Total stockholders’ equity	7,137,561	5,585,109
Total liabilities and stockholders’ equity	$9,741,005	$6,730,037

The accompanying notes are an integral part of the condensed consolidated financial statements.

American Eagle Energy Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three-Month Period		For the Six-Month Period
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Oil and gas revenues	$10,437	$-	$46,477	$-
Gain on sale of oil and gas properties — not subject to amortization, net of costs	2,085,627	-	2,085,627	-
Total revenue	2,096,064	-	2,132,104	-

Operating expenses:
Oil and gas operating expenses	71,042	-	117,676	-
General and administrative	167,722	34,708	275,072	40,048
Professional fees	148,360	35,888	382,376	59,402
Professional fees – related party	38,000	30,000	68,000	75,000
Depreciation, amortization, and depletion expense	14,278	-	28,482	-
Impairment of oil and gas prospects	-	5,937	-	5,937
Total operating costs	439,402	106,533	871,606	180,387

Total operating income (loss)	1,656,662	(106,533)	1,260,498	(180,387)

Interest expense	(20,000)	(16,667)	(40,000)	(16,667)
Accretion of debenture discount	(198,231)	(11,688)	(429,733)	(11,688)
Accretion of discount on asset retirement obligation	(358)	-	(707)	-
Income (loss before taxes	1,438,073	(134,888)	790,058	(208,742)

Provision for income taxes	-		-	-

Net income (loss)	$1,438,073	$(134,888)	$790,058	$(208,742)

Net income (loss) per common share:
Basic	$0.03	$(0.00)	$0.02	$(0.00)
Diluted	$0.03	$(0.00)	$0.02	$(0.00)

Weighted average number of shares outstanding -
Basic	43,231,357	44,913,334	41,299,259	44,376,889
Diluted	44,575,384	44,913,334	42,675,072	44,376,889

The accompanying notes are an integral part of the condensed consolidated financial statements.

American Eagle Energy Inc.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	For the Three-Month Period		For the Six-Month Period
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net income (loss)	$1,438,073	$(134,888)	$790,058	$(208,742)

Other comprehensive losses, before tax:
Unrealized losses on securities	(44,404)	-	(70,938)	-
Total other comprehensive losses, before tax	(44,404)	-	(70,938)	-

Comprehensive income (loss)	$1,393,669	$(134,888)	$719,120	$(208,742)

The accompanying notes are an integral part of the condensed consolidated financial statements.

American Eagle Energy Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
For the Six-Month Periods Ended June 30, 2011 and 2010

	2011	2010
Cash flows provided by (used for) operating activities:
Net income (loss)	$790,058	$(208,742)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Non cash transactions:
Depletion	28,482	-
Accretion of discount on debenture	429,733	11,688
Accretion of discount on asset retirement obligations	707	-
Gain on sale of oil and gas properties	(2,085,627)	-
Changes in operating assets and liabilities:
Increase in prepaid expense	(12,864)	-
Increase in amounts due from working interest partners	(1,127,387)	-
Increase in amounts due to Eternal Energy Corp.	387,957	-
Increase in accounts payable and accrued liabilities	644,206	878,101
Increase (decrease) in amounts due to related parties	(6,000)	30,000
Net cash provided by (used for) operating activities	(950,735)	711,047

Cash flows provided by (used for) investing activities:
Proceeds from the sale of oil and gas properties	3,914,811	-
Additions to oil and gas properties	(3,385,303)	(1,666,633)
Purchase of marketable securities	(911)	(24,635)
Net cash provided by (used for) investing activities	528,597	(1,691,268)

Cash flows provided by (used for) financing activities:
Proceeds from sale of Debenture	-	1,000,000
Proceeds from the issuance of stock	-	805,000
Collection of stock subscriptions receivable	3,500,000	-
Net cash provided by financing activities	3,500,000	1,805,000

Net increase in cash	3,077,862	824,779
Cash - beginning of period	79,768	2,239
Cash - end of period	$3,157,630	$827,018

The accompanying notes are an integral part of the condensed consolidated financial statements.

American Eagle Energy Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
For the Six-Month Periods Ended June 30, 2011 and 2010

Supplemental Disclosure of Cash Flow Information

	2011	2010
Cash paid during the period for:
Interest	$40,000	$-
Income taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

	2011	2010

Change in value of marketable securities	$70,938	$-
Issuance of stock upon collection of stock subscription	$5,834	$-
Recording of asset retirement obligation, net of discount of $21,150	$1,913	$-
Warrants issued with convertible debt, recorded as a discount on the debt	$-	$280.511

The accompanying notes are an integral part of the condensed consolidated financial statements.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

1.	Description of Business

American Eagle Energy, Inc. (the “Company”) was incorporated in the state of Nevada in March 2007 for the purpose of identifying and pursuing exploratory oil and gas opportunities.  As of June 30, 2011, the Company had acquired working interests in oil and gas prospects located in Montana, North Dakota, Texas, and southeastern Saskatchewan, Canada.

In December 2010, the Company changed its fiscal year end from April 30 to December 31.  The 2010 figures presented herein are presented for comparative purposes and are based on different fiscal quarters than what was presented in the Company’s previously filed Quarterly Reports on Form 10-Q.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned, Canadian subsidiary, AEE Canada Inc.  The subsidiary was created to house the Company’s Canadian oil and gas property holdings and to conduct business activities within Canada.  All material intercompany accounts, transactions, and profits have been eliminated.

These condensed consolidated financial statements are presented in United States Dollars and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q and Article 8 of SEC Regulation S-X.  The principles for interim financial information do not require the inclusion of all the information and footnotes required by generally accepted accounting principles for complete financial statements.  Therefore, these financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the eight-month period ended December 31, 2010 and for the year ended April 30, 2010.  The condensed consolidated financial statements included herein are unaudited; however, in the opinion of management, they contain all normal recurring adjustments necessary for a fair statement of the condensed results for the interim periods.  Operating results for the three-month and six-month periods ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Revenue Recognition

The Company records the sale of its interests in prospects as a reduction to the cost pool when the terms of the transaction are final and the sales price is determinable.  Working interest, royalty, and net profit interests are recognized as revenue when oil and gas is sold and persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.

Concentration of Credit Risk

At June 30, 2011, the Company had $2,974,526 on deposit that that exceeded the United States (FDIC) federal insurance limit of $250,000 per bank.  The Company believes that this credit risk is mitigated by the financial strength of the financial institution with which the funds are held.

Components of Other Comprehensive Income

Comprehensive income consists of net income and other gains and losses affecting shareholders’ equity that, under generally accepted accounting principles are excluded from net income.  For the Company, such items consist solely of unrealized gains and losses on marketable equity investments.

Cash and Cash Equivalents

Cash equivalents consist of time deposits and liquid debt investments with original maturities of three months or less at the time of purchase.  The Company does not have any cash equivalents at June 30, 2011 or December 31, 2010.

Marketable Securities

The Company determines the appropriate classification of its investments in equity securities at the time of purchase and reevaluates such determinations at each balance sheet date.  Marketable equity securities not classified as held to maturity or as trading are classified as available for sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in stockholders’ equity.

The fair value of substantially all securities is determined by quoted market prices.  The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market.  Warrants to purchase common stock are calculated using the Black-Scholes Option Pricing Model.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Oil and Gas Properties

The Company follows the full cost method of accounting for its investments in oil and gas properties.  Under the full cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full cost pool.  Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities.  Cost centers are established on a country by country basis.

Capitalized costs within the cost centers are amortized on the unit of production basis using proved oil and gas reserves.  The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties.  Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

As of the end of each reporting period, the capitalized costs of each cost center are subject to a ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized.  The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production method, based on proved oil and gas reserves.  Excluded from amounts subject to depletion are costs associated with unevaluated properties.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Asset Retirement Obligations

The Company records asset retirement obligations in the period in which the obligation is incurred and when a reasonable estimate of fair value can be determined.  The initial recording of an asset retirement obligation results in an increase in the carrying amount of the related long-lived asset and the creation of a liability.  The portion of the asset retirement obligation expected to be realized during the next 12-month period is classified as a current liability, while the portion of the asset retirement obligation expected to be realized during subsequent periods is discounted and recorded at its net present value.  The discount factor used to determine the net present value of the Company’s asset retirement obligation is 10%, which is consistent with the discount factor that is applied to oil and gas reserves when performing the periodic ceiling tests.

Changes in the noncurrent portion of the asset retirement obligation due to the passage of time are measured by applying an interest method of allocation.  The amount of change is recognized as an increase in the liability and an accretion expense in the statement of operations.  Changes in either the current or noncurrent portion of the Company’s asset retirement obligation resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease to the carrying amount of the liability and the related long-lived asset

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  Hierarchy Levels 1, 2 or 3 are terms for the priority of inputs to valuation techniques used to measure fair value.  Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities.  Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability.  Hierarchy Level 3 inputs are inputs that are not observable in the market.  The fair value measurements of the Company’s financial instruments at June 30, 2011 and December 31, 2010 were as follows:

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

	Level 1	Level 2	Level 3	Total
June 30, 2011
Cash	$3,157,630	$-	$-	$3,157,630
Marketable securities – related party	-	127,426	-	127,426
	$3,157,630	$127,426	$-	$3,285,056

December 31, 2010
Recurring:
Cash	$79,768	$-	$-	$79,768
Marketable securities – related party	-	197,453	-	197,453
	$79,768	$197,453	$-	$277,221
Nonrecurring:
Stock options granted in exchange for intellectual property	$-	$1,247,195	$-	$1,247,195

The Company uses level 2 inputs to determine the fair value of its marketable securities - related party, which consists of common stock and warrants in an entity which is traded on the Canadian National Stock Exchange.  The warrants are valued using the Black-Scholes Option Pricing Model which includes a calculation of historical volatility of the stock.  Level 2 inputs were also used to determine the fair value of the Company's stock options which were granted to related parties for intangible oil and gas intellectual property.  Recent market transactions were used to determine the market price of the stock and a comparable company was used to calculate volatility.

Convertible Debt

The Company has allocated a portion of the proceeds received from the issuance of convertible debentures to additional paid in capital to recognize the value of the common stock warrants issued in connection with the convertible debentures as well as a beneficial conversion feature that was triggered when the trading value of the Company’s stock first exceeded its conversion price per share.  The amount charged to additional paid in capital has been offset by a charge to debt discount.  Debt discounts are amortized using the straight line method over the life of the corresponding debt instrument.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Basic and Diluted Earnings (Loss) Per Common Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted earnings per common share is computed in the same way as basic earnings per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if all potential common shares had been issued and if the additional common shares were dilutive.  However, diluted loss per common share for the three-month and six-month periods ended June 30, 2010 is computed in the same way as basic loss per common share as the inclusion of additional common shares that would be outstanding if all potential common shares had been issued would be anti-dilutive.  See Note 8 for the calculation of basic and diluted earnings (loss) per share for the three-month and six-month periods ended June 30, 2011 and 2010.

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax benefits and consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred income tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  Net operating loss carry forwards and other deferred tax assets are reviewed annually for recoverability, and if necessary, are recorded net of a valuation allowance.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and disclosure of contingent obligations in the financial statements and accompanying notes.  The Company’s most significant assumptions are the estimates used in the determination of the deferred income tax asset valuation allowance, the valuation of oil and gas reserves to which the Company owns rights, estimates related to the Company’s asset retirement obligations, the valuation of the warrants held by the Company as investments and the estimates used to determine the Black-Scholes fair value of the stock options issued as consideration for oil and gas intangible assets.  The estimation process requires assumptions to be made about future events and conditions, and as such, is inherently subjective and uncertain.  Actual results could differ materially from these estimates.

New Accounting Pronouncements

In December 2010, the FASB issued Accounting Standards Update 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations.  The objective of this Update is to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

The amendments in this Update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings.

The amendments affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis.

In May 2011, the FASB issued Accounting Standards Update 2011-04, Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.  Many of the amendments in this update change the wording used in the existing guidance to better align U.S. generally accepted accounting principles with International Financial Reporting Standards and to clarify the FASB’s intent on various aspects of the fair value guidance.  This update also requires increased disclosure of quantitative information about unobservable inputs used in a fair value measurement that is categorized within Level 3 of the fair value hierarchy.  This update is effective for financial statements for reporting periods beginning after December 15, 2011 and should be applied retrospectively.  Other than requiring additional disclosures, the adoption of this new guidance is not expected to have a significant impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued Accounting Standards Update 2011-05, Comprehensive Income (Topic 220).  This new guidance requires the components of net income and other comprehensive income to be either presented in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements.  This new guidance eliminates the current option to report other comprehensive income and its components in the statement of stockholders’ equity.  While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance.  The Company has adopted the new guidance in its financial statements as of and for the three-month and six-month periods ended June 30, 2011.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

3.	Marketable Securities

As of June 30, 2011 and December 31, 2010, the Company held the following marketable securities that were classified as available for sale:

		Gains in
		Accumulated
	Fair	Other
	Value	Comprehensive
June 30, 2011	Measurement	Income
Noncurrent assets:

Common stock and warrants – related party	$127,426	$101,880

Total available-for-sale marketable securities	$127,426	$101,880

December 31, 2010
Noncurrent assets:

Common stock and warrants – related party	$197,453	$172,818

Total available-for-sale marketable securities	$197,453	$172,818

In June 2010, the Company purchased 500,000 units of Passport Energy Inc. (formerly Covenant Resources Inc.) (“Passport”), a Canadian resources company traded on the Canadian National Stock Exchange, at a purchase price of $0.05 per unit.  Each unit consisted of one share of common stock and a warrant to purchase an additional share of Passport’s common stock at a purchase price of $0.05 per share.  The warrants have a two-year life and expire on June 23, 2012.  Total consideration paid to acquire the common shares and warrants was $24,635 (CDN$25,000).  During 2011, the Company subsequently paid an additional $911 to Passport in connection with the shares.  Management considers the investment in Passport as “available for sale” but has no intention of liquidating the investments during the upcoming twelve-month period.  Accordingly, the marketable securities have been classified as noncurrent assets.  The Passport warrants to purchase common stock are calculated using the Black-Scholes Option Pricing Model, with the following assumptions at June 30, 2011;

Risk free interest rate	0.23%
Expected volatility of common stock	111%
Dividend yield	$0.00
Expected life of warrants	0.92 years

A marketability discount was applied to the Passport shares and warrants.

At Passport's December 2010 Annual General Meeting, Passport increased its number of directors to eight, one of whom is the Company's President and another of whom is the Company’s Vice President of Operations.  As a result, the investment in Passport is classified as a related party asset.  Passport's name change occurred in December 2010.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

There were no sales of marketable securities during the six-month period ended June 30, 2011.

4.	Oil and Gas Properties

As of June 30, 2011 and December 31, 2010, all of the Company's investments in oil and gas properties are divided into two cost pools; one pool that is subject to amortization because drilling activities have commenced and proven reserves have been identified, and one pool that is not subject to amortization because no proven reserves have been assigned to the properties.  The two cost pools are further split into cost centers based on the geographical location of the properties included in the pools.

As of June 30, 2011 and December 31, 2010, the net costs included in the Company’s cost centers were as follows:

	June 30, 2011		December 31, 2010
	Amortizable	Non-Amortizable	Amortizable	Non-Amortizable
United States	$-	$3,337,761	$-	$2,820,301
Canada	1,977,937	-	965,848	-
Total	$1,977,937	$3,337,761	$965,848	$2,820,301

The Company has entered into participation agreements in a number exploratory oil and gas properties. Unproven exploratory prospects are excluded from its respective amortizable cost pool until such a time when proven reserves are identified.  Each prospect’s costs are transferred into the amortization base on an ongoing (well by well or property by property) basis as the prospect is evaluated and proved reserves are established or impairment is determined.

Glacier Prospect

In January 2011, the Company acquired an undivided 66.67% working interest in approximately 47,392 net acres located in Toole Country, Montana (the “Glacier Prospect”) for cash consideration of $1,195,624.  Subsequently, the Company sold one-half of its working interest to FX Energy, Inc. (“FX Energy”) for $597,812, which represents 50% of the original purchase price.  The Company has recorded a receivable from FX for this amount as of June 30, 2011.

As of June 30, 2011, the Company owns a 33% undivided working interest in approximately 63,630 gross acres (21,210 net acres) that is held by approximately 400 leases, with expiration dates ranging from May 2012 to June 2015, ratably.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Because no proven reserves have yet been identified, the Glacier Prospect has been assigned to the full cost pool that is not subject to amortization.  Management is currently in the process of developing its exploration strategy relative to the Glacier Prospect.  The Company is evaluating the results of nearby wells drilled by other companies in order to make a determination on the future of the Glacier Prospect.  The Glacier Prospect is evaluated for impairment during each reporting period.  There were no impairments evident as of June 30, 2011.

Spyglass Prospect

During the period from February 1, 2010 through June 18, 2010, the Company acquired oil and gas leases covering approximately 6,239 net acres located in Divide County, North Dakota (the “Spyglass Prospect”).  On June 18, 2010, the Company sold 50% of its interest in these oil and gas leases to Eternal Energy Corp. (“Eternal Energy”) and received, in exchange, a 50% working interest in approximately 4,480 acres located in southeastern Saskatchewan, Canada (the “Hardy Property”).  The Company reclassified 50% of the then carrying value of its investment in the Spyglass Prospect to the Hardy Prospect at the time of the exchange.  During the period from June 19, 2010 through May 27, 2011, the Company, along with its working interest partner, Eternal Energy, continued to acquire additional oil and gas leases within the Spyglass Prospect.

On May 27, 2011, the Company sold half of its working interest in the Spyglass Prospect to a third party.  Because the Company’s interest in the Spyglass Prospect represented a significant portion of the full cost pool, not subject to amortization, the Company has allocated the total cost of the full cost pool, not subject to amortization, among the individual prospects included within the pool, based on their estimated relative fair market values as of the date that the sale occurred.  Net cash consideration received from the sale totaled $3,777,793.  The allocated basis attributed to the portion of the Spyglass Prospect that was sold was $1,692,166, resulting in a gain of $2,085,627 on the transaction.

As of June 30, 2011, the Company still owns an undivided 25% working interest in approximately 68,962 gross acres (8,948 net acres) which is held by approximately 783 leases, with expiration dates ranging from February 2013 to August 2016, ratably.

Because no proven reserves have yet been identified, the Spyglass Prospect has been assigned to the full cost pool that is not subject to amortization.  Management is currently in the process of developing its exploration strategy relative to the Spyglass Prospect.  The Company is evaluating the results of nearby wells drilled by other companies in order to make a determination on the future of the Spyglass Prospect.  The Spyglass Prospect is evaluated for impairment during each reporting period.  There were no impairments evident as of June 30, 2011.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

West Spyglass Prospect

In June, 2011, the Company began acquiring interests in oil and gas leases located in an area adjacent to the existing Spyglass Prospect.  The Company’s management refers to the adjacent acreage as the West Spyglass Prospect.  As of June 30, 2011, the Company owns a 100% working interest in approximately 7,467 gross acres (1,120 net acres) located within the West Spyglass Prospect.  The net acres are held by 21 leases, with expiration dates ranging from April 2014 to April 2016.  The Company’s management is currently evaluating this prospect.  No formal determination of the ultimate viability of this prospect is expected during the next twelve months.  Management has reviewed the carrying value of this property and determined that no impairment exists as of June 30, 2011.

Musta Prospect

During December 2009 and January 2010, the Company incurred $10,995 of brokerage costs related to potential lease acquisitions, in Divide County, North Dakota (the “Musta Prospect”).  As of May 27, 2011, the Company has not yet entered into any oil and gas leases within the Musta Prospect.  As part of the reallocation of total costs included in the full cost pool, not subject to amortization, associated with the partial sale of the Company’s interest in the Spyglass Prospect, the estimated fair market value assigned to the Musta Prospect was zero.  Management considers the Musta Prospect to be fully impaired as of June 30, 2011.

Mississippi and Texas Prospects

In January 2010, the Company entered into two assignment agreements with Murrayfield Limited, a United Kingdom company, pursuant to which the Company paid $150,000 in cash to acquire a 15% working interest in a contemplated well located in Wilkinson County, Mississippi (the “Mississippi Prospect”) and $137,500 in cash to acquire a 12.5% working interest in an oil and gas lease located in Willacy County, Texas (the “Texas Prospect”).  In June 2010, the Company resold its interest in the Mississippi Prospect to the original seller.  Net proceeds from the sale totaled $144,063, which represent the original purchase price of $150,000, less preliminary drilling costs incurred to date of $5,937.

To date, no drilling activities have occurred within the Texas Prospect nor are any drilling plans being considered in the near future.  As part of the reallocation of total costs included in the full cost pool, not subject to amortization, associated with the partial sale of the Company’s interest in the Spyglass Prospect, the estimated fair market value assigned to the Texas Prospect was zero.  Management considers the Texas Prospect to be fully impaired as of June 30, 2011.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Sidney North Prospect

In 2010, the Company acquired oil and gas leases on approximately 2,621 gross (624 net acres located in Richland County, Montana (the “Sidney North Prospect”) at an aggregate cost of $215,041. The acreage is held by approximately 24 leases, with expiration dates ranging from July 2013 to October 2015, ratably. The Company’s management is currently evaluating this prospect. No formal determination of the ultimate viability of this prospect is expected during the next twelve months. Management has reviewed the carrying value of this property and determined that no impairment exists as of June 30, 2011.

Hardy Property

As noted above, on June 18, 2010, the Company sold 50% of its working interest in the Spyglass Prospect to Eternal Energy in exchange for a 50% working interest in approximately 4,480 net acres located in Southeastern Saskatchewan (the “Hardy Property”), which included related equipment valued at approximately $238,681. At the time, the Hardy Property contained one existing oil well (the Hardy 7-9 well) that, at acquisition, was shut in due to mechanical issues. As a result, the Company reclassified $766,620 (half of the carrying value of its Spyglass Prospect at that time) to the newly acquired Hardy Property, which is part of the full cost pool that is subject to amortization. The Company and Eternal Energy have agreed that Eternal Energy will oversee all future exploration and operational activities associated with their shared acreage. The Company is obligated to pay 50% of the cost of any exploration or development costs incurred for wells in which it elects to participate.

During August and September 2010, Eternal Energy performed a workover and recompletion of the Hardy 7-9 well at an aggregate cost of $475,274. The Company’s portion of the recompletion cost was $237,637. The well was returned to production in September 2010. In January 2011, the Hardy 7-9 well was taken off of production due to a parted rod string. The well was returned to production in March 2011, after repairs were made to replace the parted rod string. However, the well was again shut in during May and June 2011 due to weather conditions in the area. The Company’s share of the oil and gas sales generated by the Hardy 7-9 well during the three-month and six-month periods ended June 30, 2011 totaled $10,437 and $46,477, respectively.

Effective April 15, 2011, the Company and its working interest partner, Eternal Energy, entered into a farm-out agreement with Passport Energy, whereby Passport agreed to fund 38.5% of the drilling, completion and equipping costs of up to two future wells located within the Hardy Property in exchange for a 25% working interest in the each well. The remaining working interest will be shared equally between the Company and Eternal Energy.

During May and June 2011, the Company, along with its working interest partners, drilled and completed an offset well within the Hardy Property (the “Hardy 4-16” well) at an aggregate cost of approximately $1,538,125. The Company’s share of this cost is $472,973. The well was fracture stimulated in July 2011. The Company is currently evaluating the results of the fracture stimulation.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

The net capitalized cost of the Hardy Property as of June 30, 2011 and December 31, 2010 is summarized below:

	June 30,	December 31,
	2011	2010
Acquisition costs	$785,652	$785,652
Development costs	1,334,364	293,492
	2,120,016	1,079,444
Cumulative depletion	(142,079)	(113,596)
Net capitalized cost	$1,977,937	$965,848

Using the units-of-production method to calculate depletion expense associated with its producing properties, the Company recognized depletion expense totaling $14,278 and $28,482 for the three-month and six-month periods ended June 30, 2011.  The Company did not recognize any depletion expense during the comparable periods in 2010 because it had no producing wells at the time.

As of June 30, 2011, the Company owns a 50% working interest in approximately 4,680 gross acres (4,280 net acres) held by leases.  The acreage is secured by 6 leases, each of which is scheduled to expire on April 1, 2014.  The Hardy Property represents the only property that is included in the portion of the Company’s full cost pool that is subject to amortization.

Well Summary

The following table summarizes the Company’s wells and drilling activity for the three-month periods ended June 30, 2011 and 2010:

	2011		2010
Exploratory wells:	U.S.	Canada	U.S.	Canada

Beginning of period	-	-	-	-
Purchased / acquired	-	-	-	-
Drilled	-	-	-	-
Abandoned	-	-	-	-
End of period	-	-	-	-

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

	2011		2010
Development wells:	U.S.	Canada	U.S.	Canada

Beginning of period	-	1	-	-
Purchased / acquired	-	-	-	1
Drilled	-	1	-	-
Abandoned	-	-	-	-
End of period	-	2	-	1

The following table summarizes the Company’s wells and drilling activity for the six-month periods ended June 30, 2011 and 2010:

	2011		2010
Exploratory wells:	U.S.	Canada	U.S.	Canada

Beginning of period	-	-	-	-
Purchased / acquired	-	-	-	-
Drilled	-	-	-	-
Abandoned	-	-	-	-
End of period	-	-	-	-

	2011		2010
Development wells:	U.S.	Canada	U.S.	Canada

Beginning of period	-	1	-	-
Purchased / acquired	-	-	-	1
Drilled	-	1	-	-
Abandoned	-	-	-	-
End of period	-	2	-	1

The Company did not drill any dry exploratory or developmental wells during the three-month and six-month periods ended June 30, 2011 and 2010.

Oil and Gas Concepts Purchased with Stock Options

On December 30, 2010, the Company granted options to purchase 2,141,842 shares of its common stock to four individuals, two of which are the Company’s officers, in connection with their contribution of certain intellectual property related to exploratory opportunities and transactions to the Company.  The intellectual property was initially assigned a value of $1,247,195, which equaled the value of the options granted as calculated using the Black-Scholes model.  The value of the contributed oil and gas concepts has subsequently been reassessed in connection with the reallocation of total costs included in the full cost pool, not subject to amortization, associated with the partial sale of the Company’s interest in the Spyglass Prospect

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

5.	Convertible Debenture

On April 15, 2010, the Company entered into a Securities Purchase Agreement, pursuant to which the Company sold a $1 million Secured, Convertible Debenture to a third party investor.  The Debenture bears interest at a rate of 8% per annum.  Interest expense related to the Debenture totaled $20,000 and $40,000 for the three-month and six-month periods ended June 30, 2011, respectively.  Accrued interest payable as of June 30, 2011 and December 31, 2010 totaled $40,000 and $40,000, respectively.  The Debenture’s original maturity date was April 15, 2011.  On February 24, 2011, the lender extended the maturity date to April 15, 2012.  Accordingly, the Convertible Debenture is presented as a current and non-current liability on the Company’s balance sheets as of June 30, 2011 and December 31, 2010, respectively.  Interest is payable on a quarterly basis, either in cash or through the issuance of additional shares of the Company’s common stock at an initial conversion price of $1.125 per share, or a combination thereof.  The Debenture is secured by substantially all of the Company’s existing assets.

At any time, or from time to time, the holder of the Debenture may elect to convert all or a portion of the Debenture into shares of the Company’s common stock. The initial conversion price was subject to reduction in the event that the Company subsequently sells, or grants any option to purchase, shares of the Company’s common stock at an effective price that is less than the initial conversion price. The initial conversion price was also subject to reduction in the event that the Company pays dividends, declares a stock split, or engages into a merger transaction.

Attached to the convertible debentures were 416,667 warrants to purchase shares of the Company’s common stock at an initial exercise price of $1.20 per share (Note 9).  The initial exercise price was reduced from $1.20 per share to $0.60 per share as a result of a private placement commitment that was received in December 2010, which also increased the number of exercisable warrants from 416,667 to 833,333.

The Debenture may not be converted if, immediately after, the conversion would result in the holder of the Debenture possessing a beneficial ownership interest in excess of 4.99% of the Company’s then outstanding common shares.  Upon providing 60 days prior written notice, the holder of the Debenture may increase or decrease such ownership limit, but in no instance can the ownership limit exceed 9.99% of the Company’s outstanding shares.

Because the initial trading value of the Company’s stock on the date the Debentures were issued was less than the initial conversion price, the Debentures were not deemed to contain a beneficial conversion feature at the time the Debentures were initially sold.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

A portion of the net proceeds from the issuance of the Debenture was allocated to the warrants and recorded as an increase to additional paid in capital. Accordingly, the Company recorded an initial debt discount in the amount of $280,511.  The initial debt discount is being accreted using the straight line method over the original life of the Debenture.  The Company recognized amortization expense of $35,065 and $105,194 during the three-month and six-month periods ended June 30, 2011 related to the additional debt discount.  Debt discount accretion for the three-month and six-month periods ended June 30, 2010 was $11,688.

In December 2010, the Company received an irrevocable commitment to purchase 5,833,333 shares of its common stock at a price of $0.60 per share (see Note 9).  Also in December 2010, the Company granted 2,141,842 options to purchase shares of the Company’s common stock to certain consultants and members of the Company’s management, in exchange for the contribution of certain exploratory concepts.  The terms of the option agreements stipulate an exercise price of $0.60 per share.  At that time, the initial conversion price associated with the debenture was reduced.  The adjusted conversion price of the Debenture is $0.60 per share as of June 30, 2011.

These two events triggered the reduction of the initial conversion price of the Debentures from $1.125 per share to $0.60 per share.  As a result, it was determined that the Debentures included a beneficial conversion feature as of December 31, 2010 and, accordingly, the Company recorded an additional debt discount related to the Debentures in the amount of $875,000.  The Company recognized debt discount accretion expense of $163,166 and $324,539 during the three-month and six-month periods ended June 30, 2011 related to the additional debt discount.

Because the adjusted conversion price is less than the trading value of the Company’s stock as of June 30, 2011, the amount by which the Debenture’s “if converted value” exceeded its principal amount was $1,250,000 as of June 30, 2011.

As of June 30, 2011 and December 31, 2010, the Company has reserved 1,666,667 shares of its common stock in the event that the Debenture is converted.

6.	Asset Retirement Obligations

The Company has recorded estimated asset retirement obligations for the future plugging and abandonment of the Hardy 7-9 and Hardy 4-16 wells.  As of June 30, 2011, the discounted value of the Hardy asset retirement obligations is $16,473.  The Company recognized accretion expense of $358 and $707 for the three-month and six-month periods ended June 30, 2011 associated with the Hardy asset retirement obligations.  No accretion expense was recognized during the three-month and six-month periods ended June 30, 2010 as the Company had not yet restored the Hardy 7-9 well to production nor recorded an asset retirement obligation associated with the well.  The projected plugging dates for the Hardy 7-9 and Hardy 4-16 wells are December 2020 and June 2036, respectively.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

7.	Commitments and Contingencies

Drilling Commitments

As of June 30, 2011, the Company owned a 50% working interest in the Hardy Property.  Accordingly, the Company may elect to participate in the drilling of exploratory wells on the property.  As discussed in Note 4, the Company and its working interest partner, Eternal Energy, entered into a farm-out agreement with Passport whereby Passport agreed to fund 38.5% of the drilling, completion and abandonment costs of up to two future wells to be located within the Hardy Property, in exchange for a 25% working interest in the completed wells.  The remaining working interest in the wells will be shared equally by the Company and Eternal Energy.  The first well to be drilled under the Participation Agreement was the Hardy 4-16 well.  Plans are in place to commence drilling of the second well within the Hardy Prospect.  The current estimate of drilling and completion costs of the second well is $3,200,000, of which the Company, through its participation election, would be obligated to pay approximately $984,000 should it elect to participate in such well.

Stock Issuances

As discussed in Note 5, the Company has reserved 1,666,667 shares of its common stock in the event that the Debenture is converted.

8.	Earnings (Loss) Per Share

The following is a reconciliation of the number of shares used in the calculation of basic and diluted earnings (loss) per share for the three-month and six-month periods ended June 30, 2011 and 2010:

	For the Three-Month		For the Six-Month
	Period Ended June 30,		Period Ended June 30,
	2011	2010	2011	2010
Net income (loss)	$1,438,073	$(134,888)	$790,058	$(208,742)
Weighted-average number of common shares outstanding	43,231,357	44,913,334	41,299,259	44,376,889
Incremental shares from the assumed exercise of dilutive stock options (a)	1,344,027	-	1,375,813	-
Diluted common shares outstanding	44,575,384	44,913,334	42,675,072	44,376,889
Basic earnings (loss) per share	$0.03	$(0.00)	$0.02	$(0.00)
Diluted earnings (loss) per share	$0.03	$(0.00)	$0.02	$(0.00)

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

(a)  In periods where the Company incurs a loss, potentially dilutive securities are not included in the computation of diluted net loss per share as their effect would have been anti-dilutive.  The following securities were not included in the computation of diluted net loss per share as their effect would have been anti-dilutive:

June 30,
2010

Stock options	-
Convertible debentures	-

9.	Equity Transactions

Stock Splits

On January 12, 2011, the Company’s board of directors approved a reverse split of the Company’s common stock on a 1 new share for 1.5 old share basis.  As a result, the Company’s authorized common shares decreased from 150,000,000 to 100,000,000.  Par value remained unchanged.

Private Placements

In January 2010, the Company issued an aggregate of 6,666,667 restricted shares of its common stock at a price of $0.0015 to four individuals in a private transaction.  Two of the individuals are our sole officers at June 30, 2011.  Proceeds received from the sale of the stock totaled $10,000.

Also in January 2010, the Company issued 706,667 restricted shares of the Company’s common stock at a price of $1.125 per share in a private transaction.  Proceeds received from the sale of the stock totaled $795,000.

On December 14, 2010, the Company received an irrevocable commitment from a third party to purchase 5,833,333 shares of the Company’s common stock at a price of $0.60 per share, resulting in aggregate funds to be received of $3,500,000.  The Company collected $3,166,667 of subscriptions receivable during February and March 2011 and, as a result, issued 5,277,778 shares of its common stock.  As discussed in Note 10, the Company collected the remaining $333,333 of stock subscriptions receivable in April 2011.  As a result, the Company has presented stock subscriptions receivable of $2,666,667 as a current asset on its December 31, 2010 balance sheet, and $833,333 as a reduction of stockholder’s equity in its December 31, 2010 balance sheet.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

Issuance of Warrants

In connection with the sale of the Convertible Debenture (Note 5), the Company granted to the purchaser of the Debenture warrants to purchase up to 416,667 shares of the Company’s common stock at an initial exercise price of $1.20 per share.  The warrants had an expiration date of April 15, 2012.

The initial exercise price of the warrants was subject to reduction in the event that the Company subsequently sold, or granted any option to purchase, shares of the Company’s common stock at an effective price that is less than the initial conversion price. The initial conversion price was also subject to a reduction in the event that the Company should issue dividends, declare a stock split, or engage in a merger transaction.

As discussed in Note 5, the number of warrants outstanding was increased from 416,667 to 833,333 in December 2010 as a result of the reduction of the initial exercise price of $1.20 per share to an adjusted exercise price of $0.60 per share.  On December 15, 2010, the holder of the warrants fully exercised the warrants and received 833,333 shares of the Company’s common stock.  The Company received gross proceeds of $500,000 from the exercise of the warrants.

A summary of warrant activity for the six-month period ended June 30, 2011 and the eight-month period ended December 31, 2010 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contract	Intrinsic
	Warrants	Price	Term	Value
Outstanding at April 30, 2010	-	-	-	-

Issued	416,667	$1.20	2 years	-
Increase due to reduction in exercise price	416,666	$0.60	-	-
Exercised	(833,333)	$0.60	-	-

Outstanding at December 31, 2010	-	-	-	-

Issued	-	$-	-	-
Exercised	-	$-	-	-
Outstanding at June 30, 2011	-	$-	-	$-

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

The assumptions used in the Black-Scholes Option Pricing Model for the warrants granted during the year ended December 31, 2010 were as follows:

Risk-free interest rate	1.04%
Expected volatility of common stock	250%
Dividend yield	$0.00
Expected life of warrants	2 years
Weighted average fair market value of warrants granted	$0.62

Issuance of Stock Options

On December 30, 2010, the Company granted options to purchase 2,141,842 shares of its common stock to four individuals in connection with their contribution of certain intellectual property related to exploratory opportunities and transactions to the Company.  The options have a five-year life, vested immediately and have an exercise price of $0.60 per share.  The options expire on December 30, 2015.  The intellectual property was valued at $1,247,195, which equals the value of the options granted as calculated using the Black-Scholes Option Pricing Model.

A summary of stock option activity for the six-month period ended June 30, 2011 and the eight-month period ended December 31, 2010 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Stock	Exercise	Contract	Intrinsic
	Options	Price	Term	Value

Outstanding at April 30, 2010	-	-	-	-

Granted	2,141,842	$0.60	5.0 years	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Cancelled	-	-	-	-

Outstanding at December 31, 2010	2,141,842	$0.60	5.0 years	-

Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Cancelled	-	-	-	-

Outstanding and Exercisable at June 30, 2011	2,141,842	$0.60	4.5 years	$

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

The options outstanding as of June 30, 2011 and December 31, 2010 have an intrinsic value of $0.75 and $0.12 per share and an aggregate intrinsic value of $1,606,382 and $257,021, respectively.

The assumptions used in the Black-Scholes Option Pricing Model for the options granted during the eight-month period ended December 31, 2010 were as follows:

Market value of the Company's Common Stock	$0.60
Risk free interest rate	2.06%
Expected volatility of common stock	193%
Dividend yield	$0.00
Expected life of warrants	5 years

Shares Reserved for Future Issuance

As of June 30, 2011 and December 31, 2010, the Company has reserved 3,808,509 shares of its common stock in the event that the Debenture is converted prior to maturity and the outstanding options are exercised prior to their expiration.

10.	Related Party Transactions

In January 2010, the Company engaged Synergy Resources LLC (“Synergy”) to provide geological and engineering consulting services.  The Company’s President and sole Director is also a member of Synergy’s management team.  Geological and engineering consulting service fees provided by Synergy for the three-month and six-month periods ended June 30, 2011 and 2010 totaled $38,000, $68,000, $30,000 and $75,000, respectively.

As discussed in Note 9, in January 2010, the Company issued an aggregate of 6,666,667 restricted shares of its common stock at a price of $0.0015 to four individuals in a private transaction.  Of the 6,666,667 shares issued, 4,222,222 shares were purchased by two of the individuals who are our sole officers at June 30, 2011.  The proceeds received from the sale of the stock totaled $10,000.  Proceeds from the two related parties totaled $6,333.

As discussed in Note 3, at Passport's December 2010 Annual General Meeting, Passport increased their number of directors to eight, one of whom is the Company's Vice President of Operations.  As a result, the Company’s investment in Passport’s common stock is classified as a related party asset.  As of June 30, 2011 and December 31, 2010, the fair market value of the Company’s investment in Passport was $127,426 and $197,453, respectively.

American Eagle Energy Inc.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2011 and December 31, 2010 and
For the Three-Month and Six-Month Periods Ended June 30, 2011 and 2010

11.	Subsequent Events

In July 2011, the Company, along with its working interest partners, completed the fracture stimulation of the Hardy 4-16 well at an estimated aggregate cost of $725,000.  The Company’s share of these costs is approximately $223,000.  Management is currently evaluating the results of the fracture stimulation project.

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Balance Sheets	F-118
Unaudited Pro Forma Condensed Combined Statements of Operations	F-120

Unaudited Pro Forma Financial Information

On April 8, 2011, the Company entered into the Merger Agreement with American Eagle to merge the two companies.  Pursuant to the terms of the Merger Agreement, the Company formed a wholly-owned subsidiary which will be merged into AEE, with the Company emerging as the surviving entity.  The ratio of stockholdings between the two companies at the time of closing is expected to be 80% for AEE’s legacy stockholders and 20% for Eternal Energy stockholders (exclusive of outstanding options to purchase shares of the Company’s common stock and shares of AEE’s common stock).  The Company anticipates issuing approximately 164,023,288 shares of its common stock to acquire 100% of the outstanding common stock of AEE.  Despite the fact the American Eagle’s shareholders will hold shares of the combined company’s common stock that will represent approximately 80% of the then-outstanding shares and the stockholders of Eternal Energy will hold shares of the combined company’s common stock that will represent approximately 20% of the then-outstanding shares (in each case without taking into account any outstanding options to purchase shares of either company’s common stock), other factors present in the structure of the proposed business combination result in Eternal Energy being considered the accounting acquirer in the transaction.

The estimated value of the stock consideration to be given by the Company is based on the estimated fair market values of the assets and liabilities being acquired.  The following table summarizes the amounts of assets to be acquired and liabilities to be assumed as of June 30, 2011:

Financial assets acquired	$4,425,307
Oil and gas properties, subject to amortization	1,939,053
Oil and gas properties, not subject to amortization	8,836,945
Financial liabilities assumed	(2,100,045)
Purchase price	$13,101,260

The amounts presented above are subject to change as additional information becomes available.  There have been no significant changes to the outcomes or assumptions used to develop the estimates above.

The financial assets acquired include cash and cash equivalents of approximately $3,157,630, trade and other receivables totaling $1,127,387, prepaid expenses totaling $12,864 and marketable securities of a related party totaling $127,426.

The financial liabilities assumed consist of trade payables totaling $1,376,239, accrued interest and other payables totaling $40,000, amounts due to Eternal Energy totaling $667,333 and long-term asset retirement obligations totaling $16,473.

The following pro forma information is not prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered a substitute for the historical financial information prepared in accordance with GAAP, as presented in other portions of this document.

The following assumptions were used to prepare the supplemental pro forma financial information:

•
An effective date of January 1, 2010 was used to present what the combined entities’ financial position may have been as of June 30, 2011 and December 31, 2010 and what its results of operations may have been for the six-month period ended June 30, 2011.

•	No adjustments were made to reflect economies of scale or other potential cost savings that may have been achieved had the merger occurred on January 1, 2010.

•	No adjustments were made relative to alternative financing strategies that may have been implemented on a combined entity basis.

•
The estimated fair market value of AEE’s oil and gas properties, subject to amortization, is based on the net present value of future cash flows from proven reserves as of December 31, 2010, as calculated by an independent, third-party engineering firm.

•
The estimated fair market values of AEE’s oil and gas properties, not subject to amortization, were determined by management based on management’s knowledge of prevailing leasing costs associated with acreage located in close proximity to AEE’s properties and/or recent acreage purchase transactions as of or near to June 30, 2011.

•	All purchase accounting adjustments and allocations were determined assuming that the business combination occurred on June 30, 2011.

•
As discussed in Note 5, the Company and AEE each sold half of their respective working interests in the Spyglass Prospect in May 2011.  This transaction was considered in determining the purchase accounting entries that were used to prepare the June 30, 2011 pro forma balance sheet.  The sale of the Spyglass working interests was not considered in determining the purchase accounting entries that were used to prepare the December 31, 2010 balance sheet as the sale had not yet occurred at that time.

Pro Forma Condensed Combined Balance Sheets (Unaudited)
As of June 30, 2011

		American	Pro
	Eternal	Eagle	Forma		Pro
	Energy	Energy	Adjustments		Forma

Cash & equivalents	$5,423,192	$3,157,630	$56,939	(f)	$8,637,761
Trade receivables	614,021	1,127,387	-		1,741,408
Intercompany receivables	667,333		(667,333	)(a)	-
Stock subscriptions receivable	-		-
Prepaid expenses	6,034	12,864	-		18,898
Total current assets	6,710,580	4,297,881	(610,394)		10,398,067

Equipment and leasehold improvements, net of accumulated depreciation of $151,668	16,598	-	-		16,598
Oil and gas properties, subject to amortization, net of accumulated depletion of $271,141	1,835,564	1,977,937	(75,310	)(d)	3,738,191
Oil and gas properties, not subject to amortization	460,207	3,337,761	5,499,184	(d)	9,297,152
Marketable securities	1,161,199	-	-		1,161,199
Marketable securities - related party	127,426	127,426	-		254,852
Deposits	5,345	-	-		5,345

Total assets	$10,316,919	$9,741,005	$4,813,480		$24,871,404

Accounts payable and accrued liabilities	$2,404,230	$1,402,239	$(40,000	)(f)	$3,766,469
Intercompany payables	-	667,333	(667,333	)(a)	-
Due to Passport Energy	788,748	-			788,748
Amounts due to related parties		14,000	-		14,000
Convertible debenture, net of debt discount of $496,601	-	503,399	(503,399	)(c)	-
Total current liabilities	3,192,978	2,586,971	(1,210,732)		4,569,217

Long-term asset retirement obligation, net of discount of $88,180	16,473	16,473	-		32,946

Total liabilities	3,209,451	2,603,444	(1,210,732)		4,602,163

Common stock	41,006	43,374	120,649	(c,d)	205,029
Additional paid in capital	9,199,305	7,224,331	5,053,995	(c,d)	21,477,631
Unrealized gains on marketable securities	388,919	101,880	(101,880	)(d)	388,919
Accumulated deficit	(2,521,762)	(232,024)	951,448	(c,d)	(1,802,338)

Total stockholders’ equity	7,107,468	7,137,561	6,024,212		20,269,241

Total stockholders’ equity and liabilities	$10,316,919	$9,741,005	$4,813,480		$24,871,404

Pro Forma Condensed Combined Balance Sheets (Unaudited)
As of December 31, 2010

		American	Pro
	Eternal	Eagle	Forma		Pro
	Energy	Energy	Adjustments		Forma

Cash & equivalents	$2,400,362	$79,768	$16,939	(f)	$2,497,069
Trade receivables	248,461	-	-		248,461
Intercompany receivables	279,376	-	(279,376	)(a)	-
Stock subscriptions receivable	-	2,666,667	833,333	(b)	3,500,000
Prepaid expenses	30,106	-	-		30,106
Total current assets	2,958,305	2,746,435	570,896		6,275,636

Equipment and leasehold improvements, net of accumulated depreciation of $149,142	20,693	-	-		20,693
Oil and gas properties, subject to amortization, net of accumulated depletion of $298,767	340,321	965,848	822,195	(d)	2,128,364
Oil and gas properties, not subject to amortization	590,368	2,820,301	7,430,664	(d)	10,841,333
Marketable securities	1,117,716	-	-		1,117,716
Marketable securities of related party	197,453	197,453	-		394,906
Deposits	5,345	-	-		5,345

Total assets	$5,230,201	$6,730,037	$8,823,755		$20,783,993

Accounts payable and accrued liabilities	$430,699	$758,032	$(40,000	)(f)	$1,148,731
Intercompany payables	-	279,376	(279,376	)(a)	-
Amounts due to related parties	-	20,000	-		20,000
Total current liabilities	430,699	1,057,408	(319,376)		1,168,731

Convertible debenture, net of debt discount of $926,333	-	73,667	(73,667	)(c)	-
Long-term asset retirement obligation, net of discount of $47,294	13,853	13,853	-		27,706

Total liabilities	444,552	1,144,928	(393,043)		1,196,437

Common stock	41,006	37,540	126,483	(c,d)	205,029
Additional paid in capital	9,199,305	7,230,166	7,202,422	(c,d)	23,631,893
Stock subscriptions receivable	-	(833,333)	833,333	(b)	-
Unrealized gains on marketable securities	415,463	172,818	(172,818	)(d)	415,463
Accumulated deficit	(4,870,125)	(1,022,082)	1,227,378	(c,d)	(4,664,829)

Total stockholders’ equity	4,785,649	5,585,109	9,216,798		19,587,556

Total stockholders’ equity and liabilities	$5,230,201	$6,730,037	$8,823,755		$20,783,993

Eternal Energy Corp.
Pro Forma Condensed Combined Statements of Operations (Unaudited)
For the Six-Month Period Ended June 30, 2011

		American	Pro
	Eternal	Eagle	Forma		Pro
	Energy	Energy	Adjustments		Forma

Oil and gas sales	$52,805	$46,477	$-		$99,282
Gain on sale of oil and gas prospects	3,402,000	2,085,627	-		5,487,627
Total revenues	3,454,805	2,132,104	-		5,586,909

Oil and gas operating expenses	115,691	117,676	-		233,367
General and administrative expenses	344,906	275,072	-		619,978
Professional fees	649,154	382,376	-		1,031,530
Professional fees – related party	-	68,000	-		68,000
Depreciation, depletion and amortization	29,117	28,482	-		57,599
Total operating expenses	1,138,868	871,606	-		2,010,474

Operating loss	2,315,937	1,260,498	-		3,576,435

Interest income	3,030	-	-		3,030
Dividend income	34,532	-	-		34,532
Interest expense	-	(40,000)	40,000	(f)	-
Accretion of discount on asset retirement obligation	(707)	(707)	-		(1,414)
Accretion of discount on convertible debenture	-	(429,733)	429,733	(c)	-

Loss before taxes	2,352,792	790,058	469,733		3,612,583

Provision for income taxes	(4,429)	-	-		(4,429)

Net income	$2,348,363	$790,058	$469,733		$3,608,154

Basic and diluted loss per share					$0.02

Basic and diluted weighted average shares outstanding:					206,486,818

Description of pro forma adjustments:

(a)	Elimination of intercompany amounts owed to/from the Company and AEE.

(b)	Business combination adjustment to record $833,333 of stock subscriptions collected by AEE prior to the business combination.

(c)
Adjustment to record the conversion of the debenture as a condition precedent to the completion of the business combination, which results in a $1,000,000 increase to equity, a reduction of accretion expense of $429,733 for the six-months ended June 30, 2011 and a reduction of accumulated deficit of $496,601 as of June 30, 2011 and $66,868 as of December 31, 2010.

(d)
Purchase accounting entry to record the issuance of 164,023,288 shares of the Company’s common stock, to eliminate the historical equity accounts of AEE, and to adjust the value of oil and gas properties acquired.

(e)	Adjustment to reflect depletion expense as if the business combination (and purchase accounting adjustments) had occurred on January 1, 2010.

(f)	Adjustment to reverse interest expense associated with the convertible debenture as if the conversion had occurred on January 1, 2010.

Annex A

Execution Copy

AGREEMENT AND PLAN OF MERGER

by and among

ETERNAL ENERGY CORP.,

ETERNAL SUB CORP.

and

AMERICAN EAGLE ENERGY INC.

April 8, 2011

A-i

A-ii

A-iii

A-iv

TABLE OF DEFINED TERMS

Term	Section

Acceptable Confidentiality Agreement	Section 8.5(d)
Acquisition Agreement	Section 5.3(c)
Acquisition Proposal	Section 5.3(g)
Advisers Act	Section 3.22
Agreement	Preamble
American Eagle	Preamble
American Eagle Adverse Recommendation Change	Section 5.3(c)
American Eagle Assets	Section 3.17
American Eagle Balance Sheet	Section 3.5(b)
American Eagle Board	Section 3.3
American Eagle Common Stock	Section 2.1(a)
American Eagle Debenture	Section 3.2(a)
American Eagle Disclosure Letter	Article 3
American Eagle Employees/Consultants	Section 3.10
American Eagle IP Rights	Section 3.13(b)
American Eagle Leased Real Property	Section 8.5(d)
American Eagle Leases	Section 8.5(d)
American Eagle Material Contract	Section 3.14(a)
American Eagle Notice of Change	Section 5.3(c)
American Eagle Notice of Superior Proposal	Section 7.1(g)
American Eagle Option	Section 2.1(e)
American Eagle Owned Real Property	Section 8.5(d)
American Eagle Permits	Section 3.12(d)
American Eagle Purchase Agreement	Section 3.2(a)
American Eagle Real Property	Section 8.5(d)
American Eagle Required Vote	Section 3.24
American Eagle SEC Documents	Section 3.5(a)
American Eagle Security Agreement	Section 3.2(f)
American Eagle Special Meeting	Section 5.7(c)
American Eagle Stockholder Statement	Section 3.9(a)
American Eagle Termination Fee	Section 7.1(b)
Articles of Merger	Section 1.2
Business Day	Section 8.5(d)
Certificate	Section 2.1(a)
Claim	Section 8.5(d)
Cleanup	Section 8.5(d)
Closing	Section 1.3
Closing Date	Section 1.3
Code	Recitals
Debenture Conversion	Section 5.1(d)
Derivative Transaction	Section 8.5(d)

A-v

Term	Section

Disclosing Party	Section 5.5
Dissenting Shares	Section 2.2
Effective Time	Section 1.2
Employee Benefit Plan	Section 8.5(d)
Employment and Withholding Taxes	Section 8.5(d)
Employment/Consulting Agreements	Section 5.11
Environmental Claim	Section 8.5(d)
Environmental Laws	Section 8.5(d)
ERISA	Section 8.5(d)
Eternal	Preamble
Eternal Adverse Recommendation Change	Section 5.3(f)
Eternal Assets	Section 4.17
Eternal Balance Sheet	Section 4.5(b)
Eternal Board	Section 4.5(c)
Eternal Common Stock	Section 2.1(a)
Eternal Disclosure Letter	Article 4
Eternal Employees/Consultants	Section 4.10
Eternal IP Rights	Section 4.13(a)
Eternal Leased Real Property	Section 8.5(d)
Eternal Leases	Section 8.5(d)
Eternal Material Contract	Section 4.14(a)
Eternal Notice of Change	Section 5.3(f)
Eternal Notice of Superior Proposal	Section 7.1(h)
Eternal Options	Section 4.2
Eternal Owned Real Property	Section 8.5(d)
Eternal Permits	Section 4.12(d)
Eternal Real Property	Section 8.5(d)
Eternal SEC Documents	Section 4.5(a)
Eternal Special Committee	Recitals
Eternal Termination Fee	Section 7.1(c)
Exchange Act	Section 3.5(a)
Exchange Agent	Section 2.3(a)
Exchange Fund	Section 2.3(a)
Fairness Opinion	Section 4.23(b)
GAAP	Section 3.5(b)
Governmental Entity	Section 3.4(b)
Hazardous Material	Section 8.5(d)
Hydrocarbons	Section 8.5(d)
Indemnified Parties	Section 5.9(a)
Intellectual Property	Section 3.13(a)
Investment Company Act	Section 3.22
knowledge	Section 8.5(d)
Laws	Section 3.4(a)
Liens	Section 8.5(d)

A-vi

Term	Section

Litigation	Section 8.5(d)
Material Adverse Effect	Section 8.5(d)
Merger	Section 1.1
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Modified Superior Proposal	Section 7.1(g)
NRS	Section 1.1
Oil and Gas Interests	Section 8.5(d)
Permitted Liens	Section 8.5(d)
Person	Section 8.5(d)
Private Placement	Section 3.2(e)
Proceeding	Section 5.9(a)
PUHCA	Section 3.22
Receiving Party	Section 5.5
Registered American Eagle IP	Section 3.13(c)
Registered Eternal IP	Section 4.13(b)
Release	Section 8.5(d)
Representatives	Section 5.3(a)
Return	Section 8.5(d)
S-4	Section 3.9(b)
Sarbanes-Oxley Act	Section 3.5(a)
SEC	Section 3.5(a)
Securities Act	Section 3.2(d)
Subsidiary	Section 8.5(d)
Superior Proposal	Section 5.3(g)
Tax	Section 8.5(d)
Termination Date	Section 7.1(b)

A-vii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 8, 2011 (this “Agreement”), is by and among Eternal Energy Corp., a Nevada corporation (“Eternal”), Eternal Sub Corp., a Nevada corporation and a wholly-owned Subsidiary of Eternal (the “Merger Sub”), and American Eagle Energy Inc., a Nevada corporation (“American Eagle”).

WHEREAS, the respective Boards of Directors of Eternal (including a special committee of its Board of Directors that was formed specifically to review and evaluate the Merger (the “Eternal Special Committee”)), the Merger Sub and American Eagle have deemed it advisable and in the best interests of their respective stockholders and corporations that a transaction be effected pursuant to which (i) the Merger Sub will merge with and into American Eagle, with American Eagle continuing as the surviving corporation and (ii) subject to the provisions of Article 2, Eternal will pay aggregate consideration equal to 164,023,288 shares of Eternal Common Stock for all of the shares of American Eagle Common Stock outstanding at the Effective Time, upon the terms and subject to the conditions set forth herein, and such Boards of Directors have approved this Agreement and the Merger; and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1
THE MERGER

Section 1.1   The Merger. Upon the terms and subject to the conditions hereof and in accordance with the applicable provisions of the Nevada Revised Statutes (the “NRS”), at the Effective Time, (i) the Merger Sub shall merge with and into American Eagle (the “Merger”), (ii) the separate corporate existence of the Merger Sub shall cease and (iii) American Eagle shall continue its corporate existence under Nevada law as the surviving entity in the Merger and as a wholly-owned Subsidiary of Eternal.  The Merger shall have the effects set forth in the NRS.

Section 1.2   Effective Time of the Merger.  Upon the terms and subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, Eternal, the Merger Sub and American Eagle shall cause Articles of Merger (the “Articles of Merger”) to be executed and filed with the Secretary of State of the State of Nevada in accordance with Section 92A.200 of the NRS.  The Merger shall become effective (the “Effective Time”) upon the later of (i) such time as the Articles of Merger have been duly filed with the Secretary of State of the State of Nevada in accordance with the NRS and (ii) such time as the parties shall agree in writing and as specified in the Articles of Merger in accordance with the NRS.

Section 1.3         Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement will take place at 10:00 a.m. (local time) on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article 6 (other than any such conditions that by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived on the Closing Date), at the offices of Baker & Hostetler LLP, Costa Mesa, California, unless another time, date or place is agreed to in writing by the parties.  The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 1.4          Articles of Incorporation.  Pursuant to the Merger, the Articles of Incorporation of American Eagle in effect immediately prior to the Effective Time shall remain the Articles of Incorporation of American Eagle, as the surviving entity in the Merger, at and after the Effective Time until thereafter amended as provided therein or by the NRS.

Section 1.5          Bylaws. Pursuant to the Merger, the Bylaws of American Eagle in effect immediately prior to the Effective Time shall remain the Bylaws of American Eagle, as the surviving entity in the Merger, at and after the Effective Time until thereafter amended in accordance with the terms thereof, American Eagle’s Articles of Incorporation and the NRS.

Section 1.6           Directors and Officers.

(a)           The directors and officers of American Eagle immediately prior to the Effective Time shall remain the directors and officers of American Eagle, as the surviving entity in the Merger, at and after the Effective Time until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with American Eagle’s Articles of Incorporation and Bylaws and the NRS.

(b)           At and after the Effective Time, the directors and officers of Eternal shall be as set forth in Exhibit 1.6 hereto, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Eternal’s Articles of Incorporation and Bylaws and with the NRS.

ARTICLE 2
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1           Effects of the Merger.

(a)           Capital Stock of American Eagle.

(i)           At the Effective Time, by virtue of the Merger and without any action on the part of any party or the holder of any of their securities, subject to the other provisions of this Article 2, each share of common stock of American Eagle, par value $0.001 per share (the “American Eagle Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any shares of American Eagle Common Stock described in Section 2.1(c) and any Dissenting Shares) shall be converted into the right to receive a proportionate share of the Merger Consideration.  For purposes of this Agreement, (A) “Merger Consideration” means 164,023,288 fully paid and nonassessable shares of Eternal Common Stock in the aggregate (the “Merger Consideration”) and (B) “Eternal Common Stock” means the shares of common stock of Eternal, par value $0.001 per share.  It is the parties’ intent that, as of the Effective Time, the shares of Eternal Common Stock constituting the Merger Consideration, in the aggregate, will represent 80% of the aggregate issued and outstanding shares of Eternal Common Stock, calculated assuming that none of the Eternal Options and none of the American Eagle Options, as each was in existence immediately prior to the Effective Time, had been exercised as of the Effective Time.

 (ii)           All such shares of American Eagle Common Stock, when so converted to the right to receive the Merger Consideration pursuant to Section 2.1(a)(i), shall cease to be outstanding and shall automatically be canceled and cease to exist.  Each holder of a certificate (a “Certificate”) that previously represented shares of American Eagle Common Stock, and each Person who is a holder of a beneficial interest in the shares of American Eagle Common Stock represented by any such Certificate, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable in respect of such shares of American Eagle Common Stock.

(b)           No Fractional Shares.  Notwithstanding anything to the contrary in Section 2.1(a), no fractional share of Eternal Common Stock will be issued by virtue of the Merger.  In lieu of any such fractional share, each holder of shares of American Eagle Common Stock who would otherwise have been entitled to receive a fraction of a share of Eternal Common Stock pursuant to Section 2.1(a) shall have the right to receive the nearest rounded-up whole number of shares of Eternal Common Stock, such that the “Merger Consideration” that each such holder has the right to receive pursuant to Section 2.1(a) shall be deemed to be such whole number of shares of Eternal Common Stock that such holder is entitled to receive after taking into account this Section 2.1(b).

(c)           Treasury Stock.  All shares of American Eagle Common Stock held by American Eagle as treasury shares or by Eternal or the Merger Sub or by any wholly-owned Subsidiary of Eternal, the Merger Sub or American Eagle immediately prior to the Effective Time shall automatically be canceled and cease to exist as of the Effective Time and no consideration shall be delivered or deliverable therefor.

(d)           Impact of Stock Splits, Etc.  If, between the date of this Agreement and the Effective Time, the shares of Eternal Common Stock or American Eagle Common Stock shall be changed or proposed to be changed into a different number or class of shares by reason of the occurrence of or record date with respect to any reclassification, recapitalization, split-up, combination, exchange of shares or similar readjustment, in any such case within such period, or a stock dividend thereon shall be declared with a record date within such period, appropriate, equitable adjustments shall be made to the Merger Consideration.  Nothing in this Section 2.1(d) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(e)           Treatment of American Eagle Options.  At the Effective Time, by virtue of the Merger and without any action on the part of any party or the holder of any American Eagle Option, each option to purchase shares of American Eagle Common Stock (an “American Eagle Option”) that is outstanding immediately prior to the Effective Time (all of which shall then be exercisable and fully vested) shall remain exercisable and fully vested and shall be converted automatically at the Effective Time into an option to purchase shares of Eternal Common Stock on substantially identical terms and conditions, except that the number of shares of Eternal Common Stock subject to each such to-be-converted option and the exercise price therefor shall be determined by using the same methodology and calculations used to determine the Merger Consideration payable to holders of shares of American Eagle Common Stock at the Effective Time; provided, however, that in no case shall the exchange of an American Eagle Option be performed in a manner that is not in compliance with the adjustment requirements of Section 409A of the Code.  Prior to the Effective Time, American Eagle and the American Eagle Board shall take all actions necessary under the stock option agreements relating to the American Eagle Options and otherwise to effectuate the provisions of this Section 2.1(e).

(f)           Capital Stock of the Merger Sub.  At the Effective Time, by virtue of the Merger and without any action on the part of any party or the holder of any of their securities, each share of capital stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.001 per share, of American Eagle, as the surviving entity in the Merger.

Section 2.2   Dissenter’s Rights.  Notwithstanding anything in this Agreement to the contrary (without limitation of Section 6.3(d)), if dissenter’s rights are available under the NRS in connection with the Merger, shares of American Eagle Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to exercise dissenter’s rights and who properly exercises such rights with respect to such shares pursuant to, and who complies in all respects with, the applicable provisions of the NRS (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration payable pursuant to Section 2.1, but, instead at the Effective Time, shall become the right to payment of the fair value of such shares in accordance with the applicable provisions of the NRS and, at the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and cease to exist.  Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose dissenter’s rights under the applicable provisions of the NRS or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by the applicable provisions of the NRS, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under the applicable provisions of the NRS shall be forfeited and cease and each of such holder’s Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration payable in respect of such shares.  American Eagle shall deliver prompt notice to Eternal of any exercise of dissenter’s rights with respect to any shares of American Eagle Common Stock and provide Eternal with the opportunity to participate in all negotiations and proceedings with respect to Dissenting Shares under the NRS.  Prior to the Effective Time, American Eagle shall not, without the prior written consent of Eternal, make any payment with respect to, or settle or offer to settle, any such Dissenting Shares, or agree to do any of the foregoing.

Section 2.3            Exchange of Certificates.

(a)          Exchange Agent.  Prior to the Effective Time, Eternal shall deposit, or shall cause to be deposited, with Eternal’s transfer agent or a bank or trust company designated by Eternal and reasonably satisfactory to American Eagle (the “Exchange Agent”), for the benefit of the holders of shares of American Eagle Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, sufficient shares of Eternal Common Stock to make, pursuant to this Article 2, all deliveries of shares of Eternal Common Stock as required by this Article 2.  All shares of Eternal Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”  The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid for shares of American Eagle Common Stock pursuant to this Agreement out of the Exchange Fund.  The Exchange Fund shall not be used for any other purpose.

(b)           Exchange Procedures.  Promptly after the Effective Time, Eternal shall instruct the Exchange Agent to transmit to each record holder, as of the Effective Time, of an outstanding Certificate that immediately prior to the Effective Time represented shares of American Eagle Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form and agreed to by Eternal and American Eagle prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of American Eagle Common Stock represented by such Certificates.  Promptly after the Effective Time, upon surrender of Certificates for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the holders of such Certificates shall be entitled to receive in exchange therefor shares of Eternal Common Stock representing, in the aggregate, the whole number of shares of Eternal Common Stock that such holders have the right to receive pursuant to Section 2.1 (after taking into account all shares of American Eagle Common Stock then held by such holder).  In the event of a transfer of ownership of shares of American Eagle Common Stock that was not registered in the transfer records of American Eagle, the Merger Consideration payable in respect of such shares of American Eagle Common Stock may be paid to a transferee if the Certificate representing such shares of American Eagle Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable.  Until surrendered as contemplated by this Section 2.3, each Certificate, other than Certificates representing Dissenting Shares, shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect of the shares of American Eagle Common Stock represented by such Certificate.

(c)           Further Rights in American Eagle Common Stock.  The Merger Consideration issued upon conversion of a share of American Eagle Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such share of American Eagle Common Stock.

(d)           Termination of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed to the holders of shares of American Eagle Common Stock 180 days following the Effective Time shall be delivered to Eternal upon its demand and, from and after such delivery to Eternal, any former holders of shares of American Eagle Common Stock (other than Dissenting Shares) who had not theretofore complied with this Article 2 shall thereafter look only to Eternal for the Merger Consideration payable in respect of such shares of American Eagle Common Stock.  Any Merger Consideration remaining unclaimed by former holders of shares of American Eagle Common Stock immediately prior to such time as such Merger Consideration would otherwise escheat to or become the property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of Eternal, free and clear of any Liens, claims or interest of any Person previously entitled thereto.

(e)           No Liability.  Neither Eternal nor any of its affiliates shall be liable to any former holder of shares of American Eagle Common Stock for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(f)            Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Eternal, the posting by such Person of a bond, in such reasonable amount as Eternal may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall (other than in respect of Dissenting Shares represented by such Certificate) pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the shares of American Eagle Common Stock represented by such Certificate.

(g)           Withholding.  Each of Eternal and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of American Eagle Common Stock such amounts as Eternal or the Exchange Agent is required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment.  To the extent that amounts are so withheld by Eternal or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of American Eagle Common Stock in respect of whom such deduction and withholding was made by Eternal or the Exchange Agent, as the case may be.

(h)           Uncertificated Shares.  In the case of outstanding shares of American Eagle Common Stock that are not represented by Certificates, if any, the parties shall make such adjustments to this Section 2.3 as are necessary or appropriate to implement the same purpose and effect that this Section 2.3 has with respect to shares of American Eagle Common Stock that are represented by Certificates.

Section 2.4            Stock Transfer Books.  At the close of business on the date on which the Effective Time occurs, the stock transfer books of American Eagle shall be closed and thereafter there shall be no further registration of transfers of shares of American Eagle Common Stock theretofore outstanding on the records of American Eagle.  From and after the close of business on the date on which the Effective Time occurs, any Certificates presented to the Exchange Agent or Eternal for any reason shall be converted into the Merger Consideration payable, pursuant and subject to the provisions of this Article 2, in respect of the shares of American Eagle Common Stock represented by such Certificates, without any interest thereon.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF AMERICAN EAGLE

Except as disclosed in (i) the American Eagle SEC Documents filed by American Eagle since January 1, 2008 and prior to the date of this Agreement and publicly available (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such American Eagle SEC Documents to the extent that they are predictive, forward-looking or primarily cautionary in nature, in each case other than any specific factual information contained therein, and excluding any supplement, modification or amendment thereto made after the date hereof) or (ii) the disclosure letter delivered by American Eagle to Eternal simultaneously with or prior to the execution and delivery of this Agreement (the “American Eagle Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant reasonably apparent), American Eagle represents and warrants to Eternal as follows:

Section 3.1           Organization.

(a)           Each of American Eagle and its Subsidiary is a corporation or other entity duly organized, validly existing and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or other power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted.

(b)           Each of American Eagle and its Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) where the character of the property owned, operated or leased by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on American Eagle.

(c)           American Eagle has previously made available to Eternal a complete and correct copy of each of its Articles of Incorporation and Bylaws, in each case as amended (if so amended) to the date of this Agreement, and has made available the Certificate of Incorporation and Bylaws of its Subsidiary, in each case as amended (if so amended) to the date of this Agreement.  Neither American Eagle nor its Subsidiary is in violation of its Articles or Certificate of Incorporation or Bylaws.

(d)           American Eagle has no Subsidiaries other than AEE Canada Inc., a corporation incorporated under the laws of the province of Alberta, Canada.

Section 3.2           Capitalization.

(a)           The authorized capital stock of American Eagle consists of 100,000,000 shares of American Eagle Common Stock.  As of the date hereof, (i) 42,818,604 shares of American Eagle Common Stock are issued and outstanding, (ii) 1,666,667 shares of American Eagle Common Stock are reserved for issuance in accordance with the Securities Purchase Agreement, dated April 15, 2010, between American Eagle and Cat Brokerage AG (the “American Eagle Purchase Agreement”) relating to the 8% Secured Convertible Debenture sold by American Eagle to Cat Brokerage AG on April 15, 2010 in the initial principal amount of $1,000,000 (the “American Eagle Debenture”), (iii) 555,556 shares of American Eagle Common Stock are reserved for issuance in connection with the Private Placement and (iv) American Eagle Options to purchase up to an aggregate of 2,141,842 shares of American Eagle Common Stock are outstanding.  Neither American Eagle nor its Subsidiary directly or indirectly owns any shares of American Eagle Common Stock.

(b)           No bond, debenture, note or other indebtedness is outstanding that provides to its holder the right to vote on any matter on which stockholders of American Eagle may vote.  Except for the American Eagle Debenture, no bond, debenture, note or other indebtedness is convertible into or exchangeable for securities having the right to vote on any matter on which stockholders of American Eagle may vote is outstanding.

(c)           All issued and outstanding shares of American Eagle Common Stock are, and all shares of American Eagle Common Stock that may be issued or granted pursuant to (i) the Private Placement, (ii) the exercise of the American Eagle Options and (iii) the Debenture Conversion, will be, when issued or granted in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  The issuances and sales of all of the shares of American Eagle Common Stock described in this Section 3.2 have been in compliance with United States federal and state securities Laws.

(d)          Except as may be provided in the Registration Rights Agreement, dated April 15, 2010, between American Eagle and Cat Brokerage AG, neither American Eagle nor its Subsidiary has agreed to register any securities under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”), or under any state securities Law or granted registration rights to any Person.

(e)           Except for (i) the American Eagle Options, (ii) the American Eagle Purchase Agreement, (iii) the American Eagle Debenture and (iv) the irrevocable commitment received by American Eagle from accredited investors on December 1, 2010 to purchase, pursuant to a private placement sale and issuance, 5,833,333 shares of American Eagle Common Stock on the terms set forth therein (the “Private Placement”), as of the date of this Agreement, there are no outstanding or authorized (x) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating American Eagle or its Subsidiary to issue, transfer or sell any shares of capital stock or other equity interest in American Eagle or its Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (y) contractual obligations of American Eagle or its Subsidiary to repurchase, redeem or otherwise acquire any capital stock of American Eagle or its Subsidiary or any such securities or agreements listed in clause (x) of this sentence, or (z) voting trusts or similar agreements to which American Eagle or its Subsidiary is a party with respect to the voting of the capital stock of American Eagle or its Subsidiary. Immediately after the consummation of the Merger, there will not be any outstanding subscriptions, options, warrants, calls, preemptive rights, subscriptions, convertible or exchangeable securities, agreements, claims or commitments or other rights of any character by which American Eagle or its Subsidiary will be bound calling for the purchase or issuance of any shares of the capital stock of American Eagle or its Subsidiary or securities convertible into or exchangeable for such shares or any other such securities or agreements.

(f)           All of the issued and outstanding shares of capital stock of American Eagle’s Subsidiary are owned by American Eagle free and clear of any Liens, other than statutory Liens for Taxes not yet due and payable and such restrictions as may exist under applicable Law, and other than Liens granted pursuant to the Security Agreement, dated as of April 15, 2010, between American Eagle and Cat Brokerage AG (the “American Eagle Security Agreement”), and all such shares have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  Neither American Eagle nor its Subsidiary owns any shares of capital stock or other securities of, or interest in, any other Person, except for the securities of American Eagle’s Subsidiary, or is obligated to make any capital contribution to or other investment in any other Person.

(g)          Except for the American Eagle Security Agreement relating to the American Eagle Debenture, no indebtedness of American Eagle or its Subsidiary contains any restriction (other than customary notice provisions) upon (i) the prepayment of any indebtedness of American Eagle or its Subsidiary, (ii) the incurrence of indebtedness by American Eagle or its Subsidiary or (iii) the ability of American Eagle or its Subsidiary to grant any Lien on the properties or assets of American Eagle or its Subsidiary.

Section 3.3   Authorization; Validity of Agreement. American Eagle has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to approval of this Agreement by the stockholders of American Eagle in accordance with the NRS and the Articles of Incorporation and Bylaws of American Eagle.  The execution, delivery and performance by American Eagle of this Agreement and the consummation by American Eagle of the transactions contemplated hereby have been duly authorized by the Board of Directors of American Eagle (the “American Eagle Board”).  The American Eagle Board has directed that this Agreement and the transactions contemplated hereby be submitted to American Eagle’s stockholders for approval and, except for the American Eagle Required Vote, no other corporate proceedings on the part of American Eagle are necessary to authorize the execution, delivery and performance of this Agreement by American Eagle and the consummation by American Eagle of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by American Eagle and, assuming due authorization, execution and delivery of this Agreement by Eternal and the Merger Sub, constitutes a valid and binding obligation of American Eagle enforceable against American Eagle in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 3.4   No Violation; Consents and Approvals.

(a)         Neither the execution, delivery and performance of this Agreement by American Eagle nor the consummation by American Eagle of the Merger or any other transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or the Bylaws of American Eagle, or the Certificate of Incorporation or Bylaws of American Eagle’s Subsidiary, (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation, modification or amendment under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of American Eagle or its Subsidiary under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which American Eagle or its Subsidiary is a party or by which either of them or any of their respective assets or properties may be bound, or (iii) assuming the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 3.4(b) are duly and timely obtained or made and the American Eagle Required Vote has been obtained, conflict with or violate any federal, state, provincial, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation (collectively, the “Laws”) applicable to American Eagle, its Subsidiary or any of their respective properties or assets; except (A) in the case of clause (ii), for the American Eagle Security Agreement, and (B) in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, losses, obligations, payments, rights (if exercised) or Liens that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on American Eagle.

(b)          No material filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal, state, provincial, local or foreign court, arbitral, legislative, administrative, executive or regulatory authority or agency (a “Governmental Entity”) or any other Person is required to be obtained or made by American Eagle or its Subsidiary in connection with the execution, delivery and performance of this Agreement by American Eagle or the consummation by American Eagle of the Merger or any other transactions contemplated hereby, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the Securities Act, (iii) compliance with any applicable state securities or “blue sky” or takeover Laws, (iv) the approval of this Agreement by the American Eagle Required Vote, (v) the filing of the Articles of Merger for the Merger with the Secretary of State of the State of Nevada, (vi) consents or approvals of any Governmental Entity that are normally obtained after the consummation of this type of transaction, and (vii) any such filing, registration, declaration, notification, order, authorization, consent or approval that the failure to obtain or make individually or in the aggregate would not be reasonably likely to have or result in a Material Adverse Effect on American Eagle.

Section 3.5   SEC Reports and Financial Statements.

(a)          American Eagle has timely filed with the Securities and Exchange Commission (the “SEC”) all forms and documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including (i) its Annual Reports on Form 10-K, (ii) its Quarterly Reports on Form 10-Q, and (iii) all other forms, reports and registration statements required to be filed by American Eagle with the SEC.  The documents described in the foregoing clauses (i)-(iii), in each case as amended (whether filed prior to, on or after the date of this Agreement), are referred to in this Agreement collectively as the “American Eagle SEC Documents.” As of their respective dates or, if amended and publicly available prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, the American Eagle SEC Documents, including the financial statements and schedules provided therein or incorporated by reference therein, (A) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other applicable Laws, as the case may be, and the applicable rules and regulations of the SEC thereunder.  American Eagle’s Subsidiary is not subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, any stock exchange or any other comparable Governmental Entity.

(b)          (i) The December 31, 2010 consolidated balance sheet of American Eagle and its Subsidiary (the “American Eagle Balance Sheet”) and the related consolidated statements of operations, stockholders’ equity and cash flows (including, in each case, the related notes, where applicable), as reported in American Eagle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC under the Exchange Act, fairly present (within the meaning of the Sarbanes-Oxley Act), and the financial statements to be filed by American Eagle with the SEC after the date of this Agreement will fairly present (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in all material respects, the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of American Eagle and its Subsidiary as of the respective dates or for the respective fiscal periods therein set forth; (ii) each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed by American Eagle with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iii) each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by American Eagle with the SEC after the date of this Agreement will be, prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC.  The books and records of American Eagle and its Subsidiary have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.  Seale and Beers, CPA’s was a registered public accounting firm for American Eagle, as disclosed in the American Eagle SEC Documents.  Kelly & Company currently is a registered public accounting firm for American Eagle and has not resigned (or indicated that it will decline to stand for re-appointment) or been dismissed as a registered public accounting firm for American Eagle.

(c)          The exercise price of each American Eagle Option has not been less than the fair market value of a share of American Eagle Common Stock as determined on the date of grant of such American Eagle Option and all grants of the American Eagle Options were validly issued and properly approved by the American Eagle Board in material compliance with applicable Law and recorded in American Eagle’s financial statements referred to in Section 3.5(b) in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant.

Section 3.6   Oil and Gas Wells.  All of American Eagle’s and its Subsidiary’s wells have been drilled and (if completed) completed, operated and produced in compliance with applicable oil and gas leases and applicable Laws, except where any noncompliance would not have a Material Adverse Effect on American Eagle. To American Eagle’s knowledge, neither American Eagle nor its Subsidiary is in violation of any applicable Law or contract requiring American Eagle to plug and abandon any well because the well is not currently capable of producing in commercial quantities or for any other reasons. With respect to any Oil and Gas Interests of American Eagle and its Subsidiary that are not operated by American Eagle or its Subsidiary, American Eagle makes the representations and warranties set forth in this Section 3.6 only to its knowledge without having made specific inquiry of the operators with respect hereto.

Section 3.7   Absence of Certain Changes.

(a)          Since December 31, 2010, (i) American Eagle and its Subsidiary have conducted their respective businesses only in the ordinary course consistent with past practice in all material respects, and (ii) there has not occurred or continued to exist any event, change, occurrence, effect, fact, circumstance or condition that, individually or in the aggregate, has had, or is reasonably likely to have or result in, a Material Adverse Effect on American Eagle.

(b)          Since December 31, 2010, neither American Eagle nor its Subsidiary has (i) (A) increased or agreed to increase the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any officer, employee or director from the amount thereof in effect as of December 31, 2010, (B) granted any severance or termination pay or entered into any contract to make or grant any severance or termination pay, (C) entered into or made any loans to any of its officers, directors or employees or made any change in its borrowing or lending arrangements for or on behalf of any of such Persons whether pursuant to an Employee Benefit Plan or otherwise (except for routine travel advances) or (D) adopted any Employee Benefit Plan, (ii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any shares of American Eagle Common Stock, (iii) except for (A) the 1-for-1.5 reverse stock split, effective on January 24, 2011, with respect to authorized and outstanding shares of American Eagle Common Stock and (B) the issuance of shares of American Eagle Common Stock pursuant to the Private Placement, effected or authorized any split, combination or reclassification of any shares of American Eagle Common Stock or any issuance thereof or issued any other securities in respect of, in lieu of or in substitution for shares of American Eagle Common Stock, (iv) except for the change in American Eagle’s fiscal year-end from April 30 to December 31, changed in any material respect, or has knowledge of any reason that would have required or would require changing in any material respect, any accounting methods (or underlying assumptions), principles or practices of American Eagle or its Subsidiary, including any material reserving, renewal or residual method, practice or policy, except as required by GAAP or by applicable Law, (v) made any material Tax election or settled or compromised any material income Tax liability, (vi) made any material change in the policies and procedures of American Eagle or its Subsidiary in connection with trading activities, (vii) sold, leased, exchanged, transferred or otherwise disposed of any material American Eagle Asset other than in the ordinary course of business consistent with past practices, (viii) revalued, or has knowledge of any reason that would have required or would require revaluing, any of the American Eagle Assets in any material respect, including writing down the value of any of the American Eagle Assets or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or (ix) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 3.8   Absence of Undisclosed Liabilities. Since December 31, 2010, neither American Eagle nor its Subsidiary has incurred any liabilities or obligations (accrued, contingent or otherwise), except for (i) liabilities incurred in the ordinary course of business that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on American Eagle, (ii) liabilities, if any, in respect of Litigation (which are the subject of Section 3.12(a)) and (iii) liabilities, if any, under Environmental Laws (which are the subject of Section 3.16).

Section 3.9   Disclosure Documents; Fairness Opinion.

(a)          The proxy statement or information statement of American Eagle (as amended or supplemented from time to time, the “American Eagle Stockholder Statement”) to be mailed to the stockholders of American Eagle in connection with the Merger and the American Eagle Required Vote will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such American Eagle Stockholder Statement or any amendment or supplement thereto is first mailed to stockholders of American Eagle and, if American Eagle holds the American Eagle Special Meeting, at the time of the American Eagle Special Meeting.  The American Eagle Stockholder Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder; however, inasmuch as American Eagle is not subject to Section 14 of the Exchange Act, the American Eagle Stockholder Statement shall not be filed with the SEC, but may be furnished by American Eagle in accordance with the requirements of Section 15(d) of the Exchange Act.  Notwithstanding the foregoing, American Eagle makes no representation or warranty with respect to any information supplied in writing by Eternal or the Merger Sub or any of their respective Representatives specifically for inclusion or incorporation by reference in the American Eagle Stockholder Statement.

(b)          None of the information to be supplied by American Eagle for inclusion in the Registration Statement on Form S-4 (together with any amendments or supplements thereto, the “S-4”) to be filed by Eternal with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed and when the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(c)          None of the information supplied (or to be supplied) by American Eagle to C. K. Cooper & Company, Inc. in connection with the Fairness Opinion, and any amendments, supplements or updates thereto, contained (or will contain) any untrue statement of a material fact or omitted (or will omit) to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 3.10         Employees and Consultants.  Section 3.10 of the American Eagle Disclosure Letter lists the name and title or position of each employee and consultant of American Eagle or its Subsidiary (collectively, the “American Eagle Employees/Consultants”).  All American Eagle Employees/Consultants have been paid all salaries, wages, income and any other sum due and owing to them by American Eagle or its Subsidiary as at the end of the most recent completed pay period.  All amounts required to be withheld by American Eagle or its Subsidiary from employees’ salaries or wages and paid to any Governmental Entity have been so withheld and paid or remitted.  Neither American Eagle nor its Subsidiary has entered into any contracts of employment or consulting agreements other than as listed on Section 3.10 of the American Eagle Disclosure Letter.  To the knowledge of American Eagle, no American Eagle Employee/Consultant is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such individual with American Eagle or its Subsidiary.

Section 3.11         Employee Benefit Plans.  Neither American Eagle nor its Subsidiary sponsors, maintains or contributes to or has an obligation (secondary, contingent or otherwise) to sponsor, maintain or contribute to, and at no time, has sponsored, maintained or contributed to or had an obligation to sponsor, maintain or contribute to, any Employee Benefit Plan.

Section 3.12          Litigation; Compliance with Law.

(a)           Except for such Litigation that individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on American Eagle, (i) there is no Litigation pending or, to the knowledge of American Eagle, threatened in writing against, relating to or naming as a party thereto American Eagle or its Subsidiary, any of their respective properties or assets or any of American Eagle’s officers or directors (in their capacities as such), (ii) there is no order, judgment, decree, injunction or award of any Governmental Entity against and/or binding upon American Eagle, its Subsidiary or any of American Eagle’s officers or directors (in their capacities as such) and (iii) there is no Litigation that American Eagle or its Subsidiary has pending against other parties, where such Litigation is intended to enforce or preserve material rights of American Eagle or its Subsidiary.

(b)           Except as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on American Eagle, each of American Eagle and its Subsidiary has complied, and is in compliance, with all Laws and American Eagle Permits that affect the respective businesses of American Eagle or its Subsidiary, American Eagle Real Property and/or American Eagle Assets, and American Eagle and its Subsidiary have not been and are not in violation of any such Law or American Eagle Permit; nor has any notice, charge, Claim or action been received in writing by American Eagle or its Subsidiary or been filed, commenced or, to the knowledge of American Eagle, threatened against American Eagle or its Subsidiary alleging any violation of the foregoing, except for such violations or allegations of violations as individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on American Eagle.

(c)           Without limiting the generality of clause (b) above and mindful of the principles of the United States Foreign Corrupt Practices Act and other similar applicable foreign Laws, neither American Eagle nor its Subsidiary, nor, in any such case, any of their respective Representatives, has (i) made, offered or authorized any payment or given or offered anything of value directly or indirectly (including through a friend or family member with personal relationships with government officials) to an official of any government for the purpose of influencing an act or decision in his official capacity or inducing him to use his influence with that government with respect to American Eagle or its Subsidiary in violation of the United States Foreign Corrupt Practices Act or other similar applicable foreign Laws, (ii) made, offered or authorized any payment to any Governmental Entity, political party or political candidate for the purpose of influencing any official act or decision, or inducing such Person to use any influence with that government with respect to American Eagle or its Subsidiary in violation of the United States Foreign Corrupt Practices Act or other similar applicable foreign Laws or (iii) taken any action that would be reasonably likely to subject American Eagle or its Subsidiary to any material liability or penalty under any and all Laws of any Governmental Entity.

(d)           American Eagle and its Subsidiary hold all licenses, permits, certifications, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities or other Persons necessary for the ownership, leasing, operation, occupancy and use of the American Eagle Real Property and the American Eagle Assets and the conduct of their respective businesses as currently conducted (“American Eagle Permits”), except where the failure to hold such American Eagle Permits individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on American Eagle.  Neither American Eagle nor its Subsidiary has received notice that any American Eagle Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and American Eagle has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, in each case except for such terminations, modifications or nonrenewals that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on American Eagle.  The execution, delivery and performance of this Agreement and the consummation of the Merger or any other transactions contemplated hereby do not and will not violate any American Eagle Permit, or result in any termination, modification or nonrenewal thereof, except in each case for such violations, terminations, modifications or nonrenewals that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on American Eagle.

(e)           This Section 3.12 does not relate to matters with respect to (i) Tax Laws and other Tax matters (which are the subject of Section 3.15) and (ii) Environmental Laws (which are the subject of Section 3.16).

Section 3.13          Intellectual Property.

(a)           For purposes of this Agreement, the term “Intellectual Property” means any and all (i) seismic data, trademarks, service marks, brand names, Internet domain names, logos, symbols, trade dress, trade names, trade secrets, know-how and other proprietary rights and information, other indicia of source of origin, all applications and registrations for any of the foregoing and all goodwill associated therewith and symbolized thereby, including all renewals of the same; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; and (iii) copyrights in and to published and unpublished works of authorship, whether copyrightable or not (including software), and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and, in each of cases (i) to (iii) inclusive, whether registered, unregistered or capable of registration.

(b)           Except as individually or in the aggregate would not be reasonably likely to have or result in a Material Adverse Effect on American Eagle:

(i)           American Eagle or its Subsidiary is the sole and exclusive owner of, or possesses adequate licenses or other rights to use, all Intellectual Property used in the present conduct of the businesses of American Eagle and its Subsidiary (“American Eagle IP Rights”), free and clear of all security interests (except Permitted Liens), including but not limited to liens, charges, mortgages, title retention agreements or title defects;

(ii)           to American Eagle’s knowledge, no consent, co-existence or settlement agreements, judgments, or court orders limit or restrict American Eagle’s or its Subsidiary’s ownership rights in and to any Intellectual Property owned by them;

(iii)           the conduct of the business of American Eagle and its Subsidiary as presently conducted does not, to the knowledge of American Eagle, infringe or misappropriate any third Person’s Intellectual Property; and

(iv)           to the knowledge of American Eagle, no third Person is infringing or misappropriating any Intellectual Property owned by American Eagle or its Subsidiary, and to the knowledge of American Eagle there is no litigation pending or threatened in writing by or against American Eagle or its Subsidiary, nor, to the knowledge of American Eagle, has American Eagle or its Subsidiary received any written charge, claim, complaint, demand, letter or notice that asserts a claim (A) alleging that any or all of the American Eagle IP Rights infringe or misappropriate any third party’s Intellectual Property or (B) challenging the ownership, use, validity or enforceability of any American Eagle IP Right.

(c)           All Intellectual Property owned by American Eagle or its Subsidiary that is the subject of an application for registration or a registration (“Registered American Eagle IP”) is, to the knowledge of American Eagle, in force, and all application, renewal and maintenance fees in relation to all Registered American Eagle IP have been paid to date, except for any Registered American Eagle IP that American Eagle has abandoned, not renewed or allowed to expire.

(d)           Except for such matters as individually or in the aggregate have not had and would not be reasonably likely to have or result in a Material Adverse Effect on American Eagle, to American Eagle’s knowledge (i) there does not exist, nor has American Eagle or its Subsidiary received written notice of, any breach of or violation or default under, any of the terms, conditions or provisions of any material contracts related to American Eagle IP Rights and (ii) neither American Eagle nor its Subsidiary has received written notice of the desire of the other party or parties to any such material contracts relating to American Eagle IP Rights to exercise any rights such party or parties have to cancel, terminate or repudiate such material contract relating to American Eagle IP Rights or exercise remedies thereunder.

Section 3.14          Material Contracts.

(a)           Except for this Agreement and such agreements or arrangements listed in Section 3.14(a) of the American Eagle Disclosure Letter or included as exhibits to the American Eagle SEC Documents filed and publicly available prior to the date of this Agreement, as of the date of this Agreement, neither American Eagle nor its Subsidiary is a party to or bound by any material contract, arrangement, commitment or understanding (whether written or oral):

(i)           that is an employment agreement between American Eagle, on the one hand, and any of its officers and key employees, on the other hand;

(ii)           that, upon the consummation of the Merger or any other transaction contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events, including the passage of time) result in any material payment or benefit (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any right to any material payment or benefits, from Eternal, American Eagle or any of their respective Subsidiaries to any officer, director, consultant or employee of any of the foregoing;

(iii)           that is a material contract (as defined in Item 601(b)(10)(i) or 601(b)(10)(ii) of Regulation S-K promulgated by the SEC) to be performed after the date of this Agreement;

(iv)           that expressly limits the ability of American Eagle or its Subsidiary, or would limit the ability of Eternal (or any of its Subsidiaries) after the Effective Time, to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time, in each case, if such limitation is or is reasonably likely to be material to American Eagle and its Subsidiary, taken as a whole, or, following the Effective Time, to Eternal and its affiliates, taken as a whole;

(v)           that is a material joint venture agreement, joint operating agreement, partnership agreement or other similar contract or agreement involving a sharing of profits and expenses with one or more third Persons;

(vi)           the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; or

(vii)           that is a stockholder rights agreement or that otherwise provides for the issuance of any securities in respect of this Agreement or the Merger.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not included as an exhibit to the American Eagle SEC Documents, is referred to herein as an “American Eagle Material Contract,” and for purposes of Section 5.1(r) and the bring-down of Section 3.14(b) pursuant to Section 6.3(a), “American Eagle Material Contract” shall include as of the date entered into any such contract, arrangement, commitment or understanding that is entered into after the date of this Agreement.  American Eagle has previously made available to Eternal true, complete and correct copies of each American Eagle Material Contract that is not included as an exhibit to the American Eagle SEC Documents.

(b)           Each American Eagle Material Contract is valid and binding and in full force and effect and American Eagle and its Subsidiary have performed all obligations required to be performed by them to date under each American Eagle Material Contract, except where such failure to be valid and binding or in full force and effect or such failure to perform individually or in the aggregate has not had and would not be reasonably likely to have or result in a Material Adverse Effect on American Eagle.  Except for such matters as individually or in the aggregate have not had and would not be reasonably likely to have or result in a Material Adverse Effect on American Eagle, to American Eagle’s knowledge, (i) there does not exist, nor has American Eagle or its Subsidiary received written notice of, any breach of or violation or default under, any of the terms, conditions or provisions of any American Eagle Material Contract and (ii) neither American Eagle nor its Subsidiary has received written notice of the desire of the other party or parties to any such American Eagle Material Contract to exercise any rights such party has to cancel, terminate or repudiate such American Eagle Material Contract or exercise remedies thereunder.  Each American Eagle Material Contract is enforceable by American Eagle or its Subsidiary in accordance with its terms, except as such enforcement may be subject to or limited by (x) bankruptcy, insolvency, reorganization, moratorium or other Laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) or except where such unenforceability individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on American Eagle.

(c)           The Oil and Gas Interests of American Eagle and its Subsidiary are not subject to (i) any instrument or agreement evidencing or related to indebtedness for borrowed money, whether directly or indirectly, except for the American Eagle Security Agreement and Permitted Liens or (ii) any agreement not entered into in the ordinary course of business.  In addition, no American Eagle Material Contract contains any provision that prevents American Eagle or its Subsidiary from owning, managing and operating the Oil and Gas Interests of American Eagle and its Subsidiary in accordance with historical practices.

(d)           As of the date of this Agreement, (i) there are no outstanding calls for payments that are due or that American Eagle or its Subsidiary are committed to make that have not been made; (ii) there are no material operations with respect to which American Eagle or its Subsidiary have become a non-consenting party; and (iii) there are no commitments for the material expenditure of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

(e)           None of the Oil and Gas Interests of American Eagle and its Subsidiary is limited by terms fixed by a certain number of years (other than primary terms under oil and gas leases).

Section 3.15          Taxes.

(a)           (i) All material Returns required to be filed by or with respect to American Eagle and its Subsidiary have been filed in accordance with all applicable Laws and all such returns are true, correct and complete in all material respects, (ii) American Eagle and its Subsidiary have timely paid all material Taxes due or claimed to be due, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements of American Eagle, (iii) all material Employment and Withholding Taxes and any other material amounts required to be withheld with respect to Taxes have been withheld and either duly and timely paid to the proper Governmental Entity or properly set aside in accounts for such purpose in accordance with applicable Laws and all material sales or transfer Taxes required to be collected by American Eagle or its Subsidiary have been duly and timely collected, or caused to be collected, and either duly and timely remitted to the proper Governmental Entity or properly set aside in accounts for such purpose in accordance with applicable Laws, (iv) the charges, accruals and reserves for Taxes with respect to American Eagle and its Subsidiary reflected in the American Eagle Balance Sheet are adequate under GAAP to cover Tax liabilities accruing through the date thereof, (v) no deficiencies for any material Taxes have been asserted or assessed, or, to the knowledge of American Eagle, proposed, against American Eagle or its Subsidiary that have not been paid in full, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements of American Eagle, and (vi) there is no action, suit, proceeding, investigation, audit or claim underway, pending or, to the knowledge of American Eagle, threatened or scheduled to commence, against or with respect to American Eagle or its Subsidiary in respect of any material Tax.

(b)           Neither American Eagle nor its Subsidiary has been included in any “consolidated,” “unitary” or “combined” Return (other than Returns that include only American Eagle and its Subsidiary) provided for under the Laws of the United States, any foreign jurisdiction or any state or locality or could be liable for the Taxes of any other Person as a successor or transferee.

(c)           There are no Tax sharing, allocation, indemnification (other than indemnification provisions included in agreements entered into in the ordinary course of business) or similar agreements in effect as between American Eagle or its Subsidiary or any predecessor or affiliate of any of them and any other party under which American Eagle or its Subsidiary could be liable for any Taxes of any party other than American Eagle or its Subsidiary.

(d)           Neither American Eagle nor its Subsidiary has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes or the time with respect to the filing of any Return relating to any material Taxes.

(e)           There are no Liens for material Taxes on any asset of American Eagle or its Subsidiary, except for Permitted Liens and Liens for Taxes being contested in good faith and for which adequate reserves have been established in the financial statements of American Eagle.

(f)           Neither American Eagle nor its Subsidiary has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g)           Each of American Eagle and its Subsidiary has disclosed on its Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code.

(h)           Neither American Eagle nor its Subsidiary has entered into, has any liability in respect of, or has any filing obligations with respect to, any transaction that constitutes a “reportable transaction,” as defined in Section 1.6011-4(b)(1) of the Treasury Regulations.

(i)            Neither American Eagle nor its Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) or (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date.

(j)            Neither American Eagle nor its Subsidiary has undergone an “ownership change” pursuant to Section 382(g) of the Code.

(k)           Neither American Eagle nor its Subsidiary has been a distributing corporation or a controlled corporation for purposes of Section 355 of the Code.

(l)            American Eagle has made available to Eternal correct and complete copies of (i) all U.S. federal Returns of American Eagle and its Subsidiary filed through the date hereof, (ii) any audit report (or notice of proposed adjustment to the extent not included in an audit report) relating to any material Taxes due from or with respect to American Eagle or its Subsidiary and (iii) any substantive and non-privileged correspondence and memoranda relating to the matters described in clauses (i) and (ii) of this Section 3.15(l).

Section 3.16          Environmental Matters.

(a)           Each of American Eagle and its Subsidiary is in compliance with all applicable Environmental Laws except where failure to be in compliance, individually or in the aggregate, would not be reasonably likely to have or result in a Material Adverse Effect on American Eagle.

(b)           There is no Environmental Claim pending or, to the knowledge of American Eagle, threatened against American Eagle or its Subsidiary or, to the knowledge of American Eagle, against any Person whose liability for any Environmental Claim American Eagle or its Subsidiary has retained or assumed either contractually or by operation of Law, except for any such Environmental Claims that, individually or in the aggregate, would not be reasonably likely to have or result in a Material Adverse Effect on American Eagle.

(c)           To the knowledge of American Eagle, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release or presence of any Hazardous Material, that would be reasonably likely to form the basis of any Environmental Claim against American Eagle or its Subsidiary or, to the knowledge of American Eagle, against any Person whose liability for any Environmental Claim American Eagle or its Subsidiary has retained or assumed either contractually or by operation of Law that, individually or in the aggregate, would be reasonably likely to have or result in a Material Adverse Effect on American Eagle.

(d)           There is no Cleanup of Hazardous Materials being conducted or planned at any property currently or, to the knowledge of American Eagle, formerly owned or operated by American Eagle or its Subsidiary, except for such Cleanups that, individually or in the aggregate, would not be reasonably likely to have or result in a Material Adverse Effect on American Eagle.

(e)           To the knowledge of American Eagle, no American Eagle Asset has been involved in any Release or threatened Release of a Hazardous Material, except for such Releases that, individually or in the aggregate, would not be reasonably likely to have or result in a Material Adverse Effect on American Eagle.

(f)           American Eagle and its Subsidiary have obtained and are in compliance with all material approvals, permits, licenses, registrations and similar authorizations from all Governmental Entities under all Environmental Laws required for the operation of the businesses of American Eagle and its Subsidiary as currently conducted and, to the knowledge of American Eagle, there are no pending or threatened actions or proceedings alleging violations of or seeking to modify, revoke or deny renewal of any such material approvals, permits, licenses, registrations and similar authorizations.

Section 3.17          American Eagle Assets.  American Eagle has good and defensible title to any oil and gas properties contained in the Oil and Gas Interests owned by American Eagle and its Subsidiary and has good and valid title to, or valid leasehold interests or other contractual rights in, all other tangible properties and assets (real, personal or mixed) of American Eagle and its Subsidiary (such oil and gas properties and other properties and assets are herein referred to as the “American Eagle Assets”), with respect to both such oil and gas properties and all other American Eagle Assets, free and clear of all Liens except for Permitted Liens. (i) The oil and gas leases and other agreements that provide American Eagle and its Subsidiary with operating rights in oil and gas properties and all other leases and agreements that provide American Eagle and its Subsidiary with operating rights in the other American Eagle Assets are legal, valid and binding and in full force and effect; (ii) the rentals, royalties and other payments due thereunder have been properly paid; and (iii) to American Eagle’s knowledge, there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or agreements or other leases or agreements, except as would not, individually or in the aggregate, have a Material Adverse Effect on American Eagle.  American Eagle and its Subsidiary (as the case may be) have maintained all of the American Eagle Assets owned on the date hereof in working order and operating condition, subject only to ordinary wear and tear.  American Eagle has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of Hydrocarbons without paying therefore and, on a net, company-wide basis, American Eagle is neither underproduced nor overproduced, in either case to any material extent, under gas balancing or similar arrangements.  No Person has any call on, option to purchase or similar rights with respect to the production of Hydrocarbons attributable to any of the American Eagle Assets, except any such call, option or similar right at market prices.

Section 3.18         Insurance. American Eagle has made available to Eternal a true, complete and correct copy of each insurance policy, or the binder therefor, maintained by or on behalf of American Eagle or its Subsidiary as of the date of this Agreement.  Such policies are, and at the Closing policies or replacement policies having substantially similar coverages will be, in full force and effect, and all premiums due thereon have been or will be paid. American Eagle and its Subsidiary have complied in all material respects with the terms and provisions of such policies.

Section 3.19         Affiliate Transactions. Section 3.19 of the American Eagle Disclosure Letter contains a complete and correct list of all material agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which American Eagle or its Subsidiary, on the one hand, and any of their respective affiliates (other than American Eagle or its Subsidiary) on the other hand, are or have been a party or otherwise bound or affected, and that (a) are currently pending, in effect or have been in effect at any time since December 31, 2010 or (b) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to American Eagle and its Subsidiary taken as a whole.

Section 3.20          Derivative Transactions and Hedging. Neither American Eagle nor its Subsidiary has entered into or engaged in any Derivative Transaction.

Section 3.21         Disclosure Controls and Procedures. American Eagle has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act) that are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by American Eagle in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to American Eagle’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of American Eagle required under the Exchange Act with respect to such reports.  Neither American Eagle nor its registered public accounting firm has identified any “significant deficiencies” or “material weaknesses” in American Eagle’s or its Subsidiary’s internal controls as contemplated under Section 404 of the Sarbanes-Oxley Act.

Section 3.22          Investment Company; Holding Company. Neither American Eagle nor its Subsidiary is (i) an “investment company,” a company “controlled” by an “investment company,” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an “affiliate” of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the Public Utility Holding Company Act of 2005 (“PUHCA”).

Section 3.23         Recommendation by the American Eagle Board.  The American Eagle Board, at a meeting duly called and held, duly adopted resolutions unanimously (i) determining that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the stockholders of American Eagle, (ii) adopting and approving this Agreement and the transactions contemplated hereby, (iii) recommending approval of this Agreement by the stockholders of American Eagle and (iv) directing that the approval of this Agreement be submitted to the stockholders of American Eagle for consideration in accordance with this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way.

Section 3.24         Required Vote by the American Eagle Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of American Eagle Common Stock entitled to vote thereon (the “American Eagle Required Vote”) to approve this Agreement is the only vote of the holders of capital stock of American Eagle required by the NRS or the Articles of Incorporation or the Bylaws of American Eagle or otherwise to approve this Agreement.

Section 3.25         Voting Agreements.  American Eagle has not entered into or received any voting or similar agreement from any stockholder of American Eagle with respect to this Agreement or the transactions contemplated hereby.

Section 3.26         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of American Eagle or its Subsidiary.

Section 3.27         Reorganization. Neither American Eagle nor, to the knowledge of American Eagle, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

Section 3.28          Takeover Laws.  American Eagle is not (i) an “issuing corporation” within the meaning of in Sections 78.378 to 78.3793, inclusive, of the NRS or (ii) an “interested stockholder” of Eternal within the meaning of in Sections 78.411 to 78.444, inclusive, of the NRS.  Assuming the accuracy of the representations of Eternal in Section 4.26, no “moratorium,” “control share,” “fair price,” or other antitakeover laws or regulations, including any such antitakeover provisions in Sections 78.378 to 78.3793, inclusive, and 78.411 to 78.444, inclusive, of the NRS (together, “Takeover Laws”), are applicable to the Merger and the other transactions contemplated by this Agreement.

Section 3.29          No Other Representations or Warranties. Except for the representations and warranties contained in this Article 3, neither American Eagle nor any other Person makes any other express or implied representation or warranty on behalf of American Eagle or any of its affiliates in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF ETERNAL AND THE MERGER SUB

Except as disclosed in (i) the Eternal SEC Documents filed by Eternal since January 1, 2008 and prior to the date of this Agreement and publicly available (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such Eternal SEC Documents to the extent that they are predictive, forward-looking or primarily cautionary in nature, in each case other than any specific factual information contained therein, and excluding any supplement, modification or amendment thereto made after the date hereof) or (ii) the disclosure letter delivered by Eternal to American Eagle simultaneously with or prior to the execution and delivery of this Agreement (the “Eternal Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant reasonably apparent), Eternal and the Merger Sub jointly and severally represent and warrant to American Eagle as follows:

Section 4.1            Organization.

(a)           Each of Eternal, the Merger Sub and Eternal’s other Subsidiary is a corporation or other entity duly organized, validly existing and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or other power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted.

(b)           Each of Eternal, the Merger Sub and Eternal’s other Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) where the character of the property owned, operated or leased by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Eternal.  Since the date of its incorporation, the Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement and the Merger Sub does not have any Subsidiaries.

(c)           Eternal has previously made available to American Eagle a correct and complete copy of each of its Articles of Incorporation and Bylaws, in each case as amended (if so amended) to the date of this Agreement, and has made available the Articles or Certificate of Incorporation and Bylaws of each of Eternal’s Subsidiaries, in each case as amended (if so amended) to the date of this Agreement.  Neither Eternal nor any of its Subsidiaries is in violation of its Articles or Certificate of Incorporation or Bylaws.

(d)           Eternal has no Subsidiaries other than the Merger Sub and Eternal Energy, ULC, a corporation incorporated under the laws of the province of Alberta, Canada.

Section 4.2            Capitalization.

(a)           The authorized capital stock of Eternal consists of 875,000,000 shares of Eternal Common Stock.  As of the date hereof, (i) 41,005,822 shares of Eternal Common Stock are issued and outstanding, (ii) 3,494,178 shares of Eternal Common Stock are held in the treasury of Eternal and (iii)  options (the “Eternal Options”) to purchase an aggregate of up to 3,692,000 shares of Eternal Common Stock are outstanding.  Except for shares of Eternal Common Stock held in the treasury of Eternal, neither Eternal nor any of its Subsidiaries directly or indirectly owns any shares of Eternal Common Stock.

(b)           No bond, debenture, note or other indebtedness is outstanding that provides to its holder the right to vote on any matters on which stockholders of Eternal may vote.  No bond, debenture, note or other indebtedness is convertible into or exchangeable for securities having the right to vote on any matters on which stockholders of Eternal may vote is issued or outstanding.

(c)           All issued and outstanding shares of Eternal Common Stock are, and all shares of Eternal Common Stock that may be issued or granted pursuant to the exercise of the Eternal Options will be, when issued or granted in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  The issuances and sales of all of the shares of Eternal Common Stock described in this Section 4.2 have been in compliance with United States federal and state securities Laws.

(d)           Neither Eternal nor any of its Subsidiaries has agreed to register any securities under the Securities Act, or under any state securities Law or granted registration rights to any individual or entity.

(e)           Except for the Eternal Options, as of the date of this Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, convertible securities, agreements, claims, commitments or other rights of any character obligating Eternal or any of its Subsidiaries to issue, transfer or sell any shares of Eternal Common Stock or other equity interest in Eternal or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of Eternal or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of Eternal or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Eternal or any of its Subsidiaries is a party with respect to the voting of the capital stock of Eternal or any of its Subsidiaries.

(f)           The shares of Eternal Common Stock issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued and fully paid and non-assessable and not subject to preemptive rights, with no personal liability attaching to the ownership thereof.  Such shares of Eternal Common Stock, when so issued, will be issued free and clear of any Liens, other than (i) statutory Liens for Taxes not yet due and payable and (ii) such restrictions as may exist under applicable Law.

(g)           (i) All of the issued and outstanding shares of capital stock or other equity interests of each of Eternal’s Subsidiaries are owned by Eternal free and clear of any Liens, other than (x) statutory Liens for Taxes not yet due and payable and (y) such restrictions as may exist under applicable Law, and all such shares or other equity interests have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and (ii) neither Eternal nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, except for the securities of the Subsidiaries of Eternal, or is obligated to make any capital contribution to or other investment in any other Person.

(h)           As of the date of this Agreement, the authorized capital stock of the Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, 100 of which shares are validly issued and outstanding.  All of the issued and outstanding capital stock of the Merger Sub is, and at the Effective Time will be, owned by Eternal.

Section 4.3           Authorization; Validity of Agreement.  Eternal and the Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Eternal and the Merger Sub of this Agreement and the consummation by Eternal and the Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action, except for the approval of this Agreement and the transactions contemplated hereby by Eternal as the sole stockholder of the Merger Sub.  Except for the approval of this Agreement and the transactions contemplated hereby by Eternal as the sole stockholder of the Merger Sub, no corporate or other proceedings on the part of either Eternal or the Merger Sub will be necessary to authorize the execution, delivery and performance of this Agreement by either of Eternal or the Merger Sub and the consummation by Eternal and the Merger Sub of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Eternal and the Merger Sub and, assuming due authorization, execution and delivery of the Agreement by American Eagle, constitutes a valid and binding agreement of each of Eternal and the Merger Sub enforceable against such party in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 4.4            No Violations; Consents and Approvals.

(a)           Neither the execution, delivery and performance of this Agreement by Eternal or the Merger Sub nor the consummation by Eternal or the Merger Sub of the Merger or any other transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or the Bylaws of Eternal or the Merger Sub, or the Certificate of Incorporation or Bylaws of Eternal’s other Subsidiary, (ii)  violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation, modification or amendment under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Eternal, the Merger Sub or Eternal’s other Subsidiary under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, collective bargaining agreement, agreement or other instrument or obligation to which Eternal, the Merger Sub,or Eternal’s other Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound or (iii) assuming the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.4(b) are duly and timely obtained or made, the approval of the transactions contemplated hereby by Eternal as the sole stockholder of the Merger Sub has been obtained, conflict with or violate any Laws applicable to Eternal, the Merger Sub or Eternal’s other Subsidiary, or any of their respective properties or assets; except in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, losses, obligations, payments, rights (if exercised) or Liens that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Eternal.

(b)           No material filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Entity or any other Person is required to be obtained or made by Eternal, the Merger Sub or Eternal’s other Subsidiary in connection with the execution, delivery and performance of this Agreement by Eternal and the Merger Sub or the consummation by Eternal and the Merger Sub of the Merger or any other transactions contemplated hereby, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the Securities Act, (iii) compliance with any applicable state securities or “blue sky” or takeover Laws, (iv) the approval of this Agreement and the transactions contemplated hereby by Eternal as the sole stockholder of the Merger Sub, (v) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (vi) consents or approvals of any Governmental Entity that are normally obtained after the consummation of this type of transaction and (vii) any such filing, registration, declaration, notification, order, authorization, consent or approval that the failure to obtain or make individually or in the aggregate would not be reasonably likely to have or result in a Material Adverse Effect on Eternal.

Section 4.5            SEC Reports and Financial Statements.

(a)           Eternal has timely filed with the SEC all forms and documents required to be filed by it since January 1, 2008 under the Exchange Act, including (i) its Annual Reports on Form 10-K, (ii) its Quarterly Reports on Form 10-Q, and (iii) all other forms, reports and registration statements required to be filed by Eternal with the SEC since January 1, 2008.  The documents described in the foregoing clauses (i)-(iii), in each case as amended (whether filed prior to, on or after the date of this Agreement), are referred to in this Agreement collectively as the “Eternal SEC Documents.”  As of their respective dates or, if amended and publicly available prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, the Eternal SEC Documents, including the financial statements and schedules provided therein or incorporated by reference therein, (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act, the Sarbanes-Oxley Act and other applicable Laws as the case may be, and the applicable rules and regulations of the SEC thereunder.  None of the Subsidiaries of Eternal is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, any stock exchange or any other comparable Governmental Entity.

(b)           (i) The December 31, 2010 consolidated balance sheet of Eternal and its Subsidiary (the “Eternal Balance Sheet”) and the related consolidated statements of operations, stockholders’ equity and cash flows (including, in each case, the related notes, where applicable), as reported in Eternal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC under the Exchange Act, fairly present (within the meaning of the Sarbanes-Oxley Act), and the financial statements to be filed by Eternal with the SEC after the date of this Agreement will fairly present (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in all material respects, the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of Eternal and its Subsidiary as of the respective dates or for the respective fiscal periods therein set forth; (ii) each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed by Eternal with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iii) each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by Eternal with the SEC after the date of this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC.  The books and records of Eternal and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.  Kelly & Company is a registered public accounting firm for Eternal and has not resigned (or indicated that it declines to stand for re-appointment after completion of the current audit) or been dismissed as a registered public accounting firm for Eternal.

(c)           Since January 1, 2008, (i) the exercise price of each Eternal Option has been no less than the fair market value of a share of Eternal Common Stock as determined on the date of grant of such Eternal Option and (ii) all grants of the Eternal Options were validly issued and properly approved by the Board of Directors of Eternal (the “Eternal Board”) (or a duly authorized committee or subcommittee thereof) in material compliance with applicable Law and recorded in Eternal’s financial statements referred to in Section 4.5(b) in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant.

Section 4.6            Oil and Gas Wells.  Since January 1, 2008, all of Eternal’s and its Subsidiaries’ wells have been drilled and (if completed) completed, operated and produced in compliance in all respects with applicable oil and gas leases and applicable Laws, except where any noncompliance would not have a Material Adverse Effect on Eternal.  To Eternal’s knowledge, neither Eternal nor any of its Subsidiaries is in violation of any applicable Law or contract requiring Eternal or any such Subsidiary to plug and abandon any well because the well is not currently capable of producing in commercial quantities or for any other reasons.  With respect to any Oil and Gas Interests of Eternal and its Subsidiaries that are not operated by Eternal or any of its Subsidiaries, Eternal makes the representations and warranties set forth in this Section 4.6 only to its knowledge without having made special inquiry of the operators with respect hereto.

Section 4.7            Absence of Certain Changes.

(a)           Since December 31, 2010, (i) Eternal and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice in all material respects and (ii) there has not occurred or continued to exist any event, change, occurrence, effect, fact, circumstance or condition that, individually or in the aggregate, has had, or is reasonably likely to have or result in, a Material Adverse Effect on Eternal.

(b)           Since December 31, 2010, neither Eternal nor any of its Subsidiaries has (i) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Eternal Common Stock, (ii) effected or authorized any split, combination or reclassification of any shares of Eternal Common Stock or any issuance thereof or issued any other securities in respect of, in lieu of or in substitution for shares of Eternal Common Stock, (iii) changed in any material respect, or has knowledge of any reason that would have required or would require changing in any material respect, any accounting methods (or underlying assumptions), principles or practices of Eternal or its Subsidiaries, including any material reserving, renewal or residual method, practice or policy, except as required by GAAP or by applicable Law, (iv) made any material Tax election or settled or compromised any material income Tax liability, (v) made any material change in the policies and procedures of Eternal or its Subsidiaries in connection with trading activities, (vi) sold, leased exchanged, transferred or otherwise disposed of any material Eternal Asset other than in the ordinary course of business consistent with past practices, (vii) revalued, or has knowledge of any reason that would have required or would require revaluing, any of the Eternal Assets in any material respect, including writing down the value of any of the Eternal Assets or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices, (viii) except as required to comply with applicable Law, adopted or amended any new or existing Employee Benefit Plan or (ix) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 4.8           Absence of Undisclosed Liabilities. Since December 31, 2010, none of Eternal, the Merger Sub or Eternal’s other Subsidiary has incurred any liabilities or obligations (accrued, contingent or otherwise), except for (i) liabilities incurred in the ordinary course of business that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Eternal, (ii) liabilities in respect of Litigation (which are the subject of Section 4.12(a)), and (iii) liabilities under Environmental Laws (which are the subject of Section 4.16).

Section 4.9            Disclosure Documents.

(a)           The S-4 to be filed by Eternal with the SEC in connection with the Merger, and any amendments or supplements thereto, will not, at the respective times such documents are filed, and when the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The S-4 will comply in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, except that no representation or warranty is made by Eternal or the Merger Sub with respect to information provided by American Eagle specifically for inclusion in the S-4.

(b)           None of the information to be supplied by Eternal for inclusion in American Eagle Stockholder Statement, will, at the time such document is mailed to American Eagle’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.10          Employees and Consultants.  Section 4.10 of the Eternal Disclosure Letter lists the name and title or position of each employee and consultant of Eternal or any of its Subsidiaries (collectively, the “Eternal Employees/Consultants”).  All Eternal Employees/Consultants have been paid all salaries, wages, income and any other sum due and owing to them by Eternal or any of its Subsidiaries as at the end of the most recent completed pay period.  All amounts required to be withheld by Eternal or any of its Subsidiaries from employees’ salaries or wages and paid to any Governmental Entity have been so withheld and paid or remitted.  Neither Eternal nor any of its Subsidiaries has entered into any written contracts of employment or consulting agreements other than as listed on Section 4.10 of the Eternal Disclosure Letter.  To the knowledge of Eternal, no Eternal Employee/Consultant is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such individual with Eternal or any of its Subsidiaries.

Section 4.11         Employee Benefit Plans.  Except as disclosed in Section 4.11 of the Eternal Disclosure Letter, neither Eternal nor any of its Subsidiaries sponsors, maintains or contributes to or has an obligation (secondary, contingent or otherwise) to sponsor, maintain or contribute to, and at no time, has sponsored, maintained or contributed to or had an obligation to sponsor, maintain or contribute to, any Employee Benefit Plan.  All Employee Benefit Plans of Eternal comply, and have been administered or operated in compliance, in all material respects with all applicable Laws.

Section 4.12          Litigation; Compliance with Law.

(a)           Except for such Litigation expressly set forth in the Eternal SEC Documents filed and publicly available prior to the date of this Agreement or that individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Eternal, (i) there is no Litigation pending or, to the knowledge of Eternal, threatened in writing against, relating to or naming as a party thereto Eternal, any of its Subsidiaries, any of their respective properties or assets or any of Eternal’s officers or directors (in their capacities as such), (ii) there is no order, judgment, decree, injunction or award of any Governmental Entity against and/or binding upon Eternal, any of its Subsidiaries or any of Eternal’s officers or directors (in their capacities as such) and (iii) there is no Litigation that Eternal or any of its Subsidiaries has pending against other parties, where such Litigation is intended to enforce or preserve material rights of Eternal or any of its Subsidiaries.

(b)           Except as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Eternal, each of Eternal and its Subsidiaries has complied, and is in compliance with, all Laws and Eternal Permits that affect the respective businesses of Eternal or any of its Subsidiaries, the Eternal Real Property and/or the Eternal Assets, and Eternal and its Subsidiaries have not been and are not in violation of any such Law or Eternal Permit; nor has any notice, charge, Claim or action been received in writing by Eternal or any of its Subsidiaries or been filed, commenced or, to the knowledge of Eternal, threatened against Eternal or any of its Subsidiaries alleging any violation of the foregoing, except for such violations or allegations of violations as individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Eternal.

(c)           Without limiting the generality of clause (b) above and mindful of the principles of the United States Foreign Corrupt Practices Act and other similar applicable foreign Laws, neither Eternal nor any of its Subsidiaries, nor, in any such case, any of their respective Representatives, has (i) made, offered or authorized any payment or given or offered anything of value directly or indirectly (including through a friend or family member with personal relationships with government officials) to an official of any government for the purpose of influencing an act or decision in his official capacity or inducing him to use his influence with that government with respect to Eternal or any of its Subsidiaries in violation of the United States Foreign Corrupt Practices Act or other similar applicable foreign Laws, (ii) made, offered or authorized any payment to any Governmental Entity, political party or political candidate for the purpose of influencing any official act or decision, or inducing such Person to use any influence with that government with respect to Eternal or any of its Subsidiaries in violation of the United States Foreign Corrupt Practices Act or other similar applicable foreign Laws or (iii) taken any action that would be reasonably likely to subject Eternal or any of its Subsidiaries to any material liability or penalty under any and all Laws of any Governmental Entity.

(d)           Eternal and its Subsidiaries hold all licenses, permits, certifications, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities or other Persons necessary for the ownership, leasing, operation, occupancy and use of the Eternal Real Property and the Eternal Assets and the conduct of their respective businesses as currently conducted (“Eternal Permits”), except where the failure to hold such Eternal Permits individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Eternal.  Neither Eternal nor any of its Subsidiaries has received notice that any Eternal Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and Eternal has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, in each case except for such terminations, modifications or nonrenewals that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Eternal.  The execution, delivery and performance of this Agreement and the consummation of the Merger or any other transactions contemplated hereby do not and will not violate any Eternal Permit, or result in any termination, modification or nonrenewal thereof, except in each case for such violations, terminations, modifications or nonrenewals that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Eternal.

(e)           This Section 4.12 does not relate to matters with respect to (i) Tax Laws and other Tax matters (which are the subject of Section 4.15) and (ii) Environmental Laws (which are the subject of Section 4.16).

Section 4.13          Intellectual Property.

(a)           Except as individually or in the aggregate would not be reasonably likely to have or result in a Material Adverse Effect on Eternal:

(i)           Eternal, or one of its Subsidiaries, is the sole and exclusive owner of, or possesses adequate licenses or other rights to use, all Intellectual Property used in the present conduct of the businesses of Eternal and its Subsidiaries (“Eternal IP Rights”), free and clear of all security interests (except Permitted Liens), including but not limited to liens, charges, mortgages, title retention agreements or title defects;

(ii)          to Eternal’s knowledge, no consent, co-existence or settlement agreements, judgments or court orders limit or restrict Eternal’s or any of its Subsidiary’s ownership rights in and to any Intellectual Property owned by them;

(iii)         the conduct of the business of Eternal and its Subsidiaries as presently conducted does not, to the knowledge of Eternal, infringe or misappropriate any third Person’s Intellectual Property; or

(iv)         to the knowledge of Eternal, no third Person is infringing or misappropriating any Intellectual Property owned by Eternal or any of its Subsidiaries, and to the knowledge of Eternal there is no litigation pending or threatened in writing by or against Eternal or any of its Subsidiaries, nor, to the knowledge of Eternal, has Eternal or any of its Subsidiaries received any written charge, claim, complaint, demand, letter or notice that asserts a claim (A) alleging that any or all of the Eternal IP Rights infringe or misappropriate any third party’s Intellectual Property or (B) challenging the ownership, use, validity or enforceability of any Eternal IP Right.

(b)           All Intellectual Property owned by Eternal or any of its Subsidiaries that is the subject of an application for registration or a registration (“Registered Eternal IP”) is, to the knowledge of Eternal, in force, and all application, renewal and maintenance fees in relation to all Registered Eternal IP have been paid to date, except for any Registered Eternal IP that Eternal has abandoned, not renewed or allowed to expire.

(c)           Except for such matters as individually or in the aggregate have not had and would not be reasonably likely to have or result in a Material Adverse Effect on Eternal, to Eternal’s knowledge (i) there does not exist, nor has Eternal or any of its Subsidiaries received written notice of, any breach of or violation or default under, any of the terms, conditions or provisions of any material contracts related to Eternal IP Rights and (ii) neither Eternal nor any of its Subsidiaries has received written notice of the desire of the other party or parties to any such material contracts relating to Eternal IP Rights to exercise any rights such party or parties have to cancel, terminate or repudiate such material contract relating to Eternal IP Rights or exercise remedies thereunder.

Section 4.14          Material Contracts.

(a)           Except for this Agreement and such agreements or arrangements listed in Section 4.14(a) of the Eternal Disclosure Letter or included as exhibits to the Eternal SEC Documents filed and publicly available prior to the date of this Agreement, as of the date of this Agreement, neither the Eternal nor any of its Subsidiaries is a party to or bound by any material contract, arrangement, commitment or understanding (whether written or oral):

(i)           that is an employment agreement between the Eternal, on the one hand, and any of its officers and key employees, on the other hand;

(ii)          that, upon the consummation of the Merger or any other transaction contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events, including the passage of time) result in any material payment or benefit (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any right to any material payment or benefits, from Eternal, the Merger Sub, American Eagle or any of their respective Subsidiaries to any officer, director, consultant or employee of any of the foregoing;

(iii)         that is a material contract (as defined in Item 601(b)(10)(i) or 601(b)(10)(ii) of Regulation S-K promulgated by the SEC) to be performed after the date of this Agreement;

(iv)         that expressly limits the ability of Eternal or any Subsidiary of Eternal, or would limit the ability of Eternal (or any of its Subsidiaries) after the Effective Time, to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time, in each case if such limitation is or is reasonably likely to be material to Eternal and its Subsidiaries, taken as a whole;

(v)          that is a material joint venture agreement, joint operating agreement, partnership agreement or other similar contract or agreement involving a sharing of profits and expenses with one or more third Persons;

(vi)         the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan); or

(vii)        that is a stockholder rights agreement or that otherwise provides for the issuance of any securities in respect of this Agreement or the Merger.

Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not included as an exhibit to the Eternal SEC Documents, is referred to herein as an “Eternal Material Contract,” and for purposes of Section 5.2(r) and the bring-down of Section 4.14(b) pursuant to Section 6.2(a), “Eternal Material Contract” shall include as of date entered into any such contract, arrangement, commitment or understanding that is entered into after the date of this Agreement.  Eternal has previously made available to American Eagle true, complete and correct copies of each Eternal Material Contract that is not included as an exhibit to Eternal SEC Documents.

(b)           Each Eternal Material Contract is valid and binding and in full force and effect and Eternal and its Subsidiaries have performed all obligations required to be performed by them to date under each Eternal Material Contract, except where such failure to be valid and binding or in full force and effect or such failure to perform individually or in the aggregate has not had and would not be reasonably likely to have or result in a Material Adverse Effect on Eternal.  Except for such matters as individually or in the aggregate have not had and would not be reasonably likely to have or result in a Material Adverse Effect on Eternal, to Eternal’s knowledge, (i) there does not exist, nor has Eternal or any of its Subsidiaries received written notice of, any breach of or violation or default under, any of the terms, conditions or provisions of any Eternal Material Contract and (ii) neither Eternal nor any of its Subsidiaries has received written notice of the desire of the other party or parties to any such Eternal Material Contract to exercise any rights such party has to cancel, terminate or repudiate such Eternal Material Contract or exercise remedies thereunder.  Each Eternal Material Contract is enforceable by Eternal or a Subsidiary of Eternal in accordance with its terms, except as such enforcement may be subject to or limited by (x) bankruptcy, insolvency, reorganization, moratorium or other Laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) or except where such unenforceability individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Eternal.

(c)           The Oil and Gas Interests of Eternal and its Subsidiaries are not subject to (i) any instrument or agreement evidencing or related to indebtedness for borrowed money, whether directly or indirectly, except for Permitted Liens or (ii) any agreement not entered into in the ordinary course of business.  In addition, no Eternal Material Contract contains any provision that prevents Eternal or any of its Subsidiaries from owning, managing and operating the Oil and Gas Interests of Eternal and its Subsidiaries in accordance with historical practices.

(d)           As of the date of this Agreement, (i) there are no outstanding calls for payments that are due or that Eternal or its Subsidiaries are committed to make that have not been made; (ii) there are no material operations with respect to which Eternal or its Subsidiaries have become a non-consenting party; and (iii) there are no commitments for the material expenditure of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

(e)           None of the Oil and Gas Interests of Eternal and its Subsidiaries is limited by terms fixed by a certain number of years (other than primary terms under oil and gas leases).

Section 4.15          Taxes.

(a)           (i) All material Returns required to be filed by or with respect to Eternal and its Subsidiaries have been filed in accordance with all applicable Laws and all such Returns are true, correct and complete in all material respects, (ii) Eternal and its Subsidiaries have timely paid all material Taxes due or claimed to be due, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements of Eternal, (iii) all material Employment and Withholding Taxes and any other material amounts required to be withheld with respect to Taxes have been withheld and either duly and timely paid to the proper Governmental Entity or properly set aside in accounts for such purpose in accordance with applicable Laws and all material sales or transfer Taxes required to be collected by Eternal or any of its Subsidiaries have been duly and timely collected, or caused to be collected, and either duly and timely remitted to the proper Governmental Entity or properly set aside in accounts for such purpose in accordance with applicable Laws, (iv) the charges, accruals and reserves for Taxes with respect to Eternal and its Subsidiaries reflected in Eternal Balance Sheet are adequate under GAAP to cover Tax liabilities accruing through the date thereof, (v) no deficiencies for any material Taxes have been asserted or assessed, or, to the knowledge of Eternal, proposed, against Eternal or any of its Subsidiaries that have not been paid in full, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements of Eternal, and (vi) there is no action, suit, proceeding, investigation, audit or claim underway, pending or, to the knowledge of Eternal, threatened or scheduled to commence, against or with respect to Eternal or any of its Subsidiaries in respect of any material Tax.

(b)           Neither Eternal nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Return (other than Returns that include only Eternal and Subsidiaries of Eternal) provided for under the Laws of the United States, any foreign jurisdiction or any state or locality or could be liable for the Taxes of any other Person as a successor or transferee.

(c)           There are no Tax sharing, allocation, indemnification (other than indemnification provisions included in agreements entered into in the ordinary course of business) or similar agreements in effect as between Eternal or any of its Subsidiaries or any predecessor or affiliate of any of them and any other party under which Eternal or any of its Subsidiaries could be liable for any Taxes of any party other than Eternal or any Subsidiary of Eternal.

(d)           Neither Eternal nor any of its Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes or the time with respect to the filing of any Return relating to any material Taxes.

(e)           There are no Liens for material Taxes on any asset of Eternal or any of its Subsidiaries, except for Permitted Liens and Liens for Taxes being contested in good faith and for which adequate reserves have been established in the financial statements of Eternal.

(f)           Neither Eternal nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g)           Each of Eternal and its Subsidiaries has disclosed on its Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code.

(h)           Neither Eternal nor any of its Subsidiaries has entered into, has any liability in respect of, or has any filing obligations with respect to, any transaction that constitutes a “reportable transaction,” as defined in Section 1.6011-4(b)(1) of the Treasury Regulations.

(i)            Neither Eternal nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) or (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date.

(j)            Neither Eternal nor any of its Subsidiaries has undergone an “ownership change” pursuant to Section 382(g) of the Code.

(k)           Neither Eternal nor any of its Subsidiaries has been a distributing corporation or a controlled corporation for purposes of Section 355 of the Code.

(l)            Eternal has made (or will, upon request, make) available to American Eagle correct and complete copies of (i) all U.S. federal Returns of Eternal and its Subsidiaries relating to taxable periods ending on or after December 31, 2007, filed through the date hereof, (ii) any audit report (or notice of proposed adjustment to the extent not “included” in an audit report) within the last three years relating to any material Taxes due from or with respect to Eternal or any of its Subsidiaries and (iii) any substantive and non-privileged correspondence and memoranda relating to the matters described in clauses (i) and (ii) of this Section 4.15(l).

Section 4.16          Environmental Matters.

(a)           Eternal and each of its Subsidiaries is in compliance with all applicable Environmental Laws except where failure to be in compliance, individually or in the aggregate, would not be reasonably likely to have or result in a Material Adverse Effect on Eternal.

(b)           There is no Environmental Claim pending or, to the knowledge of Eternal, threatened against Eternal or any of its Subsidiaries or, to the knowledge of Eternal, against any Person whose liability for any Environmental Claim Eternal or any of its Subsidiaries has retained or assumed either contractually or by operation of Law, except for any such Environmental Claims that, individually or in the aggregate, would not be reasonably likely to have or result in a Material Adverse Effect on Eternal.

(c)           To the knowledge of Eternal, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release or presence of any Hazardous Material, that would be reasonably likely to form the basis of any Environmental Claim against Eternal or any of its Subsidiaries or, to the knowledge of Eternal, against any Person whose liability for any Environmental Claim Eternal or any of its Subsidiaries has retained or assumed either contractually or by operation of Law that, individually or in the aggregate, would be reasonably likely to have or result in, a Material Adverse Effect on Eternal.

(d)           There is no Cleanup of Hazardous Materials being conducted or planned at any property currently or, to the knowledge of Eternal, formerly owned or operated by Eternal or any of its Subsidiaries, except for such Cleanups which, individually or in the aggregate, would not be reasonably likely to have or result in a Material Adverse Effect on Eternal.

(e)           To the knowledge of Eternal, no Eternal Asset has been involved in any Release or threatened Release of a Hazardous Material, except for such Releases that, individually or in the aggregate, would not be reasonably likely to have or result in a Material Adverse Effect on Eternal.

(f)           Eternal and its Subsidiaries have obtained and are in compliance with all material approvals, permits, licenses, registrations and similar authorizations from all Governmental Entities under all Environmental Laws required for the operation of the businesses of Eternal and its Subsidiaries as currently conducted and, to the knowledge of Eternal, there are no pending or threatened actions or proceedings alleging violations of or seeking to modify, revoke or deny renewal of any such material approvals, permits, licenses, registrations and similar authorizations.

Section 4.17         Eternal Assets.  Eternal has good and defensible title to all oil and gas properties contained in the Oil and Gas Interests owned by Eternal and its Subsidiaries and has good and valid title to, or valid leasehold interests or other contractual rights in, all other tangible properties and assets (real, personal or mixed) of Eternal and its Subsidiaries (such oil and gas properties and other properties and assets are herein referred to as the “Eternal Assets”), with respect to both such oil and gas properties and all other Eternal Assets, free and clear of all Liens except for Permitted Liens.  (i) The oil and gas leases and other agreements that provide Eternal and its Subsidiaries with operating rights in oil and gas properties and all other leases and agreements that provide Eternal and its Subsidiaries with operating rights in the other Eternal Assets are legal, valid and binding and in full force and effect; (ii) the rentals, royalties and other payments due thereunder have been properly paid; and (iii) to Eternal’s knowledge, there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or agreements or other leases or agreements, except as would not, individually or in the aggregate, have a Material Adverse Effect on Eternal.  Eternal and its Subsidiaries (as the case may be) have maintained all of the Eternal Assets owned on the date hereof in working order and operating condition, subject only to ordinary wear and tear. Eternal has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of Hydrocarbons without paying therefor, and, on a net, company-wide basis, Eternal is neither underproduced nor overproduced, in either case to any material extent, under gas balancing or similar arrangements.  No Person has any call on, option to purchase or similar rights with respect to the production of Hydrocarbons attributable to any of the Eternal Assets, except any such call, option or similar right at market prices.

Section 4.18         Insurance. Eternal and its Subsidiaries have made available to American Eagle a true, complete and correct copy of each insurance policy or the binder therefor with respect to their business.  All premiums due on such policies have been paid, and there is no existing default or notice of non-renewal, except for such defaults or notices as would not constitute a Material Adverse Effect on Eternal.

Section 4.19         Affiliate Transactions.  Section 4.19 of the Eternal Disclosure Letter contains a complete and correct list of all material agreements, contracts, transfers of assets or liabilities or other commitments or transactions (other than Employee Benefit Plans described in Section 4.11), whether or not entered into in the ordinary course of business, to or by which Eternal or any of its Subsidiaries, on the one hand, and any of their respective affiliates (other than Eternal or any of its Subsidiaries) on the other hand, are or have been a party or otherwise bound or affected, and that (a) are currently pending, in effect or have been in effect at any time since December 31, 2010 or (b) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to Eternal and its Subsidiaries taken as a whole.

Section 4.20          Derivative Transactions and Hedging. Neither Eternal nor any of its Subsidiaries has entered into or engaged in any Derivative Transaction.

Section 4.21         Disclosure Controls and Procedures. Eternal has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act) that are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by Eternal in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to Eternal’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Eternal required under the Exchange Act with respect to such reports.  Neither Eternal nor its registered public accounting firm has identified any “significant deficiencies” or “material weaknesses” in Eternal’s or any of its Subsidiaries’ internal controls as contemplated under Section 404 of the Sarbanes-Oxley Act.

Section 4.22          Investment Company; Holding Company. Neither Eternal nor any of its Subsidiaries is (i) an “investment company,” a company “controlled” by an “investment company,” or an “investment adviser” within the meaning of the Investment Company Act or the Advisers Act or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an “affiliate” of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the PUHCA.

Section 4.23          Approval by the Eternal Board; Opinion of Financial Advisor.

(a)           The Eternal Board, at a meeting duly called and held, duly adopted resolutions unanimously (i) determining that this Agreement and the transactions contemplated hereby are advisable to and in the best interests of the stockholders of Eternal and (ii) adopting and approving this Agreement and the transactions contemplated hereby, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way.

(b)           The Eternal Special Committee has received an opinion of C. K. Cooper & Company, Inc., dated on or about the date of this Agreement, to the effect that, as of the date of such opinion, the share ownership ratio of the Eternal Common Stock (without giving effect to the exercise of any outstanding Eternal Options or American Eagle Options), as between the stockholders of Eternal and the stockholders of American Eagle, upon the issuance of the Merger Consideration as of the Closing, is fair, from a financial point of view, to Eternal (the “Fairness Opinion”).  Eternal is solely responsible for the fees and expenses of C. K. Cooper & Company, Inc. as and to the extent set forth in its engagement letter in respect of the Fairness Opinion.

Section 4.24         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Eternal or any of its Subsidiaries.

Section 4.25         Reorganization. Neither Eternal nor, to the knowledge of Eternal, any of its affiliates, has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

Section 4.26          Takeover Laws.  Eternal is not an “interested stockholder” of American Eagle within the meaning of in Sections 78.411 to 78.444, inclusive, of the NRS.  Assuming the accuracy of the representations of American Eagle in Section 3.28, no Takeover Laws are applicable to the Merger and the other transactions contemplated by this Agreement.

Section 4.27         No Other Representations or Warranties.  Except for the representations and warranties contained in this Article 4, neither Eternal nor any other Person makes any other express or implied representation or warranty on behalf of Eternal or any of its affiliates in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 5
COVENANTS

Section 5.1            Interim Operations of American Eagle.  American Eagle covenants and agrees as to itself and its Subsidiary that during the period from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, except as (w) set forth in Section 5.1 of the American Eagle Disclosure Letter, (x) expressly contemplated or permitted by this Agreement, including without limitation Section 5.3 of this Agreement, (y) required by applicable Law or (z) consented to in writing by Eternal after the date of this Agreement and prior to the Effective Time (which consent shall not be unreasonably withheld, delayed, denied or conditioned):

(a)           the business of American Eagle and its Subsidiary shall be conducted only in the ordinary course substantially consistent with past practices, and American Eagle shall use reasonable best efforts to preserve intact its business organization and goodwill and the business organization and goodwill of its Subsidiary and to keep available the services of their current officers, key employees and consultants and preserve and maintain existing relations with customers, suppliers, officers, employees, consultants and creditors;

(b)           American Eagle shall not, nor shall it permit its Subsidiary to, (i) enter into any new line of business or (ii) incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than in the ordinary course substantially consistent with past practices;

(c)           American Eagle shall not, nor shall it permit its Subsidiary to, amend its of Articles or Certificate of Incorporation or Bylaws;

(d)          American Eagle shall not declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or any other property or right, with respect to shares of American Eagle Common Stock; and American Eagle shall not, nor shall it permit its Subsidiary to, (i) adjust, split, combine or reclassify any capital stock or other equity interests or issue, grant, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or of any other such securities of American Eagle or its Subsidiary, other than issuances of shares of American Eagle Common Stock pursuant to (A) the conversion of the American Eagle Debenture into shares of American Eagle Common Stock pursuant to the terms of the American Eagle Debenture (the “Debenture Conversion”) or (B) the Private Placement or (ii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock or any other securities of the type described in clause (i) of this Section 5.1(d);

(e)           American Eagle shall not, nor shall it permit its Subsidiary to, (i) grant any increase in the compensation (including base salary and target bonus) or benefits payable to any officer, employee, or consultant of American Eagle or its Subsidiary, (ii) except as required to comply with applicable Law, adopt or enter into any Employee Benefit Plan or (iii) enter into any employment or consulting agreement or grant any severance or termination pay to any director, officer or employee of American Eagle or its Subsidiary;

(f)           American Eagle shall not, nor shall it permit its Subsidiary to, change its methods of accounting in effect at December 31, 2010, except changes in accordance with GAAP or applicable Law as concurred by American Eagle’s registered public accounting firm;

(g)           American Eagle shall not, nor shall it permit its Subsidiary to, acquire by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any Person or other business organization, division or business of such Person or, other than as disclosed in Section 5.1(g) of the American Eagle Disclosure Letter, any material assets; provided, however, that the foregoing shall not be deemed to prohibit the acquisition of assets to the extent permitted by Section 5.1(b);

(h)           American Eagle shall not, nor shall it permit its Subsidiary to, sell, lease, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, any of the American Eagle Assets, except for (i) the sale of Hydrocarbons in the ordinary course of business or (ii) any sale, lease or disposition pursuant to agreements existing on the date of this Agreement and entered into in the ordinary course of business or disclosed in Section 5.1(h) of the American Eagle Disclosure Letter;

(i)            American Eagle shall not, nor shall it permit its Subsidiary to, mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Lien other than Permitted Liens, any of the American Eagle Assets;

(j)            American Eagle shall not, nor shall it permit its Subsidiary to, (i) pay, discharge or satisfy any material Claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) where such payment, discharge or satisfaction would require any material payment except for the payment, discharge or satisfaction of liabilities or obligations in accordance with the terms of American Eagle Material Contracts as in effect on the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case to which American Eagle or its Subsidiary is a party or (ii) compromise, settle or grant any waiver or release relating to any Litigation;

(k)           American Eagle shall not, nor shall it permit its Subsidiary to, engage in any transaction with (except pursuant to agreements in effect at the time of this Agreement insofar as such agreements are disclosed in Section 3.19 of the American Eagle Disclosure Letter), or enter into any agreement, arrangement, or understanding, directly or indirectly, with any of American Eagle’s affiliates;

(l)            American Eagle shall not, nor shall it permit its Subsidiary to, make any change to any material Tax method of accounting, make or change any material Tax election, authorize or undertake any indemnities for Taxes, extend any period for assessment of any Tax, file any request for ruling or determination, amend any material Return (including by way of a claim for refund) or settle or compromise any material Tax liability, except where such action would not have a material effect on the Tax position of American Eagle and its Subsidiary taken as a whole;

(m)          American Eagle shall not, nor shall it permit its Subsidiary to, take any action that would reasonably be expected to (i) result in any of the conditions set forth in Article 6 not being satisfied, (ii) result in a Material Adverse Effect on American Eagle or (iii) materially impair or delay consummation of the Merger or the other transactions contemplated hereby;

(n)           American Eagle shall not, nor shall it permit its Subsidiary to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of American Eagle or its Subsidiary (other than the Merger) or any agreement relating to an Acquisition Proposal, except for Acceptable Confidentiality Agreements;

(o)           American Eagle shall not, nor shall it permit its Subsidiary to, (i) incur or assume any indebtedness, (ii) modify any material indebtedness or other liability to increase American Eagle’s (or its Subsidiary’s) obligations with respect thereto, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to the Subsidiary of American Eagle, or by such Subsidiary to American Eagle), or (v) enter into any material commitment or transaction, except in the ordinary course of business substantially consistent with past practices and as permitted under Section 5.1(h);

(p)           American Eagle shall not, nor shall it permit its Subsidiary to, enter into any agreement, understanding or commitment that materially restrains, limits or impedes the ability of American Eagle or its Subsidiary, or would materially limit the ability of Eternal or any Subsidiary of Eternal after the Effective Time, to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time;

(q)           American Eagle shall not, nor shall it permit its Subsidiary to, enter into any material joint venture, partnership or other similar arrangement or materially amend or modify in an adverse manner the terms of (or waive any material rights under) any existing material joint venture, partnership or other similar arrangement;

(r)           American Eagle shall not, nor shall it permit its Subsidiary to, terminate any American Eagle Material Contract to which it is a party or waive or assign any of its rights or Claims under any American Eagle Material Contract in a manner that is materially adverse to American Eagle or its Subsidiary or, except in the ordinary course of business consistent with past practice, modify or amend in any material respect any American Eagle Material Contract;

(s)           American Eagle shall not make or assume any Derivative Transaction with a duration of more than 90 days or enter into any agreement to sell Hydrocarbons other than in the ordinary course of business at market pricing and in no event with a duration of more than 90 days; and

(t)           American Eagle shall not, nor shall it permit its Subsidiary to, enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

Section 5.2            Interim Operations of Eternal.  Eternal covenants and agrees as to itself and its Subsidiaries that during the period from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, except as (w) set forth in Section 5.2 of the Eternal Disclosure Letter, (x) expressly contemplated or permitted by this Agreement, including without limitation Section 5.3 of this Agreement, (y) required by applicable Law or (z) consented to in writing by American Eagle after the date of this Agreement and prior to the Effective Time (which consent shall not be unreasonably withheld, delayed, denied or conditioned):

(a)           the business of Eternal and its Subsidiaries shall be conducted only in the ordinary course substantially consistent with past practices, and Eternal shall use reasonable best efforts to preserve intact its business organization and goodwill and the business organization and goodwill of its Subsidiaries and to keep available the services of their current officers, key employees and consultants and preserve and maintain existing relations with customers, suppliers, officers, employees, consultants and creditors;

(b)           Eternal shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new line of business or (ii) incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than in the ordinary course substantially consistent with past practices;

(c)           Eternal shall not, nor shall it permit any of its Subsidiaries to, amend its Articles or Certificate of Incorporation or Bylaws or similar organizational documents;

(d)           Eternal shall not declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or any other property or right, with respect to shares of Eternal Common Stock; and Eternal shall not, nor shall it permit any of its Subsidiaries to, (i) adjust, split, combine or reclassify any capital stock or other equity interests or issue, grant, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or of any other such securities of Eternal or any of its Subsidiaries or (ii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock or any other securities of the type described in clause (i) of this Section 5.2(d);

(e)           Eternal shall not, nor shall it permit any of its Subsidiaries to, (i) grant any increase in the compensation (including base salary and target bonus) or benefits payable to any officer, employee, or consultant of Eternal or any of its Subsidiaries, (ii) except as required to comply with applicable Law or any agreement in existence on the date of this Agreement or as contemplated in Section 5.11 hereof, adopt, enter into, amend, or otherwise increase, or accelerate the payment or vesting of the amounts, benefits, or rights payable or accrued or to become payable or accrued under, any Employee Benefit Plan or (iii) except as contemplated by Section 5.11 hereof, enter into or amend any employment or consulting agreement or grant any severance or termination pay to any director, officer or employee of Eternal or any of its Subsidiaries;

(f)           Eternal shall not change its methods of accounting in effect at December 31, 2010, except changes in accordance with GAAP or applicable Law as concurred by Eternal’s registered public accounting firm;

(g)          Eternal shall not, nor shall it permit any of its Subsidiaries to, acquire by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any Person or other business organization, division or business of such Person or, other than as disclosed in Section 5.2(g) of the Eternal Disclosure Letter, any material assets; provided, however, that the foregoing shall not be deemed to prohibit the acquisition of assets to the extent permitted by Section 5.2(b);

(h)          Eternal shall not, nor shall it permit any of its Subsidiaries to, sell, lease, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, any of the Eternal Assets, except for (i) the sale of Hydrocarbons in the ordinary course of business or (ii) any sale, lease or disposition pursuant to agreements existing on the date of this Agreement and entered into in the ordinary course of business or disclosed in Section 5.2(h) of the Eternal Disclosure Letter;

(i)            Eternal shall not, nor shall it permit any of its Subsidiaries to, mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Lien other than Permitted Liens, any of the Eternal Assets;

(j)            Eternal shall not, nor shall it permit any of its Subsidiaries to, (i) pay, discharge or satisfy any material Claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) where such payment, discharge or satisfaction would require any material payment except for the payment, discharge or satisfaction of liabilities or obligations in accordance with the terms of the Eternal Material Contracts as in effect on the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case to which Eternal or any of its Subsidiaries is a party or (ii) compromise, settle, or grant any waiver or release relating to any Litigation;

(k)           Eternal shall not, nor shall it permit any of its Subsidiaries to, engage in any transaction with (except pursuant to agreements in effect at the time of this Agreement insofar as such agreements are disclosed in Section 4.19 of the Eternal Disclosure Letter), or enter into any agreement, arrangement, or understanding, directly or indirectly, with any of Eternal’s affiliates;

(l)            Eternal shall not, nor shall it permit any of its Subsidiaries to, make any change to any material Tax method of accounting, make or change any material Tax election, authorize or undertake any indemnities for Taxes, extend any period for assessment of any Tax, file any request for ruling or determination, amend any material Return (including by way of a claim for refund) or settle or compromise any material Tax liability, except where such action would not have a material effect on the Tax position of Eternal and its Subsidiaries taken as a whole;

(m)          Eternal shall not, nor shall it permit any of its Subsidiaries to, take any action that would reasonably be expected to (i) result in any of the conditions set forth in Article 6 not being satisfied, (ii) result in a Material Adverse Effect on Eternal or (iii) materially impair or delay consummation of the Merger or the other transactions contemplated hereby;

(n)           Eternal shall not, nor shall it permit any of its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Eternal or any of its Subsidiaries (other than the Merger) or any agreement relating to an Acquisition Proposal, except for Acceptable Confidentiality Agreements;

(o)           Eternal shall not, nor shall it permit any of its Subsidiaries to, (i) incur or assume any indebtedness, (ii) modify any material indebtedness or other liability to increase Eternal’s (or any of its Subsidiaries’) obligations with respect thereto, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to any Subsidiary of Eternal, or by any such Subsidiary to Eternal) or (v) enter into any material commitment or transaction, except in the ordinary course of business substantially consistent with past practices and as permitted under Section 5.2(h);

(p)           Eternal shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement, understanding or commitment that materially restrains, limits or impedes the ability of Eternal or any of its Subsidiaries, or would materially limit the ability of Eternal or any of its Subsidiaries after the Effective Time, to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time;

(q)           Eternal shall not, nor shall it permit any of its Subsidiaries to, enter into any material joint venture, partnership or other similar arrangement or materially amend or modify in an adverse manner the terms of (or waive any material rights under) any existing material joint venture, partnership or other similar arrangement;

(r)           Eternal shall not, nor shall it permit any of its Subsidiaries to, terminate any Eternal Material Contract to which it is a party or waive or assign any of its rights or Claims under any Eternal Material Contract in a manner that is materially adverse to Eternal or any of its Subsidiaries or, except in the ordinary course of business consistent with past practice, modify or amend in any material respect any Eternal Material Contract;

(s)           Eternal shall not make or assume any Derivative Transaction with a duration of more than 90 days or enter into any agreement to sell Hydrocarbons other than in the ordinary course of business at market pricing and in no event with a duration of more than 90 days; and

(t)           Eternal shall not, nor shall it permit any of its Subsidiaries to, enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

Section 5.3            Acquisition Proposals.

(a)           American Eagle agrees that, except as expressly contemplated by this Agreement, neither it nor its Subsidiary shall, and American Eagle shall, and shall cause its Subsidiary to, cause their respective officers, directors, investment bankers, attorneys, accountants, financial advisors, agents and other representatives (collectively, “Representatives”) not to, (i) directly or indirectly initiate, solicit or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries regarding or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal with respect to American Eagle, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information relating to American Eagle or its Subsidiary or afford access to the properties, books or records of American Eagle or its Subsidiary to, any Person that has made an Acquisition Proposal with respect to American Eagle or to any Person that American Eagle, its Subsidiary or any of their respective Representatives knows or has reason to believe is contemplating making an Acquisition Proposal with respect to American Eagle or (iii) accept an Acquisition Proposal with respect to American Eagle or enter into any agreement, including any letter of intent or agreement in principle (other than an Acceptable Confidentiality Agreement in circumstances contemplated in the penultimate sentence of this Section 5.3(a)), (x) providing for, constituting or relating to an Acquisition Proposal with respect to American Eagle or (y) that would require, or would have the effect of causing, American Eagle to abandon, terminate or fail to consummate the Merger or the other transactions contemplated by this Agreement.  Any violation of the foregoing restrictions by American Eagle’s Subsidiary or by any Representative of American Eagle or its Subsidiary, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of American Eagle or its Subsidiary or otherwise, shall be deemed to be a breach of this Agreement by American Eagle.  Notwithstanding anything to the contrary in this Agreement, American Eagle and the American Eagle Board may take any actions described in clause (ii) of this Section 5.3(a) with respect to a third party at any time prior to obtaining the American Eagle Required Vote if, prior to such vote, (x) American Eagle receives a bona fide written Acquisition Proposal with respect to American Eagle from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or facilitated by American Eagle or its Subsidiary or any of their respective Representatives after the date and in violation of this Agreement), (y) the American Eagle Board determines in good faith by resolution duly adopted (after consultation with its financial advisors and outside legal counsel) that such proposal constitutes or is reasonably likely to result in a Superior Proposal from the third party that made the applicable Acquisition Proposal with respect to American Eagle and (z) the American Eagle Board determines in good faith by resolution duly adopted (after consultation with its financial advisors and outside legal counsel) that the third party making such Acquisition Proposal has the financial and legal capacity to consummate such Acquisition Proposal, provided that American Eagle shall not deliver any information to such third party without entering into an Acceptable Confidentiality Agreement; no actions taken in accordance with this sentence shall constitute a violation of clause (i) of this Section 5.3(a).

(b)           American Eagle agrees that, in addition to the obligations of American Eagle set forth in paragraph (a) of this Section 5.3, as promptly as practicable after receipt thereof (but in no event more than 24 hours after American Eagle’s receipt thereof), American Eagle shall advise Eternal in writing of any request for information from a Person that has made, or American Eagle reasonably believes may be contemplating, an Acquisition Proposal with respect to American Eagle or any Acquisition Proposal with respect to American Eagle received from any Person, or any inquiry made or discussions or negotiations sought to be initiated or continued with respect to any Acquisition Proposal with respect to American Eagle, and the material terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and American Eagle shall promptly provide to Eternal copies of any written materials received by American Eagle, its Subsidiary or, to the knowledge of American Eagle, any of their respective Representatives in connection with any of the foregoing and any correspondence related thereto, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place.  American Eagle agrees that it shall provide to Eternal any non-public information concerning American Eagle or its Subsidiary provided to any other Person or group in connection with any Acquisition Proposal with respect to American Eagle which was not previously provided to Eternal as promptly as practicable after it provides such information to such other Person.  American Eagle shall keep Eternal fully informed of the status of any Acquisition Proposals with respect to American Eagle (including the identity of the parties and price involved and any material changes to any terms and conditions thereof).

(c)           Neither (i) the American Eagle Board nor any committee thereof shall directly or indirectly (A) withdraw (or amend or modify in a manner adverse to Eternal or the Merger Sub), or publicly propose to withdraw (or amend or modify in a manner adverse to Eternal or the Merger Sub), the approval, recommendation or declaration of advisability by the American Eagle Board or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal with respect to American Eagle (any action described in this clause (i) being referred to as an “American Eagle Adverse Recommendation Change”) nor (ii) shall American Eagle or its Subsidiary execute or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 5.3(a)) (each, an “Acquisition Agreement”) with respect to American Eagle or (B) requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.  Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the American Eagle Required Vote, and subject to American Eagle’s compliance at all times with the provisions of this Section 5.3 and Section 5.7, the American Eagle Board may make an American Eagle Adverse Recommendation Change described in clause (A) of the definition thereof if the American Eagle Board (i) determines in good faith, after consultation with outside legal counsel, that the failure to make an American Eagle Adverse Recommendation Change described in clause (A) of the definition thereof would be reasonably expected to be inconsistent with its fiduciary duties to the stockholders of American Eagle and (ii) provides written notice to Eternal (an “American Eagle Notice of Change”) advising Eternal that the American Eagle Board is contemplating making such American Eagle Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the American Eagle Board may not make such American Eagle Adverse Recommendation Change until the fourth Business Day after receipt by Eternal of the American Eagle Notice of Change and (y) during such four-Business Day period, at the request of Eternal, American Eagle shall negotiate in good faith with respect to any changes or modifications to this Agreement that would allow the American Eagle Board not to make such American Eagle Adverse Recommendation Change consistent with its fiduciary duties.

(d)          Eternal agrees that, except as expressly contemplated by this Agreement, neither it nor any of its Subsidiaries shall, and Eternal shall, and shall cause its Subsidiaries to, cause their respective Representatives not to (i) directly or indirectly initiate, solicit or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries regarding or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal with respect to Eternal, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information relating to Eternal or any of its Subsidiaries or afford access to the properties, books or records of Eternal or any of its Subsidiaries to any Person that has made an Acquisition Proposal with respect to Eternal or to any Person that Eternal, any of its Subsidiaries or any of their respective Representatives knows or has reason to believe is contemplating making an Acquisition Proposal with respect to Eternal or (iii) accept an Acquisition Proposal with respect to Eternal or enter into any agreement, including any letter of intent or agreement in principle (other than an Acceptable Confidentiality Agreement in circumstances contemplated in the penultimate sentence of this Section 5.3(d)), (x) providing for, constituting or relating to an Acquisition Proposal with respect to Eternal or (y) that would require, or would have the effect of causing, Eternal to abandon, terminate or fail to consummate the Merger or the other transactions contemplated by this Agreement.  Any violation of the foregoing restrictions by any of Eternal’s Subsidiaries or by any Representative of Eternal or any of its Subsidiaries, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of Eternal or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by Eternal.  Notwithstanding anything to the contrary in this Agreement, Eternal and the Eternal Board may take any actions described in clause (ii) of this Section 5.3(d) with respect to a third party if (x) Eternal receives a bona fide written Acquisition Proposal with respect to Eternal from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or facilitated by Eternal or any of its Subsidiaries or any of their respective Representatives after the date and in violation of this Agreement) and (y) the Eternal Board determines in good faith by resolution duly adopted (after consultation with its financial advisors and outside legal counsel) that such proposal constitutes or is reasonably likely to result in a Superior Proposal from the third party that made the applicable Acquisition Proposal with respect to Eternal and (z) the Eternal Board determines in good faith by resolution duly adopted (after consultation with its financial advisors and outside legal counsel) that the third party making such Acquisition Proposal has the financial and legal capacity to consummate such Acquisition Proposal, provided that Eternal shall not deliver any information to such third party without entering into an Acceptable Confidentiality Agreement; no actions taken in accordance with this sentence shall constitute a violation of clause (i) of this Section 5.3(d).  Nothing contained in this Section 5.3 shall prohibit Eternal or the Eternal Board from taking and disclosing to Eternal’s stockholders a position with respect to an Acquisition Proposal with respect to Eternal pursuant to Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by applicable Law.

(e)           Eternal agrees that in addition to the obligations of Eternal set forth in paragraph (d) of this Section 5.3, as promptly as practicable after receipt thereof (but in no event more than 24 hours after Eternal’s receipt thereof), Eternal shall advise American Eagle in writing of any request for information from a Person that has made, or Eternal reasonably believes may be contemplating, an Acquisition Proposal with respect to Eternal or any Acquisition Proposal with respect to Eternal received from any Person, or any inquiry made or discussions or negotiations sought to be initiated or continued with respect to any Acquisition Proposal with respect to Eternal, and the material terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and Eternal shall promptly provide to American Eagle copies of any written materials received by Eternal, any of its Subsidiaries or, to the knowledge of Eternal, any of their respective Representatives in connection with any of the foregoing and any correspondence related thereto, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place.  Eternal agrees that it shall provide to American Eagle any non-public information concerning Eternal or its Subsidiaries provided to any other Person or group in connection with any Acquisition Proposal with respect to Eternal that was not previously provided to American Eagle as promptly as practicable after it provides such information to such other Person.  Eternal shall keep American Eagle fully informed of the status of any Acquisition Proposals with respect to Eternal (including the identity of the parties and price involved and any material changes to any terms and conditions thereof).

(f)           Neither (i) the Eternal Board nor any committee thereof shall directly or indirectly (A) withdraw (or amend or modify in a manner adverse to American Eagle), or publicly propose to withdraw (or amend or modify in a manner adverse to American Eagle), the approval or declaration of advisability by the Eternal Board or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal with respect to Eternal (any action described in this clause (i) being referred to as an “Eternal Adverse Recommendation Change”) nor (ii) shall Eternal or any of its Subsidiaries execute or enter into (A) any Acquisition Agreement with respect to Eternal (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 5.3(d)) or (B) any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.  Notwithstanding anything to the contrary in this Agreement, subject to Eternal’s compliance at all times with the provisions of this Section 5.3 and Section 5.7, the Eternal Board may make an Eternal Adverse Recommendation Change described in clause (A) of the definition thereof if the Eternal Board (i) determines in good faith, after consultation with its outside legal counsel, that the failure to make an Eternal Adverse Recommendation Change described in clause (A) of the definition thereof would be reasonably expected to be inconsistent with its fiduciary duties to the stockholders of Eternal and (ii) provides written notice to American Eagle (an “Eternal Notice of Change”), advising American Eagle that the Eternal Board is contemplating making such Eternal Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Eternal Board may not make such Eternal Adverse Recommendation Change until the fourth Business Day after receipt by American Eagle of the Eternal Notice of Change and (y) during such four-Business Day period, at the request of American Eagle, Eternal shall negotiate in good faith with respect to any changes or modifications to this Agreement that would allow the Eternal Board not to make such Eternal Adverse Recommendation Change consistent with its fiduciary duties.

(g)          For purposes of this Agreement, “Acquisition Proposal” shall mean, with respect to American Eagle or Eternal, as the case may be, any proposal, whether or not in writing (other than by Eternal or any of its Subsidiaries with respect to American Eagle, or by American Eagle or its Subsidiary, with respect to Eternal), for the (i) direct or indirect acquisition or purchase of a business or assets that generates or constitutes 20% or more of the net revenues, net income or the assets (based on the book or fair market value thereof) of such party and its Subsidiaries, taken as a whole (including capital stock of or ownership interest in any Subsidiary), (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of such party or any of its Subsidiaries whose business generates or constitutes 20% or more of the net revenues, net income or assets (based on the book or fair market value thereof) of such party and its Subsidiaries, taken as a whole or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that, if consummated, would result in any Person or Persons beneficially owning 20% or more of any class of equity securities of such party or any of its Subsidiaries whose business generates or constitutes 20% or more of the net revenues, net income or assets (based on the book or fair market value thereof) of such party and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.  The term “Superior Proposal” shall mean, with respect to American Eagle or Eternal, as the case may be, any bona fide written Acquisition Proposal with respect to such party that was not initiated, solicited, facilitated or knowingly encouraged by such party or any of its Subsidiaries or any of their respective Representatives in violation of this Agreement, made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, asset purchase or other business combination, (A) 50% or more of the assets of such party and its Subsidiaries, taken as a whole or (B) 50% or more of the equity securities of such party, in each case on terms which the majority of the Board of Directors of such party determines (after consultation with its financial advisors and outside legal counsel) in good faith by resolution duly adopted (A) would result in a transaction that, if consummated, is more favorable to the stockholders of such party (in their capacity as stockholders) from a financial point of view, than the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement offered by the other party in response to such Superior Proposal or otherwise pursuant to this Section 5.3) and (B) is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that no proposal shall be deemed to be a Superior Proposal if any financing required to consummate the proposal is not committed (unless it is reasonable to conclude that the proposed acquirer has adequate financial resources to consummate the transaction).

(h)          For the avoidance of doubt, any factually accurate and complete public statement by a party hereto that does nothing more than disclose the receipt of an Acquisition Proposal with respect to such party that was not initiated, solicited or knowingly facilitated or encouraged after the date of this Agreement by such party or any of its Subsidiaries or any of their respective Representatives, and the terms thereof, shall not be deemed to be a recommendation of such Acquisition Proposal or the withdrawal, amendment or modification of the recommendation of the relevant Board of Directors (or any committee thereof) in favor of this Agreement and the transactions contemplated hereby.

(i)           Immediately after the execution and delivery of this Agreement, each of American Eagle and Eternal shall, and shall cause its Subsidiaries and their respective Representatives to, cease and terminate any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any possible Acquisition Proposal with respect to American Eagle and Eternal, respectively.  Each of American Eagle and Eternal agrees that it shall (i) take the necessary steps to promptly inform its Representatives involved in the transactions contemplated by this Agreement of the obligations undertaken in this Section 5.3 and (ii) request each Person who has heretofore executed a confidentiality agreement within the last 12 months in connection with such Person’s consideration of any Acquisition Proposal with respect to it, or any similar transaction to return or destroy (which destruction shall be certified in writing by an executive officer of such Person) all confidential information heretofore furnished to such Person by or on its behalf.

Section 5.4            Access to Information and Properties.

(a)           Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each of American Eagle and Eternal shall, and shall cause each of its Subsidiaries to, afford to the authorized Representatives of the other party reasonable access, during normal business hours during the period prior to the Effective Time, to all of its properties, offices, contracts, books, commitments, records, data, and personnel and, during such period, it shall, and shall cause each of its Subsidiaries to, make available to the other parties all information concerning its business, properties and personnel as the other parties may reasonably request.  No party or any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any Law or binding agreement entered into prior to the date of this Agreement.  American Eagle and Eternal will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)           Eternal and American Eagle will hold any information obtained or contemplated under Section 5.4(a) above in accordance with the provisions of Section 5.5 hereof.

(c)           No investigation by Eternal or American Eagle or their respective Representatives made pursuant to this Section 5.4 shall affect the representations, warranties, covenants or agreements of the other set forth in this Agreement.

Section 5.5           Confidentiality.  All non-public information regarding the business of (i) American Eagle and its Subsidiary, on the one hand, and (ii) Eternal and its Subsidiaries, on the other hand, will be kept in strict confidence by the other (the “Receiving Party”) and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by the Receiving Party or disclosed to any third party (other than such party’s Representatives on a need-to-know basis) without the prior written consent of the party who owns such information (the “Disclosing Party”).  If the transactions contemplated by this Agreement do not proceed for any reason, then upon receipt of a written request from the Disclosing Party, the Receiving Party will immediately return to the Disclosing Party or certify as to the destruction of, any non-public information received from the Receiving Party.

Section 5.6            Further Action; Commercially Reasonable Efforts.

(a)           Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary authorizations, consents and approvals and to effect all necessary registrations and filings.  Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and, subject to applicable Laws and any applicable privilege relating to the exchange of information, will provide the other parties with copies of all filings made by such party with any Governmental Entity (except for filings available publicly on the SEC’s EDGAR system) or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby; provided that neither party is obligated to share any document submitted to a Governmental Entity that reflects the negotiations between the parties or the valuation of some or all of any party’s business.

(b)           Each of Eternal, the Merger Sub and American Eagle shall use their respective commercially reasonable efforts and shall cooperate with the other parties to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Entity.

(c)           In case at any time after Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Eternal shall take or cause to be taken all such necessary action.

(d)           Each of the parties hereto shall use commercially reasonable efforts to prevent the entry of, and to cause to be discharged or vacated, any order or injunction of a Governmental Entity precluding, restraining, enjoining or prohibiting consummation of the Merger.

(e)           Notwithstanding the foregoing provisions of this Section 5.6, neither Eternal nor the Merger Sub shall be required to accept, as a condition to obtaining any required approval or resolving any objection of any Governmental Entity, any requirement to divest or hold separate or in trust (or the imposition of any other condition or restriction with respect to) any assets or operations of Eternal or the Merger Sub or any of their respective affiliates or any of the respective businesses of American Eagle or its Subsidiary, including any American Eagle Assets.

Section 5.7            American Eagle Stockholder Statement; S-4.

(a)           As promptly as practicable after the execution of this Agreement, (i) American Eagle shall, with the cooperation of Eternal, commence preparation of the American Eagle Stockholder Statement and (ii) Eternal shall, with the cooperation of American Eagle, prepare and file with the SEC the S-4, and the parties shall prepare and file, if necessary, any other statement or schedule relating to this Agreement and the transactions contemplated hereby.  Each of American Eagle, Eternal and the Merger Sub shall use their respective reasonable best efforts to furnish the information required to be included by the SEC in the S-4 and any such statement or schedule.  Each of American Eagle and Eternal shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and American Eagle shall as promptly as practicable thereafter mail the American Eagle Stockholder Statement to its stockholders.

(b)           If, at any time prior to the Effective Time, any event or circumstance relating to American Eagle, Eternal, the Merger Sub or any of their respective affiliates, or its or their respective officers or directors, should be discovered by American Eagle or Eternal that should be set forth in an amendment to the S-4 or a supplement to the American Eagle Stockholder Statement, American Eagle or Eternal shall promptly inform the other party hereto thereof in writing.  All documents that American Eagle or Eternal is responsible for furnishing or filing with the SEC in connection with the transactions contemplated herein will comply as to form in all material respects with applicable requirements of the Securities Act and the Exchange Act.  Eternal shall notify American Eagle promptly of the time when the S-4 has become effective, of the issuance of any stop order or suspension of the qualification of the shares of Eternal Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments to the S-4 or for additional information and shall supply American Eagle with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the S-4 or the Merger and (ii) all orders of the SEC relating to the S-4.  American Eagle shall supply Eternal with copies of (i) the American Eagle Stockholder Statement prior to it being mailed to American Eagle’s stockholders, (ii) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Merger and (iii) all material correspondence between it or any of its Representatives, on the one hand, and any stockholder of American Eagle, on the other hand, with respect to the Merger.

(c)           Except as otherwise provided in Section 5.3(c), American Eagle, acting through the American Eagle Board, shall (i) recommend approval of this Agreement and include in the American Eagle Stockholder Statement such recommendation and (ii) use its reasonable best efforts to solicit and obtain the American Eagle Required Vote.  Notwithstanding any American Eagle Adverse Recommendation Change or the commencement, public proposal, public disclosure or communication to American Eagle of any Acquisition Proposal with respect to American Eagle or its Subsidiary, or any other fact or circumstance (except for termination of this Agreement pursuant to Section 7.1), this Agreement shall be submitted to the stockholders of American Eagle for the purpose of approving this Agreement, with such disclosures as shall be required by applicable Law.  Following any such withdrawal, amendment or modification of the American Eagle Board’s recommendation of this Agreement, American Eagle may submit this Agreement to its stockholders without a recommendation or with a negative recommendation (although the approval of this Agreement by the American Eagle Board may not be rescinded or amended), in which event the American Eagle Board may communicate the basis for its lack of a recommendation or negative recommendation to its stockholders in the American Eagle Stockholder Statement or an appropriate amendment or supplement thereto.  If American Eagle determines to hold a special meeting of its stockholders for the sole purpose of considering and taking action upon this Agreement (such meeting, including any postponement or adjournment thereof, the “American Eagle Special Meeting”), then American Eagle, acting through the American Eagle Board, shall, in accordance with its Articles of Incorporation and Bylaws and with applicable Law, promptly and duly call, give notice of, convene and hold the American Eagle Special Meeting as soon as practicable following the date upon which the S-4 becomes effective, for the purposes of voting upon the approval of this Agreement and the approval of the consummation of the transactions contemplated by this Agreement, including the Merger, and American Eagle shall use its reasonable best efforts to hold the American Eagle Special Meeting no later than 30 days after such date.

(d)           Promptly following the execution and delivery of this Agreement, Eternal, as the owner of all of the outstanding shares of capital stock of the Merger Sub, will approve this Agreement and the transactions contemplated hereby in its capacity as sole stockholder of the Merger Sub.

Section 5.8            Notification of Certain Matters.  American Eagle shall give prompt notice to Eternal of any fact, event or circumstance as to which American Eagle obtains knowledge that would be reasonably likely to result in a failure of a condition set forth in Section 6.3(a) or 6.3(b).  Eternal shall give prompt notice to American Eagle of any fact, event or circumstance as to which Eternal obtained knowledge that would be reasonably likely to result in a failure of a condition set forth in Section 6.2(a) or 6.2(b).

Section 5.9            Directors’ and Officers’ Indemnification and Insurance.

(a)           After the Effective Time, Eternal shall indemnify, defend and hold harmless the present and former officers and directors of American Eagle and its Subsidiary in such capacities (“Indemnified Parties”) to the fullest extent permitted by Law, in each case against any losses, damages, fines, penalties, expenses (including attorneys’ fees and expenses) or liabilities resulting from any claim, liability, loss, damage, cost or expense, asserted against, or incurred by, an Indemnified Party that is based on the fact that such Indemnified Party is or was a director, officer, employee, fiduciary or agent of American Eagle or its Subsidiary and arising out of actions or omissions or alleged actions or omissions in their capacity as a director, officer, employee, fiduciary or agent of American Eagle or its Subsidiary occurring at or prior to the Effective Time (including in connection with this Agreement and the transactions and actions contemplated hereby).  Eternal shall pay expenses in advance of the final disposition of any proceeding or threatened action, suit, proceeding, investigation or claim relating to any such acts or omissions or alleged acts or omissions (a “Proceeding”) to each Indemnified Party to the fullest extent permitted under applicable Law.  Each Indemnified Party will be entitled to receive such advances from Eternal within ten Business Days of receipt by Eternal from the Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by Law, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.  Eternal shall not settle, compromise or consent to the entry of any judgment in any Proceeding (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or such Indemnified Party otherwise consents.  Eternal shall, and shall cause its Subsidiaries to, cooperate in the defense of any such matter.  Eternal agrees that all rights to exculpation, advancement of expenses and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current and former officers and directors of American Eagle as provided in the Articles of Incorporation or Bylaws of American Eagle, in each case in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect in accordance with their terms and without amendment thereof.

(b)          Prior to the Closing, American Eagle shall purchase (after obtaining the written approval of Eternal, which approval shall not be unreasonably withheld, delayed, denied or conditioned), and after the Effective Time Eternal shall cause American Eagle, as the surviving entity of the Merger, to maintain or, if American Eagle has not already done so, Eternal shall purchase, tail directors’ and officers’ liability insurance coverage, at no expense to the beneficiaries, with a claims period of six years from the Effective Time, with respect to the directors and officers of American Eagle and its Subsidiary, who, as of the date of this Agreement, were covered by American Eagle’s then-existing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred before the Effective Time, from an insurance carrier with the same or better credit rating as American Eagle’s then-current insurance carrier, in an amount and scope and on terms and conditions no less favorable to such directors and officers than those in effect on the date of this Agreement; provided, however, that the annual premium for such insurance shall not exceed 200% of the per annum rate of premium currently paid by American Eagle and its Subsidiary for such insurance on the date of this Agreement.  In the event that the annual premium for such insurance exceeds such maximum amount, Eternal shall purchase as much coverage per policy year as reasonably obtainable for such maximum amount.

(c)           The covenants in this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

(d)          In the event that Eternal, or any of its successors or assigns, (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Eternal shall succeed to the obligations set forth in this Section 5.9.

Section 5.10         Publicity.  Neither American Eagle nor Eternal, nor any of their respective affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement without the prior consultation of the other party, except as may be required by Law or regulation of any regulatory authority if all reasonable best efforts have been made to consult with the other party.  In addition, the parties shall to the extent reasonably practicable consult with each other regarding the form and content of any public disclosure of any material developments or matters involving the disclosing party reasonably in advance of publication.

Section 5.11         Employment and Consulting Agreements. The forms of (i) the employment agreement between Eternal and Bradley Colby, as the Chief Executive Officer and President of Eternal, (ii) the employment agreement between Eternal and Thomas Lantz, as the Chief Operating Officer of Eternal and (iii) the consulting agreement between Eternal and Richard Findley, as a consultant of Eternal, in each case to become effective as of the Effective Time, are attached as Exhibit 5.11 hereto (collectively, the “Employment/Consulting Agreements”).  The parties shall use their reasonable best efforts to cause the Employment/Consulting Agreements to be executed by Eternal and such individuals as promptly as practicable after the date hereof, effective as of, and conditioned upon the occurrence of, the Effective Time.

Section 5.12          Certain Tax Matters.

(a)           This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

(b)           Eternal and American Eagle shall each use its respective reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(c)           American Eagle and Eternal shall cooperate in the preparation, execution and filing of all Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, and transfer, recording, registration and other fees and similar Taxes that become payable in connection with the Merger that are required or permitted to be filed on or before the Effective Time.  Each of Eternal, for itself and on behalf of the Merger Sub, and American Eagle shall pay, without deduction from any amount payable to holders of shares of American Eagle Common Stock and without reimbursement from the other party, any such Taxes or fees imposed on it by any Governmental Entity that become payable in connection with the Merger.

(d)          Neither Eternal nor American Eagle shall take (or fail to take) (and following the Merger, Eternal shall cause American Eagle not to take or fail to take) any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.  With respect to the Merger, Eternal shall (and following the Merger shall cause American Eagle to) file all required information with its Returns and maintain all records required for Tax purposes.

(e)           Between the date hereof and the Closing Date, American Eagle agrees to (i) prepare all Returns, other than income tax Returns, for any periods ending prior to the Closing Date and that are required to be filed within 15 days following such date (taking extensions to file into account) using tax accounting methods and principles consistent with those used for preceding tax periods, unless a change is required by applicable Law or regulation and (ii) prepare and submit to Eternal income tax Returns, including quarterly income tax estimates, where such Returns would be required to be filed prior to 30 days following the Closing Date (taking extensions to file into account).  American Eagle shall make such income tax Returns available to Eternal for review prior to filing with the relevant Governmental Entity and shall not refuse any reasonable request by Eternal with respect to such Returns.  Such Returns shall be prepared and filed, and all related taxes paid, on or prior to the Closing Date.

Section 5.13          Section 16 Matters.  Prior to the Closing, Eternal and American Eagle, and their respective Boards of Directors, shall use their reasonable best efforts to take all actions to cause any acquisitions of shares of Eternal Common Stock resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated under the Exchange Act, such actions to be taken in accordance with the terms and conditions set forth in no-action letters issued by the SEC in similar transactions.

Section 5.14          Directors and Officers of Eternal.  Eternal shall take all corporate action necessary (i) to cause the individuals listed in Exhibit 1.6 hereto to be duly elected or appointed as directors and officers of Eternal as set forth in Exhibit 1.6 hereto, effective upon or immediately after the Effective Time, (ii) to cause the individuals listed in Exhibit 1.6 hereto who are to serve as directors of Eternal effective upon or immediately after the Effective Time to be nominated for election by Eternal’s stockholders at any meeting(s) of such stockholders during the first calendar year after the Closing at which directors are to be elected; provided that, with respect to the foregoing clause (ii), such individuals are qualified, willing and able to stand for election, and (iii) during the first calendar year after the Closing, to maintain the number of persons serving as directors of Eternal at five.

ARTICLE 6
CONDITIONS

Section 6.1            Conditions to Each Party’s Obligation To Effect the Merger.  The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           This Agreement shall have been approved by the Required American Eagle Vote in accordance with the applicable provisions of the NRS;

(b)           No statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Entity of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the Merger or makes consummation of the Merger illegal;

(c)           The S-4 shall have been declared effective, and no stop order suspending the effectiveness of the S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

(d)           Each of the Employment/Consulting Agreements shall have been executed and delivered by the parties thereto.

Section 6.2           Conditions to the Obligation of American Eagle to Effect the Merger.  The obligation of American Eagle to effect the Merger is further subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by American Eagle in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           The representations and warranties of each of Eternal and the Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Eternal.  American Eagle shall have received a certificate signed on behalf of Eternal by a senior executive officer of Eternal to the foregoing effect;

(b)           Each of Eternal and the Merger Sub shall have performed or complied with in all material respects each of its obligations under this Agreement required to be performed or complied with by it on or prior to the Closing Date pursuant to the terms of this Agreement, and American Eagle shall have received a certificate signed on behalf of Eternal by a senior executive officer of Eternal to the foregoing effect; and

(c)           There shall not be pending any suit, action or proceeding, in each case, by any Governmental Entity seeking to restrain, preclude, enjoin or prohibit the Merger or any of the other transactions contemplated by this Agreement.

Section 6.3            Conditions to Obligations of Eternal and the Merger Sub to Effect the Merger.  The obligations of Eternal and the Merger Sub to effect the Merger are further subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Eternal, for itself and on behalf of the Merger Sub, in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           The representations and warranties of American Eagle set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on American Eagle.  Eternal shall have received a certificate signed on behalf of American Eagle by a senior executive officer of American Eagle to the foregoing effect;

(b)           American Eagle shall have performed or complied with in all material respects each of its obligations under this Agreement required to be performed or complied with by it on or prior to the Closing Date pursuant to the terms of this Agreement, and Eternal shall have received a certificate signed on behalf of American Eagle by a senior executive officer of American Eagle to the foregoing effect;

(c)           There shall not be pending any suit, action or proceeding, in each case, by any Governmental Entity seeking to (i) prohibit or limit in any material respect the ownership or operation by American Eagle, Eternal or the Merger Sub or any of their respective affiliates of a substantial portion of the business or assets of American Eagle and its Subsidiary, taken as a whole, or to require any such Person to dispose of or hold separate any material portion of the business or assets of American Eagle and its Subsidiary, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or (ii) restrain, preclude, enjoin or prohibit the Merger or any of the other transactions contemplated by this Agreement;

(d)           The number of Dissenting Shares for which demands for payment of the fair value thereof have not been withdrawn or for which the holders thereof have not failed to perfect or otherwise waived or lost dissenter’s rights under the applicable provisions of the NRS shall not exceed 5% of the outstanding shares of American Eagle Common Stock;

(e)           The Fairness Opinion shall not have been amended, withdrawn or rescinded and, if determined to be advisable by the Eternal Board in its reasonable discretion, Eternal shall have received an updated Fairness Opinion dated the Closing Date;

(f)           The Debenture Conversion, including the issuance of all shares of American Eagle Common Stock that are to be issued in connection with the Debenture Conversion pursuant to the terms of the Debenture, shall have been completed in all respects; and

(g)           The Private Placement, including the sale and issuance of all shares of American Eagle Common Stock that are to be sold and issued and American Eagle’s receipt of all funds therefor, in each case pursuant to the terms of the Private Placement, shall have been completed in all respects.

ARTICLE 7
TERMINATION

Section 7.1            Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of American Eagle):

(a)         by the mutual written consent of Eternal and American Eagle;

(b)         by either American Eagle or Eternal upon written notice to the other, if:

(i)               the Merger shall not have been consummated on or before September 30, 2011 (the “Termination Date”); provided, however that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to a party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

(ii)             any Governmental Entity shall have issued a statute, rule, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting consummation of the Merger or making consummation of the Merger illegal and such statute, rule, order, decree, regulation or other action shall have become final and nonappealable; provided, however, that the right to terminate pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in such action or who is then in material breach of Section 5.6 with respect to such action; or

(iii)             the stockholders of American Eagle fail to approve this Agreement because of the failure to obtain the American Eagle Required Vote by the Termination Date.

(c)         by American Eagle, upon written notice to Eternal, if Eternal shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b), or would materially impair or delay or otherwise have a material adverse effect on Eternal’s ability to consummate the transactions contemplated hereby and (ii) is incapable of being cured by Eternal prior to the Termination Date or is not cured by Eternal within 30 days following receipt of written notice from American Eagle of such breach or failure to perform;

(d)        by Eternal, upon written notice to American Eagle, if American Eagle shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b), or would materially impair or delay or otherwise have a material adverse effect on American Eagle’s ability to consummate the transactions contemplated hereby and (ii) is incapable of being cured by American Eagle prior to the Termination Date or is not cured by American Eagle within 30 days following receipt of written notice from Eternal of such breach or failure to perform;

(e)         by Eternal, upon written notice to American Eagle, (i) if American Eagle shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in Section 5.3 or (ii) if an American Eagle Adverse Recommendation Change shall have occurred or the American Eagle Board or any committee thereof shall have resolved to make an American Eagle Adverse Recommendation Change;

(f)         by American Eagle, upon written notice to Eternal, (i) if Eternal shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in Section 5.3 or (ii) if an Eternal Adverse Recommendation Change shall have occurred or the Eternal Board or any committee thereof shall have resolved to make an Eternal Adverse Recommendation Change;

(g)        by American Eagle, prior to obtaining the American Eagle Required Vote, if American Eagle receives a bona fide Acquisition Proposal not solicited in violation of Section 5.3 that the American Eagle Board determines in good faith is a Superior Proposal; provided that American Eagle shall not exercise its right to terminate this Agreement pursuant to this Section 7.1(g) unless:  (i) American Eagle has provided a written notice to Eternal (an “American Eagle Notice of Superior Proposal”), advising Eternal that American Eagle has received a Superior Proposal (it being understood that neither the delivery of an American Eagle Notice of a Superior Proposal nor any subsequent public announcement thereof in itself shall entitle Eternal to terminate this Agreement pursuant to Section 7.1(d) or 7.1(e)) that it intends to accept, together with a copy of the proposal documents unless previously provided hereunder and a summary of the terms and conditions of such proposal; (ii) Eternal does not, within four Business Days following its receipt of the American Eagle Notice of Superior Proposal, make an offer that, as determined by the American Eagle Board with respect to the holders of shares of American Eagle Common Stock, in good faith after consultation with its respective outside legal counsel and financial advisors, results in the applicable Acquisition Proposal no longer being a Superior Proposal (provided that, during such four-Business Day period, American Eagle shall negotiate in good faith with Eternal, to the extent Eternal wishes to negotiate, to enable Eternal to make such offer) (it being understood and agreed that, prior to any termination pursuant to this Section 7.1(g) taking effect, any amendment to the price or any other material term of a Superior Proposal (such amended Superior Proposal, a “Modified Superior Proposal”) shall require a new American Eagle Notice of Superior Proposal and a new four-Business Day period with respect to such Modified Superior Proposal); and (iii) simultaneously with, and as a condition to, its termination pursuant to this Section 7.1(g), American Eagle shall pay to Eternal the American Eagle Termination Fee provided under Section 8.1(b);

(h)        by Eternal, if Eternal receives a bona fide Acquisition Proposal not solicited in violation of Section 5.3 that the Eternal Board determines in good faith is a Superior Proposal; provided that Eternal shall not exercise its right to terminate this Agreement pursuant to this Section 7.1(h) unless:  (i) Eternal has provided a written notice to American Eagle (an “Eternal Notice of Superior Proposal”) advising American Eagle that Eternal has received a Superior Proposal (it being understood that neither delivery of an Eternal Notice of a Superior Proposal nor any subsequent public announcement thereof in itself shall entitle American Eagle to terminate this Agreement pursuant to Section 7.1(c) or 7.1(f)) that it intends to accept, together with a copy of the proposal documents unless previously provided hereunder and a summary of the terms and conditions of such Proposal; (ii) American Eagle does not, within four Business Days following its receipt of the Eternal Notice of Superior Proposal, make a counterproposal that, as determined by the Eternal Board with respect to the holders of shares of Eternal Common Stock, in good faith after consultation with its respective outside legal counsel and financial advisors, results in the Acquisition Proposal no longer being a Superior Proposal (provided that, during such four-Business Day period, Eternal shall negotiate in good faith with American Eagle, to the extent that American Eagle wishes to negotiate, to enable American Eagle to make such a counterproposal) (it being understood and agreed that, prior to any termination pursuant to Section 7.1(h) taking effect, any Modified Superior Proposal shall require a new Eternal Notice of Superior Proposal and a new four-Business Day period with respect to such Modified Superior Proposal); and (iii) simultaneously with, and as a condition to, its termination pursuant to this Section 7.1(h), Eternal shall pay to American Eagle the Eternal Termination Fee provided under Section 8.1(c); and

(i)           by American Eagle, upon written notice of termination pursuant to this Section 7.1 to Eternal, if all conditions in Sections 6.1 and 6.3 (other than the condition set forth in Section 6.3(d)) have been satisfied or, in the case of any opinions or certificates to be delivered on the Closing Date, could be satisfied, and Eternal has failed to irrevocably waive the condition set forth in Section 6.3(d) within five Business Days after receipt of a written notice from American Eagle certifying that all conditions in Sections 6.3(a), (b), (f), and (g) have been satisfied (or, are capable of satisfaction at Closing) and that American Eagle is prepared to close.

Section 7.2            Effect of Termination.

(a)           In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given by the terminating party to the other parties specifying the provision of this Agreement pursuant to which such termination is made and, except with respect to this Section 7.2, Section 5.5 and Article 8, this Agreement shall forthwith become null and void after the expiration of any applicable period following such notice.  In the event of such termination, there shall be no liability on the part of Eternal, the Merger Sub or American Eagle, except as set forth in Section 8.1 of this Agreement; provided that nothing herein shall relieve any party from any liability with respect to any willful breach of any representation, warranty, covenant or other obligation under this Agreement.

(b)          In the event of termination of this Agreement as provided in Section 7.1, for a period of one year following the date of such termination, neither American Eagle nor Eternal (nor any of their respective Subsidiaries), without the prior written consent of the other party (which consent may be withheld, delayed, denied or conditioned in the sole and absolute discretion of such party), will hire, or solicit for hire or employment (whether as an employee or consultant), directly or indirectly, any officer or employee of, or consultant to, the other party or any of its Subsidiaries or any Person who at the time of proposed hire had been an officer or employee of the other party or any of its Subsidiaries within the previous six months (excluding current oil and gas operating activities that the parties are conducting with one another or as may be reasonably anticipated in the ordinary course of business relating to such activities).  For the purposes of this provision, “solicitation” shall not include solicitation of any officer or employee who is solicited by advertising in a newspaper or periodical of general circulation or who on his or her own initiative seeks employment with Eternal or American Eagle, as the case may be.

(c)           In the event of termination of this Agreement as provided in Section 7.1, for a period of six months following the date of such termination, without the prior written consent of the Eternal Board or the American Eagle Board, as the case may be, which consent may be withheld, delayed, denied or conditioned in the sole and absolute discretion of such Board of Directors, neither Eternal nor American Eagle shall directly or indirectly (nor shall either of them assist or encourage directly or indirectly others to):  (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, directly or indirectly, by purchase or otherwise, ownership of any voting securities or rights to acquire any voting securities of the other, or any of the assets or businesses of the other or any Subsidiary or division thereof or any bank debt, claims or other obligations of the other or any rights to acquire such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the other or to obtain representation on the other’s Board of Directors, or solicit, or participate in the solicitation of, any proxies of the other’s stockholders, or make any public announcement with respect to any of the foregoing; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the other or its securities or assets; or (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a “group” (as defined in the Exchange Act) in connection with any of the foregoing.  Each party will promptly advise the other of any inquiry or proposal made to it with respect to any of the foregoing.  Notwithstanding the foregoing, (w) neither party’s Board of Directors shall withhold, delay, deny or condition its consent if to do so would be inconsistent with its fiduciary duties; (x) either party shall be permitted to commence a non-coercive tender offer for the other’s common stock at a price higher than that contemplated by any other then-existing merger, stock purchase or similar agreement to which the other is a party; (y) either party may comment on any merger negotiation process or other matter relating to or involving the merger or takeover of the other in order to correct material misstatements or omissions by the other or its advisors; and (z) either party may continue the current oil and gas operating activities conducted with the other party and as may be reasonably contemplated in the ordinary course of business relating to such activities.  If either party enters into a standstill with a third party that is more favorable than the foregoing, such party will amend its standstill with the other party accordingly.

ARTICLE 8
MISCELLANEOUS

Section 8.1            Fees and Expenses.

(a)           Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as provided in this Article 8.

(b)           Notwithstanding anything in this Agreement to the contrary, if American Eagle terminates the Agreement pursuant to Section 7.1(g), then American Eagle, at or prior to the time of, and as a pre-condition to the effectiveness of, termination, shall pay to Eternal an amount equal to $150,000 (the “American Eagle Termination Fee”) as a reasonable estimate of the expenses incurred by Eternal in connection with this Agreement.  Any such payment (i) shall be made by wire transfer of immediately available funds to an account designated by Eternal and (ii) shall be made prior to or concurrently with the first to occur of the execution of a definitive agreement providing for an Acquisition Proposal or the consummation of an Acquisition Proposal.

(c)           Notwithstanding anything in this Agreement to the contrary, if Eternal terminates the Agreement pursuant to Section 7.1(h), then Eternal, at or prior to the time of, and as a pre-condition to the effectiveness of, termination, shall pay to American Eagle an amount equal to $150,000 (the “Eternal Termination Fee”) as a reasonable estimate of the expenses incurred by American Eagle in connection with this Agreement.  Such payment shall be made by wire transfer of immediately available funds to an account designated by American Eagle.  Any such payment (i) shall be made by wire transfer of immediately available funds to an account designated by American Eagle and (ii) shall be made prior to or concurrently with the first to occur of the execution of a definitive agreement providing for an Acquisition Proposal or the consummation of an Acquisition Proposal.

(d)           Each party acknowledges that the agreements contained in this Section 8.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either party fails promptly to pay or cause to be paid the amounts due from it pursuant to this Section 8.1 and if, in order to obtain such payment, the other party commences a suit that results in a judgment for the amounts set forth in this Section 8.1, the defaulting party shall pay to the other party its reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 8.1 from the date payment was due at 10% per annum.

(e)           This Section 8.1 shall survive any termination of this Agreement.

Section 8.2            Amendment; Waiver.

(a)           This Agreement may be amended by the parties to this Agreement, by action taken or authorized by their respective Boards of Directors, at any time before or after the American Eagle Required Vote has been obtained, but after such American Eagle Required Vote has been obtained no amendment shall be made without the approval of the stockholders of American Eagle if such amendment alters or changes (i) the Merger Consideration, (ii) any term of the Articles of Incorporation or Bylaws of Eternal if such alteration or change would adversely affect the holders of any shares of Eternal Common Stock or (iii) any terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of American Eagle Common Stock.  This Agreement may not be amended except by an instrument in writing signed on behalf of American Eagle and Eternal, for itself and on behalf of the Merger Sub.

(b)           At any time prior to the Effective Time, the parties to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive in whole or in part any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party or (iii) waive in whole or in part compliance with any of the agreements or conditions of the other parties hereto contained herein.  Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at Law or in equity.

Section 8.3            Survival.  The representations and warranties contained in this Agreement or in any certificates or other documents delivered prior to or on the Closing Date shall survive until (but not beyond) the Effective Time.  The covenants and agreements of the parties hereto shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

Section 8.4           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) the transmitter’s confirmation of a receipt of a facsimile or e-mail transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, (c) the expiration of five Business Days after the day when mailed in the United States by certified or registered mail, postage prepaid, return receipt requested or (d) delivery in Person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

if to American Eagle, to:

AMERICAN EAGLE ENERGY INC.
27 North 27th Street, Suite 21 G
Billings, Montana 59101
Telephone: 406-294-9765
Facsimile: 406-248-1012
Attention: Richard Findley, President
E-mail: prospector@180com.net

with a copy to (which copy shall not constitute notice):

WINTER LLP
1901 Newport Blvd., Suite 350
Costa Mesa, California 92627
Telephone: 949-999-2058
Facsimile: 949-999-2059
Attention: Todd Winter, Esq.
E-mail:  twinter@winterllp.com

if to Eternal or the Merger Sub, to:

ETERNAL ENERGY CORP.
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
Telephone: 303-798-5235
Facsimile: 303-798-5767
Attention: Bradley Colby, Chief Executive Officer
E-mail: bradcolby@eternalenergy.com

with a copy to (which copy shall not constitute notice):

BAKER & HOSTETLER LLP
600 Anton Blvd., Suite 900
Costa Mesa, California, California 92626
Telephone: 714-966-8807
Facsimile: 714-966-8802
Attention: Randolf W. Katz, Esq.
E-mail: rwkatz@bakerlaw.com

Section 8.5           Rules of Construction and Interpretation; Definitions.

(a)          When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The phrase “made available,” when used in this Agreement, shall mean that the information referred to has been made available to the party to whom such information is to be made available.  The word “affiliates” when used in this Agreement shall have the meaning ascribed to it in Rule 12b-2 under the Exchange Act.  The phrase “beneficial ownership” and words of similar import when used in this Agreement shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.  The phrase “the date of this Agreement,” “date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 8, 2011.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

(b)          Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said counsel.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(c)          The inclusion of any information in the American Eagle Disclosure Letter or the Eternal Disclosure Letter shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the American Eagle Disclosure Letter or Eternal Disclosure Letter, as applicable, that such information is required to be listed in the American Eagle Disclosure Letter or Eternal Disclosure Letter, as applicable, or that such items are material to American Eagle or Eternal, as the case may be.  The headings, if any, of the individual sections of each of the Eternal Disclosure Letter and American Eagle Disclosure Letter are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement.

(d)          The following terms have the following definitions:

(i)               “Acceptable Confidentiality Agreement” means a confidentiality agreement on terms no less favorable to American Eagle or Eternal, as the case may be, than Section 5.5 hereof.

(ii)              “American Eagle Leased Real Property” means all interests in real property pursuant to the American Eagle Leases.

(iii)            “American Eagle Leases” means the real property leases, subleases, licenses and use or occupancy agreements pursuant to which American Eagle or its Subsidiary is the lessee, sublessee, licensee, user, operator or occupant of real property, or interests therein.

(iv)            “American Eagle Owned Real Property” means the real property, and interests in real property, owned by American Eagle or its Subsidiary.

(v)             “American Eagle Real Property” means American Eagle Owned Real Property and American Eagle Leased Real Property.

(vi)            “Business Day” means any day other than Saturday and Sunday and any day on which banks are not required or authorized to close in the State of Nevada.

(vii)           “Claim” shall mean any claim, action, suit, proceeding or investigation.

(viii)          “Cleanup” means all actions required to:  (i) clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

(ix)            “Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

(x)             “Employee Benefit Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, or any other employee compensation and benefit plan, agreement, program, policy or other arrangement or payroll practice, whether formal or informal, oral or written, legally binding or not, and whether or not subject to ERISA, including, without limitation, employment agreements, change-in-control agreements, severance and retention pay, short term and long term disability paid leave, vacation pay, consulting or other compensation agreements, deferred compensation in the form of annual bonuses, long-term incentive programs in the form of restricted stock grants and stock option grants, medical insurance including medical, dental, vision and prescription coverage, life and accidental death and dismemberment insurance, tuition aid reimbursement, relocation assistance, expatriate benefits, retiree medical and life insurance.

(xi)            “Employment and Withholding Taxes” means any federal, state, provincial, local, foreign or other employment, unemployment, insurance, social security, disability, workers’ compensation, payroll, health care or other similar Tax and all Taxes required to be withheld by or on behalf of each of American Eagle and its Subsidiary, or Eternal and any of its Subsidiaries, as the case may be, in connection with amounts paid or owing to any employee, independent contractor, creditor or other party, in each case, on or in respect of the business or assets thereof.

(xii)           “Environmental Claim” means any claim, demand, suit, action, cause of action, proceeding, investigation or notice to any Person alleging any potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries or penalties) arising out of, based on, or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location for which such Person or its Subsidiaries may bear responsibility or liability or (ii) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

(xiii)           “Environmental Laws” means all Laws, including common law, relating to pollution, Cleanup, restoration or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata and natural resources) or to the protection of flora or fauna or their habitat or to human or public health, including Laws relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials, including the Federal Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, the Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act and the Emergency Planning and Community Right to Know Act, each as amended and currently in effect.

(xiv)           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(xv)            “Eternal Leased Real Property” means all interests in real property pursuant to the Eternal Leases.

(xvi)           “Eternal Leases” means the real property leases, subleases, licenses and use or occupancy agreements pursuant to which Eternal or any of its Subsidiaries is the lessee, sublessee, licensee, user, operator or occupant of real property, or interests therein.

(xvii)          “Eternal Owned Real Property” means the real property, and interests in real property, owned by Eternal or any of its Subsidiaries.

(xviii)         “Eternal Real Property” means the Eternal Owned Real Property and the Eternal Leased Real Property.

(xix)            “Hazardous Material” means (i) chemicals, pollutants, contaminants, wastes, toxic and hazardous substances, and oil and petroleum products, (ii) any substance that is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, lead or lead-based paint or materials, (iii) any substance that requires investigation, removal or remediation under any Environmental Law, or is defined, listed, regulated or identified as hazardous, toxic or otherwise regulated under any Environmental Laws, (iv) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous to human health or the environment or (v) Naturally Occurring Radioactive Material (NORM).

(xx)             “knowledge” of any Person means the knowledge after due inquiry of all officers of such Person.

(xxi)           “Liens” means any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restrictions or limitations of any nature whatsoever.

(xxii)          “Litigation” means any action, claim, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal or regulatory, in Law or in equity, by or before any Governmental Entity or arbitrator (including worker’s compensation claims).

(xxiii)         “Material Adverse Effect” means, with respect to Eternal or American Eagle, as the case may be, the existence of a materially adverse change to the financial condition, business, assets, properties or results of operations of such party and its Subsidiaries, taken as a whole, no matter how caused or how arising, except for any materially adverse change that is caused by or arises from one or more of (i) changes to economic, political or business conditions affecting the domestic energy markets generally, except, in each case, to the extent any such changes or effects materially disproportionately affect such party, (ii) the occurrence of natural disasters of any type, including, without limitation, earthquakes and tsunamis but not including hurricanes, (iii) changes in the market price of oil or natural gas, (iv) the announcement or pendency of this Agreement and the transactions contemplated hereby, compliance with the terms hereof or the disclosure of the fact that Eternal is the prospective owner of American Eagle, (v) the existence or occurrence of war, acts of war, terrorism or similar hostilities or (vi) changes in Laws of general applicability or interpretations thereof by courts or Governmental Entities.

(xxiv)          “Oil and Gas Interests” means (i) direct and indirect interests in and rights with respect to oil, gas or minerals, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests; (ii) all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons (collectively, “Hydrocarbons”) and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (iii) all easements, rights of way, licenses, permits, leases and other interests associated with, appurtenant to or necessary for the operation of any of the foregoing; and (iv) all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to or necessary for the operation of any of the foregoing.

(xxv)           “Permitted Liens” means (i) Liens reserved against or identified in the American Eagle Balance Sheet or the Eternal Balance Sheet, as the case may be, to the extent so reserved or reflected or described in the notes thereto, (ii) Liens for Taxes not yet due and payable, (iii) Liens existing pursuant to credit facilities, if any, of American Eagle and its Subsidiary or Eternal and its Subsidiaries, as the case may be and in each case in effect as of the date of this Agreement and (iv) those Liens that, individually or in the aggregate with all other Permitted Liens, do not, and are not reasonably likely to, materially interfere with the use or value of the properties or assets of American Eagle and its Subsidiary or Eternal and its Subsidiaries, as the case may be and in each case taken as a whole as currently used, or otherwise individually or in the aggregate have or result in a Material Adverse Effect on American Eagle or Eternal, as the case may be.

(xxvi)          “Person” means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company, limited liability company, unincorporated entity or Governmental Entity.

(xxvii)         “Release” means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, dispersal, leaching, migration, transporting or placing of Hazardous Materials, including into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

(xxviii)        “Return” means any return, estimated tax return, report, declaration, form, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(xxix)           “Subsidiary” means with respect to any Person, any other Person of which (i) such Person is directly or indirectly the controlling general partner or (ii) 50% or more of the securities or other interests having by their terms ordinary voting power for the election of directors or others performing similar functions are directly or indirectly owned by such Person.

(xxx)           “Tax” means any federal, state, provincial, local, foreign or other tax, import, duty or other governmental charge or assessment or deficiencies thereof, including income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax and including all interest and penalties thereon and additions to tax.

Section 8.6           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.7           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

Section 8.8           Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral), among the parties with respect to the subject matter of this Agreement.

Section 8.9            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  Upon such determination that any term, provision, covenant or restriction is invalid, void, unenforceable, overly broad or against public policy by any court of competent jurisdiction, the parties intend that such court modify such provision to the extent necessary so as to render it valid, effective, enforceable, reasonable and not overly broad and such term, provision, covenant or restriction shall be deemed modified to the extent necessary to provide the intended benefits to modify this Agreement so as to effect the original intent of the parties, as evidenced by this Agreement, as closely as possible in a mutually acceptable manner in order that the transactions as originally contemplated hereby are fulfilled to the fullest extent possible.

Section 8.10          Governing Law.  This Agreement shall be governed, construed and enforced in accordance with the Laws of the State of Nevada without giving effect to the principles of conflicts of law thereof.

Section 8.11          Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

Section 8.12         Parties-in-Interest. This Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement and their permitted assignees, and (other than Section 5.9) nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.  Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of any party to this Agreement (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of any party to this Agreement, nor any Representative of any of the parties to this Agreement and their respective affiliates shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

Section 8.13          Specific Performance.  The parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at Law or equity.

Section 8.14         Jurisdiction and Venue. Each of the parties hereto agrees that any claim, suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, under or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined in the courts sitting in Clark County, Nevada (and each agrees that no such claim, suit, action or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts), and the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of such courts in any such claim, suit, action or proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such claim, suit, action or proceeding.  Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document in any such claim, suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.4 shall be deemed effective service of process on such party.  The parties hereto hereby agree that a final, non-appealable judgment in any such claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions in the world by suit on the judgment or in any other manner provided by applicable Law.

******

[Signatures appear on the next page.]

IN WITNESS WHEREOF, Eternal, the Merger Sub and American Eagle have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

ETERNAL ENERGY CORP.

By:	/s/ Bradley Colby
Bradley Colby, Chief Executive Officer

ETERNAL SUB CORP.

By:	/s/ Bradley Colby
Bradley Colby, Chief Executive Officer

AMERICAN EAGLE ENERGY INC.

By:	/s/ Richard Findley
Richard Findley, President

Annex B

April 11, 2011

Special Committee of the Board of Directors
Eternal Energy Corp.
2549 West Main Street, Suite. 202
Littleton, Colorado 80120

Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to Eternal Energy Corp., a Nevada corporation (the “Company”), of the share ownership ratio of the Company’s common stock, par value $0,001 per share (the “Common Stock”) (without giving effect to the exercise of any outstanding options to purchase equity securities of the Company or of American Eagle Energy, Inc. (“American”)), as between the stockholders of the Company and the stockholders of American, upon the issuance of the Merger Consideration (as defined below) as of the closing of the proposed Merger (as defined below). Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among the Company, a newly formed wholly-owned subsidiary of the Company (“Merger Sub”) and American, Merger Sub will merge with and into American (the “Merger”), as a result of which American will become a wholly-owned subsidiary of the Company. Upon the closing of the Merger, the Company will issue an aggregate of 164,023,288 shares of Common Stock (the “Merger Consideration”) to the stockholders of American. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

In connection with our review of the Merger, and in arriving at our opinion described below, we have, among other things:

•	Reviewed and analyzed the financial terms of a draft of the Merger Agreement, dated April 8, 2011;

•	Reviewed and analyzed certain publicly available business and financial information relating to the Company and American that we deemed relevant;

•
Reviewed and analyzed certain non-public internal financial information and other operating data and planning materials relating to the business and financial prospects of the Company and American, including estimates and financial projections prepared by the management of the Company and American, respectively, and provided to us by the Company and American for the purpose of our analysis;

•	Reviewed the current and historical share price(s) and trading history for the Company and American and the trading histories for certain other publicly traded companies which we deemed relevant;

•	Reviewed the financial terms, to the extent publicly available, of certain other transactions involving companies we deemed relevant; and

•	Performed such other financial studies, analyses, investigations and such other factors which we deemed relevant.

18300 Von Karman Ave., Suite 700 ■  Irvine, California 92612
TEL: 949 477-9300 ■ FAX: 949 477-9211 ■ TOLL-FREE: 888 477-9301 ■ administration@ckcooper.com

ETERNAL ENERGY CORP.

In addition, we have held multiple conversations with senior management and the Board of Directors of the Company and American regarding the Merger and recent developments in the business operations of the Company and American, respectively.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company and American that the financial information provided by such party has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company and American as to the expected future results of operations and financial condition of the Company and American, respectively. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Merger Agreement.

In addition, we have not conducted a physical inspection or made an independent evaluation or appraisal of assets of the Company, nor have we been furnished with any such evaluation or appraisal. Our opinion relates to the Company as a going concern and, accordingly, we express no opinion on its liquidation value. In rendering our opinion, we have assumed that in the course of obtaining any necessary regulatory and governmental approvals for the Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Merger. Our opinion is based on circumstances as they exist and can be evaluated on, and the information made available to us at, the date hereof and is without regard to any market, economic, financial, legal or other circumstances or event of any kind of nature that may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have assumed that the executed Merger Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Merger Agreement without amendments thereto; (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder and (v) the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended.

We have been engaged by the Company to render an opinion to the Special Committee of the Board of Directors with respect to the Merger and we will receive a fee from the Company for rendering this opinion. The fee for this opinion is not contingent upon the conclusions reached in our opinion. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our agreement(s). We and our affiliates may in the future provide, certain investment banking and financial services to the Company for which we would expect to receive, compensation.

We have not been requested to, and did not, (i) participate in negotiations with respect to the Merger Agreement, (ii) solicit any expressions of interest from any other parties with respect to any business combination with the Company or any other alternative transaction or (iii) advise the Special Committee of the Board of Directors or any other party with respect to alternatives to the Merger. In addition, we were not requested to and did not provide advice regarding the structure, the Merger Consideration, any other aspect of the Merger, or to provide services other than the delivery of this opinion.

ETERNAL ENERGY CORP.

As part of our investment banking business, we are regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we may actively trade the securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities that may directly or indirectly, affect or be affected by the Merger.

It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company, solely in connection with its consideration of the Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purpose, without our prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. However, notwithstanding the foregoing, we consent to the inclusion of this letter in full in the Company’s Registration Statement on Form S-4, and all amendments thereto, including the prospectus included therein, relating to the Merger.

Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which the Company might engage.

We have not been retained to comment on the strategic merit of the Merger or the future operations of the Company. Future business conditions are subject to change and are beyond our control and the parties involved in the Merger. This opinion has been reviewed and approved by C. K. Cooper’s fairness opinion committee.

Based upon, and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the share ownership ratio of the Common Stock (without giving effect to the exercise of any outstanding options to purchase equity securities of the Company or of American), as between the stockholders of the Company and the stockholders of American, upon the issuance of the Merger Consideration as of the closing of the proposed Merger, is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ C. K. Cooper & Company
C. K. COOPER & COMPANY, INC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502(1) of the Nevada Revised Statutes (the “NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502(2) of the NRS provides that a corporation may similarly indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the NRS provides that to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue, or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751(1) of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee, or agent is proper in the circumstances.  The determination must be made (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751(2) of the NRS provides that the articles of incorporation, bylaws, or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.  Such provision does not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 78.751(3) of the NRS provides that the indemnification pursuant to Section 78.7502 of the NRS and advancement of expenses authorized in, or ordered by, a court pursuant to Section 78.751, (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses made pursuant to Section 78.751 (2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who acted in any of the capacities set forth above for any liability asserted against such person for any liability asserted against him or her and liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liabilities and expenses.

Eternal’s Bylaws provide that (1) Eternal shall indemnify any individual made a party to a proceeding because he or she is or was an officer, director, employee, or agent of Eternal against liability incurred in the proceeding, all pursuant to and consistent with the provisions of Section 78.751 of the NRS and (2) the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by Eternal as they are incurred and in advance of the final disposition of the action, suit, or proceeding, but only after receipt by Eternal of an undertaking by or on behalf of the officer or director on terms set by Eternal’s board of directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by Eternal.

Eternal’s Bylaws also provide that the indemnification permitted in such Bylaws is intended to be to the fullest extent permissible under the laws of the State of Nevada.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

2.1
Agreement and Plan of Merger, dated April 8, 2011, by and among Eternal Energy Corp., Eternal Sub Corp., and American Eagle Energy Inc. (attached as Annex A to the prospectus that is part of this Registration Statement).

2.1(a)
First Amendment to Agreement and Plan of Merger, dated as of September 28, 2011, by and among Eternal Energy Corp., Eternal Sub Corp., and American Eagle Energy Inc. (Incorporated by reference to Exhibit 2.1(a) of our Current Report on Form 8-K filed September 28, 2011.)

3(i).1	Articles of Incorporation filed with the Nevada Secretary of State on July 25, 2003. (Incorporated by reference to Exhibit 3.1 of our Form 10-SB filed August 18, 2004.)
3(i).2	Certificate of Change filed with the Nevada Secretary of State effective November 7, 2005. (Incorporated by reference to Exhibit 3(i).2 of our Current Report on Form 8-K filed November 9, 2005.)
3(i).3	Articles of Merger filed with the Nevada Secretary of State effective November 7, 2005. (Incorporated by reference to Exhibit 3(i).3 of our Current Report on Form 8-K filed November 9, 2005.)
3(ii).1	Bylaws, adopted July 18, 2003. (Incorporated by reference to Exhibit 3.2 of our Form 10-SB filed August 18, 2004.)
3(ii).2	Amendment No. 1 to Bylaws, adopted November 4, 2005. (Incorporated by reference to Exhibit 3(ii) of our Current Report on Form 8-K filed November 9, 2005.)
5.1**	Opinion of Baker & Hostetler LLP.
10.1
Agreement and Plan of Merger between Golden Hope Resources Corp. (renamed Eternal Energy Corp.) and Eternal Energy Corp., filed with the Nevada Secretary of State effective November 7, 2005. (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed November 9, 2005.)

10.2
Purchase and Sale Agreement by and between Eternal Energy Corp., PNP Petroleum I, LP, Cibolo Energy Operating, Inc. and Century Assets Corporation, dated June 25, 2010.  (Incorporated by reference to Exhibit 10.2 of our Quarterly Report on Form 10-Q filed August 16, 2010.)

10.3
Purchase and Sale Agreement between Eternal Energy Corp. and American Eagle Energy Inc. dated June 18, 2010.  (Incorporated by reference to Exhibit 10.3 of our Quarterly Report on Form 10-Q filed August 16, 2010.)

10.4	Reserved for future use.
10.5	Reserved for future use.
10.6
Letter Agreement by and between Eternal Energy Corp. and International Frontier Resources Corporation. (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed December 5, 2005.)

10.7	Reserved for future use.
10.8	Reserved for future use.
10.9
Letter Agreement by and between Eternal Energy Corp. and International Frontier Resources Corporation Relating to Quad 41 and Quad 42 dated January 30, 2006. (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed February 3, 2006.)

10.10
Amended and Restated Letter Agreement by and between Eternal Energy Corp. and International Frontier Resources Corporation Relating to Quad 14 dated January 30, 2006. (Incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed February 3, 2006.)

10.11	Reserved for future use.
10.12	Reserved for future use.
10.13	Reserved for future use.
10.14	Reserved for future use.
10.15	Reserved for future use.
10.16
Letter Agreement effective as of May 19, 2006, by and among Eternal Energy Corp., International Frontier Resources Corporation, Palace Exploration Company Limited, Oilexco Incorporated, and Challenger Minerals (North Sea) Limited (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed May 23, 2006).

10.17
Letter Agreement dated October 15, 2006, by and among Eternal Energy Corp., Fairway Exploration, LLC, Prospector Oil, Inc., and 0770890 B.C. Ltd. (Incorporated by reference to Exhibit 10.17 of our Annual Report on Form 10-KSB filed April 16, 2007).

10.18
Letter Agreement dated October 26, 2006, by and among Eternal Energy Corp., Fairway Exploration, LLC, Prospector Oil, Inc., 0770890 B.C. Ltd., and Rover Resources Inc. (Incorporated by reference to Exhibit 10.18 of our Annual Report on Form 10-KSB filed April 16, 2007).

10.19
Letter Agreement dated February 28, 2007, by and among Eternal Energy Corp., Pebble Petroleum Inc., Emerald Bay Holdings Ltd., and Heartland Resources Inc. (Incorporated by reference to Exhibit 10.19 of our Annual Report on Form 10-KSB filed April 16, 2007).

10.20	Agreement To Terminate DGWS Option (Incorporated by reference to Exhibit 10.20 of our Quarterly Report on Form 10-Q filed May 15, 2009.
10.21	Employment Agreement by and between Eternal Energy Corp. and Craig Phelps dated August 1, 2007 (Incorporated by reference to Exhibit 10.21 of our Quarterly Report on Form 10-Q filed May 15, 2009).
10.22	Employment Agreement by and between Eternal Energy Corp. and Kirk A. Stingley dated June 2, 2008 (Incorporated by reference to Exhibit 10.22 of our Quarterly Report on Form 10-Q filed May 15, 2009).
10.23
Amended and Restated Employment Agreement by and between Eternal Energy Corp. and Bradley M. Colby dated November 1, 2009 (Incorporated by reference to Exhibit 10.23 of our Quarterly Report on form 10-Q filed November 23, 2009).

10.24
First Amendment to the Amended and Restated Employment Agreement by and between Eternal Energy Corp. and Craig H. Phelps dated August 1, 2009 (Incorporated by reference to Exhibit 10.24 of our Quarterly Report on form 10-Q filed November 23, 2009).

10.25
First Amendment to the Employment Agreement by and between Eternal Energy Corp. and Kirk A. Stingley dated October 30, 2009 (Incorporated by reference to Exhibit 10.25 of our Quarterly Report on form 10-Q filed November 23, 2009).

10.26	Reserved for future use.
10.27	Lease Agreement dated January 1, 2009 by and between Eternal Energy Corp. and Oakley Ventures, LLC. (Incorporated by reference to Exhibit 10.27 of our Annual Report on Form 10-K filed March 23, 2010.)
10.28
Purchase and Sale Agreement by and between Eternal Energy Corp. and Ryland Oil Corporation dated March 26, 2010.  (Incorporated by reference to Exhibit 10.28 of our Current Report on Form 8-K filed March 29, 2010.)

10.29
Purchase of Royalty Agreement by and between Eternal energy corp. and Ryland Oil Corporation dated March 26, 2010.  (Incorporated by reference to Exhibit 10.29 of our Current Report on Form 8-K filed March 29, 2010.)

10.29a
Amending Agreement to the Ryland / Eternal Royalty Purchase Agreement by and between Eternal Energy Corp. and Ryland Oil Corporation dated April 20, 2010.  (Incorporated by reference to Exhibit 10.29a of our Current Report on Form 8-K filed March 29, 2010.)

10.30
Termination Agreement (of the US Pebble Acquisition Agreement) by and between Eternal Energy Corp., Fairway Exploration LLC, Prospector Oil, Inc. Pebble Petroleum Inc. and Rover Resources Inc. dated April 29, 2010.  (Incorporated by reference to Exhibit 10.30 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.31
Termination Agreement (of the Canadian Pebble Acquisition Agreement) by and between Eternal Energy Corp., Fairway Exploration LLC, Prospector Oil, Inc. and Pebble Petroleum Inc. dated April 29, 2010.  (Incorporated by reference to Exhibit 10.31 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.32
Termination Agreement (of the US Prospect Acquisition Agreement) by and between Eternal Energy Corp., Fairway Exploration LLC, Prospector Oil, Inc., Pebble Petroleum Inc., Rover Resources Inc., Steven Swanson, Richard L. Findley, Thomas G. Lantz and Ryland Oil Corporation dated May 11, 2010.  (Incorporated by reference to Exhibit 10.31 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.33
Termination Agreement (of the Canadian Prospect Acquisition Agreement) by and between Eternal Energy Corp., Fairway Exploration LLC, Prospector Oil, Inc., Pebble Petroleum Inc., Rover Resources Inc., Steven Swanson, Richard L. Findley, Thomas G. Lantz and Ryland Oil Corporation dated May 11, 2010.  (Incorporated by reference to Exhibit 10.33 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.34
Termination of Management Services Agreement by and between Eternal Energy Corp., Ryland Oil Corporation and Brad Colby dated December 1, 2009.  (Incorporated by reference to Exhibit 10.34 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.35
Amendment to the consulting Agreement by and between Eternal Energy Corp., Rover Resources Inc, and Brad Colby dated April 1, 2010.  (Incorporated by reference to Exhibit 10.35 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.36
Letter of Intent between Eternal Energy Corp. and American Eagle Energy Inc. dated February 22, 2011. (Incorporated by reference to Exhibit 10.36 of our Annual Report on form 10-K filed March 23, 2011.)

10.37
Engagement Letter for Professional Services between Eternal Energy Corp. and C.K. Cooper & Company, dated February 25, 2011.  (Incorporated by reference to Exhibit 10.37 of our Annual Report on form 10-K filed March 23, 2011.)

10.38
Participation and Operating Agreement by and among Eternal Energy Corp., AEE Canada Inc., and Passport Energy Inc. dated April 15, 2011.  (Incorporated by reference to Exhibit 10.38 of our Registration Statement on Form S-4 filed May 4, 2011.)

10.39
Purchase and Sale Agreement by and among Eternal Energy Corp., American Eagle Energy Inc. and NextEra Energy Gas Producing, LLC, dated May 17, 2011. (Incorporated by reference to Exhibit 10.39 of our amended Quarterly Report on Form 10-Q filed on October 11, 2011.)

10.40
Purchase and Sale Agreement by and among Eternal Energy Corp., American Eagle Energy Inc. and NextEra Energy Gas Producing, LLC, dated May 17, 2011. (Incorporated by reference to Exhibit 10.40 of our amended Quarterly Report on Form 10-Q filed on October 11, 2011.)

10.40a
First Amendment to the Purchase and Sale Agreement by and among Eternal Energy Corp., American Eagle Energy Inc. and NextEra Energy Gas Producing, LLC, (dated May 17, 2011) dated June 14, 2011. (Incorporated by reference to Exhibit 10.40a of our Quarterly Report on Form 10-Q filed on August 18, 2011.)

10.40b
Second Amendment to the Purchase and Sale Agreement by and among Eternal Energy Corp., American Eagle Energy Inc. and NextEra Energy Gas Producing, LLC, (dated May 17, 2011) dated July 25, 2011. (Incorporated by reference to Exhibit 10.40b of our Quarterly Report on Form 10-Q filed on August 18, 2011.)

16.1	Letter from Seale and Beers, CPA’s. (Incorporated by reference to Exhibit 16.1 of American Eagle Energy’s Current Report on form 8-K filed December 9, 2010.)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of our Annual report on Form 10-K filed April 8, 2008.)
23.1**	Consent of Baker & Hostetler LLP (included in the opinion filed as Exhibit 5.1).
23.2*	Consent of Kelly & Company, independent registered public accounting firm for Eternal Energy Corp.
23.3*	Consent of Seale & Beers, CPA’s, independent registered public accounting firm for American Eagle Energy Inc.
23.4*	Consent of Kelly & Company, independent registered public accounting firm for American Eagle Energy Inc.
23.5*	Consent of MHA Petroleum Consultants LLC in respect of Exhibit 99.2.
23.6*	Consent of MHA Petroleum Consultants LLC in respect of Exhibit 99.3.
24.1	Powers of Attorney (included on the signature page of this Registration Statement filed on May 4, 2011).
99.1*	Consent of C. K. Cooper & Company, Inc.
99.2*	Report of MHA Petroleum Consultants LLC dated September 12, 2011.
99.3*	Report of MHA Petroleum Consultants LLC dated September 12, 2011.

*	Filed herewith.
**	Filed with our Pre-Effective Amendment No. 2 to this Registration Statement filed on July 6, 2011.

ITEM 22.  UNDERTAKINGS

Reg S-K, Item 512(a) Undertaking:

The undersigned registrant hereby undertakes as follows:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Reg S-K, Item 512(b) Undertaking:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Reg S-K, Item 512(g) Undertaking:

(1)      The undersigned registrant hereby undertakes as follows:  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)      The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Reg S-K, Item 512(h) Undertaking:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Form S-4, Item 22(b) Undertaking:

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

Form S-4, Item 22(c) Undertaking:

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on October 10, 2011.

ETERNAL ENERGY CORP.

By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer; Principal Financial and Accounting Officer; Director

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bradley M. Colby	President and Chief Executive Officer	October 10, 2011
Bradley M. Colby	(Principal Executive Officer); Principal Financial and Accounting Officer; Director

*	Director	October 10, 2011
John Anderson

*	Director	October 10, 2011
Paul Rumler

*	Bradley M. Colby hereby signs this Pre-Effective Amendment No. 5 to the Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on October 10, 2011.

By:	/s/ Bradley M. Colby
Bradley M. Colby
Attorney-in-Fact

EXHIBIT INDEX

2.1
Agreement and Plan of Merger, dated April 8, 2011, by and among Eternal Energy Corp., Eternal Sub Corp., and American Eagle Energy Inc. (attached as Annex A to the prospectus that is part of this Registration Statement).

2.1(a)
First Amendment to Agreement and Plan of Merger, dated as of September 28, 2011, by and among Eternal Energy Corp., Eternal Sub Corp., and American Eagle Energy Inc. (Incorporated by reference to Exhibit 2.1(a) of our Current Report on Form 8-K filed September 28, 2011.)

3(i).1	Articles of Incorporation filed with the Nevada Secretary of State on July 25, 2003. (Incorporated by reference to Exhibit 3.1 of our Form 10-SB filed August 18, 2004.)
3(i).2	Certificate of Change filed with the Nevada Secretary of State effective November 7, 2005. (Incorporated by reference to Exhibit 3(i).2 of our Current Report on Form 8-K filed November 9, 2005.)
3(i).3	Articles of Merger filed with the Nevada Secretary of State effective November 7, 2005. (Incorporated by reference to Exhibit 3(i).3 of our Current Report on Form 8-K filed November 9, 2005.)
3(ii).1	Bylaws, adopted July 18, 2003. (Incorporated by reference to Exhibit 3.2 of our Form 10-SB filed August 18, 2004.)
3(ii).2	Amendment No. 1 to Bylaws, adopted November 4, 2005. (Incorporated by reference to Exhibit 3(ii) of our Current Report on Form 8-K filed November 9, 2005.)
5.1**	Opinion of Baker & Hostetler LLP.
10.1
Agreement and Plan of Merger between Golden Hope Resources Corp. (renamed Eternal Energy Corp.) and Eternal Energy Corp., filed with the Nevada Secretary of State effective November 7, 2005. (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed November 9, 2005.)

10.2
Purchase and Sale Agreement by and between Eternal Energy Corp., PNP Petroleum I, LP, Cibolo Energy Operating, Inc. and Century Assets Corporation, dated June 25, 2010.  (Incorporated by reference to Exhibit 10.2 of our Quarterly Report on Form 10-Q filed August 16, 2010.)

10.3
Purchase and Sale Agreement between Eternal Energy Corp. and American Eagle Energy Inc. dated June 18, 2010.  (Incorporated by reference to Exhibit 10.3 of our Quarterly Report on Form 10-Q filed August 16, 2010.)

10.4	Reserved for future use.
10.5	Reserved for future use.
10.6
Letter Agreement by and between Eternal Energy Corp. and International Frontier Resources Corporation. (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed December 5, 2005.)

10.7	Reserved for future use.
10.8	Reserved for future use.
10.9
Letter Agreement by and between Eternal Energy Corp. and International Frontier Resources Corporation Relating to Quad 41 and Quad 42 dated January 30, 2006. (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed February 3, 2006.)

10.10
Amended and Restated Letter Agreement by and between Eternal Energy Corp. and International Frontier Resources Corporation Relating to Quad 14 dated January 30, 2006. (Incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed February 3, 2006.)

10.11	Reserved for future use.
10.12	Reserved for future use.
10.13	Reserved for future use.
10.14	Reserved for future use.
10.15	Reserved for future use.
10.16
Letter Agreement effective as of May 19, 2006, by and among Eternal Energy Corp., International Frontier Resources Corporation, Palace Exploration Company Limited, Oilexco Incorporated, and Challenger Minerals (North Sea) Limited (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed May 23, 2006).

10.17
Letter Agreement dated October 15, 2006, by and among Eternal Energy Corp., Fairway Exploration, LLC, Prospector Oil, Inc., and 0770890 B.C. Ltd. (Incorporated by reference to Exhibit 10.17 of our Annual Report on Form 10-KSB filed April 16, 2007).

10.18
Letter Agreement dated October 26, 2006, by and among Eternal Energy Corp., Fairway Exploration, LLC, Prospector Oil, Inc., 0770890 B.C. Ltd., and Rover Resources Inc. (Incorporated by reference to Exhibit 10.18 of our Annual Report on Form 10-KSB filed April 16, 2007).

10.19
Letter Agreement dated February 28, 2007, by and among Eternal Energy Corp., Pebble Petroleum Inc., Emerald Bay Holdings Ltd., and Heartland Resources Inc. (Incorporated by reference to Exhibit 10.19 of our Annual Report on Form 10-KSB filed April 16, 2007).

10.20	Agreement To Terminate DGWS Option (Incorporated by reference to Exhibit 10.20 of our Quarterly Report on Form 10-Q filed May 15, 2009.
10.21	Employment Agreement by and between Eternal Energy Corp. and Craig Phelps dated August 1, 2007 (Incorporated by reference to Exhibit 10.21 of our Quarterly Report on Form 10-Q filed May 15, 2009).
10.22	Employment Agreement by and between Eternal Energy Corp. and Kirk A. Stingley dated June 2, 2008 (Incorporated by reference to Exhibit 10.22 of our Quarterly Report on Form 10-Q filed May 15, 2009).
10.23
Amended and Restated Employment Agreement by and between Eternal Energy Corp. and Bradley M. Colby dated November 1, 2009 (Incorporated by reference to Exhibit 10.23 of our Quarterly Report on form 10-Q filed November 23, 2009).

10.24
First Amendment to the Amended and Restated Employment Agreement by and between Eternal Energy Corp. and Craig H. Phelps dated August 1, 2009 (Incorporated by reference to Exhibit 10.24 of our Quarterly Report on form 10-Q filed November 23, 2009).

10.25
First Amendment to the Employment Agreement by and between Eternal Energy Corp. and Kirk A. Stingley dated October 30, 2009 (Incorporated by reference to Exhibit 10.25 of our Quarterly Report on form 10-Q filed November 23, 2009).

10.26	Reserved for future use.
10.27	Lease Agreement dated January 1, 2009 by and between Eternal Energy Corp. and Oakley Ventures, LLC. (Incorporated by reference to Exhibit 10.27 of our Annual Report on Form 10-K filed March 23, 2010.)
10.28
Purchase and Sale Agreement by and between Eternal Energy Corp. and Ryland Oil Corporation dated March 26, 2010.  (Incorporated by reference to Exhibit 10.28 of our Current Report on Form 8-K filed March 29, 2010.)

10.29
Purchase of Royalty Agreement by and between Eternal energy corp. and Ryland Oil Corporation dated March 26, 2010.  (Incorporated by reference to Exhibit 10.29 of our Current Report on Form 8-K filed March 29, 2010.)

10.29a
Amending Agreement to the Ryland / Eternal Royalty Purchase Agreement by and between Eternal Energy Corp. and Ryland Oil Corporation dated April 20, 2010.  (Incorporated by reference to Exhibit 10.29a of our Current Report on Form 8-K filed March 29, 2010.)

10.30
Termination Agreement (of the US Pebble Acquisition Agreement) by and between Eternal Energy Corp., Fairway Exploration LLC, Prospector Oil, Inc. Pebble Petroleum Inc. and Rover Resources Inc. dated April 29, 2010.  (Incorporated by reference to Exhibit 10.30 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.31
Termination Agreement (of the Canadian Pebble Acquisition Agreement) by and between Eternal Energy Corp., Fairway Exploration LLC, Prospector Oil, Inc. and Pebble Petroleum Inc. dated April 29, 2010.  (Incorporated by reference to Exhibit 10.31 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.32
Termination Agreement (of the US Prospect Acquisition Agreement) by and between Eternal Energy Corp., Fairway Exploration LLC, Prospector Oil, Inc., Pebble Petroleum Inc., Rover Resources Inc., Steven Swanson, Richard L. Findley, Thomas G. Lantz and Ryland Oil Corporation dated May 11, 2010.  (Incorporated by reference to Exhibit 10.31 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.33
Termination Agreement (of the Canadian Prospect Acquisition Agreement) by and between Eternal Energy Corp., Fairway Exploration LLC, Prospector Oil, Inc., Pebble Petroleum Inc., Rover Resources Inc., Steven Swanson, Richard L. Findley, Thomas G. Lantz and Ryland Oil Corporation dated May 11, 2010.  (Incorporated by reference to Exhibit 10.33 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.34
Termination of Management Services Agreement by and between Eternal Energy Corp., Ryland Oil Corporation and Brad Colby dated December 1, 2009.  (Incorporated by reference to Exhibit 10.34 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.35
Amendment to the consulting Agreement by and between Eternal Energy Corp., Rover Resources Inc, and Brad Colby dated April 1, 2010.  (Incorporated by reference to Exhibit 10.35 of our Quarterly Report on form 10-Q filed May 17, 2010.)

10.36
Letter of Intent between Eternal Energy Corp. and American Eagle Energy Inc. dated February 22, 2011. (Incorporated by reference to Exhibit 10.36 of our Annual Report on form 10-K filed March 23, 2011.)

10.37
Engagement Letter for Professional Services between Eternal Energy Corp. and C.K. Cooper & Company, dated February 25, 2011.  (Incorporated by reference to Exhibit 10.37 of our Annual Report on form 10-K filed March 23, 2011.)

10.38
Participation and Operating Agreement by and among Eternal Energy Corp., AEE Canada Inc., and Passport Energy Inc. dated April 15, 2011.  (Incorporated by reference to Exhibit 10.38 of our Registration Statement on Form S-4 filed May 4, 2011.)

10.39
Purchase and Sale Agreement by and among Eternal Energy Corp., American Eagle Energy Inc. and NextEra Energy Gas Producing, LLC, dated May 17, 2011. (Incorporated by reference to Exhibit 10.39 of our amended Quarterly Report on Form 10-Q filed on October 11, 2011.)

10.40
Purchase and Sale Agreement by and among Eternal Energy Corp., American Eagle Energy Inc. and NextEra Energy Gas Producing, LLC, dated May 17, 2011. (Incorporated by reference to Exhibit 10.40 of our amended Quarterly Report on Form 10-Q filed on October 11, 2011.)

10.40a
First Amendment to the Purchase and Sale Agreement by and among Eternal Energy Corp., American Eagle Energy Inc. and NextEra Energy Gas Producing, LLC, (dated May 17, 2011) dated June 14, 2011. (Incorporated by reference to Exhibit 10.40a of our Quarterly Report on Form 10-Q filed on August 18, 2011.)

10.40b
Second Amendment to the Purchase and Sale Agreement by and among Eternal Energy Corp., American Eagle Energy Inc. and NextEra Energy Gas Producing, LLC, (dated May 17, 2011) dated July 25, 2011. (Incorporated by reference to Exhibit 10.40b of our Quarterly Report on Form 10-Q filed on August 18, 2011.)

16.1	Letter from Seale and Beers, CPA’s. (Incorporated by reference to Exhibit 16.1 of American Eagle Energy’s Current Report on form 8-K filed December 9, 2010.)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of our Annual report on Form 10-K filed April 8, 2008.)
23.1**	Consent of Baker & Hostetler LLP (included in the opinion filed as Exhibit 5.1).
23.2*	Consent of Kelly & Company, independent registered public accounting firm for Eternal Energy Corp.
23.3*	Consent of Seale & Beers, CPA’s, independent registered public accounting firm for American Eagle Energy Inc.
23.4*	Consent of Kelly & Company, independent registered public accounting firm for American Eagle Energy Inc.
23.5*	Consent of MHA Petroleum Consultants LLC in respect of Exhibit 99.2.
23.6*	Consent of MHA Petroleum Consultants LLC in respect of Exhibit 99.3.
24.1	Powers of Attorney (included on the signature page of this Registration Statement filed on May 4, 2011).
99.1*	Consent of C. K. Cooper & Company, Inc.
99.2*	Report of MHA Petroleum Consultants LLC dated September 12, 2011.
99.3*	Report of MHA Petroleum Consultants LLC dated September 12, 2011.

*	Filed herewith.
**	Filed with our Pre-Effective Amendment No. 2 to this Registration Statement filed on July 6, 2011.